 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-258338
PROSPECTUS
SUNLIGHT FINANCIAL HOLDINGS INC.
Up to 143,702,083 Shares of
Class A Common Stock
9,900,000 Warrants to Purchase
Class A Common Stock
This prospectus relates to the issuance by us of (i) up to an aggregate of 17,250,000 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) that are issuable upon the exercise of our publicly-traded warrants (the “public warrants”), (ii) up to 9,900,000 shares of our Class A Common Stock issuable upon exercise of private placement warrants issued to Spartan Acquisition Sponsor II LLC (the “private placement warrants” and, together with the public warrants, the “Sunlight Warrants”) at an exercise price of $11.50 per share, (iii) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination (as defined below) and (iv) up to 627,780 shares of Class A Common Stock that are issuable upon the exercise of certain other warrants (the “Tech Capital Warrants”) at an exercise price of $7.715 per share.
This prospectus also relates to the sale from time to time of (A) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination and sale by us, (B) upon the expiration of lock-up agreements, as applicable, up to 122,157,418 shares of our Class A Common Stock, including such shares subject to issuance upon redemption of our Class C Common Stock (and Class EX Units) on a one-for-one basis, by the selling stockholders named in this prospectus or their permitted transferees (the “Selling Stockholders”) and (C) up to 9,900,000 private placement warrants by the selling holders thereof (the “Selling Warrantholders,” together with the Selling Stockholders, the “Selling Securityholders”).
The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Class A Common Stock and private placement warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
We will pay certain offering fees and expenses and fees in connection with the registration of the Class A Common Stock and private placement warrants and will not receive proceeds from the sale of the shares of Class A Common Stock or private placement warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any warrants for cash.
Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”. On April 21, 2022, the closing price of our Class A Common Stock was $4.23 and the closing price of our publicly-traded warrants was $0.68.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 14 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 22, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On July 9, 2021 (the “Closing Date”), Spartan Acquisition Corp. II, a Delaware corporation and our predecessor company (“Spartan”), consummated the previously announced merger pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of January 23, 2021 (the “Business Combination Agreement”), by and among Spartan, SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“MergerCo1”), SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“MergerCo2”), SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“Holdings I”), SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“Holdings II”), SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub (“OpCo Merger Sub” and collectively with MergerCo1, MergerCo2, Holdings I, Holdings II and Spartan Sub, the “Spartan Subsidiaries”), Sunlight Financial LLC, a Delaware limited liability company (“Sunlight LLC”), FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker”), and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company (“Tiger Blocker,” and collectively with FTV Blocker, the “Blockers”).
The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” Pursuant to the terms of the Business Combination Agreement, at the closing of the Business Combination (the “Closing”), among other things:
(a)
OpCo Merger Sub merged with and into Sunlight LLC, with Sunlight LLC surviving the merger (the “OpCo Merger”);

(b)
immediately following the OpCo Merger, (i) MergerCo1 merged with and into FTV Blocker, with FTV Blocker surviving as a wholly owned subsidiary of Spartan (the “First FTV Blocker Merger”) and immediately thereafter, FTV Blocker merged with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan (the “Second FTV Blocker Merger” and together with the First FTV Blocker Merger, the “FTV Blocker Mergers”) and (ii) MergerCo2 merged with and into Tiger Blocker, with Tiger Blocker surviving as a wholly owned subsidiary of Spartan (the “First Tiger Blocker Merger”) and immediately thereafter, Tiger Blocker merged with and into Holdings II, with Holdings II surviving the merger as a wholly owned subsidiary of Spartan (the “Second Tiger Blocker Merger” and together with the First Tiger Blocker Merger, the “Tiger Blocker Mergers,” and together with the FTV Blocker Mergers, the “Blocker Mergers”); and

(c)
immediately following the effective time of the Blocker Mergers (the “Blocker Mergers Effective Time”), Spartan contributed all of its remaining assets (other than the membership interests in each of Holdings I and Holdings II and the stock in Spartan Sub) to Spartan Sub and Spartan Sub in turn contributed such assets to Sunlight LLC in exchange for units representing limited liability company interests in Sunlight LLC designated as Class X Units (“Sunlight Class X Units”) and warrants of Sunlight LLC.
On the Closing Date, and in connection with the Closing, Spartan changed its name to Sunlight Financial Holdings Inc. The post-Business Combination company is organized in an “Up-C” structure, such that all of the material assets of the combined company are held by, and substantially all of Sunlight’s business operations are conducted by, Sunlight LLC, and the only material asset of Sunlight Financial Holdings Inc. (together with its wholly owned subsidiaries, Spartan Sub, Holdings I and Holdings II, “Sunlight”) will be its indirect equity interests in Sunlight LLC. Sunlight currently owns 86,373,596 Class X Units of Sunlight LLC, constituting 100% of the issued and outstanding Class X Units and approximately 64.1% of the outstanding Sunlight Units (as defined herein), and Spartan Sub controls Sunlight LLC as its sole managing member in accordance with the terms of the Sunlight A&R LLC Agreement (as defined herein).
The securities that are the subject of this prospectus are those that Sunlight is obligated to register pursuant to the registration obligations in the Subscription Agreements (as defined herein) and the Investor Rights Agreement (as defined herein), among other agreements.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sunlight Financial Holdings,” “Sunlight,” “we,” “us,” “our” and similar terms refer to the post-Business Combination company Sunlight Financial Holdings Inc. and its consolidated subsidiaries (including Sunlight LLC). References to “Spartan” refer to our predecessor company prior to the consummation of the Business Combination.
CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this prospectus to:
•
“Apollo” are to Apollo Global Management, Inc. (NYSE: APO), a Delaware corporation, and its consolidated subsidiaries;

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“Audit Committee” are to the audit committee of the Sunlight Board;

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“Blocker Holders” are to the FTV Blocker Holder and Tiger Blocker Holder, collectively;

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“Blocker Mergers” are to the FTV Blocker Mergers and the Tiger Blocker Mergers;

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“Blocker Mergers Effective Time” are to the effective time of the Blocker Mergers;

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“Blockers” are to FTV Blocker and Tiger Blocker;

•
“Business Combination” are to the transactions contemplated by the Business Combination Agreement;

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“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of January 23, 2021, by and among Spartan, MergerCo1, MergerCo2, Holdings I, Holdings II, Spartan Sub, OpCo Merger Sub, Sunlight LLC, FTV Blocker and Tiger Blocker;

•
“bylaws” are to the Amended and Restated Bylaws of Sunlight, effective as of July 9, 2021;

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“CFPB” are to the Consumer Financial Protection Bureau;

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“Class A Common Stock” are to Sunlight Financial Holdings’ Class A Common Stock, par value $0.0001 per share;

•
“Class A Units” are to, collectively, Class A-1 Units, Class A-2 Units and Class A-3 Units which represented limited liability company interests in Sunlight LLC prior to the Closing;

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“Class B Common Stock” are to (a) prior to giving effect to the Second A&R Charter, Spartan’s Class B Common Stock, par value $0.0001 per share, and (b) after giving effect to the Second A&R Charter, Sunlight Financial Holdings’ Class B Common Stock, par value $0.0001 per share;

•
“Class B Units” are to Class B Units which represented limited liability company interests in Sunlight LLC prior to the Closing;

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“Class C Common Stock” are to Sunlight Financial Holdings’ Class C Common Stock, par value $0.0001 per share;

•
“Class C Units” are to, collectively, Class C-1 Units, Class C-2 Units, Class C-2AD Units,
Class C-3 Units and Class C-3AD Units which represented limited liability company interests in Sunlight LLC, prior to the Closing;

•
“Closing” are to the closing of the Business Combination;

•
“Closing Date” are to the date on which the Closing occurred;

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“Code” are to the Internal Revenue Code of 1986, as amended;

•
“Common Stock” are to (a) prior to giving effect to the Business Combination, the Class A Common Stock and the Class B Common Stock, and (b) after giving effect to the Business Combination, the Class A Common Stock and the Class C Common Stock;

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“Compensation Committee” are to the compensation committee of the Sunlight Board;

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“COVID-19” are to the ongoing novel coronavirus pandemic;

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“DGCL” are to the General Corporation Law of the State of Delaware;

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“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

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“FCRA” are to the Fair Credit Reporting Act;

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“First FTV Blocker Merger” are to the merger of MergerCo1 with and into FTV Blocker, with FTV Blocker surviving the merger as a wholly owned subsidiary of Spartan;

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“First Tiger Blocker Merger” are to the merger of MergerCo2 with and into Tiger Blocker, with Tiger Blocker surviving the merger as wholly owned subsidiary of Spartan;

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“Flow-Through Sellers” are to the Unblocked Sunlight Unitholders and the holders of Sunlight LLC Warrants;

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“FTV Blocker” are to FTV-Sunlight, Inc., a Delaware corporation;

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“FTV Blocker Holder” are to FTV V, L.P., a Delaware limited partnership;

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“FTV Blocker Mergers” are to the First FTV Blocker Merger and the Second FTV Blocker Merger;

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“FTV Parties” are to the FTV Blocker Holder and its respective affiliates;

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“Founder Shares” are to shares of our Class B Common Stock;

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“GAAP” are to generally accepted accounting principles in the United States;

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“Holdings I” are to SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan;

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“Holdings II” are to SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan;

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“home improvements” are to Sunlight’s line of business related to home improvements, such as roofing, siding, windows, doors, HVAC systems and insulation;

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“initial stockholders” are to the holders of our Founder Shares, which included the Sponsor and our independent directors;

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“Initial Public Offering” or “IPO” are to Spartan’s initial public offering of units, which closed on November 30, 2020;

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“Investor Rights Agreement” are to that certain Investor Rights Agreement entered into concurrently with the Closing, by and among Sunlight Financial Holdings and certain stockholders named therein;

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“IPO Registration Rights Agreement” are to that certain Registration Rights Agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and the other holders of our Founder Shares;

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“IRS” are to the Internal Revenue Service;

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“JOBS Act” are to the U.S. legislation Jumpstart Our Business Startups Act of 2012;

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“Letter Agreement” are to that certain letter agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and Spartan’s officers and directors;

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“Letter Agreement Amendment” are to that certain Amendment No. 1 to the Letter Agreement, dated as of January 23, 2021, by and among Spartan, the Sponsor and Spartan’s officers and directors;

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“LTIP” are to the Sunlight Financial LLC 2017 Long-Term Incentive Plan, dated effective as of December 13, 2017, which was terminated in connection with the Closing;

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“LTIP Unitholders” are to persons and entities who own LTIP Units (other than forfeited and unallocated LTIP Units);

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“LTIP Units” are to units issued under the LTIP and having the terms set forth in the LTIP and the applicable award agreements granted certain employees and executive officers of Sunlight LLC pursuant to the LTIP prior to the Closing;

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“management” or our “management team” are to our officers and directors;

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“MergerCo1” are to SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan;

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“MergerCo2” are to SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan;

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“Note” are to the unsecured promissory note from an affiliate of the Sponsor for an aggregate of up to $300,000 to cover expenses related to the IPO;

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“NYSE” are to the New York Stock Exchange;

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“OpCo Merger” are to the merger of OpCo Merger Sub with and into Sunlight LLC, with Sunlight LLC surviving the merger as a subsidiary of Spartan Sub and with the Unblocked Sunlight Unitholders and the Blockers being the other owners of Sunlight;

•
“OpCo Merger Effective Time” are to the effective time of the OpCo Merger;

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“OpCo Merger Sub” are to SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub;

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“PIPE Financing” are to the private offering of Class A Common Stock to certain investors in connection with the Business Combination;

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“PIPE Funds” are to the proceeds from the PIPE Financing;

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“PIPE Investor” are to each investor in the PIPE Financing, and “PIPE Investors” are to the investors, collectively, in the PIPE Financing;

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“PIPE Shares” are to the shares of Class A Common Stock that are issued in the PIPE Financing;

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“POS” are to point-of-sale;

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“Preferred Stock” are to (a) prior to giving effect to the Business Combination, Spartan’s Preferred Stock, par value $0.0001 per share, and (b) after giving effect to the Business Combination, Sunlight Financial Holdings’ Preferred Stock, par value $0.0001 per share;

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“Prior Sunlight LLC Agreement” are to the Fourth Amended and Restated Limited Liability Company Agreement of Sunlight, dated as of May 25, 2018, as amended or otherwise modified;

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“private placement warrants” are to the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO, which are exercisable for shares of Class Common Stock;

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“Proprietary Information” are to intellectual property, trade secrets and confidential and proprietary information;

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“public shares” are to shares of our Class A Common Stock;

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“public stockholders” are to the holders of our public shares;

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“public warrants” are to the public warrants of Sunlight, which are exercisable for shares of Class A Common Stock;

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“Registration Statement” are to this registration statement on Form S-1, as it may be amended or supplemented from time to time;

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“Restricted Stock” are to the shares of Class A Common Stock or Sunlight Class EX Units and corresponding number of shares of Class C Common Stock held by certain persons that are subject to lock-up transfer restrictions for specified periods;

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“Sarbanes-Oxley Act” are to the Sarbanes Oxley Act of 2002;

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“SEC” are to the U.S. Securities and Exchange Commission;

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“Second A&R Charter” are to that certain Second Amended and Restated Certificate of Incorporation of Spartan adopted in connection with Closing;

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“Second FTV Blocker Merger” are to the merger of FTV Blocker with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan;

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“Second Tiger Blocker Merger” are to the merger of Tiger Blocker with and into Holdings II, with Holdings II surviving the merger as wholly owned subsidiary of Spartan;

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“Securities Act” are to the Securities Act of 1933, as amended;

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“Sellers” are to the Blocker Holders and Flow-Through Sellers;

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“solar systems” are to Sunlight’s residential energy solar systems line of business;

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“Spartan” are to Spartan Acquisition Corp. II, a Delaware corporation, our predecessor company prior to the consummation of the Business Combination;

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“Spartan Board” are to the former board of directors of Spartan;

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“Spartan Charter” are to Spartan’s Amended and Restated Certificate of Incorporation;

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“Spartan Sub” are to SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan;

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“Spartan Subsidiaries” are to MergerCo1, MergerCo2, Holdings I, Holdings II, Spartan Sub and OpCo Merger Sub;

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“Sponsor” are to Spartan Acquisition Sponsor II LLC, a Delaware limited liability company, which is an affiliate of a private investment fund managed by Apollo;

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“Subscription Agreements” are to those certain separate subscription agreements, dated as of January 23, 2021, by and among Spartan and the investors named therein;

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“Sunlight” are to are to Sunlight Financial Holdings Inc., a Delaware corporation, the name of Spartan after giving effect to the Business Combination, together with its wholly owned subsidiaries, Spartan Sub, Holdings I and Holdings II;

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“Sunlight A&R LLC Agreement” are to that certain Fifth Amended and Restated Limited Liability Company Agreement of Sunlight LLC, entered into by and among Sunlight LLC, Sunlight, Spartan Sub and certain members named therein concurrently with the Closing;

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“Sunlight Board” are to the board of directors of Sunlight;

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“Sunlight Class EX Units” and “Class EX Units” are to a class of common units representing limited liability company interests in Sunlight LLC designated in the Sunlight A&R LLC Agreement as Class EX Units;

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“Sunlight Class X Units” and “Class X Units” are to the units representing limited liability company interests in Sunlight LLC designated in the Sunlight A&R LLC Agreement as Class X Units;

•
“Sunlight Financial Holdings” are to Sunlight Financial Holdings Inc., a Delaware corporation, the name of Spartan after giving effect to the Business Combination, together with its wholly owned subsidiaries, Spartan Sub, Holdings I and Holdings II;

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“Sunlight LLC” are to Sunlight Financial LLC, a Delaware limited liability company;

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“Sunlight LLC Warrants” are to previously outstanding warrants to purchase units representing limited liability company interests in Sunlight LLC;

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“Sunlight Platform,” “Platform” or “Orange®” are to Sunlight’s proprietary technology-enabled point-of-sale financing platform;

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“Sunlight Units” are to the Sunlight Class X Units and the Sunlight Class EX Units;

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“Sunlight Warrants” are to our public warrants and private placement warrants, collectively;

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“Tax Receivable Agreement” are to that certain Tax Receivable Agreement, entered into by and among Sunlight Financial Holdings, the TRA Holders and the Agent, each as named therein, concurrently with the Closing;

•
“TCJ Act” are to the Tax Cuts and Jobs Act;

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“Tech Capital Warrants” are to the outstanding warrants held by Tech Capital LLC, exercisable for an aggregate of 627,780 shares of Class A Common Stock at an exercise price of $7.715 per share;

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“Tiger” are to Tiger Blocker Holder and Tiger Infrastructure Partners Sunlight Feeder LP, collectively;

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“Tiger Blocker” are to Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company;

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“Tiger Blocker Holder” are to Tiger Infrastructure Partners Co-Invest B LP, a Delaware limited partnership;

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“Tiger Blocker Mergers” are to the First Tiger Blocker Merger and the Second Tiger Blocker Merger;

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“Tiger Parties” are to Tiger Infrastructure Partners Sunlight Feeder LP, a Delaware limited partnership, Tiger Blocker and their respective affiliates;

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“TRA Holders” are the Blocker Holders and the Unblocked Sunlight Unitholders;

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“Transfer Agent” are to Continental Stock Transfer & Trust Company;

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“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to Spartan to pay its franchise and income taxes) from the IPO and a concurrent private placement of private placement warrants to the Sponsor;

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“UDAAP” are to Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive or abusive acts or practices;

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“Unblocked Sunlight Unitholders” are to certain persons and entities, other than the Blockers, who own Sunlight Units (other than forfeited and unallocated Sunlight Units);

•
“vendors” are to Sunlight’s third party vendors; and

•
“VIE” are to variable interest entity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs, and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe future plans and strategies; contain projections of results of operations, cash flows, or financial condition; or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently limited. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause our actual results in future periods to differ materially from forecasted results.
The following factors, among others, could cause actual results to differ materially from forward-looking statements:
•
Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.

•
The ongoing COVID-19 pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.

•
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer services and support or adequately address competitive challenges.

•
Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

•
To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.

•
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers, or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.

•
Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

•
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

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Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our loan products.

•
Sunlight’s growth is dependent on its contractor network and in turn the quality of the service and products they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.

•
Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.

•
Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

•
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity, and financial condition may be adversely affected.

•
A significant portion of Sunlight’s total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if its business is doing well.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about Sunlight’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, Sunlight undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.
Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sunlight Financial Holdings,” “Sunlight Financial,” “Sunlight,” “we,” “us,” “our” and similar terms refer to the post-Business Combination company Sunlight Financial Holdings Inc. and its consolidated subsidiaries (including Sunlight LLC).References to “Spartan” refer to our predecessor company prior to the consummation of the Business Combination.
Sunlight
Sunlight is a business-to-business-to-consumer, technology-enabled point-of-sale (“POS”) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns.These loans are facilitated by Sunlight’s proprietary technology platform, Orange® (the “Sunlight Platform,” “Platform” or “Orange®”), through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers.Since Sunlight’s founding in 2014 through December 31, 2021, Sunlight has facilitated over $6.1 billion of loans through the Sunlight Platform in partnership with its contractor relationships.
Sunlight’s success is fueled by its strong and intentional culture based on core values such as honesty, fairness, and scrappiness. Sunlight’s culture encourages Sunlight teammates to work collaboratively with Sunlight’s contractor and capital provider partners, and the consumers they serve, to find the right result to business challenges and to deliver white-glove service. Also core to Sunlight’s values is a passion for Sunlight’s business and the societal benefits that the business funds. To date, Sunlight has facilitated loans to more than 164,816 homeowners who, as a result, have had the opportunity to save money on their utility bills and choose renewable energy over carbon-producing traditional sources of power. As of December 31, 2021, residential solar systems and energy-efficient home improvement products, facilitated through Sunlight financings since May 2016, have eliminated an estimated 27.8 million metric tons of carbon dioxide from the atmosphere. Sunlight has also executed the United Nations Climate Neutral Now Pledge, and its business was certified as carbon neutral for its fiscal year ending December 31, 2020 and is in the process of performing the required review to obtain certification for its fiscal year 2021. Sunlight will continue to pursue certification for carbon neutrality in the future.
Sunlight’s core business is facilitating loans made by Sunlight’s various capital providers to the consumer customers of residential solar contractors.Sales of Sunlight-facilitated loan products are made by contractors in the context of selling residential solar systems to consumers, allowing homeowners to go solar with no money down, and in most cases, immediately saving money on their utility bills and often saving a significant amount of money over the life of their solar system. While only approximately 20% of residential solar system sales were financed with solar loans in 2015, an estimated 63% of residential solar loan sales were financed with solar loans in 2020. Solar loans made to finance residential solar systems through Sunlight’s Platform are made exclusively to homeowners. Sunlight believes that homeowners generally have better credit characteristics than other consumer groups. As of December 31, 2021, the average FICO score of all solar borrowers financed through Sunlight’s Platform is 751. Both the generally strong credit profile of solar loan borrowers and attractive risk-adjusted returns on solar loans to capital providers have enabled Sunlight to build a diversified network of capital providers to fund the solar loans facilitated by Sunlight’s Platform.
Loan providers in the residential solar industry compete primarily on process (customer and contractor experience), pricing, and products. Orange® offers contractors robust tools to sell more solar systems and home improvements and homeowners a fast, fully-digital and frictionless experience. Because Sunlight has diverse funding sources, Sunlight is able to offer a large suite of competitive loan products that include multiple loan structures and combinations of interest rates and tenors.
The mailing address of Sunlight’s principal executive office is 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246, and its telephone number is (888) 315-0822. Our website is located at https://sunlightfinancial.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to invest in the securities offered hereby.
For more information about Sunlight, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and the financial statements included herein.
Completed Business Combination
On the Closing Date, Spartan consummated the previously announced Business Combination with Sunlight LLC pursuant to the Business Combination Agreement and changed its name to Sunlight Financial Holdings Inc. At the Closing, among other things, (a) OpCo Merger Sub merged with and into Sunlight with Sunlight surviving the merger, (b) MergerCo1 merged with and into FTV Blocker, with FTV Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, FTV Blocker merged with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan, (c) MergerCo2 merged with and into Tiger Blocker, with Tiger Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, Tiger Blocker merged with and into Holdings II, with Holdings II surviving the merger as a wholly owned subsidiary of Spartan and (d) following the Blocker Mergers Effective Time, Spartan contributed all of its remaining assets (other than the membership interests in each of Holdings I, Holdings II and Spartan Sub) to Spartan Sub and Spartan Sub in turn contributed such assets to Sunlight.The post-Business Combination company is organized in an “Up-C” structure, such that all of the material assets of the combined company are held by, and substantially all of Sunlight’s business operations are conducted by, Sunlight LLC, and the only material asset of Sunlight is its indirect equity interests in Sunlight LLC.Sunlight currently owns 86,373,596 Class X Units of Sunlight LLC, constituting 100% of the issued and outstanding Class X Units and approximately 64.1% of the outstanding Sunlight Units (as defined herein), and Spartan Sub controls Sunlight LLC as its sole managing member in accordance with the terms of the Sunlight A&R LLC Agreement (as defined herein).
In connection with the Closing, the securities of Sunlight Financial Holdings Inc. now consist of the following:
1.
Class A Common Stock, which has both voting and economic rights.Holders of the Class A Common Stock consist of the Blocker Holders, the LTIP Unitholders, the public stockholders, the PIPE Investors and the initial stockholders.

2.
Class C Common Stock, which has only voting rights. Holders of the Class C Common Stock consist of Unblocked Sunlight Unitholders.

3.
Sunlight Warrants (including public warrants and private placement warrants), which are exercisable for shares of Class A Common Stock. The Holders of the Sunlight Warrants consist of the public warrantholders and the Sponsor (which owns the private placement warrants).

The securities of Sunlight LLC now consist of the following:
1.
Class X Units and Class EX Units, which Class EX Units have economic rights only. Holders of the Class EX Units and Class X Units consist of the Unblocked Sunlight Unitholders and Sunlight, respectively.

2.
The Tech Capital Warrants, which are exercisable for shares of Class A Common Stock.

Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.

Risk Factors
Investing in our securities involves risks.You should carefully consider the risks described in “Risk Factors” beginning on page 13 before making a decision to invest in our Class A Common Stock.If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected.In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment.Set forth below is a summary of some of the principal risks we face:
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Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.

•
The ongoing COVID-19 pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.

•
Worsening economic conditions from the continued spread and impact of COVID-19, a rising rate of inflation, rising interest rates or other potential causes of economic distress could materially and adversely impact Sunlight’s business, cash flows, financial condition and results of operations.

•
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer services and support or adequately address competitive challenges.

•
Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

•
To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.

•
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.

•
Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

•
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

•
Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for Sunlight’s loan products.

•
The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.

•
Sunlight’s growth is dependent on its contractor network and in turn the quality of the service and products they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.

•
Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.

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Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

•
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

THE OFFERING
Issuer
Sunlight Financial Holdings Inc.
Issuance of Class A Common Stock
Shares of Class A Common Stock Issuable by Us
27,777,780 shares of Class A Common Stock issuable upon exercise of the Sunlight Warrants and the Tech Capital Warrants; and
1,712,711 shares of Class A Common Stock in respect of certain shares withheld by us for tax payments (i) in connection with the Closing and (ii) anticipated on a go-forward basis
Shares of Class A Common Stock Outstanding Prior to Such Exercise and Issuance
84,790,164 shares (excludes 1,583,432 shares held by Sunlight in respect of net withholding for tax payments)
Shares of Common Stock Outstanding Assuming Such Exercise and Issuance
114,151,376 shares
Exercise Price of Sunlight Warrants
$11.50 per share, subject to adjustment as described herein
Exercise Price of Tech Capital Warrants
$7.715 per share
Use of Proceeds Related to the Sunlight Warrants and Tech Capital Warrants
We will receive proceeds equal to the aggregate exercise price from any exercises of the Sunlight Warrants and the Tech Capital Warrants, or equal to the applicable Cash Election Amount (as defined in the Sunlight A&R LLCA), assuming the exercise of such warrants, or redemption of such Class C Common Stock (and Class EX Units), for cash.We expect to use the net proceeds from the exercise of such warrants, and redemption of such shares and units, for general corporate purposes.See “Use of Proceeds.” See below for a description of the use of proceeds from the sale by us of the 1,712,711 shares of Class A Common Stock in respect of certain shares withheld by us for tax payments (i) in connection with the Closing and (ii) anticipated on a go-forward basis.
Sale of Class A Common Stock and Resale of Class A Common Stock and Private Placement Warrants
Class A Common Stock Offered by Sunlight
Up to 1,712,711 shares of Class A Common Stock in respect of certain shares withheld by us for tax payments (i) in connection with the Closing and (ii) anticipated on a go-forward basis
Class A Common Stock Offered by the Selling Stockholders
Up to 122,157,418 shares
Private Placement Warrants to be sold by the Selling Warrantholders
9,900,000 warrants
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of Class A Common Stock or private placement warrants by the Selling Securityholders.

We will receive the proceeds from sales by us of the shares of Class A Common Stock in respect of certain shares withheld by us for tax payments.We expect to use the net proceeds from the sale of such shares (i) first, to offset the cash payments made by us to satisfy the payment obligation related to the tax withholding and, (ii) if any such proceeds remain, for general corporate purposes.See “Use of Proceeds.”
Market for Our Shares of Class A Common Stock
Our Class A Common Stock is listed for trading on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed for trading on the NYSE under the symbol “SUNL WS”.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and in the section entitled “Cautionary Note Regarding Forward-looking Statements” before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Summary of Principal Risks Associated with Sunlight’s Business
•
Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.

•
The ongoing COVID-19 pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.

•
Worsening economic conditions from the continued spread and impact of COVID-19, a rising rate of inflation, rising interest rates or other potential causes of economic distress could materially and adversely impact Sunlight’s business, cash flows, financial condition and results of operations.

•
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer services and support or adequately address competitive challenges.

•
Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

•
To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.

•
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.

•
Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

•
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

•
Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for Sunlight’s loan products.

•
The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.

•
Sunlight’s growth is dependent on its contractor network and in turn the quality of the service and products they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.

•
Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.

•
Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

•
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

Risks Related to Sunlight’s Business
The following discussion should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements of Sunlight and notes to the financial statements included herein.
Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.
Sunlight commenced operations as a “start-up” in 2015 and incurred net losses while developing its business, and may incur net losses in the future. These historical net losses were due to a number of factors, including incurring expenses to fund the development of Sunlight’s technology and the build out of its operational capacities (including, in 2018, as associated with the start of Sunlight’s home improvement line of business), obtaining financing and taking other actions associated with scaling a business generally, and lower revenues as Sunlight created its distribution channels through contractor relationships and funding networks for a diverse set of loan products. Sunlight expects to continue to incur substantial expenses as Sunlight expands its loan product offerings and operations and implements additional technology innovations and infrastructure to support its growth. In addition, as a public company, Sunlight will incur significant additional legal, accounting and other expenses that it did not incur as a private company. Sunlight can provide no assurance that its revenue will grow rapidly enough to absorb these expenses or other costs that it may incur. Sunlight’s ability to sustain profitability in both the short term and long term depends on a number of factors, across both its residential energy solar systems (“solar systems”) line of business and its line of business related to home improvements, such as roofing, siding, windows, doors, HVAC systems and insulation (collectively, referred to as “home improvements”), including:
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Sunlight’s ability to maintain its margins by stabilizing or lowering its cost of capital with its existing funding partners and/or by engaging new capital providers on favorable economic terms to Sunlight;

•
facilitating increased funded volumes through its existing contractor distribution channels and by adding additional contractors to the network of contractors selling Sunlight’s loan products;

•
expanding the funding commitments of existing capital providers and/or adding new capital providers to fund increasing volumes of credit applications;

•
maintaining a low cost structure by optimizing its operational processes across increasing funded volume; and

•
Sunlight’s continuing ability to remain apace with the point of sale market by continuing to innovate and update its product offerings, services and technology.

Sunlight can provide no assurance that it will be able to sustain or increase its profitability in the future.
The ongoing novel coronavirus (“COVID-19”) pandemic and other health epidemics and outbreaks, including the rise of variants of COVID-19, could adversely affect Sunlight’s business, results of operations and financial condition.
The ongoing COVID-19 pandemic continues to be a rapidly evolving situation. The COVID-19 pandemic and efforts to respond to it have resulted in widespread adverse impacts on the global economy and on Sunlight’s employees, capital providers, contractors, target consumer base, third-party vendors (“vendors”) and other parties with whom Sunlight has business relations. Social distancing guidelines, stay-at-home orders and similar government measures associated with the COVID-19 pandemic, as well as actions by individuals to reduce their potential exposure to the virus, contributed to a decline in credit applications and funded volumes in the first and second quarters of 2020. For solar system loans, Sunlight attributes this decline to a significant disruption to solar systems contractors’ sales model, which prior to such public health orders associated with the COVID-19 pandemic had been to sell solar systems primarily door to door, resulting in a decrease in the number of solar system sales and installations and, consequently, a decrease in credit applications and funded loans. Credit applications and funded loans for home improvements were similarly adversely affected. Sunlight believes that the decline in credit applications and funded loans was primarily attributable to consumers’ efforts to avoid infection in the early periods of the COVID-19 pandemic, as sales for large portions of the market tended to be conducted in person at potential consumers’ homes and at home sales conventions, which were canceled.
In response to the COVID-19 pandemic, Sunlight and its contractors have modified certain business and workforce practices (including those related to solar system sales, installation and servicing solar systems and employee work locations) to conform to government restrictions and best practices encouraged by governmental and regulatory authorities in the markets in which Sunlight offers loan products. Such modifications on the solar systems side, including converting to a technology-based sales model, have largely allowed contractors offering Sunlight loan products to continue to sell and install solar systems and, accordingly, for Sunlight to continue to offer related loans. However, in 2021, the residential solar and home improvement industries saw a slow-down in installations and project completions associated, Sunlight believes, with supply chain issues whereby needed components or other goods required by contractors to complete projects were either unavailable or took longer to obtain than originally anticipated. Additionally, in the second half of 2021, access to trained workers became more limited and further slowed the installation and build processes and, in the residential solar industry, the ability to connect residential solar systems to local power grids on a timely basis. These challenges have caused a slow-down in Sunlight contractor partners’ ability to install systems and, in some instances, the cancellation of installations by their homeowner customers. The slow-down of installations of solar systems or other home improvements or the cancellations of projects translates to a delay in funded loans and Sunlight’s ability to earn an associated platform fee. If the COVID-19 pandemic or other health epidemic or outbreaks are significantly prolonged, or more stringent health and safety guidelines are adopted, Sunlight and its solar systems contractors’ ability to continue selling and installing solar systems and home improvements may be adversely impacted, which could have a corresponding adverse impact on solar system and home improvement credit applications for Sunlight loans and Sunlight funded loans and could have a material adverse effect on Sunlight’s business, cash flows, liquidity, financial condition and results of operations.
Sunlight is currently unable to predict the full impact that the COVID-19 pandemic will have, directly or indirectly, on its partners, supply channels, the capital markets generally or otherwise, or on Sunlight’s business, cash flows, liquidity, financial condition and results of operations. The ultimate impact will depend on future developments, including, among other things, the efficacy of full administration of the COVID-19 vaccines, the spread of vaccine resistant strains of the virus, ultimate duration of the COVID-19 pandemic, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 pandemic, actions taken by governmental authorities, capital providers, contractors, vendors and other parties with whom Sunlight has business relations, Sunlight’s ability and the ability of its capital providers, contractors, target consumer base, vendors and other parties with whom Sunlight has business relations to adapt to operating in a changed environment, and the timing and extent to which normal economic and operating conditions resume.
Worsening economic conditions from the continued spread and impact of COVID-19, a rising rate of inflation, rising interest rates or other potential causes of economic distress could materially and adversely impact Sunlight’s business, cash flows, financial condition and results of operations.
The effects of the economic downturn associated with the COVID-19 pandemic, and other economic factors, has resulted in a significant increase in the rate of inflation, rising interest rates, and may increase unemployment, all of which could reduce consumer credit ratings and credit availability, which may adversely affect Sunlight’s ability to facilitate new loans as forecasted and/or that are of the credit quality desired by Sunlight’s capital providers. Such an outcome could cause Sunlight’s capital providers to adjust pricing to account for an increasing cost of funds to such capital provider and increased credit risk in a down economy and thereby erode Sunlight’s margins and negatively impact Sunlight’s future financial performance and the price of the Sunlight’s Class A Common Stock. Increased pricing by Sunlight’s capital providers may also mean that Sunlight must raise the interest rate paid by homeowners who elect to finance their residential solar system with a loan offered by Sunlight. Increased interest rates on residential solar loans may mean reduced savings to homeowners on their utility bills and over the life of the system, which could negatively impact demand for residential solar systems and therefor Sunlight solar loans. As well, in the event unemployment increases, this potential reduction in demand could be exacerbated. Both margin compression and/or reduction in demand for residential solar systems could have a material and adverse impact on the financial results of the Company.
If market demand for residential solar systems generally does not continue to develop as anticipated by Sunlight or takes longer to develop than Sunlight anticipates, Sunlight may not be able to originate loans for the purchase and installation of solar systems at the rate anticipated, which may have an adverse impact on the financial results of the Company.
The solar systems market is at a relatively early stage of development. If market demand for solar systems fails to continue to develop sufficiently or takes longer to develop than Sunlight anticipates, Sunlight may be unable to facilitate the origination of loans for the purchase and installation of solar systems to grow its business at the rate Sunlight anticipates.
Many factors may affect the demand for solar systems, including the following:
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monthly and/or lifetime savings potential of purchasing and using a solar system, which is associated with the availability of (i) residential solar support programs, including government targets, subsidies, incentives in the form of tax credits, grants or similar programs, renewable portfolio standards and residential net metering rules and (ii) cost efficient equipment and solar loans on terms favorable to the consumers;

•
the relative pricing of other conventional and non-renewable energy sources, such as natural gas, coal, oil and other fossil fuels, wind, utility-scale solar, nuclear, geothermal and biomass;

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performance, reliability and availability of energy generated by solar systems compared to conventional and other non-solar renewable energy sources;

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availability and performance of energy storage technology, the ability to implement such technology for use in conjunction with solar systems and the cost competitiveness such technology provides to consumers as compared to costs for those consumers reliant on the conventional electrical grid or other sources of energy;

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general economic conditions and the level of interest rates available to consumers to finance the purchase of solar systems and home improvements; and

•
the desirability of relying principally on renewable energy resources.

Sunlight cannot be certain if historical growth rates reflect future opportunities in the solar industry or whether growth anticipated by Sunlight will be fully realized. The failure or delay of solar systems to continue on a path towards increasing adoption could have a material adverse effect on Sunlight’s business, results of operations and financial condition.
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer service and support or adequately address competitive challenges.
Sunlight has experienced significant growth in recent periods measured by, among others, funded volumes, and Sunlight intends to continue the efforts to expand its business. This growth has placed, and any future growth may place, a strain on Sunlight’s management, operational and financial infrastructure. Sunlight’s growth requires its management to devote a significant amount of time and effort to maintain and expand its relationships with contractors, capital providers and other third parties, creating innovative new lending products that offer attractive financing options to consumers, improving its credit analysis and decisioning processes, arranging financing for Sunlight’s growth and managing its expansion into new markets.
In addition, Sunlight’s current and planned operations, information technology and other systems and procedures might be inadequate to support its future growth and may require Sunlight to make additional unanticipated investments in its infrastructure. Sunlight’s success and ability to further scale its business will depend, in part, on its ability to manage these changes in a cost-effective and efficient manner. As well,

Sunlight’s success is dependent upon its ability to attract and retain qualified employees in a difficult employment market. If Sunlight is not able to attract and retain appropriately qualified talent, Sunlight’s ability to further scale its business in conformity with its business plan could be adversely impacted.
If Sunlight cannot manage its operations to meet the demands of its growth, Sunlight may be unable to meet market expectations regarding growth, opportunity and financial targets, take advantage of market opportunities, execute its business strategies successfully or respond to competitive pressures. This could also result in declines in the attractiveness or quality of the lending options that Sunlight provides, declines in consumer satisfaction, weakening of Sunlight’s relationships with its network of contractors, increased operational costs or lower margins on loans Sunlight facilitates or other operational difficulties. Any failure to effectively manage Sunlight’s operations and growth could adversely impact its reputation, business, financial condition, cash flows and results of operations.
During the period from December 31, 2020 to December 31, 2021, Sunlight funded approximately 15.0% of its total solar system loan volume and, during the period from December 31, 2020 to December 31, 2021, 98.2% of its home improvement loan volume through a bank partnership arrangement. Pursuant to the terms of that arrangement, Sunlight must arrange for the sale of the loans to a third party within 180 days from origination for solar system loans and, beginning on August 1, 2021, for certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, subject to certain exceptions. If Sunlight is not able to arrange these sales, Sunlight may be required to purchase all or a portion of these loans, which could have a material adverse impact on Sunlight’s liquidity and financial condition and Sunlight’s stock price. Sunlight is also required to purchase solar system loans funded through its bank partnership arrangement if those loans are charged off and home improvement loans funded through its bank partner if those loans are more than 60 days delinquent. A significant downturn in the performance of Sunlight-facilitated loans that are originated by Sunlight’s bank partner could have a material adverse impact on Sunlight’s liquidity and financial condition.
Currently a portion of solar system loans originated through Sunlight’s Platform and all home improvement loans originated through Sunlight’s Platform are funded by Sunlight’s bank partnership arrangement whereby loans are originated by Sunlight’s bank partner but held for sale to a third party. The terms of Sunlight’s bank partnership arrangement provide that such sales must occur within a certain period of time, subject to certain exceptions (180 days from origination for solar system loans and, with respect to certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, beginning on August 1, 2021). While Sunlight has not been required to date to purchase solar system loans from its bank partner due to the expiration of Sunlight’s bank partner’s agreed hold period, Sunlight cannot be certain that fluctuations in the credit markets or other market, regulatory or business factors will not impede Sunlight’s ability to source such third-party purchasers in the future, which could result in Sunlight being required to purchase all or part of unsold solar system loans. Sunlight’s arrangements with its bank partner also require that Sunlight purchase solar loans when subject to charge-off by Sunlight’s bank partner, and with respect to home improvement, any loan that becomes 60 days delinquent. For the year ended December 31, 2020, Sunlight repurchased, and wrote off, 49 loans from its bank partner, totaling $1.1 million, associated with the repurchase obligation concerning charge-offs and delinquencies. For the year ended December 31, 2021, Sunlight repurchased, and wrote off, 60 loans from its bank partner, totaling $1.3 million associated with the repurchase obligation concerning charge-offs and delinquencies. Sunlight acts as the administrator for its bank partner’s portfolio of Sunlight-facilitated loans, and Sunlight has access to comprehensive daily reporting regarding those loans, which allows it to track the status of loans, including days from origination, and monitors the performance of those loans on a loan-level basis.
Sunlight has entered into committed indirect funding program agreements with capital providers for the purchase of solar system and home improvement loans from Sunlight’s bank partner; however, these agreements require periodic extension and, based on market changes and shifts in credit appetite, Sunlight cannot predict whether these capital providers will elect to continue their commitment in the future. In addition, Sunlight’s indirect funding program agreements contain covenants and agreements relating to the origination of such loans and Sunlight’s financial condition. If Sunlight materially breaches these conditions and fails to cure them in the time allotted, the relevant capital provider may terminate its relationship with Sunlight. Such covenants and agreements generally include, among others, obligations related to funding volumes, concentration limits on certain loan products, Fair Isaac Corporation (“FICO”) score requirements, agreements related to Sunlight’s legal compliance in the origination process, underwriting requirements and milestone or other payment requirements. If an existing indirect capital provider terminates its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new purchaser(s) of solar system and home improvement loans or increase commitments from other existing indirect capital providers in a timely manner and on acceptable terms, or at all, Sunlight’s business and results of operations could be materially and adversely affected.
Sunlight initiated its home improvement business in 2019 and its bank partner has originated approximately $278.5 million in home improvement loans through December 31, 2021. In February 2021, Sunlight entered into an indirect funding program agreement with a capital provider for the purchase of up to $400 million in home improvement loans from Sunlight’s bank partnership arrangement over an
18‑month period. The foregoing agreement currently represents the sole commitment for the purchase of home improvement loans from Sunlight’s bank partnership arrangement and will require periodic extension. Additionally, in the fourth quarter of fiscal year 2021, Sunlight entered into a direct funding agreement with a capital provider for the purchase of home improvement loans. Based on market changes and shifts in credit appetite, Sunlight cannot predict whether its indirect capital provider for home improvement loans will elect to continue its commitment in the future or whether Sunlight will be able to establish alternative direct funding relationships. In addition, Sunlight’s indirect home improvement loan funding program agreement contains covenants and agreements related to the origination of such loans and Sunlight’s financial condition similar to those described in the above paragraph with respect to program agreements for the purchase of solar system loans. If Sunlight’s existing indirect home improvement loan capital provider terminates its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new third-party purchaser(s) of home improvement loans in a timely manner and on acceptable terms, or at all, or Sunlight is unable to procure alternative direct funding sources for its home improvement loans, then, Sunlight may be required to purchase any home improvement loans (with certain exceptions) that have been on its bank partner’s balance sheet for greater than 12 months, which could materially and adversely affect Sunlight’s liquidity and financial condition.
Restrictive covenants in certain of Sunlight’s debt agreements could limit its growth and its ability to finance its operations, fund its capital needs, respond to changing conditions and engage in other business activities that may be in Sunlight’s best interests.
Sunlight’s debt agreements impose operating and financial restrictions on Sunlight. These restrictions limit Sunlight’s ability to, among other things:
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incur additional indebtedness;

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make investments or loans;

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create liens;

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consummate mergers and similar fundamental changes;

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make restricted payments;

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make investments in unrestricted subsidiaries;

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enter into transactions with affiliates; and

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use the proceeds of asset sales.

Sunlight may be prevented from taking advantage of business opportunities that arise because of the limitations imposed by the restrictive covenants under its corporate debt agreement. The restrictions contained in the covenants could, among other things:
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limit Sunlight’s ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict Sunlight’s activities or business plan; and

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adversely affect Sunlight’s ability to finance its operations, enter into acquisitions or divestitures or engage in other business activities that would be in Sunlight’s best interest.

A breach of any of these covenants or Sunlight’s inability to comply with the required financial ratios or financial condition tests could result in a default under Sunlight’s debt agreement that, if not timely cured or waived, could result in acceleration of all indebtedness outstanding thereunder and cross-default rights under other debt arrangements of Sunlight. In addition, in the event of an event of default under Sunlight’s debt facility, the affected lenders could accelerate such indebtedness and require repayment of all borrowings outstanding thereunder. Sunlight cannot be certain that it will have cash available in the future to repay its debt facility in the event that it becomes necessary to do so. If the amounts outstanding under Sunlight’s outstanding indebtedness or any of its other indebtedness, whether now or in the future, were to be accelerated and Sunlight did not have sufficient assets to repay in full the amounts owed to the lenders or to other debt holders, such parties could foreclose on the collateral granted by Sunlight to such debt holders, which could materially adversely affect Sunlight’s liquidity and financial condition or its ability to qualify as a going concern.
Additionally, Sunlight’s current corporate debt facility expires in April 2023. As of December 31, 2021, Sunlight’s corporate debt facility had outstanding borrowings of $20.6 million. Sunlight will have to negotiate an extension of its facility or establish a facility with another lender prior to that date. Sunlight cannot be certain that its current debt provider will extend the facility or that it will extend the facility on the same terms, or that Sunlight can obtain a new facility on the same or better terms. Sunlight may need to extend the facility or obtain a new facility on terms that contain additional covenants or requirements that further restrict Sunlight’s ability to take advantage of business opportunities, address market changes, make acquisitions or otherwise grow Sunlight’s business.
Fraudulent activity has become more sophisticated in the financial services industry and, if experienced at a material level by Sunlight or its capital providers in connection with loans originated through Sunlight’s Platform, it could negatively impact Sunlight’s reputation and business. Further, Sunlight could be subject to fraud by internal actors, which could also negatively impact its reputation and business.
Fraud occurs in the financial services industry and has increased as perpetrators become more sophisticated. Sunlight is subject to the risk of fraudulent activity generally perpetrated on participants in the financial markets and with respect to the policies and business practices of contractors, vendors and other third parties handling consumer information. Sunlight has experienced some immaterial fraud where fraudulent actors have obtained consumer personal identifying information in order to obtain fraudulent project payments from Sunlight. Sunlight has adopted increased fraud detection processes in both its commercial risk management and consumer underwriting processes in response to these events and the reported increase of fraud in the financial market. However, Sunlight’s resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud in the future. The level of Sunlight’s fraud charge-offs could increase, and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity also could negatively impact Sunlight’s brand and reputation, and negatively impact its business, results of operations and financial condition.
Further, Sunlight cannot be certain that it will not be subject to fraud from internal actors in the future. Any such fraud conducted could have a material negative impact on Sunlight’s reputation or business.
If the consumer underwriting and loan origination processes Sunlight uses contain errors or incorrect inputs from consumers or third parties (e.g., credit bureaus), Sunlight’s reputation and relationships with capital providers and contractors could be harmed. Further, economic changes resulting in increases in default rates could increase Sunlight’s cost of capital.
Sunlight’s ability to attract capital providers on economic terms consistent with its current capital provider funding facilities in part is dependent on Sunlight’s ability to effectively evaluate a consumer’s credit profile and likelihood of default and potential loss in accordance with Sunlight’s capital provider’s origination policies. To conduct this evaluation, Sunlight uses FICO scores and various credit bureau attributes. If any of the credit decisioning attributes Sunlight uses contain errors or the data provided by consumers or third parties (such as credit bureaus) is incorrect or stale, Sunlight’s approvals or denials may be determined inappropriately. Additionally, following the date of the credit report that Sunlight obtains and reviews, a consumer may default on, or become delinquent in the payment of, a pre-existing debt obligation, take on additional debt, lose his or her job or other sources of income, or experience other adverse financial events. If such inaccuracies or events are not detected prior to loan funding, the loan may have a greater risk of default than expected. Greater defaults could damage Sunlight’s reputation and relationships with contractors and capital providers, causing a decrease in Sunlight’s ability to originate loans, or result in an increase to Sunlight’s cost of capital causing a decrease in Sunlight margins.
Further, Sunlight’s cost of capital is also determined in part based on the default averages in Sunlight’s consumer loan borrower portfolio. If general economic conditions worsen significantly, or other events occur, resulting in an increase in delinquencies and defaults by Sunlight’s consumer loan borrowers and Sunlight is not able to adjust its underwriting processes to address the change in credit environment, Sunlight’s cost of capital may increase. Increases in Sunlight’s cost of capital may cause a decrease in Sunlight’s margins and have a material adverse effect on Sunlight’s business, results of operations and financial condition.
Sunlight may in the future expand to new industry verticals outside of the U.S. residential solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.
Sunlight may in the future further expand into other industry verticals. There is no assurance that Sunlight will be able to successfully develop consumer financing products and services that are valued for these new industries. Sunlight’s investment of resources to develop consumer financing products and services for the new industries it enters may either be insufficient or result in expenses that are excessive as compared to the fees or other revenue that Sunlight may earn in launching such vertical. Additionally, Sunlight’s experience is in the U.S. solar system and home improvement industries and, therefore, industry participants in new industry verticals may not be receptive to its financing solutions and Sunlight may face competitors with more experience and resources. The borrower profile of consumers in new verticals may not be as attractive, in terms of average FICO scores or other attributes, as in current verticals, which may make it more difficult for Sunlight to find funding partners for these new verticals. As Sunlight explores additional opportunities, Sunlight can make no assurance that it will be able to accurately forecast demand (or the lack thereof) for a solution or that those industries will be receptive to Sunlight’s loan products or changes in loan products from time to time. Failure to predict demand or growth accurately in new industries could have a materially adverse impact on Sunlight’s business, results of operations and financial condition.
Sunlight’s risk management processes and procedures may not be effective.
Sunlight’s risk management processes and procedures seek to appropriately balance risk and return and mitigate risks, and intend to identify, measure, monitor and control the types of risk to which Sunlight, its contractors and its capital providers are subject, including credit risk, market risk, liquidity risk, strategic risk and operational risk. Credit risk is the risk of loss that arises when an obligor fails to meet the terms of an obligation. Market risk is the risk of loss due to changes in external market factors such as interest rates. Liquidity risk is the risk that financial conditions are adversely affected by an inability, or perceived inability, to meet obligations and support business growth. Strategic risk is the risk from changes in the business environment, improper implementation of decisions or inadequate responsiveness to changes in the business environment. Operational risk is the risk of loss arising from inadequate or failed processes, people or systems, external events (e.g., natural disasters), compliance, reputational or legal matters and includes those risks as they relate directly to Sunlight as well as to third parties with whom Sunlight contracts or otherwise does business.
Management of Sunlight’s risks depends, in part, upon the use of analytical and forecasting models. If these models are ineffective at predicting future losses or are otherwise inadequate, Sunlight may incur unexpected losses or otherwise be adversely affected. In addition, the information Sunlight uses in managing its credit and other risks may be inaccurate or incomplete as a result of error or fraud, both of which may be difficult to detect and avoid. There also may be risks that exist, or that develop in the future, that Sunlight has not appropriately anticipated, identified or mitigated, including when processes are changed or new products and services are introduced. If Sunlight’s risk management framework does not effectively identify and control its risks, Sunlight could suffer unexpected losses or be adversely affected, which could have a material adverse effect on its business, results of operations and financial condition.

To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.
Sunlight may in the future seek to grow its business by exploring potential acquisitions or other strategic investments or alliances. Sunlight may not be successful in identifying businesses or opportunities that meet its acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, Sunlight may not be successful in completing such acquisition or integrating such new business or other investment in a way that allows Sunlight to realize the full benefits from such acquisition. Sunlight may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments. As a result of such competition, Sunlight may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that Sunlight deems attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous. Any delay or failure on Sunlight’s part to identify, negotiate, finance on favorable terms, consummate and integrate any such acquisition, or other strategic investment, opportunity could impede Sunlight’s growth.
Even if Sunlight completes future acquisitions, it may not ultimately strengthen its competitive position or achieve its goals and business strategy; Sunlight may be subject to claims or liabilities assumed from an acquired company, product, or technology; acquisitions Sunlight completes could be viewed negatively by its customers, investors, and securities analysts; and Sunlight may incur costs and expenses necessary to address an acquired company’s failure to comply with laws and governmental rules and regulations. Additionally, Sunlight may be subject to litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties, which may differ from or be more significant than the risks Sunlight’s business faces. If Sunlight is unsuccessful at integrating future acquisitions in a timely manner, or the technologies and operations associated with such acquisitions, the revenue and operating results of the combined company could be adversely affected. Any integration process may require significant time and resources, which may disrupt Sunlight’s ongoing business and divert management’s attention, and Sunlight may not be able to manage the integration process successfully or in a timely manner. Sunlight may not successfully evaluate or utilize the acquired technology or personnel, realize anticipated synergies from the acquisition, or accurately forecast the financial impact of an acquisition transaction and integration of such acquisition, including accounting charges and any potential impairment of goodwill and intangible assets recognized in connection with such acquisitions. Sunlight may have to pay cash, incur debt, or issue equity or equity-linked securities to pay for any future acquisitions, each of which could adversely affect its financial condition or the market price of its Class A Common Stock. Furthermore, the sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to Sunlight’s stockholders. The occurrence of any of these risks could harm Sunlight’s business, operating results, and financial condition.
Risks Related to the Solar Energy Generation Industry
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.
Decreases in the retail price of electricity from electric utilities, from other retail electricity providers or other sources of energy, currently existing or as may be developed, including other renewable energy sources, as compared to the potential price of purchasing a solar system using solar system loan financing, could make solar systems less economically attractive to consumers. Reductions in consumer costs associated with traditional or other sources of power may stem from an increase in availability due to an increase in generation of such power sources, a legislated reduction in rates or special programs offered to consumers among other potential industry shifts.
Similarly, an increase in pricing associated with purchasing a solar system financed with a loan as compared to the cost to consumers of other power sources, or the cost to consumers of using a solar system pursuant to solar power purchase agreements or leases, could reduce demand for solar systems. Sunlight’s business has benefited from the declining cost of solar system components, which has been a key driver in consumer adoption of solar systems. To the extent such costs stabilize, decline at a slower rate or increase, Sunlight’s future growth may be negatively impacted. An increase in cost to the consumer purchasing a solar system financed by a loan could be as a result of, among others:
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a decline or delay in raw materials available to manufacture the various components of solar systems;

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an increase in tariff penalties or duties on components of solar systems imported from other countries, which could also increase the pricing of components produced domestically associated with an increase in demand for such components;

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the expiration or unavailability of, or adverse changes in, economic or governmental incentives, including those in the form of tax credits, grants or similar programs, which may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy, or other factors that have the impact of decreasing the ultimate price of purchasing or using a solar system to the consumer;

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adverse changes in the rules related to net metering by which residential solar systems are paid (via a reduction in the homeowner/consumer’s utility bill) for power returned by the homeowner to the local power grid from operation of the homeowner’s residential solar system;

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a shortage of skilled labor to install solar systems, which could have the impact of increasing demand on existing skilled labor and increasing the cost of installation of solar systems;

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an increase in costs associated with contractor infrastructure, including as related to the potential for additional regulation, lawsuits or other unforeseen developments; and

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an increase in interest rates that Sunlight’s capital providers charge consumers on loan products offered through Sunlight for financing residential solar systems.

A decrease in the price of traditional power sources or other renewable energy sources that make such sources cost less to the consumer than the purchase of a solar system with loan financing or an increase in prices to purchase a solar system with loan financing could decrease the attractiveness of the purchase and installation of such systems by consumers, which in turn may slow Sunlight’s growth and have an adverse impact on its business and results of operations.
The residential solar system loan industry and the home improvement industry are subject to seasonality and other industry factors that may cause Sunlight’s operating results and its ability to grow to fluctuate from quarter to quarter and year to year. These fluctuations may cause Sunlight’s future performance to be difficult to predict and cause its operating results for a particular period to fall below expectations.
Sunlight’s quarterly and annual operating results are subject to seasonality and other factors that make them difficult to predict and may fluctuate significantly in the future. Sunlight has experienced seasonal and quarterly fluctuations in the past and expects to experience such fluctuations in the future. In addition, Sunlight believes that the impacts of climate change will result in further unpredictability as related to the seasonality of the residential solar system and home improvement-related industries, including the related financing industry. Credit applications generally peak for a given year during the summer and are at their lowest point toward the end of the year. Because of the lag between credit applications and installation, fundings generally peak toward the end of the year and are at their lowest point during the spring. In addition to the other risks described herein, the following factors could cause Sunlight’s operating results to fluctuate:
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expiration or initiation of any governmental rebates or incentives;

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significant fluctuations in consumer demand for solar systems and/or home improvements;

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Sunlight’s contractors’ ability to complete installations of solar systems and/or home improvements in a timely manner;

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financial market fluctuations that may impact the availability of desirable solar system and/or home improvement loan products for consumers or increase the cost of capital to Sunlight, thereby decreasing Sunlight’s margins;

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actual or anticipated developments in Sunlight’s competitors’ businesses, technology, loan products, pricing or other initiatives relevant to the solar system or home improvement lending competitive landscape;

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natural disasters or other weather or meteorological conditions impacting solar system or home improvement industries; and

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general economic downturns, which could negatively impact the availability of, or cost of, capital, including in response to rising delinquencies and defaults in the market, thereby making it more difficult for Sunlight to originate loans or to do so on economic terms that are favorable to Sunlight.

For these or other reasons, the results of any prior quarterly or annual periods should not be relied upon as indications of Sunlight’s future performance.
The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.
The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government mandates and economic incentives because, at present, the cost of solar power generally exceeds retail electric rates in many locations and wholesale peak power rates in some locations. Incentives and mandates vary by geographic market. Various government bodies in most of the countries where we do business have provided incentives in the form of feed-in tariffs, rebates, and tax credits and other incentives and mandates, such as renewable portfolio standards and net metering, to end-users, distributors, system integrators, and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These various forms of support for solar power are subject to change (as, for example, occurred in 2015 with Nevada’s decision to change net energy metering; in 2017 with California’s adoption of new time-of-use rates that reduced the price paid to solar system owners for mid-day electricity production; in 2020 with California’s adoption of building standards requiring the installation of solar systems on new homes; and though not currently enacted, in 2021 the states of California and Florida proposed net metering policy changes designed to materially reduce the benefit available under net metering), and are expected in the longer term to decline. Even changes that may be viewed as positive (such as extensions of U.S. tax credits related to solar power) can have negative effects if they result, for example, in delaying purchases that otherwise might have been made before expiration or scheduled reductions in such credits. Governmental decisions regarding the provision of economic incentives often depend on political and economic factors that we cannot predict and that are beyond our control. The reduction, modification, or elimination of grid access, government mandates, or economic incentives in one or more of our customer markets would materially and adversely affect the growth of such markets or result in increased price competition, either of which could cause our revenue to decline and materially adversely affect our business and financial results.
Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our loan products and services.
The market for electric generation products is heavily influenced by federal, state, and local government laws, regulations, and policies concerning the electric utility industry in the United States and abroad, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and changes that make solar power less competitive with other power sources could deter investment in the research and development of alternative energy sources as well as customer purchases of solar power technology, which could in turn result in a significant reduction in the demand for our loan products and services. The market for electric generation equipment is also influenced by trade and local content laws, regulations, and policies that can discourage growth and competition in the solar industry and create economic barriers to the purchase of solar power products, thus reducing demand for our loan products. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. We anticipate that solar power products and their installation will continue to be subject to oversight and regulation in accordance with federal, state, local, and foreign regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters. Any new regulations or policies pertaining to solar power products may result in significant additional expenses to our business partners and our customers, which could cause a significant reduction in demand for our loan products.
Because Sunlight’s business is heavily concentrated on consumer lending in the U.S. solar system and home improvement industries, Sunlight’s results are more susceptible to fluctuations in those markets than a more diversified company would be.
Sunlight’s business is currently concentrated on supporting consumer lending in the U.S. solar system and home improvement industries. As a result, Sunlight is more susceptible to fluctuations and risks particular to U.S. consumer credit than a more diversified company would be, and more specifically as to factors that may drive the demand for solar systems and home improvements. Sunlight’s business concentration could have an adverse effect on its business, results of operations and financial condition.
The industries that Sunlight operates in are highly competitive and are likely to become more competitive. Additionally, if new entrants join these markets who have ready access to cheaper capital, competing successfully would become more difficult for Sunlight. Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.
The consumer lending industry is highly competitive and increasingly dynamic as emerging technologies continue to enter the marketplace. Technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services, which has intensified the desirability of offering loans to consumers through digital-based solutions. Sunlight faces competition in areas such as financing terms, promotional offerings, fees, approval rates, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, customer service and support, compliance capabilities, brand and reputation. Sunlight’s existing and potential competitors may decide to modify their pricing and business models to compete more directly with Sunlight’s model or offer similar promotions and ancillary services. If Sunlight is unable to compete effectively to attract contractors to sell Sunlight loans to their consumer customers, Sunlight’s results of operations and financial condition could be materially adversely affected.
Sunlight’s success in the residential solar systems point of sale lending industry is in part due to Sunlight’s low cost of capital. While the barriers to entry in this business are high, if new entrants with access to cheaper capital enter the market, such as a depository institution whether organically or through acquisition of Sunlight competitors (thereby giving Sunlight competitors access to lower cost capital), competing could become more difficult for Sunlight. A new market entrant with a lower cost of capital could discount pricing to a level below which Sunlight would be able to match and maintain its margins or such entrant could maintain pricing but make more revenue on each loan. Sunlight’s inability to compete successfully with these tactics by lowering its own cost of capital or competing on other terms that are valuable to solar systems contractors such as user-friendly, best-in-market technology or by providing valuable ancillary services, could materially negatively impact Sunlight’s business.
Risks Related to Sunlight’s Technology and Intellectual Property
Developments in technology or improvements in the solar energy generation industry, including energy storage and distributed solar power, may adversely affect demand for Sunlight’s loans.
Significant developments in technology, such as advances in distributed solar power generation, energy storage solutions such as batteries, energy storage management systems, the widespread use or adoption of fuel cells for residential properties or improvements in other forms of distributed or centralized power production may materially and adversely affect demand for solar systems and, in turn, the demand for loans originated through Sunlight’s Platform, which may negatively impact Sunlight’s business, results of operations and financial condition.
Additionally, recent technological advancements may impact Sunlight’s business in ways Sunlight does not currently anticipate. Any failure by Sunlight to adopt or have access to assist consumers to finance new or enhanced technologies or processes, or to react to changes in existing technologies, could have a material adverse effect on Sunlight’s business, results of operations and financial condition.

Cyber-attacks and other security breaches could have an adverse effect on Sunlight’s business.
In the normal course of Sunlight’s business, Sunlight collects, processes and retains sensitive and nonpublic personal consumer information. Although Sunlight devotes significant resources and management focus to ensuring the integrity of its systems through information security and business continuity programs, Sunlight’s facilities and information technology systems, and those of capital providers, contractors and third-party service providers, may be subjected to external or internal security breaches and cyber-attacks, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors and other similar events that result in the disclosure of sensitive and confidential information. Sunlight also faces security threats from malicious third parties that could attempt to obtain unauthorized access to Sunlight systems and networks, which threats have increased significantly in recent years and which Sunlight anticipates will continue to grow in scope and complexity over time. These events could interrupt Sunlight’s business and/or operations, result in significant legal and financial exposure, supervisory liability, other government or regulatory fines and penalties, damage to its reputation and a loss of confidence in the security of Sunlight’s systems and ability to facilitate the origination of loans. Although Sunlight has not experienced such adverse events to date, no assurance can be given that these events will not have a material adverse effect on Sunlight in the future.
Information security risks in the financial services industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks and other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. Sunlight, contractors, capital providers and vendors may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. Sunlight employs detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. Sunlight also may fail to detect the existence of a security breach related to the information of capital providers, contractors and consumers that Sunlight retains as part of its business and may be unable to prevent unauthorized access to that information.
Sunlight also faces risks related to cyber-attacks and other security breaches that typically involve the transmission of sensitive information regarding borrowers through various third parties, including Sunlight’s various service providers engaged to support Sunlight’s underwriting and other technological and operational processes. Because Sunlight does not control these third parties or oversee the security of their systems, future security breaches or cyber-attacks affecting any of these third parties could impact Sunlight through no fault of its own, and in some cases Sunlight may have exposure and suffer losses for breaches or attacks relating to them. While Sunlight regularly conducts security assessments of significant third-party service providers, no assurance is given that Sunlight’s third-party information security protocols are sufficient to prevent a service provider from experiencing a cyber-attack or other security breach.
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.
Sunlight’s ability to facilitate the origination of loans and otherwise operate Sunlight’s business and comply with applicable laws depends on the efficient and uninterrupted operation of Sunlight’s computer systems and critical third-party service providers that support these processes. These Sunlight or third-party computer systems may encounter service interruptions at any time due to system or software failure, natural disasters, severe weather conditions, health pandemics, terrorist attacks, cyber-attacks or other events. Any of such catastrophes could have a negative effect on Sunlight’s business and technology infrastructure (including its computer network systems). Catastrophic events could also impact public agencies that provide permitting or other related services and prevent or make it more difficult for contractors to install solar systems, and could interrupt or disable local or national communications networks, including payment networks and capital provider’s ability to fund loans. All of these adverse effects of catastrophic events could result in an inability for Sunlight to meet its funding obligations with respect to existing loan applications or for Sunlight to originate new loans, which could have a material adverse effect on Sunlight’s business.
In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may cause service interruptions, transaction processing errors or system conversion delays and may cause Sunlight to fail to comply in a timely manner with its agreements with applicable laws, all of which could have a material adverse effect on Sunlight’s business. Sunlight expects that new technologies and business processes applicable to the point of sale consumer loan industry will continue to emerge. There can be no assurance that Sunlight will be able to successfully adopt new technology as critical systems and applications become obsolete and better systems, applications and processes become available. A failure to maintain or improve current technology and business processes could cause disruptions in Sunlight’s operations or cause its solution to be less competitive, all of which could have a material adverse effect on its business, results of operations and financial condition.
Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for Sunlight’s loan products.
The market for electric generation products is heavily influenced by federal, state, and local government laws, regulations, and policies concerning the electric utility industry in the United States and abroad, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and changes that make solar power less competitive with other power sources could deter investment in the research and development of alternative energy sources as well as customer purchases of solar power technology from Sunlight’s network of contractors, which could in turn result in a significant reduction in the demand for Sunlight’s solar power loan products. The market for electric generation equipment is also influenced by trade and local content laws, regulations, and policies that can discourage growth and competition in the solar industry and create economic barriers to the purchase of solar power products, thus reducing demand for solar products sold by our contractor partners, and in turn our solar power loan products. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. We anticipate that solar power products and their installation will continue to be subject to oversight and regulation in accordance with federal, state, local, and foreign regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters. It is difficult to track the requirements of individual states or local jurisdictions and design equipment to comply with the varying standards. Any new regulations or policies pertaining to solar power products may result in significant additional expenses to contractor partners and their customers, which could cause a significant reduction in demand for Sunlight’s loan products. See also under this section, “Risks Related to Legal Matters and Sunlight’s Regulatory Environment — The highly regulated environment in which Sunlight’s capital providers operate could have an adverse effect on Sunlight’s business.”
Sunlight may be unable to sufficiently protect its proprietary rights, trade secrets and intellectual property, and may encounter disputes from time to time relating to its use of the intellectual property of third parties.
Sunlight relies on a combination of patents, trademarks, service marks, copyrights, trade secrets, domain names and agreements with employees and third parties to protect its proprietary rights. Unauthorized individuals may attempt to duplicate or copy the proprietary aspects of its technology and processes. Sunlight’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate Sunlight’s services or products. In addition, though Sunlight has restrictive covenant agreements in place that are intended to protect its intellectual property, trade secrets and confidential and proprietary information (“Proprietary Information”) or provide a remedy in the event of an unauthorized disclosure, these agreements may not prevent misappropriation of Sunlight’s Proprietary Information or infringement of Sunlight’s intellectual property and the resulting loss of competitive advantage, and Sunlight may be required to litigate to protect its intellectual property and Proprietary Information from misappropriation or infringement by others, which may be expensive, could cause a diversion of resources and may not be successful.

Sunlight also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against Sunlight alleging that Sunlight, or consultants or other third parties retained or indemnified by Sunlight, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for Sunlight to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which Sunlight operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against Sunlight may cause Sunlight to spend significant amounts to defend the claim, even if Sunlight ultimately prevails. If Sunlight does not prevail, Sunlight may be required to pay significant money damages, suffer losses of significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), be required to cease offering certain products or services, or incur significant license, royalty or technology development expenses.
In addition, although in some cases a third party may have agreed to indemnify Sunlight for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and Sunlight may be required to pay monetary damages, which may be significant.
Some aspects of the Sunlight Platform and processes include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect its business.
Aspects of the Sunlight Platform include software covered by open source licenses. The terms of various open source licenses have not been interpreted by United States courts, and such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Sunlight’s Platform. If portions of Sunlight’s proprietary software are determined to be subject to an open source license, Sunlight could be required to publicly release the affected portions of source code, re-engineer all or a portion of its technologies or otherwise be limited in the licensing of technologies, each of which could reduce or eliminate the value of Sunlight’s technologies. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with the use of open source software cannot be eliminated and could adversely affect Sunlight’s business, results of operations and financial condition.
Contractor and Capital Provider-Related Risks
Sunlight’s growth is dependent on its contractor network and in turn the quality of the products and services they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.
Solar system and home improvement loans are offered through Sunlight to Sunlight’s contractor networks to such contractors’ consumer customers who buy solar systems or home improvements. In order to continue to grow, Sunlight will need to further expand its contractor networks. Sunlight is subject to significant competition for the recruitment and retention of contractors from its current competitors and new entrants to the solar system loan and home improvement loan markets, and Sunlight may not be able to recruit new or replacement contractors in the future, or expand its loan volume with existing contractors, at a rate required to produce projected growth.
Sunlight competes for contractors with solar system and home improvement lenders primarily based on scope of loan product offerings that respond to consumer demand, pricing to the contractors (“OID”), user friendliness of Sunlight’s technology (Orange®) and other processes to make the loan sale process efficient and individualized in service and responsiveness. Sunlight does not have any exclusivity agreements with its contractors. Accordingly, there can be no assurance that Sunlight will be able to maintain its current contractor relationships. Sunlight may lose existing contractors that represent a significant portion of Sunlight’s business, and there is no guarantee that Sunlight would be able to engage replacement contractors on terms similar to its existing contractors, or at all.
Additionally, dependence on any one contractor or small group of contractors creates concentration risk, particularly in the event that any such contractor elects to terminate its relationship with Sunlight, experiences business disruption, a business failure or bankruptcy, or fails to supply, or perform the installation of, the solar system or home improvement product to the satisfaction of the customer, which may result in potential loan defaults which could have a material adverse impact on Sunlight’s results of operations. For example, in May 2021, Sunlight was advised by a significant contractor that it will discontinue use of Sunlight’s platform to source solar loans effective immediately. This contractor accounted for approximately 6.7% and, due to continuing pull-through after the discontinuation date, 9.5% of Sunlight’s total funded loan volumes during the years ended December 31, 2020 and December 31, 2021, respectively.
For the fiscal years ended December 31, 2019, December 31, 2020, and December 31, 2021, Sunlight’s top ten contractors accounted for approximately 46%, 42%, and 45% of the total funded loan volumes for such periods, respectively.
Sunlight’s capital advance program exposes it to potential losses in the event that a contractor fails to fully perform under its agreements with Sunlight or becomes insolvent prior to completion of the underlying installation or construction, which losses could have an adverse impact on Sunlight’s business, results of operations and financial condition.
Sunlight maintains a primarily short-term capital advance program with certain contractors that provides such contractors with up-front working capital to pay for certain expenses for installation or the construction of solar systems and home improvements. Such capital advances may be paid to contractors prior to the commencement of such installation or construction, or at specified periods during the installation or construction process. The aggregate amount of advances available to a given contractor is based on a risk evaluation and tiering conducted by Sunlight’s commercial risk team that performs contractor underwriting generally, as well as additional oversight and periodic monitoring requirements, which may not be able to fully address all risks which could result in insufficient underwriting thereby resulting in an adverse impact to Sunlight’s business, results of operations and financial condition. In addition, at any time prior to completion of installation or construction of solar systems or home improvements, Sunlight is at risk for defaults if a contractor to whom such advances have been made fails to fully perform under its agreements with Sunlight or becomes insolvent prior to the completion of installation or construction. The ability of, or failure of, contractors to fully perform or maintain their solvency depends on a number of factors, including, but not limited to, changes in economic conditions, adverse trends or events affecting the solar system and home improvement industries, lack of availability of, and/or access to, as well as increases in the cost of, materials or labor for the installation or construction of solar systems or home improvements, due to global supply chain shortages and the increase in competition for skilled labor, permitting delays, natural disasters and management and cash flow levels. As of December 31, 2020, Sunlight had an aggregate of $35.4 million of outstanding advances to 141 contractors. Approximately 60.1% of those advances were made to four of Sunlight’s largest contractor relationships in terms of funded loan volume. As of December 31, 2021, Sunlight had an aggregate of $67.1 million of outstanding advances to 170 contractors. Approximately 71.6% of those advances were made to five of Sunlight’s largest contractor relationships in terms of funded loan volume. In the event that one or more contractors who receive such capital advances are unable to fully perform under their agreements with Sunlight or maintain their solvency, Sunlight may lose a portion or all of the funds advanced to such contractor, may need to modify the provisions of the capital advance program with such contractor on materially less favorable terms to Sunlight, or may incur additional operational and maintenance expenses, any of, which may have an adverse impact on Sunlight’s business, results of operations and financial condition.
Further, Sunlight advances funding payments to contractors in order to ensure payment to its contractors within 24 hours. If a capital provider fails to reimburse Sunlight for such advances as anticipated, Sunlight may need to write-off such advances, subjecting Sunlight to consumer credit risk. Alternatively, if the contractor funded by Sunlight declares bankruptcy prior to Sunlight being reimbursed, the capital provider is not likely to fund the loan and reimburse Sunlight. Sunlight could be subject to losses if the consumers borrowing funds from Sunlight under these loans do not pay as and when required.

Sunlight’s rebate program with certain of its contractors may be utilized by such contractors to a greater degree in certain periods, resulting in decreased fee income from its contractor partners, which could have a material adverse impact on Sunlight’s revenues during those periods.
Sunlight offers rebates to certain of its contractor partners in exchange for volume commitments. In general, the contractors with these rebate arrangements realize a rebate on funded loans originated over an agreed period of time (for example, one year) provided that the agreed volume of funded loan origination was achieved by that contractor. Sunlight accrues for such rebates on a quarterly basis based on the estimated amount of the rebate, but the accrual may be less than the actual rebate earned by a contractor or contractors when the rebate is required to be paid if volume is higher than anticipated in certain periods. If that occurs, Sunlight may be required to record a charge for rebates that is larger than would be the case if its accrual matched the rebates actually earned. If such a charge occurs, Sunlight’s revenues for the applicable quarterly period may be adversely impacted.
Loans originated through Sunlight’s technology platform (Orange®) are originated by third-party capital providers. As Sunlight continues to grow, Sunlight will need to either expand the commitments of its existing capital providers or find additional capital providers to fund additional volume. Sunlight’s inability to identify capital provider sources for new loan volume or to replace loan volume funding capacity should a capital provider elect to terminate its relationship with Sunlight could have a material adverse impact on Sunlight’s growth.
Sunlight relies on third-party capital providers to originate solar system and home improvement loans through Sunlight’s Platform to third party borrowers. As Sunlight’s business grows, Sunlight will need additional funding sources for those loans to third party borrowers, either from its existing capital providers or by entering into program funding agreements with new capital providers. Sunlight’s failure to obtain additional funding commitments in an amount needed to fund its projected loan volume, or Sunlight’s failure to extend its existing commitments or identify new capital providers on economic terms similar to or better than what Sunlight currently has with its existing capital providers, could have a material adverse impact on Sunlight’s business, results of operations and financial condition.
Additionally, Sunlight’s funding program agreements generally have automatic renewal provisions, but Sunlight cannot predict whether a capital provider will elect to terminate their commitment in the future. Many factors may influence the ability or willingness of Sunlight’s existing capital providers to renew their annual capital commitments and the terms on which such renewals are made, including, but not limited to, changes in economic conditions, including credit markets and interest rates, adverse trends or events affecting the lending industry or industries that Sunlight serves, changes in strategy by capital providers, the overall attractiveness of the returns that may be realized from solar system or home improvement loans by capital providers from their relationship with Sunlight, Sunlight’s performance and the performance of loans originated through Sunlight’s Platform and changes in legislation and regulations that affect Sunlight or capital providers. Sunlight cannot predict its third-party capital providers’ appetite to continue originating solar system or home improvement loans or other risks to such parties businesses that could cause any such party to not renew their loan funding program with Sunlight.
In addition, Sunlight’s funding program agreements contain covenants and agreements relating to the origination of loans on such providers’ balance sheets. If Sunlight materially breaches these conditions and fails to cure them in the time allotted, the relevant capital provider may terminate its relationship with Sunlight. Such covenants and agreements generally include, among others, obligations related to funding volumes, concentration limits on certain loan products, FICO score requirements, agreements related to Sunlight’s legal compliance in the origination process, underwriting requirements, milestone payment requirements and data privacy requirements. If Sunlight were to breach one or more of the covenants and the relevant existing capital provider elects to terminate its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new capital providers or increase commitments from other existing capital providers in a timely manner and on acceptable terms, or at all, Sunlight’s results of operations could be materially and adversely affected.
Dependence by Sunlight on one capital provider or a group of similarly situated capital providers that would be impacted similarly by market factors subjects Sunlight to concentration risk. In 2019, 2020, and 2021, respectively, one capital provider, Technology Credit Union, funded 48.9%, 47.4%, and 29.4% of Sunlight’s funded solar system loan volume. Also, although in separate geographical jurisdictions, in those same years, 73.9%, 84.3%, and 74.4%, respectively, of Sunlight’s total solar system loan volume was funded by credit unions, which could have similar market, regulatory or other risks that could simultaneously impact their ability to continue to originate solar system loans through Sunlight. Sunlight’s continued growth could be materially and adversely affected if this or any other of its capital providers or a group of them were not able to or determined not to continue to fund solar loans facilitated by Sunlight, and Sunlight was not able to attract additional capital providers to replace that funding capacity. Capital providers could determine to stop funding solar loans for different reasons that are outside of Sunlight’s control such as a desire to diversify their own asset bases, changes in the market or regulatory requirements or other circumstances.
Sunlight is subject to regular audits by its capital providers and their regulators, as well as certain other parties closely involved in Sunlight’s processes, such as credit bureaus. If Sunlight does not “pass” these audits, Sunlight could suffer reputational damage that will make it more difficult to engage capital providers or extend its current relationships on positive economic terms to Sunlight, which could negatively impact Sunlight’s business and financial condition.
Sunlight is subject to regular audits by its capital providers and their regulators, as well as certain other parties closely involved in Sunlight’s processes, such as credit bureaus. These audits are broad and include reviews of Sunlight’s consumer protection law policies and procedures, privacy practices, information technology security measures, human resources practices and other areas of operation. If Sunlight does not “pass” these audits or Sunlight’s performance is deemed weak or significant deficiencies are identified, Sunlight could suffer reputational damage. Sunlight’s existing capital providers may be less willing to extend the terms of their existing agreements or may elect to increase the cost of capital to Sunlight if it perceives these issues as increasing their risk. These issues may also make it more difficult for Sunlight to engage new capital providers on positive economic terms to Sunlight. Further, if third parties critical to Sunlight’s operations should find Sunlight’s audit results concerning, they may not be willing to continue to partner with Sunlight. If these critical parties are not willing to continue to partner with Sunlight, Sunlight may need to alter its operations in a manner that has a negative impact on its business or Sunlight may experience business disruption while it seeks to find a replacement vendor (which, if identified, may not be available to Sunlight on positive economic terms) that could negatively impact Sunlight’s business and financial condition.
Contractor and marketplace confidence in Sunlight’s liquidity and long-term business prospects is important for building and maintaining Sunlight’s business. Additionally, if Sunlight experiences negative publicity, it may lose the confidence of its funding providers, capital providers and contractors and Sunlight’s business may suffer.
Sunlight’s financial condition, operating results and business prospects may suffer materially if it is unable to establish and maintain confidence about its liquidity and long-term business prospects among contractors, consumers and within Sunlight’s industry. Sunlight’s contractor network is Sunlight’s distribution channel for the loans originated through Orange® and therefore serves as the means by which Sunlight is able to rapidly and successfully expand within existing and prospective markets. Contractors and other third parties will be less likely to enter into agreements with Sunlight if they are uncertain if Sunlight will be able to make payments on time, its business will succeed or its operations will continue for many years. Sunlight may not succeed in its efforts to build this confidence.
Sunlight relies on a number of third-party service providers and vendors, and if certain of those vendors are unable or unwilling to provide their services or products, Sunlight may experience meaningful harm to its business, results of operations and financial condition.
Sunlight has established a process whereby it evaluates each vendor to determine if such vendor is “critical” to Sunlight’s business. Sunlight defines “critical” as a vendor that, if unwilling or unable to provide its services or products to Sunlight for seven days, would potentially cause Sunlight to experience material harm to its business. Sunlight currently has 18 vendors qualified as critical. Most of these critical vendors relate to services provided to support Orange® and other related technology. No assurance can be given that any vendor critical to Sunlight’s business will not experience a prolonged business or system disruption, financial difficulties, including potential bankruptcy, or other circumstances that could cause such vendor to be unable to perform under its contract with Sunlight. Further, Sunlight cannot predict whether any critical vendor would choose to breach an agreement or not renew a contract in an effort to increase pricing or otherwise that a dispute will not occur between Sunlight and a critical vendor. If any of these events do occur, Sunlight will need to find a replacement and integrate such replacement vendor quickly. If Sunlight cannot locate an adequate replacement or cannot integrate the replacement vendor services quickly, Sunlight may have to alter its operations or experience business disruption itself, which would likely have a material adverse impact on Sunlight’s business, results of operations and financial condition.
Financial and Accounting-Related Risks
Sunlight’s projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, Sunlight’s projected revenues, market share, expenses, profitability and any guidance it may publish from time to time may differ materially from its expectations.
Sunlight operates in a rapidly changing and competitive industries and Sunlight’s projections will be subject to the risks and assumptions made by management with respect to its industry. Operating results are difficult to forecast because they generally depend on a number of factors, including competition, Sunlight’s ability to attract and retain capital providers and contractors, general industry trends and financial market considerations. Additionally, as described under “— Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors,” Sunlight’s business may be affected by reductions in consumer spending from time to time as a result of a number of factors that may be difficult to predict, rising interest rates and a reduction of the general availability of capital to consumers. This may result in decreased revenue and Sunlight may be unable to adopt measures in a timely manner to compensate for any unexpected decline. This inability could cause Sunlight’s operating results in a given quarter to be higher or lower than expected. If actual results differ from Sunlight’s estimates, analysts may negatively react and Sunlight’s stock price could be materially adversely impacted.
Additionally, Sunlight may, from time to time, provide guidance regarding its future performance that represents management’s estimates as of the date such guidance is provided. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions that inform such guidance will not materialize or will vary significantly from actual results. Sunlight’s ability to meet funded volume, cost, Adjusted EBITDA, free cash flow or any other forward-looking guidance is impacted by a number of factors including, but not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; risks related to Sunlight’s business and the timing of expected business milestones or results; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit; the effects of the COVID-19 pandemic on Sunlight’s business or future results; and Sunlight’s ability to issue equity or equity-linked securities. Accordingly, Sunlight’s guidance is only an estimate of what management believes is realizable as of the date such guidance is provided. Actual results may vary from such guidance and the variations may be material.
Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.
Sunlight’s business, the consumer financial services industry, its contractors’ and its capital providers’ businesses are sensitive to macroeconomic conditions. Economic factors such as interest rates, changes in monetary and related policies, inflation, market volatility, increased labor costs and labor shortages, delays in the supply chain and supply chain shortages, consumer confidence and unemployment rates are among the most significant factors that impact consumer spending behavior. Weak economic conditions or a significant deterioration in economic conditions reduce the amount of disposable income consumers have, which in turn reduces consumer spending and the willingness of qualified borrowers to take out loans. Such conditions are also likely to affect the ability and willingness of borrowers to pay amounts owed to Sunlight or its capital providers, each of which would have a material adverse effect on its business, results of operations and financial condition.
General economic conditions and the willingness of its capital providers to deploy capital in the consumer industries within which Sunlight operates also impact Sunlight’s performance. The origination of new loans through Orange®, and the platform fees and other fee income to Sunlight associated with such loans, is dependent upon sales and installations of solar systems and home improvements. Contractors’ sales may decrease or fail to increase as a result of factors outside of their control, such as the macroeconomic conditions referenced above, business conditions affecting an industry vertical or region, changing regulatory environments, delays in permitting and/or permission to operate of residential solar. Weak economic conditions including increased labor costs and labor shortages, delays in the supply chain and supply chain shortages, and delays in permitting and/or permission to operate of residential solar also could extend the length of contractors’ sales cycle and cause prospective borrowers to delay making (or not make) purchases of solar systems or home improvements. The decline in and delay of sales by contractors for any reason will generally result in reduced loan volume and associated fee income for Sunlight and its capital providers, particularly from platform fees on Direct Channel Loans, for which revenue is not recognized until the Direct Channel Partner funds the Loans, which may reduce loan volume and materially adversely affect Sunlight’s business, results of operations and financial condition.
In addition, if a contractor or capital provider becomes subject to a voluntary or involuntary bankruptcy proceeding (or if there is a perception that it may become subject to a bankruptcy proceeding), borrowers may have less incentive to pay their outstanding balances to Sunlight or its capital providers, which could result in higher charge-off rates than anticipated. Any consistent or system failures of Sunlight’s contractors or capital providers could materially adversely affect Sunlight’s business, results of operations and financial condition.
Risks Related to Legal Matters and Sunlight’s Regulatory Environment
Litigation, regulatory actions and compliance issues could subject Sunlight to significant fines, penalties, judgments, remediation costs, indemnification obligations and/or other requirements resulting in increased expenses and negatively impacting Sunlight’s liquidity and financial condition.
Sunlight’s business is subject to increased risks of litigation and regulatory actions as a result of a number of factors and from various sources, including as a result of the highly regulated nature of the consumer financial services industry and the focus of state and federal enforcement agencies on the financial services industry.
Federal and state agencies have broad enforcement powers over Sunlight, including powers to investigate Sunlight’s business practices and broad discretion to deem particular practices unfair, deceptive, abusive or otherwise not in accordance with the law. The continued focus of regulators on the consumer financial services industry has resulted, and could continue to result, in new enforcement actions that could, directly or indirectly, affect the manner in which Sunlight conducts its business and increase the costs of defending and settling any such matters, which could negatively impact its business. In some cases, regardless of fault, it may be less time-consuming or costly to settle these matters, which may require Sunlight to implement certain changes to its business practices, provide remediation to certain individuals or make a settlement payment to a given party or regulatory body. There is no assurance that any future settlements will not have a material adverse effect on Sunlight’s business.
From time to time, Sunlight may be involved in, or the subject of, reviews, requests for information, examinations, investigations and proceedings (both formal and informal) by state and federal governmental agencies regarding Sunlight’s business activities and Sunlight’s qualifications to conduct its business in certain jurisdictions, which could subject Sunlight to significant fines, penalties, obligations to change its business practices, capital provider, contractor and consumer remediations, increased compliance costs and other requirements resulting in increased expenses and diminished earnings. Sunlight’s involvement in any such matter also could cause significant harm to its reputation and divert management attention from the operation of its business, even if the matters are ultimately determined in Sunlight’s favor. Moreover, any settlement, or any consent order or adverse judgment in connection with any formal or informal proceeding or investigation by a government agency, may prompt litigation or additional investigations or proceedings as other litigants or other government agencies begin independent reviews of the same activities.
In addition, a number of participants in the consumer finance industry have been the subject of putative class action lawsuits; state attorney general actions and other state regulatory actions; federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices; violations of state licensing and lending laws, including state usury laws; actions alleging discrimination on the basis of race, ethnicity, gender or other prohibited bases; and allegations of noncompliance with various state and federal laws and regulations relating to originating and servicing consumer finance loans. The current regulatory environment, increased regulatory compliance requirements and enhanced regulatory enforcement could result in significant operational and compliance costs and may prevent Sunlight from offering certain products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how Sunlight conducts its business and, in turn, could have a material adverse effect on Sunlight’s business or results of operations. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial services statutes may result in a separate fine for each violation of the statute, which, particularly in the case of class action lawsuits, could result in damages substantially in excess of the amounts Sunlight earned from the underlying activities.
In addition, from time to time, through Sunlight’s operational and compliance controls, Sunlight identifies compliance issues that require it to make operational changes and, depending on the nature of the issue and contractual obligations to its various capital providers, result in financial remediation to impacted capital providers or consumers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of capital providers, contractors or consumers impacted, and also could generate litigation or regulatory investigations that subject Sunlight to additional risk.
Sunlight is subject to federal and state consumer protection laws.
In connection with the origination of loans, Sunlight must comply with various state and federal regulatory regimes, including those applicable to consumer credit transactions, various aspects of which are untested as applied to Sunlight’s business model. The complex regulatory environment of the consumer credit industry are subject to constant change and modification. While changes to statutes and promulgating new regulations may take a substantial amount of time, issuing regulatory guidance with the force of law in the form of opinions, bulletins and notices can occur quickly. Also, consumer credit regulators often initiate inquiries into market participants, which can lead to investigations and, ultimately, enforcement actions. In addition, the laws and regulations applicable to Sunlight are subject to administrative or judicial interpretation. Some of these laws and regulations have been enacted only recently and may not yet have been interpreted or may be interpreted infrequently. As a result of infrequent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to what type of conduct is permitted or restricted under such laws and regulations. Any ambiguity under a law or regulation to which Sunlight is subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to Sunlight’s compliance with such laws or regulations. As a result, Sunlight is subject to a constantly evolving consumer finance regulatory environment that is difficult to predict and which may affect Sunlight’s business. The laws to which Sunlight directly or its services by contract are or may be subject to include, among others:
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state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination and unfair, deceptive or abusive business acts or practices;

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the Truth-in-Lending Act, and its implementing Regulation Z, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit transactions;

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Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive, or abusive acts or practices (“UDAAP”), in connection with any consumer financial product or service;

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the Equal Credit Opportunity Act, and its implementing Regulation B, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the Federal Consumer Credit Protection Act or any applicable state law;

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the Fair Credit Reporting Act (the “FCRA”), and its implementing Regulation V, as amended by the Fair and Accurate Credit Transactions Act, which promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies;

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the Fair Debt Collection Practices Act, and its implementing Regulation F, the Telephone Consumer Protection Act, as well as state debt collection laws, all of which provide guidelines and limitations concerning the conduct of debt collectors in connection with the collection of consumer debts;

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the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

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the California Consumer Privacy Act, which includes certain limitations on the disclosure of nonpublic personal information by financial institutions about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal consumer information, and other privacy laws and regulations;

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the Gramm Leach Bliley Act, and its implementing Regulation P, which requires financial institutions to disclose certain information to consumers about the privacy and use of their data and which imposes certain data security requirements on financial institutions;

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the rules and regulations promulgated by the Federal Deposit Insurance Corporation, the National Credit Union Administration, as well as state banking regulators;

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the Office of Foreign Assets Control, which publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted or sanctioned countries, whose assets are blocked and Sunlight is generally prohibited from dealing with;

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the Servicemembers Civil Relief Act, which allows active duty military members to suspend or postpone certain civil obligations, and prohibits certain creditor self-help remedies, including repossession, so that the military member can devote his or her full attention to military duties;

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the Military Lending Act, enacted in 2006 and implemented by the Department of Defense, which imposes a 36% cap on the “all-in” annual percentage rates charged on certain loans to active-duty members of the U.S. military, reserves and National Guard and their dependents;

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the Electronic Fund Transfer Act, and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;

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the Telephone Consumer Protection Act, which restricts telephone solicitations and the use of automated phone equipment;

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the Electronic Signatures in Global and National Commerce Act, and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and

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the Bank Secrecy Act, which relates to compliance with anti-money laundering, due diligence and record-keeping policies and procedures.

While Sunlight has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance is given that its compliance policies and procedures will be effective. Failure to comply with these laws and with regulatory requirements applicable to Sunlight’s business could subject it to damages, revocation of licenses, class action lawsuits, administrative enforcement actions, civil and criminal liability, indemnification obligations to its capital providers, loan repurchase obligations and reputational damage which may harm Sunlight’s business, results of operations and financial condition.
The consumer finance industry is highly regulated and subject to regular changes or evolution in those regulatory requirements. Changing federal, state and local laws, as well as changing regulatory enforcement policies and priorities, may negatively impact Sunlight’s business.
In connection with Sunlight’s financial services operations, Sunlight is subject to extensive regulation, supervision and examination under United States federal and state laws and regulations. Sunlight is required to comply with numerous federal, state and local laws and regulations that regulate, among other things, the manner in which Sunlight administers loans, the terms of the loans that its capital providers originate and the fees that Sunlight may charge. Any failure to comply with any of these laws or regulations could subject Sunlight to lawsuits or governmental actions or damage Sunlight’s reputation, which could materially and adversely affect Sunlight’s business. Regulators have broad discretion with respect to the interpretation, implementation and enforcement of these laws and regulations, including through enforcement actions that could subject Sunlight to civil money penalties, capital provider and consumer remediations, increased compliance costs and limits or prohibitions on Sunlight’s ability to offer certain products or services or to engage in certain activities. In addition, to the extent that Sunlight undertakes actions requiring regulatory approval or non-objection, regulators may make their approval or non-objection subject to conditions or restrictions that could have a material adverse effect on its business. Moreover, any competitors subject to different, or in some cases less restrictive, legislative or regulatory regimes may have or obtain a competitive advantage over Sunlight.
Proposals to change the statutes affecting financial services companies are frequently introduced in Congress and state legislatures that, if enacted, may affect its operating environment in substantial and unpredictable ways. In addition, numerous federal and state regulators have the authority to promulgate or change regulations that could have a similar effect on Sunlight’s operating environment. Sunlight cannot determine with any degree of certainty whether any such legislative or regulatory proposals will be enacted and, if enacted, the ultimate impact that any such potential legislation or implementing regulations, or any such potential regulatory actions by federal or state regulators, would have upon Sunlight’s business, results of operations or financial condition.
Sunlight is also subject to potential enforcement and other actions that may be brought by state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject Sunlight to civil money penalties and fines, capital provider, contractor and consumer remediation, and increased compliance costs, damage its reputation and brand and limit or prohibit Sunlight’s ability to offer certain products and services or engage in certain business practices.
New laws, regulations, policy or changes in enforcement of existing laws or regulations applicable to Sunlight’s business, or reexamination of current practices, could adversely impact Sunlight’s profitability, limit its ability to continue existing or pursue new business activities, require it to change certain of its business practices or alter its relationships with contractors or capital providers, affect retention of key personnel, including management, or expose Sunlight to additional costs (including increased compliance costs and/or capital provider, contractor or consumer remediation). These changes also may require Sunlight to invest significant resources, and devote significant management attention, to make any necessary changes and could adversely affect its business, results of operations and financial condition.
Sunlight’s “business to business to consumer” business model subjects Sunlight and its capital providers to potential regulatory risk and litigation based on the sales practices employed by the various contractors in Sunlight’s networks.
Loan products offered by Sunlight through Orange® are offered to the consumer customers of the various contractors in Sunlight’s contractor networks by sales people employed by or engaged as third-party service providers of such contractors. Sales of consumer loans are regulated by various federal, state and local regulators. From time to time, Sunlight and its capital providers have been included in lawsuits brought by the consumer customers of certain contractors in Sunlight’s networks citing claims based on the sales practices of these contractors. Sunlight does not view contractors in its networks as its agents for whose actions Sunlight would potentially have vicarious liability. Sunlight has processes to provide educational support to these contractors and a robust process to detect any contractor sales practices that may violate applicable law and Sunlight obtains indemnities for such claims in the program agreements between Sunlight and the contractors with whom Sunlight partners. While Sunlight has paid only minimal damages to date, Sunlight cannot be sure that a court of law would not determine that Sunlight is liable for the actions of the contractors in Sunlight’s networks or that a regulator or state attorney general’s office may hold Sunlight accountable for violations of consumer protection or other applicable laws by the contractors in selling Sunlight loans. Sunlight’s risk mitigation processes may not be sufficient to mitigate financial harm to Sunlight or its capital providers associated with violations of applicable law by its contractors or that any such contractor would or is able to make good on its indemnification obligations to Sunlight or its capital providers. Any significant finding making Sunlight liable for damages in such claims could expose Sunlight to broader liabilities, a need to adjust its distribution channels for its loan products or otherwise change its business model, and could have a material and adverse impact on Sunlight’s business prospects.
The highly regulated environment in which Sunlight’s capital providers operate could have an adverse effect on Sunlight’s business.
Sunlight and its capital providers are subject to federal and state supervision and regulation. Federal and state regulation of the banking industry, credit unions and other types of capital providers, along with tax and accounting laws, regulations, rules and standards, may limit their operations significantly and control the methods by which they conduct business and when and how they are able to deploy their capital. These requirements may constrain Sunlight’s ability to enter funding program agreements with new capital providers or the ability of its existing capital providers to continue originating loans through Sunlight’s Platform. In choosing whether and how to conduct business with Sunlight, current and prospective capital providers can be expected to take into account the legal, regulatory and supervisory regimes that apply to them, including potential changes in the application or interpretation of regulatory standards, licensing requirements or supervisory expectations. Regulators may elect to alter standards or the interpretation of the standards used to measure regulatory compliance or to determine the adequacy of liquidity, certain risk management or other operational practices for financial services companies in a manner that impacts capital providers’ ability to originate loans through Sunlight’s Platform. An inability for an individual or type of capital provider to originate loans through Sunlight’s Platform could materially and adversely affect Sunlight’s ability to grow its business.
The contours of the Dodd-Frank UDAAP standard remain uncertain, and there is a risk that certain features of Sunlight’s business could be deemed to be a UDAAP.
The Dodd-Frank Act prohibits UDAAP and authorizes the Consumer Financial Protection Bureau (the “CFPB”) to enforce that prohibition. The CFPB has filed a large number of UDAAP enforcement actions against consumer lenders for practices that do not appear to violate other consumer finance statutes. There is a risk that the CFPB could determine that certain features of loans for the purchase and installation of solar systems or home improvements or the process by which Sunlight originates such loans are unfair, deceptive or abusive, which could have a material adverse effect on Sunlight’s business, financial condition and results of operations. Most states also have their own statutes designed to protect consumers from UDAAP. In addition, to federal UDAAP claims, Sunlight could also be subject to consumer litigation arising out of state UDAAP laws or state regulatory investigations alleging that Sunlight’s business practices are unfair, deceptive or abusive, which could in turn have similar material adverse effects on Sunlight’s business and financial condition.
Regulations relating to privacy, information security and data protection could increase Sunlight’s costs, affect or limit how Sunlight collects and uses personal information, and adversely affect its business opportunities.
Sunlight is subject to various privacy, information security and data protection laws, including, without limitation, requirements concerning security breach notification, and it could be negatively impacted by them. Furthermore, legislators and/or regulators are increasingly adopting or revising privacy, information security and data protection laws that potentially could have a significant impact on Sunlight’s current and planned privacy, data protection and information security-related practices; Sunlight’s collection, use, sharing, retention and safeguarding of consumer or employee information; and some of Sunlight’s current or planned business activities. This also could increase Sunlight’s costs of compliance and business operations and could reduce income from certain business initiatives.
Compliance with current or future privacy, information security and data protection laws (including those regarding security breach notification) affecting consumer or employee data to which Sunlight is subject could result in higher compliance and technology costs and could restrict Sunlight’s ability to provide certain products and services (such as products or services that involve sharing information with third parties), which could materially and adversely affect Sunlight’s profitability. Additionally, regulators may attempt to assert authority over Sunlight’s business in the area of privacy, information security and data protection or disagree with our interpretation of laws and regulations related to the foregoing areas apply to us. If Sunlight’s vendors also become subject to laws and regulations in the more stringent and expansive jurisdictions, this could result in increasing costs on Sunlight’s business.
Privacy requirements, including notice and opt-out requirements under the FCRA, are enforced by the Federal Trade Commission and by the CFPB (through UDAAP). State entities also may initiate actions for alleged violations of privacy or security requirements under state law. Sunlight’s failure to comply with privacy, information security and data protection laws could result in potentially significant regulatory investigations and government actions, litigation, fines or sanctions, consumer, capital providers or contractor actions and damage to Sunlight’s reputation and brand, all of which could have a material adverse effect on Sunlight’s business, financial condition and results of operations.
If Sunlight is found to be operating without having obtained necessary state or local licenses, it could adversely affect Sunlight’s business.
Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activity regarding consumer finance transactions, including, in certain circumstances facilitating and assisting such transactions. While Sunlight believes it has obtained all necessary licenses, the application of some consumer finance licensing laws to Sunlight’s loans is unclear. Further, if a governmental or enforcement agency determines that Sunlight is the “true lender” of loans originated under its bank partnership arrangement, Sunlight could be found to have violated licensing requirements of several states and other consumer protection statutes. If Sunlight is found to be in violation of applicable state licensing requirements by a court or a state, federal, or local enforcement agency, it could be subject to fines, damages, injunctive relief (including required modification or discontinuation of Sunlight’s business in certain areas), criminal penalties and other penalties or consequences, including indemnification obligations to its capital providers, and the loans originated through Orange® could be rendered void or unenforceable, in whole or in part, any of which could have a material adverse effect on Sunlight’s business, financial condition and results of operations.
Sunlight may in the future be subject to federal or state regulatory inquiries regarding its business.
From time to time, in the normal course of its business, Sunlight may receive or be subject to, inquiries or investigations by state and federal regulatory agencies and bodies, such as the CFPB, state attorneys general, state financial regulatory agencies and other state or federal agencies or bodies regarding its loans, including the origination and servicing of consumer loans, practices by contractors or other third parties and licensing and registration requirements. Any such inquiries or investigations could involve substantial time and expense to analyze and respond to, could divert management’s attention and other resources from running Sunlight’s business and could lead to public enforcement actions or lawsuits and fines, penalties, injunctive relief and the need to obtain additional licenses that it does not currently possess. Sunlight’s involvement in any such matters, whether tangential or otherwise and even if the matters are ultimately determined in Sunlight’s favor, could also cause significant harm to its reputation, lead to additional investigations and enforcement actions from other agencies or litigants, and further divert management attention and resources from the operation of Sunlight’s business. As a result, the outcome of legal and regulatory actions arising out of any state or federal inquiries Sunlight receives could be material to its business, results of operations, financial condition and cash flows and could have a material adverse effect on its business, financial condition or results of operations.
Risks Related to Ownership of Our Securities
An active trading market for our Class A Common Stock may never develop or be sustained, which may make it difficult to sell the shares of our Class A Common Stock you purchase.
An active trading market for the our Class A Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of our Class A Common Stock at an attractive price (or at all). The market price of our Class A Common Stock may decline below your purchase price, and you may not be able to sell your shares of our Class A Common Stock at or above the price you paid for such shares (or at all).

The market price of our Class A Common Stock and publicly-traded warrants is likely to be highly volatile, and you may lose some or all of your investment.
The market price of our Class A Common Stock and publicly-traded warrants is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
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actual or anticipated fluctuations in operating results;

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failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

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issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

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announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

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operating and share price performance of other companies in the industry or related markets;

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the timing and magnitude of investments in the growth of the business;

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actual or anticipated changes in laws and regulations;

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additions or departures of key management or other personnel;

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sales of substantial amounts of the Class A Common Stock by members of the Sunlight Board, executive officers or significant stockholders or the perception that such sales could occur;

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changes in capital structure, including future issuances of securities or the incurrence of debt; and

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general economic, political and market conditions.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of affected companies. Broad market and industry factors may seriously affect the market price of our Class A Common Stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
Additional restatements of financial results, or the time required to evaluate possible errors, may impact the market price for our Class A Common Stock.
There has been recent focus on historical accounting practices by SPACs. For example, on April 12, 2021, the SEC Staff issued the SEC Staff Statement, which resulted in a determination that the warrants and other related instruments issued by many SPACs, including us, being classified as liabilities rather equity. Further guidance from the SEC or industry-wide consensus could result in additional changes in the accounting treatment of features related to SPACs. Changes could result in the recognition of accounting errors in our previously issued financial statements, restatements of our previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting.
Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
The SEC Staff Statement regarding the accounting and reporting considerations for warrants issued by SPACs focused on certain settlement terms and provisions related to certain tender offers following a business combination. The terms described in the SEC Staff Statement are common in SPACs and are similar to the terms contained in the warrant agreement governing our warrants. In response to the SEC Staff Statement, we reevaluated the accounting treatment of our public warrants and private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on our balance sheet as of December 31, 2021 and December 31, 2020 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.
Sunlight qualifies as an emerging growth company within the meaning of the Securities Act and takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which may make Sunlight’s securities less attractive to investors and may make it more difficult to compare its performance to the performance of other public companies.
Sunlight qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Sunlight is eligible for and takes advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Sunlight will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the shares of its Class A Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or more during such fiscal year, (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period and (iv) the last day of the fiscal year following November 30, 2025, the fifth anniversary of the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act so long as Sunlight remains an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Sunlight may elect not to avail itself of this exemption from new or revised accounting standards and, therefore, it may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find Class A Common Stock of Sunlight less attractive because it will rely on these exemptions, which may result in a less active trading market for such Class A Common Stock and its stock price may be more volatile. Additionally, this may make comparison of Sunlight’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Anti-takeover provisions contained in Sunlight’s governing documents and applicable laws could impair a takeover attempt.
The Second A&R Charter and Sunlight’s bylaws afford certain rights and powers to the Sunlight Board that could contribute to the delay or prevention of an acquisition that it deems undesirable. Sunlight is also subject to Section 203 of the DGCL and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock, and could also affect the price that some investors are willing to pay for the Class A Common Stock.
The Second A&R Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
The Second A&R Charter provides that, unless Sunlight consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law and subject to applicable jurisdictional requirements, be the sole and exclusive forum for (i) any derivative action or proceeding as to which the DGCL confers jurisdiction upon the Court of Chancery, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Sunlight to Sunlight or its stockholders, (iii) any action asserting a claim against Sunlight, its directors, officers or employees arising pursuant to any provision of the DGCL, the Second A&R Charter or Sunlight’s bylaws or (iv) any action asserting a claim against Sunlight, its directors, officers or employees that is governed by the internal affairs doctrine, in each case except for such claims as to which (a) the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (b) exclusive jurisdiction is vested in a court or forum other than the Court of Chancery or (c) the Court of Chancery does not have subject matter jurisdiction. Further, the forum selection provision is not intended to apply to claims arising under the Securities Act or the Exchange Act. The Second A&R Charter provides that, unless Sunlight consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States.
If any action, the subject matter of which is within the scope of the forum selection provision described in the preceding paragraph, is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum selection provision (an “Foreign Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Sunlight is a holding company and its sole material asset is its indirect equity interest in Sunlight LLC. As a result, Sunlight is dependent upon distributions from Sunlight LLC to pay taxes, make payments under the Tax Receivable Agreement, cover its corporate and other overhead expenses and pay dividends, if any, on its Common Stock.
Sunlight is a holding company, and has no material assets other than its indirect equity interest in Sunlight LLC. Sunlight has no independent means of generating revenue or cash flow. To the extent Sunlight LLC has available cash, taking into account available borrowings, and subject to the terms of any current or future debt instruments, the Sunlight A&R LLC Agreement requires Sunlight LLC to make pro rata cash distributions to all holders of Sunlight Units, including Sunlight in an amount generally intended to allow the holders of Sunlight Units, including Sunlight, to satisfy their respective income tax liabilities with respect to their allocable share of the income of Sunlight LLC, based on certain assumptions, provided that tax distributions, except in limited circumstances, will be made sufficient to allow Sunlight to satisfy its actual tax liabilities and obligations under the Tax Receivable Agreement. Sunlight expects Sunlight LLC to fund such distributions out of available cash, taking into account available borrowings, and in the event that payments under the Tax Receivable Agreement are accelerated, where applicable, Sunlight generally expects to fund such accelerated payment out of the proceeds of the Change of Control (as defined in the Tax Receivable Agreement) giving rise to such acceleration. In addition, the Sunlight A&R LLC Agreement allows Spartan Sub, as the sole managing member of Sunlight LLC, to cause Sunlight LLC to make non-pro rata payments to Sunlight to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the Sunlight A&R LLC Agreement. To the extent that Sunlight needs funds and Sunlight LLC fails to generate sufficient cash flow to distribute funds to it or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, Sunlight’s liquidity and financial condition could be materially adversely affected.
Moreover, because Sunlight has no independent means of generating revenue, Sunlight’s ability to make tax payments and payments under the Tax Receivable Agreement are dependent on the ability of Sunlight LLC to make distributions to Sunlight in an amount sufficient to cover Sunlight’s tax obligations and payment obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of any subsidiaries Sunlight LLC may have in the future to make distributions to it. The ability of Sunlight LLC, any subsidiaries and any other entity in which it may own an interest, to make such distributions is subject to, among other things, (i) the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and (ii) restrictions in relevant debt instruments of Sunlight LLC and its subsidiaries, if any. To the extent that Sunlight is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.
Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.
Sunlight has not paid any cash dividends on its capital stock to date. Sunlight may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Sunlight Board and will depend on, among other things, Sunlight’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Sunlight Board may deem relevant. In addition, Sunlight’s ability to pay dividends is limited by covenants regarding its existing outstanding indebtedness.
In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, Sunlight realizes in respect of the tax attributes subject to the Tax Receivable Agreement.
If Sunlight experiences a Change of Control (as defined in the Tax Receivable Agreement) or the Tax Receivable Agreement terminates early (at Sunlight’s election or as a result of Sunlight’s material breach thereunder), Sunlight will be required to make a payment equal to the deemed present value of the anticipated future payments to be made by it under the Tax Receivable Agreement, and such early termination payment could be substantial, depending, among other things, on the timing of such early termination. The calculation of anticipated future payments would be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) that Sunlight has sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement, and (ii) that any Sunlight Class EX Units outstanding on the termination date or Change of Control date, as applicable, are deemed to be redeemed on such date. In the case of termination at Sunlight’s election or as a result of Sunlight’s material breach, the termination payment would be due immediately. In the case of a Change of Control of Sunlight, Sunlight will have the option to make such early termination payment immediately upon such Change of Control or ratably over a two-year period following the Change of Control. In such situations, payments under the Tax Receivable Agreement may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
If Sunlight experiences a Change of Control or the Tax Receivable Agreement terminates early (at Sunlight’s election or as a result of Sunlight’s material breach thereunder), Sunlight’s obligations under the Tax Receivable Agreement could have a material adverse effect on Sunlight’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control, or reduce the consideration payable to holders of shares of Class A Common Stock. In the event that Sunlight’s obligation to make payments under the Tax Receivable Agreement is accelerated as a result of a Change of Control, where applicable, we generally expect the accelerated payments due under the Tax Receivable Agreement to be funded out of the proceeds of the Change of Control giving rise to such acceleration. However, Sunlight may be required to fund such payment from other sources, and as a result, any early termination of Sunlight’s obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and may substantially reduce the consideration payable to holders of Sunlight’s Class A Common Stock in connection with a Change of Control. Sunlight does not currently expect to cause an acceleration due to breach, and does not currently expect that Sunlight would elect to terminate the Tax Receivable Agreement early, except in cases where the early termination payment would not be material. There can be no assurance that Sunlight will be able to meet its obligations under the Tax Receivable Agreement.
Sunlight will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that Sunlight will determine, and the IRS or another tax authority may challenge all or part of the tax basis increases upon which the payments under the Tax Receivable Agreement are based, as well as other related tax positions Sunlight takes, and a court could sustain such challenge. The TRA Holders (as defined therein) will not reimburse Sunlight for any payments previously made under the Tax Receivable Agreement if any tax benefits that have given rise to payments under the Tax Receivable Agreement are subsequently disallowed, except that excess payments made to any such TRA Holders will be netted against future payments that would otherwise be made to such TRA Holders, if any, after Sunlight’s determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, Sunlight could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could materially adversely affect its liquidity.
In certain circumstances, Sunlight LLC will be required to make tax distributions to holders of Sunlight Units, including Sunlight, and such tax distributions may be substantial. To the extent Sunlight receives tax distributions in excess of its actual tax liabilities and retains such excess cash, holders of Sunlight Class EX Units would benefit from such accumulated cash balances if they exercise their redemption right.
Pursuant to the Sunlight A&R LLC Agreement, to the extent Sunlight LLC has available cash (taking into account Sunlight LLC’s borrowing capacity), Sunlight LLC will generally be required to make pro rata distributions (which we refer to as “tax distributions”), to all holders of Sunlight Units, including Sunlight, in an amount generally intended to allow holders of Sunlight Units, including Sunlight, to satisfy their respective income tax liabilities with respect to their allocable share of the income of Sunlight LLC, based on certain assumptions and conventions, provided that tax distributions will be made, except in limited circumstances, sufficient to allow Sunlight to satisfy its actual tax liabilities and obligations under the Tax Receivable Agreement. The amount of such tax distributions will be determined based on certain assumptions, including an assumed individual income tax rate (unless the corporate tax rate is higher), and will be calculated after taking into account other distributions (including prior tax distributions) made by Sunlight LLC. Because tax distributions will be made pro rata based on ownership and due to, among other items, differences between the tax rates applicable to Sunlight and the assumed individual income tax rate used in the calculation and requirements under the applicable tax rules that Sunlight LLC’s net taxable income be allocated disproportionately to its unitholders in certain circumstances, tax distributions may significantly exceed the actual tax liability for many of the holders of Sunlight Units, including Sunlight. If Sunlight retains the excess cash it receives, the holders of Sunlight Class EX Units would benefit from any value attributable to such accumulated cash balances as a result of their exercise of the Redemption Right (as defined in the Sunlight A&R LLC Agreement). However, Sunlight expects to take other steps to eliminate any material cash balances. In addition, the tax distributions Sunlight LLC will be required to make may be substantial and may exceed the tax liabilities that would be owed by a similarly situated corporate taxpayer. Funds used by Sunlight LLC to satisfy its tax distribution obligations will not be available for reinvestment in our business, except to the extent Sunlight uses the excess cash it receives to reinvest in Sunlight LLC for additional Sunlight Units. In addition, because cash available for additional tax distributions is determined by taking into account the ability of Sunlight LLC and any subsidiaries to incur additional borrowing, Sunlight LLC may be required to increase its indebtedness in order to fund additional tax distributions. Such additional borrowing may adversely affect Sunlight LLC’s financial condition and business operations by, without limitation, limiting Sunlight LLC’s ability to borrow in the future for other purposes, such as capital expenditures, and increasing Sunlight LLC’s interest expense and leverage ratios.
General Risk Factors
The loss of one or more members of Sunlight’s senior management or key employees, or failure or inability to hire additional highly qualified employees, may adversely affect its ability to implement its business strategy.
Sunlight depends on its experienced management team to formulate and execute its business strategy. Further, Sunlight relies on other key employees and broader team to maintain operations to current standards and support business growth. The loss of one or more key executives, including Sunlight’s Chief Executive Officer or Chief Financial Officer, or other key employees, could have a negative impact on its ability to execute on its business growth strategy or, potentially, to maintain operations as now conducted.

Current job markets are extremely competitive making it more difficult for Sunlight to hire qualified employees at the same rate as Sunlight has been able to in the past and making it more difficult for Sunlight to retain talent. If Sunlight is unable to attract and retain qualified leaders and sufficient personnel with industry experience and relationships, execution on Sunlight’s strategic business plans could be limited or delayed and maintenance of operations to current standards could be negatively impacted, which could have a material adverse effect on Sunlight’s business, results of operations and financial condition.
Sunlight’s insurance for certain indemnity obligations to its officers and directors may be inadequate, and potential claims could materially and negatively impact Sunlight’s financial condition and results of operations.
Pursuant to Sunlight’s Certificate of Formation, the Sunlight A&R LLC Agreement and certain indemnification agreements, among various other agreements, Sunlight indemnifies its officers and directors for certain liabilities that may arise in the course of their service to Sunlight. Although Sunlight currently maintains director and officer liability insurance for certain potential third-party claims for which it is legally or financially unable to indemnify them, such insurance may be inadequate to cover certain claims, or may prove prohibitively costly to maintain in the future. If Sunlight were required to pay a significant amount on account of such liabilities, its business, financial condition and results of operations could be materially harmed.
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.
Sunlight is required to make various assumptions and estimates in preparing its financial statements under generally accepted accounting principles (“GAAP”), including for purposes of determining finance charge reversals, share-based compensation, asset impairment, reserves related to litigation and other legal matters, and other regulatory exposures and the amounts recorded for certain contractual payments to be paid to, or received from, Sunlight’s counterparties and others under contractual arrangements. In addition, significant assumptions and estimates are involved in determining certain disclosures required under GAAP, including those involving fair value measurements. If the assumptions or estimates underlying Sunlight’s financial statements are incorrect, the actual amounts realized on transactions and balances subject to those estimates will be different, which could have a material adverse effect on Sunlight’s business.
Future changes in financial accounting standards may significantly change Sunlight’s reported results of operations.
GAAP is subject to standard setting or interpretation by the Financial Accounting Standards Board, the PCAOB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on Sunlight’s reported financial results and could affect the reporting of transactions completed before the announcement of a change.
Additionally, Sunlight’s assumptions, estimates and judgments related to complex accounting matters could significantly affect its financial results. GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to its business, including, without limitation, revenue recognition, finance charge reversals and share-based compensation, are highly complex and involve subjective assumptions, estimates and judgments by Sunlight. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by Sunlight could require Sunlight to make changes to its accounting systems that could increase its operating costs and significantly change its reported or expected financial performance.

USE OF PROCEEDS
We will receive proceeds equal to the aggregate exercise price from any exercise of the Sunlight Warrants or Tech Capital Warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of such warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of such warrants. There is no assurance that the holders of such warrants will elect to exercise any or all of such warrants. To the extent that the Sunlight Warrants or Tech Capital Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.
We will also receive the proceeds from sales by us of the shares of Class A Common Stock in respect of certain withholdings for tax payments. We expect to use the net proceeds from the sale of such shares (i) first, to offset the cash payments made by us to satisfy the payment obligation related to the tax withholding and, (ii) if any such proceeds remain, for general corporate purposes.
All of the shares of Class A Common Stock and private placement warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Sunlight Warrants offered hereby is determined by reference to the exercise price of the public warrants and private placement warrants of $11.50 per share and the Tech Capital Warrants, which have an exercise price of $7.715 per share. Our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS.”
We cannot currently determine the price or prices at which shares of our Class A Common Stock or private placement warrants may be sold by the Selling Securityholders under this prospectus.
MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Sunlight’s Class A Common Stock has been listed and is traded on the NYSE under the symbol “SUNL” since the closing of the Business Combination. Prior to the Business Combination, Class A Common Stock of Spartan Acquisition Corp. II traded on the NYSE under the symbol “SPRQ.” There is no established public trading market for Sunlight’s Class B Common Stock, as there are no shares of Class B Common Stock currently outstanding, or Class C Common Stock.
Holders of Record
Based on information made available to Sunlight by Sunlight’s transfer agent, as of March 22, 2022, there were approximately 68 record holders of Sunlight’s Class A Common Stock, one of which was Cede & Co., a nominee for The Depository Trust Company, no record holders of Sunlight’s Class B Common Stock as there are no shares of Class B Common Stock currently outstanding, and 22 record holders of Sunlight’s Class C Common Stock.
All of our Class A Common Stock held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are considered to be held of record by Cede & Co., who is considered to be one stockholder of record. A substantially greater number of holders of our Class A Common Stock are “street name” or beneficial holders, whose Class A Common Stock is held of record by banks, brokers and other financial institutions.

Dividends
Sunlight has not paid any cash dividends on its Class A Common Stock to date. The payment of cash dividends is subject to the discretion of Sunlight’s Board of Directors and may be affected by various factors, including our future earnings, financial condition, capital requirements, share repurchase activity, current and future planned strategic growth initiatives, levels of indebtedness, and other considerations Sunlight’s Board of Directors deem relevant. Sunlight currently does not intend to pay cash dividends in the foreseeable future.
Certain Indebtedness
Sunlight’s Prior Credit Facility
As of December 31, 2020, Sunlight maintained a $15.0 million revolving credit facility (the “Credit Facility”). The interest rate on the Credit Facility was generally equal to the prime rate plus 0.75%, and the maturity date thereof was May 2021. Sunlight used borrowings from the Credit Facility for working capital.
Sunlight’s New Credit Facility
On April 26, 2021, Sunlight entered into a Loan and Security Agreement with SVB (as defined below). The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million Credit Facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum. The Loan and Security Agreement contains certain financial covenants, including (i) liquidity in an amount equal to or greater than (a) 35% of all outstanding principal amounts of any advances and (b) $10.0 million; (ii) Available Takeout Commitment Amount (as defined therein) in an amount equal to or greater than $200.0 million; and (iii) EBITDA of at least $5.0 million for the six month period ending on the last day of each month. The Loan and Security Agreement contains customary events of default. SVB could elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and Sunlight could be required to repay all amounts outstanding under the Loan and Security Agreement. In connection with the transition of accounts to SVB, Sunlight experienced a technical default that was waived informally by SVB via email. Sunlight expects to receive a formal waiver similarly addressing the technical default. Otherwise, no defaults or events of defaults have occurred as of the date of this filing.
Description of Registrant’s Securities
A description of our capital stock is in the section entitled “Description of Securities.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of Sunlight Financial Holdings Inc.’s (the “Company,” “Sunlight,” “Successor,” “we,” “our” and “us”) consolidated results of operations and financial condition. The discussion should be read in conjunction with Sunlight’s consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Sunlight” is intended to mean the business and operations of Sunlight Financial Holdings Inc. and its consolidated subsidiaries.
Business Overview
Sunlight Financial Holdings Inc. (“Sunlight”) is a business-to-business-to-consumer, technology-enabled point-of-sale (“POS”) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting, and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange® (“Sunlight Platform,” “Platform” or “Orange®”), through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Since Sunlight’s founding in 2014 through December 31, 2021, Sunlight has facilitated over $6.1 billion of loans through the Sunlight Platform in partnership with its contractor relationships.
Sunlight’s success is fueled by its strong and intentional culture based on core values such as honesty, fairness, and scrappiness. Sunlight’s culture encourages Sunlight teammates to work collaboratively with Sunlight’s contractor and capital provider partners, and the consumers they serve, to find the right result to business challenges and to deliver white-glove service. Also core to Sunlight’s values is a passion for Sunlight’s business and the societal benefits that the business funds. To date, Sunlight has facilitated loans to more than 164,816 homeowners who, as a result, have had the opportunity to save money on their utility bills and choose renewable energy over carbon-producing traditional sources of power. As of December 31, 2021, residential solar systems and energy-efficient home improvement products, facilitated through Sunlight financings since May 2016, have eliminated an estimated 27.8 million metric tons of carbon dioxide from the atmosphere. Sunlight has also executed the United Nations Climate Neutral Now Pledge, and its business was certified as carbon neutral for its fiscal year ending December 31, 2020 and is in the process of performing the required review to obtain certification for its fiscal year 2021. Sunlight will continue to pursue certification for carbon neutrality in the future.
Sunlight’s core business is facilitating loans made by Sunlight’s various capital providers to the consumer customers of residential solar contractors. Sales of Sunlight-facilitated loan products are made by contractors in the context of selling residential solar systems to consumers, allowing homeowners to go solar with no money down, and in most cases, immediately saving money on their utility bills and often saving a significant amount of money over the life of their solar system. While only approximately 20% of residential solar system sales were financed with solar loans in 2015, an estimated 63% of residential solar loan sales were financed with solar loans in 2020. Solar loans made to finance residential solar systems through Sunlight’s Platform are made exclusively to homeowners. Sunlight believes that homeowners generally have better credit characteristics than other consumer groups. As of December 31, 2021, the average FICO score of all solar borrowers financed through Sunlight’s Platform is 751. Both the generally strong credit profile of solar loan borrowers and attractive risk-adjusted returns on solar loans to capital providers have enabled Sunlight to build a diversified network of capital providers to fund the solar loans facilitated by Sunlight’s Platform.
Loan providers in the residential solar industry compete primarily on process (customer and contractor experience), pricing, and products. Orange® offers contractors robust tools to sell more solar systems and home improvements and homeowners a fast, fully-digital and frictionless experience. Because Sunlight has diverse funding sources, Sunlight is able to offer a large suite of competitive loan products that include multiple loan structures and combinations of interest rates and tenors.
Sunlight’s revenue is primarily from platform fees earned on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the margin between the contractor fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the discount at which Sunlight’s capital provider either funds or purchases such loan (as described in more detail below). The best-in-class credit quality of Sunlight-facilitated loans attracts diverse and attractively-priced capital (the “price” to Sunlight being the amount that a capital provider will pay to originate or purchase a Sunlight-facilitated loan), ensuring that Sunlight can offer competitive pricing to its network of contractors while still earning attractive margins. Sunlight’s business model is asset light and therefore Sunlight has minimal consumer credit risk. Sunlight does not earn material revenue from loans maintained on its balance sheet.
Executive Overview
Sunlight’s revenue is primarily attributable to platform fees earned by Sunlight for facilitating the origination of solar and home improvement loans by its capital providers. Sunlight believes that revenue and resulting Adjusted EBITDA will increase over time as the solar and home improvement markets grow organically, as Sunlight adds solar and home improvement contractors to its network, and as Sunlight continues to expand its relationship with its existing contractor partners.
Sunlight has prepared the discussion of its results of operations for the fiscal year ended December 31, 2021 by combining the Predecessor and Successor results of operations and cash flows during the year ended December 31, 2021 and comparing the combined data to the results of operations and cash flows for the year ended December 31, 2020. Sunlight believes that the discussion of Sunlight’s combined operational results, while on different bases of accounting related to the application of purchase accounting, is appropriate as Sunlight highlights operational changes as well as purchase accounting related items.
The Combined Annual Period Compared to the Predecessor’s Year Ended December 31, 2020
•
Sunlight facilitated the origination of $2.5 billion of loans during the Combined Annual Period, representing an increase of 71.9% from $1.5 billion of loans during the year ended December 31, 2020.

•
Revenue was $114.7 million for the Combined Annual Period, representing an increase of 64.9% from $69.6 million for the year ended December 31, 2020.

•
Net income (loss) was $(241.0) million for the Combined Annual Period, representing a decrease from $10.6 million for the year ended December 31, 2020.

•
Adjusted Net Income (Loss) was $40.5 million for the Combined Annual Period, representing an increase from $16.2 million for the year ended December 31, 2020.

•
Adjusted EBITDA was $52.9 million for the Combined Annual Period, representing an increase of 120.8% from $24.0 million for the year ended December 31, 2020.

As discussed more fully in “— Results of Operations,” Sunlight’s net income (loss), Adjusted Net Income (Loss), and Adjusted EBITDA for the Combined Annual Period includes the effects from the Business Combination and presented on a basis different than those measures for the Predecessor’s Year Ended December 31, 2020.
Adjusted EBITDA
Information regarding use of Adjusted EBITDA, a non-GAAP measure, and a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, is included in “— Non-GAAP Financial Measures.” The following charts depict adjusted EBITDA and other key performance measures for the Combined Annual Period, and the year ended December 31, 2020 (in thousands):

(a)
Includes the results of operations for the Predecessor during the period of January 1, 2021 through July 9, 2021 and for the Successor during the period of July 10, 2021 through December 31, 2021. Refer to “— Key Performance Measures” and “— Results of Operations” for amounts related to that period.

Highlights
In the fourth quarter of 2021, Sunlight continued to experience strong growth including:
•
The number of borrowers increased to 18,225, up 1.9% from 17,882 borrowers in the prior-year period.

•
Contractor relationships grew 40.2% relative to the prior-year period, with 25 new solar and home improvement contractors joining the Sunlight Platform in the fourth quarter of 2021.

•
Battery attachment rate grew to 17.8%, compared with 16.6% in the prior-year period.

•
Average loan balance decreased 2.5% year-over-year to $34,774, with a record-high average solar loan balance of $41,983 in the fourth quarter of 2021.

•
As of December 31, 2021, Sunlight had a cumulative funded loan total of $6.1 billion.

Key Performance Measures
Sunlight reviews several key performance measures, discussed below, to evaluate its business and results, measure performance, identify trends, formulate plans and make strategic decisions. Sunlight believes that the presentation of such metrics is useful to its investors and counterparties because they are used to measure and model the performance of companies such as Sunlight using similar metrics.

The following table sets forth key performance measures for the Successor Period, the Predecessor Annual Period, the Combined Annual Period, and the year ended December 31, 2020 (in thousands, except percentages):
	Successor	Predecessor		Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period(a)	For the Year Ended December 31, 2020	Percentage Change(b)
Funded Loans	$1,214,754	$1,309,504	$2,524,258	$1,468,647	71.9%
Direct Channel Funded Loans	923,848	1,048,232	1,972,080	1,205,392	63.6
Indirect Channel Funded Loans	290,906	261,272	552,178	263,255	109.8
Platform Fee Loans	1,228,022	1,318,644	2,546,666	1,432,661	77.8
Direct Channel Platform Fee Loans	923,848	1,048,232	1,972,080	1,205,392	63.6
Indirect Channel Platform Fee Loans	304,174	270,412	574,586	227,269	152.8
Revenue	61,674	53,064	114,738	69,564	64.9
Net Income (Loss)	(247,084)	6,131	(240,953)	10,624	n.m.
Adjusted Net Income (Loss)	21,789	18,689	40,478	16,211	149.7
Adjusted EBITDA	29,644	23,260	52,904	23,958	120.8

(a)
The Combined Annual Period represents the combined results of the Successor Period and the Predecessor Annual Period. Funded Loans, Platform Fee Loans, and Revenues were not materially impacted by the Business Combination for the year ended December 31, 2021. Refer to “— Results of Operations” for a discussion of the effects of the Business Combination on Net Income (Loss), Adjusted Net Income (Loss) and Adjusted EBITDA.

(b)
Change represents the Combined Annual Period compared to the year ended December 31, 2020.

Funded Loans.   Sunlight refers to the aggregate principal balance of the loans facilitated through Orange®, and funded by Sunlight’s capital providers, during a given period, as “funded loans.” Direct channel capital providers fund Sunlight-facilitated solar or home improvement loans one-by-one directly onto their balance sheet via Orange®. Sunlight’s direct channel capital providers are depository institutions with the power and authority to originate loans such as banks and credit unions. In the indirect channel, Sunlight’s intermediary bank partner originates solar and home improvement loans, as directed by Sunlight’s allocation engine, onto its balance sheet. These loans are aggregated, pooled, and sold to indirect channel capital providers that cannot, or do not wish to, directly originate solar or home improvement loans. The indirect channel capital provider relationship allows Sunlight to access a broader range of capital, which may include, among others, credit funds, insurance companies and pension funds. The home improvement line of business represents an immaterial portion of the funded loans.
Platform Fee Loans.   Indicates loans facilitated by Sunlight on which it earns platform fees in a given period (as described further under “Revenue” below).
Revenue.   Sunlight earns revenue in two primary streams: platform fees earned on funded loans, as described above, and fees for loan portfolio management and administration services. For loans originated through Sunlight’s direct channel, Sunlight earns platform fees when the direct channel capital provider funds a particular loan and, for loans originated through Sunlight’s indirect channel, Sunlight earns platform fees when the indirect channel capital provider purchases a particular loan from Sunlight’s intermediary bank partner. Fees earned by Sunlight for loan portfolio management and administration services are paid to Sunlight by the capital providers for which such services are performed on a monthly basis or such other period as the parties agree.
The contracts under which Sunlight (a) arranges loans for the purchase and installation of home improvements other than residential solar energy systems and (b) earns income from the prepayment of certain of those Loans sold to an Indirect Channel Loan Purchaser are considered derivatives under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns in connection with these contracts. Instead, Sunlight records realized gains on the derivatives within “Realized Gains on Contract Derivative, Net.”
Net Income.   Net income is a financial measure used to measure Sunlight’s performance from period-to-period on a consistent basis.
Non-GAAP Financial Measures.   Adjusted Net Income and Adjusted EBITDA are non-GAAP financial measures used by Sunlight’s management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Please see “— Non-GAAP Financial Measures” for a further description of the calculation of Adjusted Net Income, Adjusted EBITDA, and reconciliations to net income.
Loan Characteristics
The following table sets forth the average characteristics of loans Sunlight facilitated for the Successor Period, the Predecessor Annual Period, and the year ended December 31, 2020 (USD in thousands):
	Successor	Predecessor		Predecessor
Average Loan Characteristic	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period	For the Year Ended December 31, 2020
Solar
Loan Term (in months)	234	231	232	224
Customer Interest Rate	2.3%	2.5%	2.4%	3.8%
Customer FICO Score	752	752	752	746
Loan Balance	$41	$40	$41	$35
Solar Maxx®(a)
Loan Term (in months)	292	n.a.	292	n.a.
Customer Interest Rate	6.9%	n.a.	6.9%	n.a.
Customer FICO Score	641	n.a.	641	n.a.
Loan Balance	$46	n.a.	$46	n.a.
Home Improvement
Loan Term (in months)	111	107	109	105
Customer Interest Rate	10.7%	10.2%	10.5%	10.1%
Customer FICO Score	747	754	750	753
Loan Balance	$16	$16	$16	$15
Home Improvement Maxx®(b)
Loan Term (in months)	107	n.a.	107	n.a.
Customer Interest Rate	17.9%	n.a.	17.9%	n.a.
Customer FICO Score	634	n.a.	634	n.a.
Loan Balance	$10	n.a.	$10	n.a.

(a)
Solar Maxx® loans represented less than 1.0% of loans facilitated by Sunlight during the year ended December 31, 2021.

(b)
Home Improvement Maxx® loans represented less than 1.0% of loans facilitated by Sunlight during the year ended December 31, 2021.

Recent Developments
Coronavirus Outbreak.   During the first quarter of 2020, Sunlight experienced strong continued growth in funded loan volume, which was a continuation of the rapid growth experienced in the fiscal year ended December 31, 2019. The onset of the novel coronavirus (“COVID-19”) pandemic beginning in March 2020 led to a 3% decline in the number of credit approvals and a 15% decline in volume of loans funded during the second quarter of 2020 compared to the second quarter of 2019. However, the number of credit approvals and funded loan volumes largely recovered in the third quarter of 2020 to exceed the levels experienced during the third quarter of 2019. At December 31, 2021, Sunlight facilitated a cumulative funded loan volume since inception of approximately $6.1 billion.
Key Factors Affecting Operating Results
Sunlight’s future operating results and cash flows are dependent upon a number of opportunities, challenges, and other factors, including (i) growth in the number of loans funded to the customers of each contractor; (ii) the availability of capital to fund the loan products offered by Sunlight and desired by the markets in which Sunlight participates and on economic terms favorable to Sunlight; (iii) funded loan volume; (iv) competition in the markets in which Sunlight operates; (v) the cost of traditional and other alternative sources of power to consumers and industry trends and general economic conditions; (vi) growth in the number of contractors included in Sunlight’s network; and (vii) concentration among Sunlight’s contractor partners and capital provider partners.
Growth in the Number of Contractors and in the Number of Loans Funded for the Customers of Each Contractor
Sunlight’s expansive network of residential solar and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange® and by Sunlight more generally, constitutes the distribution channel through which Sunlight builds funded loan volume and earns fee income. Sunlight believes that continued growth in the number of contractors in Sunlight’s network, and growth in the number of loans funded to the customers of each such contractor through deepening relationships with, as well as first-look exclusivity arrangements and volume commitments from, those contractors, have been and will continue to be key components of Sunlight’s increased market penetration, growth in funded loan volume, and Sunlight’s operating results.
Availability of Capital to Fund Loans; Funded Loan Volume
Sunlight’s business model is heavily dependent on connecting its capital providers, who wish to build a portfolio of residential solar or home improvement loans, to the homeowner customers of the contractors in Sunlight’s distribution network, who wish to finance the purchase of residential solar systems or other home improvements. Sunlight earns a platform fee on each solar and home improvement loan facilitated through Orange®. Sunlight’s ability to continue to increase its funding capacity either by adding additional capital providers or by increasing the commitments of its existing capital providers to fund loans on terms desired by the solar and/or home improvement markets and on terms that are economically favorable to Sunlight is an important factor in Sunlight’s ability to increase funded loan volume, which is in turn a critical factor in Sunlight’s operating results.
Competition
Competition for Sunlight occurs at two levels: (i) competition to acquire and maintain contractor relationships; and (ii) competition to acquire high quality capital to fund loans, in each case on economic terms favorable to Sunlight.
Competition to Acquire and Maintain Contractor Relationships
Competition to obtain and maintain contractor relationships is significant. Although Sunlight has negotiated first-look exclusivity arrangements with, and volume commitments from, certain contractors, the contractors in the residential solar market generally do not enter, contractors generally do not enter exclusive relationships with residential solar loan providers and Sunlight’s agreements with its network of contractors generally do not provide for exclusive relationships. Contractors may offer loan products from Sunlight, as well as from Sunlight’s competitors, and generally select between loan providers based on pricing (ie. the dealer fee or original issue discount charged to the contractor), consumer credit approval rates, variety of loan products to address shifting consumer demands and market conditions, ease of loan application and completion process (platform) and other services to facilitate the contractor’s business.
Sunlight believes that the following factors, among others, are key to Sunlight’s success in acquiring and maintaining contractor relationships:
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Superior value proposition for contractors.   Sunlight’s large array of loan products and flexibility in offering new and additional products stem from the depth, diversity and attractively-priced funding of Sunlight’s capital providers. Sunlight’s loan products allow contractors to capture additional purchase opportunities from consumers that do not want to or are not able to pay cash for solar system installation or do not want to lease a system from a third party and forego the benefits of ownership. Sunlight’s attractive loan products and competitive contractor fees allow contractors to choose products that fit their business needs and the financing needs of their customers. The broad range of products offered by Sunlight improves the contractor’s chances of meeting its customers’ financing needs and completing a sale.

•
Easy-to-use technology-enabled POS financing platform, instant credit decisioning.   Orange® is easy to use and provides instant credit decisions for homeowners interested in financing the purchase of a residential solar system or home improvement. Access to prompt credit decisions and the ability to close financing transactions through an intuitive and easy process through the execution of loan agreements in one encounter with a potential customer provides significant additional sale opportunities for contractors. Orange® may be accessed via the Orange® web address, directly from certain contractor’s own website via a flexible application programming interface, or API, and via Sunlight’s mobile application. Besides instant credit decisioning, Orange® includes automated loan stipulation, secure document upload, e-sign capacity and other features that facilitate efficient loan transactions and provide contractors with the ability to grow their businesses.

•
Additional features and services offered by Sunlight further support the growth of contractor businesses, attract new contractors to Sunlight’s network and build contractor loyalty.   Sunlight prioritizes innovation in Orange® and services that support growth in the businesses of its existing network of contractors, attract new contractors and build contractor loyalty. Examples of such innovations include Sunlight’s advance program, Sunlight’s launch of Spanish-language loan products and Sunlight Rewards™. Sunlight believes that it has innovated more quickly than its competitors and offers contractors a greater array of valuable services that drive their determination to offer their customers Sunlight-offered loan products over those of Sunlight’s competitors and that Sunlight will continue to be able to innovate quickly to meet the needs of its contractor network.

Competition to Acquire Capital to Fund Loans
The residential solar system and home improvement loan markets are relatively fragmented. Facilitating the aggregation of loan volume from these markets is a highly competitive sector of these broader industries. Sunlight faces competition from a diverse landscape of consumer lenders, including traditional banks, credit unions, specialized residential solar system lenders, and lease providers. Sunlight’s competitors source capital from a mix of alternative sources, including depository capital and/or other alternatives that rely on the capital markets.
Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, attractive risk-adjusted returns earned by its capital providers relative to other asset classes, the access that Sunlight’s Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost. Sunlight has successfully added capital providers and grown commitments from existing capital providers since inception. As its contractor network has grown, Sunlight has consistently diversified its capital provider base to ensure that it has sufficient capital to fund the demand for Sunlight facilitated loans and that it is able to offer an evolving and competitive mix of loan products to meet contractor and consumer demand. Capital providers have actively participated in this success and Sunlight has not experienced any capital provider attrition since inception, although one capital provider provided notice to Sunlight that it had exceeded its internal asset concentration levels for solar loans and, accordingly, such capital provider terminated their program agreement with Sunlight in April 2021. This capital provider purchased an immaterial portion (less than 2.2%) of Sunlight’s total facilitated solar loans in 2020. Sunlight believes that there are many institutions seeking to deploy capital into solar and home improvement loan assets, but Sunlight intends to continue to be selective about adding capital provider partners. Sunlight values diversification but will specifically focus on partnering with potential capital providers that can enable Sunlight to meet strategic goals, including access to the most attractive pricing and access to capacity for a growing suite of loan products, among others.
Industry Trends and General Economic Conditions; Cost of Power
Sunlight’s results of operations in the past have been fairly resilient to economic downturns but in the future may be impacted by the relative strength of the overall economy and its effect on unemployment, consumer spending and consumer demand for solar systems and home improvements. As general economic conditions improve or deteriorate, the amount of disposable income consumers have access to tends to fluctuate, which in turn impacts consumer spending levels and the willingness of consumers to take out loans to finance purchases. Specific economic factors such as interest rate levels, changes in monetary, fiscal and related policies, market volatility, consumer confidence, the impact of the COVID-19 pandemic and, particularly, the unemployment rate also influence consumer spending and borrowing patterns.
Sunlight’s results of operations are also dependent upon continued growth in the residential solar market and the continued penetration of residential solar across the country. Growth in the solar market is attributable to several factors including, among others, savings available to consumers as compared with the cost of traditional sources of power or other forms of clean or alternative power and the opportunity to participate in the world-wide effort of reducing carbons in the atmosphere, or “going green.” The cost to homeowners to install solar is impacted by many factors, including the cost of materials, the cost of labor, the availability of federal, state and local incentives, and to the extent financed, prevailing interest rates.
Specifically, future results of operations may be impacted by the potential discontinuation or material reduction or other change in the federal solar tax credit (the “ITC”). The ITC currently allows a qualifying homeowner to deduct 26% of the cost of installing residential solar systems from their U.S. federal income taxes, thereby returning a material portion of the purchase price of the residential solar system to homeowners. Congress has extended the ITC expiration date multiple times including, most recently, in December 2020. Under the terms of the current extension, the ITC will remain at 26% through the end of 2022, reduce to 22% for 2023, and further reduce to 0.0% after the end of 2023 for residential solar systems, unless it is extended before that time. Although the ITC has been extended several times, there is no guarantee that it will be extended beyond 2023.
Though the residential solar market has grown steadily over the last several years, Sunlight cannot guarantee that such growth will continue. In addition, although the home improvement business is not currently a material part of Sunlight’s business, Sunlight believes that it is well-positioned to grow that business significantly over time. The home improvement industry is, however, subject to many of the same industry trends and challenges associated with a changing economy as the solar industry and Sunlight cannot guarantee that it will be successful in growing that business as planned.
Concentration
Sunlight’s expansive network of residential solar system and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange®, constitutes the distribution channel through which the Sunlight-facilitated loans made available by Sunlight’s capital providers are sold to the consumer customers of such contractors. Sunlight partners with some of the largest contractors in the United States, which in the aggregate generate a material portion of Sunlight’s funded loan volume through Sunlight’s network of capital providers. However, Sunlight’s contractor network is considerably diversified. In the period from December 31, 2019 to December 31, 2020, the top ten contractors in Sunlight’s network were responsible for selling 42.0% of Sunlight’s funded loan volume, and in the period from December 31, 2020 to December 31, 2021 that percentage increased to 45.4%. In both of these periods, only one contractor sold loans aggregating more than 10% of Sunlight’s revenue. That contractor was responsible for selling more than 15.4% and 13.3% of Sunlight’s funded loan volume in the period from December 31, 2019 to December 31, 2020 and in the period from December 31, 2020 to December 31, 2021, respectively. While the percentage of Sunlight’s funded loan volume sold by any contractor in Sunlight’s network varies from period to period, there is one contractor, Marc Jones Construction, L.L.C. d/b/a Sunpro Solar (“Sunpro”), that sold 11.3% and 15.2% of Sunlight’s funded loan volume during the Successor Period and the Predecessor Annual Period, respectively, and 15.4% during the year ended December 31, 2020. Sunlight believes that its contractor network is sufficiently diversified to continue to grow with the residential solar market, and increase share given market dynamics, but intends to continue adding contractors to the network in order to further diversify and broaden the opportunity to grow the business.
Sunlight has multiple capital providers in both its direct and indirect funding channels, all of which have increased their commitments since partnering with Sunlight. Sunlight’s largest capital provider in the period from December 31, 2020 to December 31, 2021 has materially increased its commitment since the relationship began in 2015. Though Sunlight believes that the relationship with this capital provider is healthy and will continue without disruption, the significant portion of funded loan volume attributable to this capital provider results in concentration risk. This capital provider funded 45.3% and 29.4% of Sunlight’s funded loans during the period from December 31, 2019 to December 31, 2020 and during the period from December 31, 2020 to December 31, 2021, respectively. Sunlight cannot guarantee that this capital provider will continue to fund loans facilitated by Sunlight in the same volume or at all beyond its current contractual commitment. This capital provider may reduce the volume commitment in whole or in part upon no less than 90 days’ prior written notice. Sunlight added new capital providers in 2021 to reduce its capital provider concentration risk and will continue to do so selectively. Further, Sunlight is in continuous discussions with multiple capital providers on an ongoing basis and, if Sunlight were to receive an advance notice of termination from the capital provider, Sunlight will use the advance notification to develop alternate funding sources to replace this capital provider. While Sunlight believes that it would be able to identify and implement alternative arrangements during this period, Sunlight cannot guarantee that it would be able to do so at all or on equivalent or favorable terms. Sunlight believes that a failure to arrange alternative loan funding on equivalent terms would have little impact on Sunlight’s funded loan volume, as capital for the solar loan industry has historically been readily available. Rather, Sunlight believes that such failure would be more likely to have a greater negative impact on the amount of platform fees that Sunlight earns, and therefore could impact revenue.
Basis of Presentation
Sunlight conducts business through one operating segment, and Sunlight operates in one geographic region, the United States. See Notes 1 and 2 of the accompanying consolidated financial statements of Sunlight for more information.
Components of Results of Operations
Revenues
Revenue.   Sunlight earns revenue in two primary streams: platform fees earned on each loan facilitated via Orange® and fees earned for loan portfolio management and administration services.
Platform fees.   Platform fee revenue for each loan facilitated via Orange®, is generally the difference between the contractor fee that Sunlight charges to the contractors in its network for access to Orange® and the ability to offer financing options to their customers and the capital provider discount charged to Sunlight (cost of capital to Sunlight) for such loan. The platform fee percentage is equal to the dollar amount of such fee divided by the principal balance at origination of such loan. Platform fees are generally earned by Sunlight in the direct channel when the direct channel capital provider funds a particular loan and in the indirect channel when an indirect channel capital provider purchases a particular loan from Sunlight’s intermediary bank partner. The contract between Sunlight and its intermediary bank partner for home improvement loans is considered a derivative for GAAP purposes, whereas the contract between Sunlight and its intermediary bank partner for solar loans is not. For indirect channel home improvement loans, Sunlight records a “realized gain on contract derivative (net)” in lieu of a platform fee generally when the loans are purchased by Sunlight’s indirect capital provider from Sunlight’s bank partner, and Sunlight is paid. As such, Sunlight excludes from its revenue any platform fee associated with an indirect channel home improvement loan under Sunlight’s related home improvement agreement. Sunlight estimates the fair value of the derivative components of the bank partnership arrangement based on the present value of the net cash flows that Sunlight expects to collect under the agreement. Under this home improvement bank partnership arrangement, with respect to a given home improvement loan, Sunlight will expect to collect (x) the amount paid by Sunlight’s indirect capital provider to purchase the loan from Sunlight’s bank partner (the outstanding principal balance of the loan less the amount of the capital provider discount applied to that loan plus any accrued and unpaid interest) minus (y) the total of amounts funded to the relevant contractor in respect of the related home improvement project (total cost of the project to the consumer customer of the relevant contractor less the applicable contractor fee) and any amounts that Sunlight owes to its bank partner in the form of minimum guaranteed returns to the bank partner on the origination of such loan. The aggregate estimated fair value of this agreement is marked to market by Sunlight on a monthly basis. When a loan sale occurs, the estimated fair value associated with the loans included in the sold portfolio is reversed and Sunlight recognizes the related realized net cash as a realized gain as noted above.
Loan portfolio management and administration revenue.   Sunlight also earns revenue from fees charged by Sunlight for providing loan portfolio management, servicing, and administration services for certain of its capital providers. These services include the reporting of loan performance information, administration of servicing performed by third parties, and addressing customer concerns or complaints through Sunlight’s call center on behalf of the relevant capital provider.
Costs and Expenses
Cost of revenues.   Sunlight’s cost of revenues includes the aggregate costs that Sunlight incurs to satisfy its obligations in facilitating the origination of a loan. The cost of revenues includes variable consideration that Sunlight pays for its platform fees which do not otherwise meet the criteria necessary for netting against gross revenues, including items such as credit bureau fees, the cost to check homeowners’ title in connection with the homeowner credit underwriting, the cost of certain sales incentives, and certain information technology costs directly associated with loan origination activities, among others.
Compensation and benefits.   Compensation and benefits expenses represent costs related to our employees, such as salaries, bonuses, benefits and equity-based compensation expenses. Also included are any recruiting costs incurred by Sunlight in attracting talent and professional and consulting fees related to certain services that Sunlight outsources to third parties.
Selling, general, and administrative.   Selling, general and administrative expenses include legal, audit and other professional services fees, travel and entertainment expenses, and insurance premiums as incurred. Sunlight recognizes expenses associated with co-marketing agreements when earned by the counterparty.
Property and technology.   Property and technology expenses comprise rent, information technology services to support the Orange® infrastructure and operation, as well as other Sunlight technology requirements, and noncapitalizable costs to internally develop software as incurred.
Depreciation and amortization.   Depreciation and amortization expenses relate primarily to the amortization of definite-lived intangible assets acquired in the Business Combination that include contractor and capital provider relationships, developed technology, and trademarks/ tradenames. Other amortization includes internally developed software to support Orange® or otherwise developed by or on behalf of Sunlight after the Business Combination and leasehold improvements. Depreciation expense includes the depreciation of computer hardware as well as furniture, fixtures, and equipment.
Goodwill Impairment.   To the extent Sunlight determines the carrying value of its goodwill resulting from the Business Combination exceeds its implied fair value, Sunlight recognizes an impairment loss for that difference on the date of such determination.
Provision for losses.   Provision for losses expenses relate primarily to certain receivables that are held-for-investment by Sunlight that are not performing or Sunlight estimates will not perform based upon historical experience. The term relates to Sunlight’s advances program, its prefunding program, and to certain solar and home improvement loans and loan participations that Sunlight purchased from Sunlight’s capital providers pursuant to the terms of its contract with those capital providers.
Management fees to affiliate.   These expenses relate to fees paid pursuant to management agreements entered into between Sunlight and certain of Sunlight’s affiliates. These management agreements terminated upon closing of the Business Combination.

Other Income (Expense), Net
Interest income.   Sunlight recognizes income on certain receivables that are held-for-investment by Sunlight, including certain solar or home improvement loans, or participations in solar loans, held on the Sunlight balance sheet, in each case to the extent such receivables are performing. Sunlight accrues interest income based on the unpaid principal balance and contractual terms of such receivables, and recognizes income related to the discounts associated with such receivables as a yield adjustment using the interest method, or on a straight-line basis when it approximates the interest method, over the loan term.
Interest expense.   Interest expenses represent interest payable by Sunlight on its borrowings under its Loan and Security Agreement (as defined below). Interest expense also includes the amortization of associated deferred financing costs prior to the Business Combination.
Change in fair value of warrant liabilities.   The change in fair value of warrant liabilities relates to certain warrants issued by Sunlight to certain third parties to purchase Sunlight’s Class A Common Stock. Such warrants are marked to market periodically and any change in value is reflected in this line item.
Change in fair value of, and realized gains on, contract derivative, net.   The arrangement with Sunlight’s intermediary bank partner to originate indirect channel home improvement loans is considered a derivative under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns from the sale of home improvement loans from the bank partner’s balance sheet. Instead, Sunlight records a derivative that is marked to market on a monthly basis, with realized gains recognized on the derivative on the sale of the loan from the bank partner to an indirect channel capital provider and accounting for the impact of any changes to the applicable interest rates on the amounts payable to the bank partner in connection with any such sale.
Other realized losses, net.   Other realized losses primarily relate to losses Sunlight incurred in connection with certain indirect channel loans.
Other income (expense).   Other income or expense primarily relate to the changes in a liability for certain guarantees of performance provided by Sunlight to Sunlight’s bank partner relating to the loans held on the balance sheet of Sunlight’s bank partner and certain other guarantees of performance made by Sunlight to certain of its capital providers with respect to specified solar loans.
Business Combination expenses.   The expenses Sunlight incurs that are not considered operating expenses. For the Combined Annual Period, these costs primarily represent legal and other professional costs Sunlight incurred in connection with the Business Combination.
Income tax benefit (expense).   The income taxes Sunlight incurs on the taxable income, or income tax benefit in periods of taxable loss, not allocable to noncontrolling interests in Sunlight LLC.
Noncontrolling interests in income (loss) of consolidated subsidiaries.   The net income (loss) of Sunlight’s consolidated subsidiaries allocable to third parties and to which Sunlight is not entitled.

Results of Operations
This section includes a summary of our results of operations, followed by detailed comparisons of our results for the Combined Annual Period, and the year ended December 31, 2020 (in thousands, except percentages):
	Successor	Predecessor		Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period	For the Year Ended December 31, 2020	Increase (Decrease)(a)
Revenue	$61,674	$53,064	$114,738	$69,564	$45,174	64.9%
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	9,873	10,556	20,429	13,711	6,718	49.0
Compensation and benefits	44,996	17,162	62,158	26,174	35,984	137.5
Selling, general, and administrative	7,419	3,450	10,869	3,806	7,063	185.6
Property and technology	3,088	2,790	5,878	4,304	1,574	36.6
Depreciation and amortization	43,389	1,688	45,077	3,231	41,846	1,295.1
Provision for losses	1,217	1,172	2,389	1,350	1,039	77.0
Goodwill impairment	224,701	—	224,701	—	224,701	n.m.
Management fees to affiliate	—	204	204	400	(196)	(49.0)
	334,683	37,022	371,705	52,976	318,729	601.6
Operating income (loss)	(273,009)	16,042	(256,967)	16,588	(273,555)	n.m.
Other Income (Expense), Net
Interest income	149	262	411	520	(109)	(21.0)
Interest expense	(554)	(604)	(1,158)	(829)	(329)	39.7
Change in fair value of warrant liabilities	22,583	(5,504)	17,079	(5,510)	22,589	n.m.
Change in fair value of contract derivatives, net	638	(662)	(24)	1,435	(1,459)	n.m.
Realized gains on contract derivatives, net	2,866	2,992	5,858	103	5,755	5,587.4
Other realized losses, net	—	—	—	(171)	171	(100.0)
Other income (expense)	(181)	616	435	(634)	1,069	n.m.
Business combination expenses	(3,080)	(7,011)	(10,091)	(878)	(9,213)	1,049.3
	22,421	(9,911)	12,510	(5,964)	18,474	n.m.
Net Income (Loss) Before Income Taxes	(250,588)	6,131	(244,457)	10,624	(255,081)	n.m.
Income tax benefit (expense)	3,504	—	3,504	—	3,504	n.m.
Net Income (Loss)	(247,084)	6,131	(240,953)	10,624	(251,577)	n.m.
Noncontrolling interests in loss of consolidated subsidiaries	87,528	—	87,528	—	87,528	n.m.
Net Income (Loss) Attributable to Class A Shareholders	$(159,556)	$6,131	$(153,425)	$10,624	$(164,049)	n.m.

(a)
Change represents the Combined Annual Period compared to the year ended December 31, 2020.

The Combined Annual Period Compared to the Year Ended December 31, 2020 (Predecessor)
Revenue
The following table provides the components of Sunlight’s revenue for the Successor Period, the Predecessor Annual Period, the Combined Annual Period, and the year ended December 31, 2020 (in thousands, except percentages):
	Successor	Predecessor		Predecessor	Increase (Decrease)(a)
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period	For the Year Ended December 31, 2020	$	%
Direct Channel Platform Fees, net	$49,937	$45,703	$95,640	$64,120	$31,520	49.2%
Indirect Channel Platform Fees, net	6,846	5,054	11,900	2,733	9,167	335.4
Other revenues	4,891	2,307	7,198	2,711	4,487	165.5
Total	$61,674	$53,064	$114,738	$69,564	$45,174	64.9

(a)
Change represents the Combined Annual Period compared to the year ended December 31, 2020.

Revenue increased by $45.2 million or 64.9% for the year ended December 31, 2021 as compared to the year ended December 31, 2020 due to an increase of 77.8% in platform fee loans, as well as an overall 0.1% increase in the average platform fee percentage earned on loans funded by direct channel capital providers or purchased by indirect channel capital providers. Sunlight’s revenue excludes amounts earned through its facilitation of indirect channel home improvement loan originations, which Sunlight presents as realized gains on contract derivatives.
Funded loans increased from $1.5 billion for the year ended December 31, 2020 to $2.5 billion for the year ended December 31, 2021, an increase of 71.9%. Sunlight believes that the increase in funded loans year-over-year is attributable primarily to growth in the residential solar market, deepening relationships with existing contractors, and an increase in the number of contractors in Sunlight’s contractor network.
The average platform fee percentage earned on loans funded by direct channel capital providers or purchased by indirect channel capital providers increased 0.1% from the year ended December 31, 2020 to the year ended December 31, 2021. The platform fee percentage earned by Sunlight is dependent on several factors, including (i) the contractor fees charged by Sunlight to contractors (which is impacted by competitive pressure that varies from period to period, by loan product based on consumer and contractor preferences, and by the mix of contractors in a particular period as certain contractors may generally have higher or lower contractor fees than others), (ii) the capital provider discounts charged to Sunlight by Sunlight’s capital providers (which may fluctuate based on, among other things, market conditions impacting cost of capital, opportunities in other asset classes, and the mix of capital providers funding or purchasing loans in a particular period as certain capital providers may generally have higher or lower capital provider discounts than others), (iii) the mix of Sunlight loan products funded in a particular period (as certain products in that period, for reasons relating to competitive pressure for certain loan products or otherwise, may generally carry a higher or lower capital provider discount or contractor fee than others) and (iv) other factors. Sunlight earns revenues from platform fees, which are determined by the margin between capital provider discounts charged to Sunlight and contractor fees charged by Sunlight to the contractors that sell the Sunlight facilitated loan products. Both components in the calculation of platform fees are influenced by a variety of factors, including but not limited to those described above. For example, capital providers wishing to obtain greater volume may reduce capital provider discounts charged across all products to make funding with this capital provider an attractive option to Sunlight. As well, competitive pressures or volume discounts negotiated with certain contractors may reduce the contractor fees that Sunlight charges to such contractors on certain loan products or across loan products.
Sunlight believes that the difference in platform fee percentage from December 31, 2020 to December 31, 2021 is primarily attributable to competition in the market with regard to contractor fees, the mix of Sunlight loan products funded in the two periods (based on the recent trend towards contractor preference to offer certain longer term, lower interest rate loan products facing significant competitive pressure from other participants offering loan financing in the market and driving attractive contractor fee pricing in those periods) and an increase in capital provider discounts charged to Sunlight by capital providers in Sunlight’s indirect channel during the second quarter of 2020. Sunlight’s indirect channel capital providers are generally more reactive than direct channel capital providers to market uncertainty and interest rate market volatility as presented at the onset of the COVID-19 pandemic. Unlike Sunlight’s direct channel capital providers, Sunlight’s indirect channel capital providers are generally not depository institutions and therefore their own cost of capital is subject to market uncertainty. Consequently, the capital provider discounts charged to Sunlight by such indirect channel capital providers are also likely to be more reactive. Deposits, which are generally used by Sunlight’s direct channel capital providers to fund loans, are generally more stable, less reactive to market variance and the least expensive cost of capital.
The following table presents averages weighted by original loan balance of capital provider discounts, contractor fees and platform fees.
	Successor	Predecessor		Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period	For the Year Ended December 31, 2020	Change in Average(a)
Solar Total – Capital Provider Discount	16.8%	16.7%	16.7%	13.0%	3.7%
Solar Total – Contractor Fee	21.8	20.8	21.5	17.7	3.8
Solar Total – Platform Fee	5.0	4.1	4.8	4.7	0.1
Solar Direct Channel – Capital Provider Discount	16.5	16.6	16.5	12.5	4.0
Solar Direct Channel – Contractor Fee	21.9	20.9	21.6	17.8	3.8
Solar Direct Channel – Platform Fee	5.4	4.3	5.1	5.3	(0.2)
Solar Indirect Channel – Capital Provider Discount	17.9	17.2	17.6	15.4	2.2
Solar Indirect Channel – Contractor Fee	21.5	20.2	20.8	16.9	3.9
Solar Indirect Channel – Platform Fee	3.6	3.0	3.2	1.5	1.7

(a)
Change represents the Combined Annual Period compared to the year ended December 31, 2020.

Costs and Expenses
Cost of revenues increased by 49.0% for the year ended December 31, 2021, which is less than the 64.9% increase in revenues when compared to the year ended December 31, 2020. The $6.7 million increase in cost of revenues resulted from $2.2 million of increased costs of consumer credit underwriting arising from increased credit approval volumes, $1.5 million from rewards earned by salespeople under Sunlight Rewards™, $2.5 million from costs incurred in connection with the increase of funded loan volume and Sunlight’s role in facilitating those loans, and increased costs of $0.4 million from broker fees paid to financial institutions for arranging certain loan origination or purchase arrangements with capital providers. The broker fees are calculated as a percentage of the funded loan volume originating from an applicable loan origination or purchase arrangement with a capital provider. Sunlight’s obligation to pay these broker fees generally terminates between three and five years after the date that the initial loan is originated or purchased pursuant to an arrangement facilitated by the broker.
Compensation and benefits expense increased by $36.0 million, or 137.5% for the year ended December 31, 2021 when compared to the year ended December 31, 2020. Of the $36.0 million increase, $29.6 million of compensation expense recognized in the Successor period resulted from Business Combination, including $21.0 million from the immediate vesting of equity-based compensation awards granted to employees of Sunlight’s Predecessor that satisfied vesting conditions upon completion of the Business Combination, $5.7 million from such awards that did not immediately vest (provisionally-vested replacement awards were granted upon completion of the Business Combination and vest in future periods), and $2.9 million from restriction stock units granted on or after the Business Combination to Sunlight employees. The remaining $6.4 million of increased compensation expense resulted from an increase in employees from 190 at December 31, 2020 to 216 at December 31, 2021. The increase in employees is consistent with the growth in Sunlight’s business and Sunlight expects to continue hiring as its business grows in order to continue to expand its contractor network, develop its home improvement business and meet the demands of its contractors and capital providers.
Selling, general, and administrative expense increased by $7.1 million, or 185.6% for the year ended December 31, 2021 when compared to the year ended December 31, 2020. Of the $7.1 million increase, Sunlight incurred $2.7 million of expense related to Sunlight’s operations as a public company, including $2.0 million of insurance expenses and $0.6 million of incremental professional fees during the Successor Period. The remaining $4.4 million increased costs for additional professional and administrative fees associated with Sunlight’s continuing growth.
Property and technology expense increased by $1.6 million, or 36.6% for the year ended December 31, 2021 when compared to the year ended December 31, 2020, primarily due to an increase in licensing fees charged by certain of Sunlight’s third-party service providers that support the infrastructure and operation of Orange® associated with the growth in Sunlight’s network of contractors.
Depreciation and amortization expense increased by $41.8 million, or 1,295.1% for the year ended December 31, 2021 when compared to the year ended December 31, 2020, primarily due to the amortization of intangible assets acquired in the Business Combination during the Successor Period amounting to $43.1 million and the amortization of investments made in Orange® to support ongoing innovation and to automate certain other corporate processes.
Sunlight recorded goodwill of $670.0 million upon closing of the Business Combination, of which Sunlight considered $224.7 million impaired as part of Sunlight’s annual goodwill impairment test during the Successor Period. Market activities adversely impacting the valuation of public companies similar to Sunlight indicated that the $670.0 million carrying value of goodwill, after taking into account price adjustments, exceeded its fair value by the $224.7 million impairment amount.
Provision for loss expense increased by $1.0 million, or 77.0% for the year ended December 31, 2021 when compared to the year ended December 31, 2020. Such increase was due primarily to an increased level of funded loan volume with Sunlight’s bank partner. The ratio of provision for loss expense over aggregate funded bank partner loan volume in the year ended December 31, 2020 was 0.5% as compared to 0.4% during the year ended December 31, 2021, indicating an decrease in loss experience as compared to funded bank partner loan volume.
Operating margin decreased materially from the year ended December 31, 2020 to the year ended December 31, 2021 due to the factors described above, primarily related to non-cash charges in connection with the Business Combination. Generally, operating margin benefits from the fixed nature of a material level of Sunlight expense and revenue generally growing materially faster than operating expenses when excluding the amortization effects of identified intangible assets and equity-based compensation expense.
Other Income (Expense), Net
Total other income (expense) increased $18.5 million for the year ended December 31, 2021 when compared to the year ended December 31, 2020, primarily resulting from a $22.6 million decrease in the fair value of public and private warrants, originally issued by Spartan and assumed by Sunlight upon closing of the Business Combination, during the Successor Period and a $5.8 million realized gain from the sale of indirect channel home improvement loans under an agreement with Sunlight’s bank partner, accounted as a derivative under U.S. GAAP. These increases were partially offset by a $9.2 million increase in costs incurred in connection with the Business Combination and $1.5 million reversal of the fair value in connection with the realized gains from the aforementioned sale of indirect channel home improvement loans.
Income Tax Benefit
Sunlight’s Predecessor was a limited liability company not subject to income taxes. During the Successor Period, the $3.5 million income tax benefit reflects an effective tax rate of 1.4%.
Noncontrolling Interests in Consolidated Subsidiaries
Sunlight’s Predecessor did not consolidate any entities in which third parties owned a noncontrolling interest. During the Successor Period, income (loss) of consolidated subsidiaries allocated to noncontrolling interests represents $250.6 million of Sunlight Financial LLC consolidated net loss during the Successor Period allocated to such noncontrolling interests at a weighted-average ownership of 35.0%.
Liquidity and Capital Resources
As of December 31, 2021, Sunlight had $91.9 million of unrestricted cash on hand and had drawn $20.6 million available to it under its $30.0 million credit facility.
On April 26, 2021, Sunlight entered into a Loan and Security Agreement, as amended (the “Loan and Security Agreement”) with Silicon Valley Bank (“SVB”). The Loan and Security Agreement, which replaced Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. To secure the payment and performance of Sunlight’s obligations under the Loan and Security Agreement, Sunlight granted a continuing security interest in certain collateral, which generally includes all of Sunlight’s assets, whether currently owned or thereafter acquired, and all proceeds and products thereof. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum. The Loan and Security Agreement contains certain financial covenants, including maintenance of (i) Liquidity (as defined therein) at all times in an amount equal to or greater than the greater of (a) 35% of all outstanding principal amounts of any advances and (b) $10.0 million; (ii) at all times Available Takeout Commitment Amount (as defined therein) in an amount equal to or greater than $200.0 million; and (iii) EBITDA (as defined therein) of at least $5.0 million for the six-month period ending on the last day of each month. The Loan and Security Agreement contains customary events of default. SVB can elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and Sunlight can be required to repay all amounts outstanding under the Loan and Security Agreement. In connection with the transition of accounts to SVB, Sunlight experienced a technical default that was waived by SVB. Otherwise, no defaults or events of default have occurred as of the date of this filing.
Sunlight’s cash requirements relate primarily to funding Sunlight advances and prefunding programs, to invest in continued innovations in Orange® and to pay Sunlight’s operating expenses, repayment of borrowings (and interest thereon), outstanding commitments and guarantees (including Sunlight’s purchase of loans pursuant to the terms of certain of its capital provider agreements and loan participations), other operating expenses, income taxes, and tax distributions to noncontrolling interests. Sunlight may be required to purchase loans from its bank partner after an agreed period of time if Sunlight has not arranged the sale of such loans. To date, Sunlight has not been required to purchase loans from its bank partner due to an inability to sell such loans to an indirect channel capital provider. Additionally, Sunlight assumes the risk of compliance errors and the risk of borrower or contractor fraud in the origination of the loans, and as such, Sunlight is obligated to purchase the applicable loan from its bank partner should these events occur. Sunlight has also entered into a program agreement with its bank partner to fund its home improvement loans that contains similar provisions related to risks accepted by Sunlight.

Historically, Sunlight has met its cash requirements from cash flow generated by operations, collection of advances under its contractor advance funding program and in prefunding payments under its prefunding program, and draws on Sunlight’s credit facility. Sunlight believes that it will continue to generate cash flow from its operations which, together with funds available under its new credit facility and cash on hand, will be sufficient to meet its current and future liquidity needs.
Relationships with Contractors and Capital Providers
Relationships with Contractors
Sunlight’s expansive network of residential solar system installers and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange®, constitutes the distribution channel through which Sunlight builds funded loan volume and earns platform fees. The ability to finance residential solar systems on terms that typically translate to immediate saving for homeowners on their utility bills and significant amounts in lifetime savings has materially contributed to the strong growth in the number of residential solar systems installed in the United States over the last five years. Sunlight attracts and builds strong relationships with residential solar system contractors of all sizes in key solar markets by prioritizing innovations in Orange® and providing services that assist the contractors in growing their own businesses. Sunlight’s team of business development and relationship management professionals provides hands-on support to these contractors. Sunlight believes that innovations such as prequalification capabilities, easy and secure document upload features, reliable next day funding and Sunlight’s capital advance program (as described more fully below), amongst other innovations, both attract new contractors to Sunlight’s network and build loyalty and deepen Sunlight’s existing contractor relationships. In addition, Sunlight’s diverse set of capital providers enables Sunlight to offer its network of contractors a wide array of loan products that vary as to structure, interest rate and tenor, and thereby permits Sunlight’s network of contractors to offer competitively-priced products that best serve their markets. These benefits to Sunlight’s existing network of contractors translate to deeper penetration of the contractors’ sales, which is an important contributor to the growth of Sunlight’s market share and revenue. There can be no assurance that Sunlight will be able to maintain its current contractor relationships. Sunlight may lose existing contractors that represent a significant portion of Sunlight’s business, and there is no guarantee that Sunlight would be able to engage replacement contractors on terms similar to its existing contractors.
Sunlight started its business in 2014 and developed a key anchor partnership with a large residential solar contractor in 2016. Beginning in 2017 and through 2018, Sunlight focused on building and diversifying its contractor relationships and continues that process today. In 2020, as compared with 2019, Sunlight grew its solar contractor base by more than 60%. In 2021, as compared with 2020, Sunlight grew its solar contractor base by more than 32.3%. However, dependence on any one contractor or small group of contractors creates concentration risk, particularly in the event that any such contractor elects to terminate its relationship with Sunlight or experiences business disruption or a business failure or bankruptcy. For example, during May 2021, Sunlight was advised by a significant contractor that it would discontinue use of the Sunlight platform to finance its consumer customers effective immediately. This contractor accounted for approximately 6.7% and 9.5% of Sunlight’s total funded loan volumes during the year ended December 31, 2020 and for the year ended December 31, 2021, respectively. Sunlight believes that its strong relationships with the existing contractors in Sunlight’s network, the continued growth in the number of contractor relationships, and the various competitive loan products and sales tools in Orange® have been and will continue to be key components of Sunlight’s increased market penetration, growth in funded loan volume and revenue.
Relationships with Capital Providers
Sunlight’s business model is dependent on its ability to connect its capital providers, who wish to build a portfolio of residential solar system loans, to the homeowner customers of the contractors in Sunlight’s distribution network, who wish to finance the purchase of a residential solar system. Sunlight earns a platform fee on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the difference, or the margin, between (i) the contractor fee that Sunlight charges to contractors for access to Orange® and for making the various Sunlight-offered loan products available to such contractors and (ii) the capital provider discount charged by the relevant capital provider either funding or purchasing the loan in the direct and indirect channels, respectively (as described below). Sunlight’s business is therefore heavily dependent upon the availability of capital on attractive economic terms. Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, the attractive risk-adjusted returns that Sunlight’s capital providers earn relative to other asset classes, the access that our Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost.
Sunlight engages with its capital providers not just as funding sources but as funding partners. As with Sunlight’s network of contractors, Sunlight works closely with its capital providers to understand and address their business needs as related to the residential solar loan industry. Matters related to loan product, credit strategy, contractor commercial underwriting and consumer protection practices are considered and designed in tandem with the goal of creating a robust and growing channel for funded loan volume. Additionally, through Orange®, Sunlight’s capital providers operating within Sunlight’s direct channel can track and manage the pipeline of solar loan volume allocated to that capital provider. Sunlight’s relationships with its diverse and growing network of capital providers provides significant flexibility to source competitively priced capital. Since the acquisition of Sunlight’s initial flow capital funding source in 2016, the number of capital providers funding Sunlight-facilitated solar loans has increased materially and, more importantly, all of Sunlight’s direct channel capital providers have significantly increased their commitments to fund solar loan volume.
Sunlight categorizes its capital providers as being either in Sunlight’s direct or indirect channel. Sunlight maintains both channels to provide diversification of funding sources, access to funding for different types of loan products and for other strategic purposes. The ability of Sunlight to allocate loans to various capital providers, as well as the availability of the two different funding channels, creates flexibility and allows Sunlight to respond nimbly to shifting market conditions.
Direct channel capital providers fund Sunlight-facilitated solar or home improvement loans one-by-one directly onto their balance sheet via Orange®. Sunlight’s direct channel capital providers are depository institutions with the power and authority to originate loans such as banks and credit unions. Generally, direct channel capital providers choose to service the loans they originate.
In the indirect channel, Sunlight’s allocation engine directs that certain solar and home improvement loans be funded on the balance sheet of Sunlight’s intermediary bank partner. These loans are aggregated, pooled and sold to indirect channel capital providers that cannot, or do not wish to, directly originate solar loans. The indirect channel capital provider relationship allows Sunlight to access a broader range of capital, which may include, among others, credit funds, insurance companies and pension funds. Indirect channel capital providers present a unique opportunity for Sunlight to access high quality and significant sources of funding that are diverse from traditional depository sources.
Cash Flow and Liquidity Analysis
Sunlight assesses liquidity primarily in terms of its ability to generate cash to fund operating and financing activities. Sunlight has historically generated increasing amounts of cash from operating activities, and management believes that Sunlight is in a strong financial and liquidity position. Sunlight’s cash from operating activities are generally derived from platform fees which are fully earned at the funding of a loan by direct channel capital providers and the purchase of a loan from our bank partner’s balance sheet by an indirect channel capital provider. Refer to “Critical Accounting Policies and Estimates” and Item 1A. “Risk Factors” in this Annual Report on Form 10-K for a full description of the related estimates, assumptions, and judgments.

The Combined Annual Period Compared to the Year Ended December 31, 2020 (Predecessor)
The following provides a summary of cash flow data for the year ended December 31, 2021 and 2020 (in thousands):
	Successor	Predecessor		Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period	For the Year Ended December 31, 2020
Net cash provided by (used in) operating activities	$(18,565)	$14,356	$(4,209)	$5,025
Net cash used in investing activities	(308,012)	(1,404)	(309,416)	(4,803)
Net cash provided by (used in) financing activities	203,958	(2,025)	201,933	827
Cash Flow from Operating Activities
For the year ended December 31, 2021, net cash used in operating activities was $4.2 million. Operating cash inflows for the year ended December 31, 2021 primarily consisted of proceeds from Sunlight’s direct channel capital providers to fund, and indirect channel capital provider to purchase, without duplication, loans of $2.1 billion, of which Sunlight paid $2.0 billion to contractors; repayment of advances and prefunds of $1.7 billion (conversely, Sunlight advanced or prefunded $1.8 billion); and net interest expense paid of $1.0 million. Operating cash outflows primarily consisted of compensation and benefits of $58.3 million, information technology expenses of $3.9 million, and management fees paid to affiliates of $0.2 million.
For the year ended December 31, 2020, net cash provided by operating activities was $5.0 million. Operating cash inflows for the year ended December 31, 2020 primarily consisted of proceeds from Sunlight’s direct channel capital providers to fund, and indirect channel capital providers to purchase without duplication, loans of $1.3 billion, of which Sunlight paid $1.2 billion to contractors; repayment of advances and prefunds of $1.1 billion (conversely, Sunlight advanced or prefunded $1.1 billion); and net interest expense paid of $0.3 million. Operating cash outflows primarily consisted of compensation and benefits of $21.0 million, information technology expenses of $3.6 million, professional fees of $1.1 million, and management fees paid to affiliates of $0.4 million.
Cash Flow from Investing Activities
For the year ended December 31, 2021, net cash used in investing activities was $309.4 million, of which $304.6 million represents cash paid for the acquisition of Sunlight Financial LLC as part of the Business Combination and the remaining activities involved recurring business activities consisting of cash paid to acquire loans and loan participations of $1.9 million, net of $1.5 million in cash received as return of capital thereon, and $4.5 million paid to internally develop software and acquire property and equipment. For the year ended December 31, 2020, net cash used in investing activities was $4.8 million, consisting of cash paid to acquire loans and loan participations of $2.8 million, net of $1.3 million in cash received as return of capital thereon, and $3.3 million paid to internally develop software and acquire property and equipment.
Cash Flow from Financing Activities
For the year ended December 31, 2021, net cash provided by financing activities was $201.9 million, which included a $250.0 million in proceeds from and equity raise, net of $19.6 million of related costs, and $26.4 million in tax payments made on share-based payments in connection with the Business Combination. The remaining uses of cash consisted of ongoing operations consisting of repayments of borrowings under Sunlight’s prior credit facilities of $14.8 million, net of borrowings of $20.7 million, distributions of $7.5 million, and $0.5 million payment of debt issuance costs. For the year ended December 31, 2020, net cash provided by financing activities was $0.8 million, consisting of borrowings of $8.7 million, net of repayments of borrowings under Sunlight’s prior credit facilities of $5.9 million, and distributions of $2.0 million.

Long-Term Debt
On April 26, 2021, Sunlight entered into the Loan and Security Agreement with SVB. The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum. The Loan and Security Agreement contains certain financial covenants, including (i) liquidity in an amount equal to or greater than (a) 35% of all outstanding principal amounts of any advances and (b) $10.0 million; (ii) Available Takeout Commitment Amount (as defined therein) in an amount equal to or greater than $200.0 million; and (iii) EBITDA (as defined therein) of at least $5.0 million for the six-month period ending on the last day of each month. The Loan and Security Agreement contains customary events of default. SVB could elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and Sunlight could be required to repay all amounts outstanding under the Loan and Security Agreement. In connection with the transition of accounts to SVB, Sunlight experienced a technical default that was waived by SVB. Otherwise, no defaults or events of default have occurred as of the date of this filing.
Other Changes in Financial Position
Year Ended December 31, 2021
In addition to the changes in Sunlight’s financial position from December 31, 2020 to December 31, 2021 described in “— Results of Operations” and “— Cash Flow and Liquidity Analysis,” the following activities also occurred:
•
Restricted cash.   The cash Sunlight holds subject to contractual restrictions decreased by $1.1 million resulting from a $0.6 million decrease in cash temporarily held by Sunlight in connection with Sunlight’s administration of loan participations on behalf of a third party.

•
Goodwill.   As result of the Business Combination, Sunlight recorded $670.5 million of goodwill, net of purchase price adjustments, representing the excess of the purchase price over the estimated fair values of the identifiable net assets acquired. As of December 31, 2021, as result of Sunlight’s annual goodwill impairment analysis, Sunlight recorded an impairment charge of $224.7 million.

•
Intangible Assets.   As result of the Business Combination and the related purchase price allocation, Sunlight identified the intangible assets in related to contractor relationships, capital provider relationships, trademarks, and developed technology, recorded at a total fair value of $407.6 million at the Closing Date of the Business Combination, and carried at a value net of amortization over their estimated useful lives on a straight-line basis.

•
Non-Controlling Interest.   As result of the Business Combination and the revised organizational structure, certain unitholders of Sunlight LLC received a new class of common units in Sunlight, the Class EX units (“Class EX Units”), as well as one share of Class C Common Stock of the Company, to replace their current holding of Class C units in Sunlight LLC. The Class EX Units represent a non-controlling interest in Sunlight LLC, valued at $427.2 million at the Closing Date.

Other Factors Affecting Liquidity and Capital Resources
Unitholders’ Distribution
Predecessor
Pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Sunlight LLC, dated as of May 25, 2018, as amended or otherwise modified (the “Prior Sunlight LLC Agreement”), holders of Class A-1 Units, Class A-2 Units or Class A-3 Units (collectively, the “Class A Units”) were generally entitled to receive, with respect to each such Class A Unit, a preferred return on a quarterly basis. Sunlight LLC’s board of directors could have elected to pay this return in cash or by issuing additional Class A Units to each such holder. If the board of directors elected to pay this return in cash, Sunlight LLC would have paid such in an amount equal to $12.50, $15.22, and $24.06 per unit per annum to the Class A-1,

Class A-2, and Class A-3 Units. If the board of directors elected to pay this return in additional units, Sunlight LLC would have issued a number of units equal to 14.5% of each such holders outstanding units, on an annualized basis. Sunlight LLC’s board of directors elected to pay this return in the form of additional Class A Units for all periods through the date of the Business Combination. In addition, the Prior Sunlight LLC Agreement also provided that members of Sunlight LLC were entitled to be paid certain tax distributions on a pro rata basis in accordance with their relative tax obligation from available cash and subject to certain customary limitations on distributions.
Successor
Sunlight LLC replaced the Prior Sunlight LLC Agreement with the Sunlight A&R LLC Agreement, which was entered into concurrently with the closing of the Business Combination. Under the Sunlight A&R LLC Agreement, Spartan Sub, as the sole managing member of Sunlight LLC, has the right to determine when distributions will be made to the holders of Sunlight Units (as defined therein) and the amount of any such distributions, except that Sunlight LLC is required to make distributions to the extent and in an amount such that the Sunlight Unitholders, including Sunlight, receive certain tax-related distributions and to make distributions in the event of dissolution. If a distribution is paid to the members of Sunlight LLC, such distribution will be made to the holders of Sunlight Units on a pro rata basis in accordance with their respective percentage ownership of Sunlight Units. Funds used by Sunlight to satisfy its tax distribution obligations will not be available for reinvestment in its business, except to the extent Sunlight Financial Holdings Inc. uses any excess cash it receives to reinvest in Sunlight LLC for additional Sunlight Units.
The holders of Sunlight Class X Units and Sunlight Class EX Units, including Spartan Sub, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of Sunlight LLC. Net income and losses of Sunlight LLC generally will be allocated to the holders of Sunlight Class X Units and Sunlight Class EX Units on a pro rata basis in accordance with their respective percentage ownership of Sunlight Class X Units and Sunlight Class EX Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent that Sunlight has legally available cash (including borrowings available under the new credit facility or other debt arrangements) and subject to the terms of any current or future debt instruments, the Sunlight A&R LLC Agreement requires Sunlight LLC to make pro rata cash distributions to all holders of Sunlight Units, including Sunlight Financial Holdings Inc., (1) first, in an amount sufficient to allow Sunlight Financial Holdings Inc. and its wholly-owned subsidiaries to satisfy their actual tax liabilities and obligations under the Tax Receivable Agreement except to the extent (i) based on the written advice of legal counsel, the distribution may reasonably constitute a fraudulent conveyance, or (ii) the terms of any financing necessary to make such tax distribution could reasonably, in the good faith judgment of Spartan Sub, cause Sunlight LLC to become insolvent within the twelve (12) month period following the date of such distribution, and (2) thereafter to the extent necessary, in an amount generally intended to allow Sunlight Unitholders, including Sunlight Financial Holdings Inc., to satisfy their respective income tax liabilities with respect to their allocable share of income of Sunlight LLC, based on certain assumptions and conventions (including an assumed income tax rate) and after taking into account other distributions (including prior tax distributions) made by Sunlight LLC.
Tax Receivable Agreement (Successor)
On the Closing Date, Sunlight entered into the Tax Receivable Agreement with the TRA Holders and the Agent (as defined therein). The Tax Receivable Agreement generally provides for the payment by Sunlight to the Agent, for disbursement to the TRA Holders on a pro rata basis, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that Sunlight actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing Date as a result of (i) certain increases in tax basis that occur as a result of Sunlight’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of a TRA Holder’s Sunlight Class EX Units upon the exercise of the redemption or call rights set forth in the Sunlight A&R LLC Agreement and (ii) imputed interest deemed to be paid by Sunlight as a result of, and additional tax basis arising from, any payments Sunlight makes under the Tax Receivable Agreement. Sunlight will retain the benefit of the remainder of the actual net cash savings, if any.

If Sunlight elects to terminate the Tax Receivable Agreement early or if it is terminated early due to Sunlight’s failure to honor a material obligation thereunder or due to a Change of Control (as defined in the Tax Receivable Agreement), Sunlight will be required to make a payment equal to the deemed present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement), which amount may substantially exceed the actual cash tax savings realized by Sunlight. In the case of an early termination upon a Change of Control, such early termination payment may, at Sunlight election, be paid ratably over the two-year period following the Change of Control.
Operating Lease Obligations
Sunlight’s operating lease obligations consist of its lease of real property from third parties under noncancellable operating leases, including the lease of its current office spaces. Sunlight leases office space at two locations: (i) 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246 (the “North Carolina Office Space”) and (ii) 234 West 39th Street, 7th Floor, New York, New York 10018 (the “New York Office Space”). The operating lease rent expense for the North Carolina Office Space was $0.4 million and $0.3 million for the Successor Period and Predecessor Annual Period, respectively, and $0.6 million for the year ended December 31, 2020. The lease for the North Carolina Office Space will expire in June 2029. The operating lease rent expense for the New York Office Space was $0.2 million and $0.2 million for the Successor Period and Predecessor Annual Period, respectively, and $0.4 million for the year ended December 31, 2020. The lease for the New York Office Space is scheduled to expire in October 2022.
Available Liquidity and Capital Resources
As of December 31, 2021, Sunlight’s cash and cash equivalents and restricted cash was $93.9 million. The restricted cash held by Sunlight primarily relates to a cash reserve that Sunlight’s bank partner requires to secure Sunlight’s short-term guarantee obligations of certain loans temporarily held by Sunlight’s bank partner. The contractual cash reserve is the difference between (a) the average original issue discount percentage of loans originated and held by Sunlight’s bank partner and (b) a contractual minimum original issue discount percentage, multiplied by the balance of the loans on the bank partner’s balance sheet at a given time. Sunlight guarantees the loans between the time the bank partner originates such loans and the time Sunlight arranges the sale of such loans to a Sunlight indirect channel capital provider.
Sunlight’s liquidity and its ability to fund its capital requirements is dependent on its future financial performance, which is subject to general economic, financial and other factors that are beyond its control and many of which are described under Item 1A. “Risk Factors” in this Annual Report on Form 10-K. If those factors significantly change or other unexpected factors adversely affect Sunlight, Sunlight’s business may not generate sufficient cash flow from operations or it may not be able to obtain future financings to meet its liquidity needs.
Non-GAAP Financial Measures
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure used by Sunlight’s management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Sunlight believes this measure provides useful information to investors and others in understanding and evaluating Sunlight’s operating results in the same manner as Sunlight’s management and board of directors. In addition, Adjusted EBITDA provides a useful measure for period-to-period comparisons of Sunlight’s business, as it removes the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income or expenses associated with the early stages of the business that are expected to ultimately terminate, pursuant to the terms of certain existing contractual arrangements or expected to continue at levels materially below the historical level, or that otherwise do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA is defined as net income excluding interest expense incurred in connection with Sunlight’s debt obligations, income taxes, amortization and depreciation expense, stock-based compensation expense, non-cash changes in certain financial instruments, fees paid to brokers related to the funding of loans by certain of Sunlight’s capital providers that will terminate pursuant to existing contractual arrangements, certain transaction bonuses and other expenses resulting from the Business Combination, and other items that management has determined are not reflective of Sunlight’s operating performance.
Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure used by Sunlight’s management to evaluate operating performance. Accordingly, Sunlight believes this measure provides useful information to investors and others in understanding and evaluating Sunlight’s operating results in the same manner as Sunlight’s management and board of directors. In addition, Adjusted Net Income provides a useful measure for period-to-period comparisons of Sunlight’s business, as it removes the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income. Adjusted Net Income is defined as net income excluding non-cash changes in certain financial instruments, certain transaction bonuses and other expenses resulting from the Business Combination, and other items that management has determined are not reflective of Sunlight’s operating performance.
Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that Sunlight uses to indicate cash flow generated by Sunlight’s operations. Sunlight believes that Free Cash Flow is a supplemental financial measure useful as an indicator of Sunlight’s ability to generate cash. Sunlight’s calculation of Free Cash Flow, however, may not necessarily be comparable to similar measures presented by other companies. Specifically, Sunlight defines Free Cash Flow as cash from operating activities adjusted for changes in working capital (including changes in advances and funding commitments), capital expenditures, certain restricted cash items, business combination costs, and other items that management has determined are not reflective of cash generation in Sunlight’s business.

The following table presents a reconciliation of net income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow as well as cash from operating activities to free cash flow for the Successor Period, Predecessor Annual Period, the Combined Annual Period and year ended December 31, 2020 (in thousands):
	Successor	Predecessor		Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	Combined Annual Period	For the Year Ended December 31, 2020
Net Income (Loss)	$(247,084)	$6,131	$(240,953)	$10,624
Adjustments for adjusted net income (loss)
Amortization of Business Combination intangibles	43,152	—	43,152	—
Non-cash change in financial instruments	(23,039)	5,547	(17,492)	4,709
Intangible impairment	224,701	—	224,701	—
Accelerated postcombination compensation expense	20,979	—	20,979	—
Expenses from the Business Combination	3,080	7,011	10,091	878
Adjusted Net Income (Loss)	21,789	18,689	40,478	16,211
Adjustments for adjusted EBITDA
Depreciation and amortization	237	1,688	1,925	3,231
Interest expense	554	604	1,158	829
Income tax expense (benefit)	(3,504)	—	(3,504)	—
Equity-based compensation	8,667	18	8,685	126
Fees paid to brokers	1,901	2,261	4,162	3,561
Adjusted EBITDA	29,644	23,260	52,904	23,958
Adjustments for net cash provided by (used in) operating activities
Interest expense	(554)	(604)	(1,158)	(829)
Income tax benefit (expense)	3,504	—	3,504	—
Fees paid to brokers	(1,901)	(2,261)	(4,162)	(3,561)
Expenses from the Business Combination	(3,080)	(7,011)	(10,091)	(878)
Provision for losses	1,217	1,172	2,389	1,350
Changes in operating capital and other	(47,395)	(200)	(47,595)	(15,015)
Net Cash Provided by (Used in) Operating Activities	(18,565)	14,356	(4,209)	5,025
Adjustments for free cash flow(a)
Capital expenditures	(1,873)	(1,295)	(3,168)	(3,280)
Changes in advances, net of funding commitments	22,956	6,013	28,969	19,000
Changes in restricted cash	1,826	(108)	1,718	(1,193)
Payments of Business Combination costs	1,770	6,549	8,319	—
Other changes in working capital	13,310	(590)	12,720	(10,552)
Free Cash Flow	$19,424	$24,925	$44,349	$9,000

a.
Sunlight updated adjustments to net cash provided by operating activities for the period January 1, 2021 through July 9, 2021 to reflect certain excluded items.

The following table presents a calculation of Adjusted Net Income per diluted Class A share (USD in thousands, except per share amounts):
Successor
For the Period July 10, 2021 to December 31, 2021
Adjusted Net Income (Loss)	$21,789
Adjusted Net Income (Loss) per Class A Share, Diluted	$0.13
Weighted-average Class A Shares
Class A Shares	86,373,596
Class EX Units	47,595,455
Restricted Stock Units	2,085,501
Warrants	27,777,780
163,832,332
Critical Accounting Policies and Estimates
The preparation of Sunlight’s financial statements in conformity with GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes subjective estimates and assumptions about future events that affect the amounts reported in Sunlight’s financial statements and accompanying notes. These estimates significantly impact revenues, determinations of fair value and the recognition of interest income on financing receivables and loss allowances thereon.
In accordance with Sunlight’s policies, Sunlight regularly evaluates its estimates, assumptions and judgments, and bases its estimates, assumptions and judgments on its historical experience and on factors Sunlight believes reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If Sunlight’s assumptions or conditions change, the actual results Sunlight reports may significantly differ from these estimates.
Sunlight believes the estimates and assumptions underlying its consolidated financial statements are reasonable and supportable based on the information available as of December 31, 2021; however, uncertainty over the ultimate impact COVID-19 will have on the global economy generally, and on Sunlight’s business, makes any estimates and assumptions as of December 31, 2021 inherently less certain than they would be absent the current and potential impacts of COVID-19.
See Note 2 “— Summary of Significant Accounting Policies” in the notes accompanying Sunlight’s financial statements included elsewhere herein for a summary of Sunlight’s significant accounting policies, and discussion of recent accounting pronouncements. Sunlight believes that the following discussion addresses Sunlight’s most critical accounting policies, which are those that are most important to the portrayal of Sunlight’s financial condition and results of operations and require management’s most difficult, subjective and complex judgments.
Platform Fees
Sunlight is a business-to-business-to-consumer, technology-enabled POS financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns. These loans are facilitated by Orange®, through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Sunlight recognizes platform fees as revenues at the time that direct channel partners or indirect channel loan purchasers obtain control of the service provided to facilitate their origination or purchase of a loan, which is no earlier than when Sunlight delivers loan documentation to the customer. Sunlight wholly satisfies its performance obligation to direct channel partners, bank partner and indirect channel loan purchasers upon origination or purchase of a loan. Sunlight considers rebates offered by Sunlight to certain contractors in exchange for volume commitments as variable components to transaction prices; such variability resolves upon the contractor’s satisfaction of their volume commitment. For outstanding volume commitments that require the contractor to deliver future loan volume, Sunlight reduces platform fee revenues it recognizes based on its estimates of the contractor’s delivery of future loan volume, which require significant judgment and are based, in part, upon the contractor’s historical volume delivery and Sunlight’s estimates of the contractor’s ability and likelihood to deliver future volume.
Sunlight’s contract pursuant to which its intermediary bank partner originates home improvement loans is considered a derivative under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns in connection with this contract. Instead, Sunlight estimates the fair value of the contract derivative based upon the present value of net cash flows Sunlight expects to collect under the contract, which predominately consist of the difference of the proceeds Sunlight expects to collect from an indirect channel capital provider at purchase of the loans by such capital provider (the principal balance of loans purchased less the relevant capital provider discount plus unpaid accrued interest on the loans to the date of purchase) and any amounts Sunlight owes to its bank partner in connection with such loans. Upon sale, Sunlight reverses the unrealized estimated fair value of the contract derivative for the loans sold and recognizes the net cash Sunlight receives from the sale within “Realized Gains on Contract Derivative, Net” in Sunlight’s consolidated statement of operations.
Sunlight is obligated to repurchase non-performing loans originated by its bank partner from the date of origination to the date the loans are purchased from Sunlight’s bank partner by a Sunlight indirect channel capital provider. Sunlight does not record loans originated by its bank partner on its consolidated balance sheets (as Sunlight is not the originator of the loans), but Sunlight does record a liability for the losses Sunlight reasonably expects to incur in connection with Sunlight’s guarantee of its bank partner. Sunlight’s measurement of this liability is subject to significant judgement using historical loss experiences to estimate the likelihood that the guaranteed loans will default prior to sale and the severity of the loss Sunlight expects to incur. At December 31, 2021 and December 31, 2020, the unpaid principal balance of loans, net of applicable discounts, for guaranteed loans held by Sunlight’s bank partner and delinquent more than 90 days was $0.1 million and $0.6 million, respectively.
Financing Receivables
Sunlight records financing receivables for (a) advances that Sunlight remits to contractors to facilitate the installation of residential solar systems and (b) loans purchased by Sunlight pursuant to the terms of its contracts with its various capital providers and certain five percent (5%) loan participations purchased by Sunlight. Sunlight uses significant judgement in its recognition of interest income and impairment of financing receivables.
Interest Income
Loans (including Sunlight’s participation interests in such loans) with respect to which Sunlight expects to collect the unpaid principal balance and interest payments as they become due are considered performing loans. Sunlight accrues interest income on performing loans based on the unpaid principal balance and contractual terms of the loan. Interest income also includes discounts associated with the loans purchased as a yield adjustment using the interest method, or on a straight-line basis when it approximates the interest method, over the loan term. Sunlight expenses loan origination costs for loans acquired by Sunlight (including its participation interests in loans) as incurred. Sunlight does not accrue interest on loans placed on non-accrual status or on loans where the collectability of the principal or interest of the loan are deemed uncertain.
Loans are considered past due or delinquent if the required principal and interest payments have not been received as of the date such payments are due. Generally, loans, including impaired loans, are placed on non-accrual status (i) when either principal or interest payments are 90 days or more past due based on contractual terms or (ii) when an individual analysis of a borrower’s creditworthiness indicates a loan should be placed on non-accrual status. When a loan owned by Sunlight is placed on non-accrual status, Sunlight ceases to recognize interest income on the loans and reverses previously accrued and unpaid interest, if any. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income may only be recorded on a cash basis after recovery of principal is reasonably assured. Sunlight may return a loan to accrual status when repayment of principal and interest is reasonably assured under the terms of the loan or the restructured loan, as the case may be.
Advances made to contractors under Sunlight’s contractor advances program or prefunding program are created at par and do not bear, and therefore do not accrue, interest income.
Allowance for Losses
The allowance for financing receivable losses represents Sunlight’s best estimate of probable credit losses arising from financing receivables. Sunlight’s allowance for financing receivable losses is evaluated at least quarterly, and based upon management’s assessment of several factors including historical losses, changes in the nature and volume of financing receivables, overall portfolio quality, and existing economic conditions that may affect the customer’s ability to pay. Although management uses the best information available, the evaluation of these indicators of impairment requires significant judgment by Sunlight’s management to determine whether failure to collect contractual amounts is probable as well as in estimating the resulting loss allowance. Future adjustments to the allowance for financing receivable losses may be necessary due to economic, operating, regulatory and other conditions beyond Sunlight’s control. Sunlight believes that its allowance for financing receivable losses is adequate to cover probable loan losses. However, actual losses, if any, could materially differ from management’s estimates.
Provision for Income Taxes
Sunlight accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the accompanying Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
Sunlight accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Sunlight recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Judgment is required in assessing the future tax consequences of events that have been recognized in Sunlight’s consolidated financial statements or tax returns. Variations in the actual outcome of these future tax consequences could materially impact Sunlight’s consolidated financial statements.
Derivative Asset
Sunlight’s contract under which Sunlight arranges loans for the purchase and installation of home improvements other than residential solar energy systems contain features determined to be embedded derivatives from its host. Embedded derivatives are separated from the host contract and carried at fair value when the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and a separate, standalone instrument with the same terms would qualify as a derivative instrument. The derivative is measured both initially and in subsequent periods at fair value, with changes in fair value recognized on the statement of operations.
Sunlight uses a discounted cash flow model to value its derivative asset using various key assumptions, such as estimation of the timing and probability of expected future cash flows and selection of a discount rate applied to future cash flows using Sunlight’s implied credit risk.

Sunlight Rewards™ Program
The Sunlight Rewards™ Program is a proprietary loyalty program that Sunlight offers to salespeople selling residential solar systems for Sunlight’s network of contractors. Sunlight records a contingent liability under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 450-20, Loss Contingencies using the estimated incremental cost of each point based upon the points earned, the point redemption value, and an estimated probability of point redemption consistent with Sunlight’s historical redemption experience under the program. When a salesperson redeems points from Sunlight’s third-party loyalty program vendor, Sunlight pays the stated redemption value of the points redeemed to the vendor. If all points earned under the Sunlight Rewards™ Program were redeemed at December 31, 2021 and December 31, 2020, Sunlight would pay $3.0 million and $1.3 million, respectively, of which Sunlight recorded liabilities of $1.8 million and $0.8 million.
Business Combination
Sunlight evaluates its acquisition of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the test is met, the transaction is accounted for as an asset acquisition. If the test is not met, further determination is required as to whether or not Sunlight acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the test to determine whether an acquisition is a business combination or an acquisition of assets.
Sunlight uses the acquisition method in accounting for acquired businesses. Under the acquisition method, Sunlight’s financial statements reflect the operations of an acquired business starting from the completion of the acquisition. The assets acquired and liabilities assumed are recorded at their respective estimated fair values at the date of the acquisition. Any excess of the purchase price over the estimated fair values of the identifiable net assets acquired is recorded as goodwill.
Determining estimated fair value requires a significant amount of judgment and estimates. If Sunlight’s assumptions change or errors are determined in its calculations, the fair value could materially change resulting in a change in our goodwill or identifiable net assets acquired, including identified intangible assets.
Emerging Growth Company
As an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the JOBS Act, Sunlight is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Unless otherwise stated, Sunlight elects to adopt recent accounting pronouncements using the extended transition period applicable to private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.
Sunlight also intends to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as Sunlight qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.
Recent Accounting Pronouncements Issued, But Not Yet Adopted
See Note 2 “— Summary of Significant Accounting Policies” in the notes accompanying Sunlight’s consolidated financial statements.

Related Party Transactions
See Note 9 “— Transactions with Affiliates and Affiliated Entities” in the notes accompanying Sunlight’s consolidated financial statements.
Quantitative and Qualitative Disclosures About Market Risk
Sunlight is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and not required to provide the information otherwise required under this item.
Indirect Channel
Sunlight maintains certain risks as to loans that are originated by Sunlight’s bank partner and until such loans are purchased by a Sunlight indirect channel capital provider. During such time, Sunlight has risk related to the credit performance of such loans. To the extent any such loan defaults while owned by Sunlight’s bank partner, Sunlight is required to repurchase such loan. As well, the price at which an indirect channel capital provider is willing to purchase loans from Sunlight’s bank partner’s balance sheet may be impacted by movements in the interest rate or credit markets, which translates to higher capital provider discounts charged to Sunlight, which could materially decrease the platform fees or realized gains that Sunlight is able to earn associated with such loans and could materially and adversely impact Sunlight’s results of operations.
Direct Channel Capital Provider Discount
The price at which a direct channel capital provider is willing to fund a loan facilitated by Sunlight may be impacted by movements in the interest rate or credit markets, which could translate to higher capital provider discounts charged to Sunlight which, in turn, could materially decrease the platform fees or realized gains that Sunlight is able to earn associated with such loans and could materially and adversely impact Sunlight’s results of operations.
Contract Derivative
The arrangement with Sunlight’s bank partner to originate home improvement loans is considered a derivative under US GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns from the sale of home improvement loans from the bank partner’s balance sheet. Instead, Sunlight records realized gains on the derivative upon such sale. The value of the derivative is dependent, in part, on LIBOR and if that index were to increase materially, it would have a material impact on the value of the derivative.
Concentration Risk
Sunlight’s business is currently concentrated on point of sale financing of U.S. residential solar systems and home improvements by connecting capital providers wishing to maintain a balance sheet of solar and/or home improvement loans and homeowners that wish to finance their related purchases. As a result, Sunlight is more susceptible to fluctuations and risks particular to U.S. consumer lending market than a more diversified company with businesses outside of the consumer lending market would be, and more specifically as to factors that may drive the demand for residential solar systems and other home improvements. Sunlight’s business concentration could have an adverse effect on its business, results of operations and financial condition.
Interest Rate Risk
Sunlight paid off its prior credit facility on April 26, 2021. On April 26, 2021, Sunlight entered into the Loan and Security Agreement. The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum.

BUSINESS
Company Overview
Sunlight Financial Holdings Inc. (“Sunlight”) is a business-to-business-to-consumer, technology-enabled point-of-sale (“POS”) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting, and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange® (“Sunlight Platform,” “Platform” or “Orange®”), through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Since Sunlight’s founding in 2014 through December 31, 2021, Sunlight has facilitated over $6.1 billion of loans through the Sunlight Platform in partnership with its contractor relationships.
Sunlight’s success is fueled by its strong and intentional culture based on core values such as honesty, fairness, and scrappiness. Sunlight’s culture encourages Sunlight teammates to work collaboratively with Sunlight’s contractor and capital provider partners, and the consumers they serve, to find the right result to business challenges and to deliver white-glove service. Also core to Sunlight’s values is a passion for Sunlight’s business and the societal benefits that the business funds. To date, Sunlight has facilitated loans to more than 164,816 homeowners who, as a result, have had the opportunity to save money on their utility bills and choose renewable energy over carbon-producing traditional sources of power. As of December 31, 2021, residential solar systems and energy-efficient home improvement products, facilitated through Sunlight financings since May 2016, have eliminated an estimated 27.8 million metric tons of carbon dioxide from the atmosphere. Sunlight has also executed the United Nations Climate Neutral Now Pledge, and its business was certified as carbon neutral for its fiscal year ending December 31, 2020 and is in the process of performing the required review to obtain certification for its fiscal year 2021. Sunlight will continue to pursue certification for carbon neutrality in the future.
Sunlight’s core business is facilitating loans made by Sunlight’s various capital providers to the consumer customers of residential solar contractors. Sales of Sunlight-facilitated loan products are made by contractors in the context of selling residential solar systems to consumers, allowing homeowners to go solar with no money down, and in most cases, immediately saving money on their utility bills and often saving a significant amount of money over the life of their solar system. While only approximately 20% of residential solar system sales were financed with solar loans in 2015, an estimated 63% of residential solar loan sales were financed with solar loans in 2020. Solar loans made to finance residential solar systems through Sunlight’s Platform are made exclusively to homeowners. Sunlight believes that homeowners generally have better credit characteristics than other consumer groups. As of December 31, 2021, the average FICO score of all solar borrowers financed through Sunlight’s Platform is 751. Both the generally strong credit profile of solar loan borrowers and attractive risk-adjusted returns on solar loans to capital providers have enabled Sunlight to build a diversified network of capital providers to fund the solar loans facilitated by Sunlight’s Platform.
Loan providers in the residential solar industry compete primarily on process (customer and contractor experience), pricing, and products. Orange® offers contractors robust tools to sell more solar systems and home improvements and homeowners a fast, fully-digital and frictionless experience. Because Sunlight has diverse funding sources, Sunlight is able to offer a large suite of competitive loan products that include multiple loan structures and combinations of interest rates and tenors.
Sunlight’s revenue is primarily from platform fees earned on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the margin between the contractor fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the discount at which Sunlight’s capital provider either funds or purchases such loan (as described in more detail below). The best-in-class credit quality of Sunlight-facilitated loans attracts diverse and attractively-priced capital (the “price” to Sunlight being the amount that a capital provider will pay to originate or purchase a Sunlight-facilitated loan), ensuring that Sunlight can offer competitive pricing to its network of contractors while still earning attractive margins. Sunlight’s business model is asset light and therefore Sunlight has minimal consumer credit risk. Sunlight does not earn material revenue from loans maintained on its balance sheet.
Sunlight’s Technology-Enabled POS Financing Platform and Loan Facilitation
The Sunlight Platform, Orange®, connects residential solar system contractors, homeowners desiring to finance the purchase of a residential solar system and capital providers interested in participating in the high quality but fragmented (and therefore difficult to access) consumer solar loan lending market. The figure below illustrates Sunlight’s role in facilitating loans, which is to connect key market participants to meet each party’s business needs through Orange®:
Orange® provides contractors and homeowners with access to a user-friendly, intuitive and efficient process to obtain residential solar system financing. Orange® walks the contractor through the sales process from the prequalification of the potential customer’s credit, through the initial credit application and decisioning and through loan funding. At the same time, Orange® provides contractors with an integrated back-end system to support individual transactions, contractor pipeline reviews and other innovations that Sunlight believes make providing financing through Orange® a significant value-add to the contractor’s business.
The process begins when a homeowner is considering the purchase of a solar system or other home improvement product from one our contractors with which Sunlight partners. Through the contractor’s access to Orange®, the contractor can offer the homeowner the opportunity to prequalify for credit or submit a credit application directly through the Sunlight Platform. Prior to submission of a credit application, the contractor can review with the homeowner multiple loan product offerings and use Sunlight’s multi-quote calculator in Orange® to compare estimated payment information for the loan products that interest the customer. Once the loan product is selected and the credit application is submitted, Sunlight’s instant credit-decisioning process produces a credit decision based on Sunlight’s tiered and proprietary credit strategy. If the homeowner is approved for credit, Sunlight’s loan allocation engine directs the credit application to a specific Sunlight capital provider based on product choice and other proprietary allocation criteria, and all relevant loan documentation is produced and delivered through Orange® to the homeowner electronically for execution and secure upload. The contractor experience through Orange® includes additional features, such as automated title check, income reasonableness determination and fraud validation, amongst others, facilitating the ease and efficiency of the Orange® loan facilitation experience and ensuring robust risk management on behalf of Sunlight’s capital providers.
Orange® also provides contractors with a robust pipeline management tool to ensure transparency to loan status. The contractors in Sunlight’s network can view their pipeline of transactions and open submission requirements to assure timely payment. Accessibility to the Sunlight Platform, beyond the Orange® web address, includes the ability to integrate Orange® into a contractor’s own website via a flexible application programming interface, or API, and mobile app capability. The salespeople selling residential solar systems or other home improvements for Sunlight’s network of contractors (whether internal to such contractor or employed by a third-party sales organization that is engaged by a contractor in Sunlight’s network) are eligible to participate in Sunlight’s proprietary loyalty program, Sunlight Rewards™, and earn valuable points for selling Sunlight-offered loans. Participating individuals selling residential solar systems earn points based on each sale following Sunlight’s initial approval to proceed with system construction. Participating individuals selling other home improvements earn points following the full disbursement of each home improvement loan. All participants can gain “status” for their overall loyalty by increasing the number of Sunlight-offered loans that they sell. This status can increase the number of points a participant can earn for any individual sale financed by a Sunlight-offered loan. Participants can track their points and status and choose to redeem points for an array of quality awards, all within Orange®. Sunlight partners with a third-party vendor to perform all of the reward fulfillment functions associated with Sunlight Rewards™. For all expected redemptions under Sunlight Rewards™, Sunlight maintains an expense on its balance sheet based on the cash value of the applicable points.
Relationships with Contractors
Sunlight’s expansive network of residential solar system installers and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange®, constitutes the distribution channel through which Sunlight builds funded loan volume and earns platform fees. The ability to finance residential solar systems on terms that often create immediate savings for homeowners on their utility bills and typically significant lifetime savings has materially contributed to the strong growth in the number of residential solar systems installed in the United States over the last five years. Sunlight attracts and builds strong relationships with residential solar system contractors of all sizes in key solar markets by prioritizing innovations in Orange® and providing services that assist the contractors in growing their own businesses. Sunlight’s team of business development and relationship management professionals provides hands-on support to these contractors. Sunlight believes that innovations such as prequalification capabilities, easy and secure document upload features, reliable next day funding and Sunlight’s short-term capital advance program (as described more fully below), amongst other innovations, both attract new contractors to Sunlight’s network and build loyalty and deepen Sunlight’s existing contractor relationships. In addition, Sunlight’s diverse set of capital providers enables Sunlight to offer its network of contractors a wide array of loan products that vary as to structure, interest rate and tenor, and thereby permits Sunlight’s network of contractors to offer the products that best serve their markets, and all at competitive pricing. These benefits to Sunlight’s existing network of contractors translate to deeper penetration of the contractors’ sales, which is an important contributor to the growth of Sunlight’s market share and revenue.
Relationships with Capital Providers
Sunlight’s business model is dependent on its ability to connect its capital providers, who wish to build a portfolio of residential solar system or other home improvement loans, to the homeowner customers of the contractors in Sunlight’s distribution network, who wish to finance the purchase of a residential solar system or other home improvements. Sunlight earns a platform fee on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the difference, or the margin, between (i) the dealer fee that Sunlight charges to contractors for access to Orange® and for making the various Sunlight-offered loan products available to such contractors and (ii) the capital provider discount charged by the relevant capital provider either funding or purchasing the loan in the direct and indirect channels, respectively (as described below). Sunlight’s business is therefore heavily dependent upon the availability of capital on attractive economic terms. Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, the attractive risk-adjusted returns that Sunlight’s capital providers earn relative to other asset classes, the access that the Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost.
Sunlight categorizes its capital providers as being either in Sunlight’s direct or indirect channel. Sunlight maintains both channels to provide diversification of funding sources, access to funding for different types of loan products and for other strategic purposes. The ability of Sunlight to allocate loans to various capital providers, as well as the availability of the two different funding channels, creates flexibility and allows Sunlight to respond nimbly to shifting market conditions.

Direct channel capital providers fund Sunlight-facilitated solar or home improvement loans one-by-one directly onto their balance sheet via Orange®. Sunlight’s direct channel capital providers are depository institutions with the power and authority to originate loans such as banks and credit unions. Generally, direct channel capital providers choose to service the loans they originate.
In the indirect channel, Sunlight’s allocation engine directs that certain solar and home improvement loans be funded on the balance sheet of Sunlight’s intermediary bank partner. These loans are aggregated, pooled and sold to indirect channel capital providers that cannot, or do not wish to, directly originate solar loans. The indirect channel capital provider relationship allows Sunlight to access a broader range of capital, which may include, among others, credit funds, insurance companies and pension funds. Indirect channel capital providers present a unique opportunity for Sunlight to access high quality and significant sources of funding that are diverse from traditional depository sources.
Sunlight’s Culture and Core Values
Sunlight’s management believes that delivering value to Sunlight’s investors requires good governance, transparency and a prioritization of Sunlight’s core values in making decisions and conducting its business. The Sunlight culture is intentional and is premised on a view that how Sunlight wins is equally important as winning itself. Sunlight recruits, develops and trains its team to embody this philosophy. Values such as fairness and honesty inform Sunlight’s relationships with its contractor network and capital providers, but also, for instance, how Sunlight’s call center interacts with homeowners in addressing their questions and beyond. Sunlight’s talent focus empowers Sunlight team members to act and is coupled with an expectation that their scrappiness and passion for Sunlight’s business creates a client focused intensity to drive for Sunlight’s success as well as the success of Sunlight’s partners. These values have been key to Sunlight’s strong operating results and Sunlight believes that preserving this culture is critical to its continued growth.
Sunlight’s Target Markets and Market Opportunities
Solar System Loan Market
Sunlight provides financing solutions for both the residential solar and home improvement industries. The market opportunity to finance residential solar systems is significant and growing. Homeowners’ increased opportunities to finance residential solar systems on terms that typically translate to immediate saving on their utility bills and significant amounts in life-time savings, the increased availability of residential solar system components at attractive prices, together with society’s gravitation to more environmentally sustainable power solutions, is driving the strong and ongoing development of the residential solar industry and, as a part of that industry, the solar loan market. According to Wood Mackenzie, the residential solar market has expanded from $8 billion in 2015 to almost $12 billion in 2020 and is projected to reach $13 billion in 2021. Approximately 63% of residential solar system sales are financed and Sunlight estimates that it is currently serving approximately 19% of that portion of the loan market, based on information obtained through Wood Mackenzie. Sunlight’s year-on-year growth in funded solar loan volume has outpaced the industry growth since inception, growing by 78% in 2019 over 2018 and another 36% in 2020 over 2019, implying that Sunlight’s business is growing with the market but also that Sunlight is increasing its market share.
Due to the highly localized nature of solar system installation and the many contractors selling solar, from local partnerships to larger public companies, this target consumer lending market is relatively fragmented across the country and difficult to reach in any appreciable volume by traditional third-party lenders. Sunlight reaches this market on behalf of its capital providers by partnering with contractors nationwide to offer its loan products through Orange®. The loan products offered through Orange® are primarily designed to target prime and near-prime borrowers who seek competitive financing opportunities. Orange® provides instant credit decisions at the POS, which provides a unique advantage to Sunlight and its capital providers of being the first financing option that consumers buying residential solar systems consider, and Sunlight’s intuitive and user-friendly process makes it easy for contractors to complete the financing transaction simultaneously with the sale of the solar system. This results in additional opportunities for contractors to quickly close sales using Orange® rather than experiencing the delay and uncertainty that would result from the introduction of third-party lenders. Sunlight believes that the residential solar market will continue to expand significantly each year and that Sunlight is well-positioned, through its relationships with contractors and its ability to create relationships with new contractors through its experienced sales team, to continue to grow.
Sunlight’s established ability to source additional contractor relationships presents a compelling value proposition to banks, credit unions and non-bank financing partners, which have traditionally been constrained in their ability to reach fragmented consumer lending markets. Sunlight believes its successful aggregation of lending opportunities with strong credit using Orange® provides loan volumes large enough to attract high-quality capital providers that provide competitively priced capital. Since inception, Sunlight has been successful in expanding its network of capital providers and increasing commitments from existing capital providers, ensuring that Sunlight can provide tailored, competitively priced lending options to contractors and consumers.
Home Improvement Loan Market
In 2019, Sunlight entered the home improvement market. Sunlight’s market opportunity for the financing of home improvement loans provides an additional growth and business diversification opportunity via a market that is similar to the residential solar industry in that it is relatively fragmented and hard to access for lenders because it is sold through a large market of primarily local and regional contractors. According to Joint Center for Housing Studies of Harvard University, the total home improvement market was estimated at approximately $400 billion in 2020. It was estimated by the United States Census Bureau that of the $400 billion annual U.S. home improvement loan market, approximately 29% of expenditures were related to energy efficient home improvements. Sunlight to date has elected to build its home improvement business organically and currently serves a small, but quickly growing, portion of that market. Although Sunlight believes that the market opportunity for Sunlight to finance home improvement loans is substantial, through the first quarter of 2021 the funded loan volume and revenue relating to home improvement loans have represented only an immaterial portion of Sunlight’s total funded loan volume and revenues during any period (a maximum of only approximately 5%, which occurred in the first quarter of 2021). Sunlight’s home improvement loan business model is nearly identical to Sunlight’s solar loan business model in that Sunlight’s business is conducted through Orange®, offering most of the same features to Sunlight’s network of home improvement contractors as Sunlight offers to its network of residential solar contactors. Further, Sunlight’s quickly growing network of home improvement contractors constitute the distribution channel for the loan products offered by Sunlight’s capital providers to the customers of these contractors. Sunlight has expanded its home improvement contractor network to approximately 440 as of December 31, 2020. Additionally, capital providers seeking to access the fragmented home improvement consumer lending market benefit from the same relationship factors and Sunlight credit underwriting and risk management as Sunlight’s residential solar loan capital providers. Sunlight’s expected source of revenue from the home improvement sector is also derived from the difference, or margin, between the dealer fee that Sunlight charges its network of home improvement contractors and the discount that Sunlight’s home improvement capital providers will charge to Sunlight to fund (for direct channel home improvement capital providers) or purchase (for indirect channel home improvement capital providers) the Sunlight-facilitated home improvement loans.
While the home improvement industry offers a significant opportunity for Sunlight to grow its business, the home improvement industry poses unique challenges. Home improvement projects tend to vary significantly in size, with minimum loan balances at $500 (far below minimum solar loan balances of $10,000) which can pose a unique credit profile for the consumer of such projects and related financing. In addition, the home improvement market requires far less specialization as compared to the specialization required for the installation of solar panels, which means that the home improvement market is even more fragmented, with home improvement projects of all sizes often being offered by smaller, local contractors across the country. Greater fragmentation will require Sunlight to develop a relatively larger network of home improvement contractors, and because of the lower loan balance to facilitate more transactions, to achieve the loan volume capital providers require to enter a specific consumer lending market. Notwithstanding these challenges, Sunlight is growing its home improvement contractor network rapidly, has engaged capital providers and has an experienced home improvement sales and management team. Sunlight believes that it is well positioned to capitalize on its experience in the residential solar industry and Orange® to build a successful home improvement loan business.
Sunlight’s Business Model and Operating Leverage
Homeowners wishing to finance their solar systems or other home improvement purchases work with their contractor to submit a loan application to Sunlight through Orange®. Sunlight charges the contractor a dealer fee for access to Orange® and the ability to offer customers attractive loan financing options at the POS. The dealer fee is an agreed-upon percentage of the loan balance which is the amount of the purchase price to the consumer for the solar system or other home improvement being purchased. Dealer fees are negotiated between Sunlight and the various contractors in Sunlight’s network based on the risk tier of the dealer, loan funding volume produced from the relationship, the specifics of the loan products that a contractor wishes to offer its customers and other factors.
Sunlight’s direct channel capital providers fund loans directly to Sunlight, generally at a discount to the loan balance, and Sunlight’s indirect channel capital providers purchase loans from Sunlight’s bank partner, also generally at a discount to the loan balance. The discount to the loan balance at which a capital provider funds or purchases a loan is referred to as the capital provider discount.
Sunlight earns a platform fee for each loan facilitated through Orange®. The platform fee is generally equal to the difference, or margin, between the dealer fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the capital provider discount charged to Sunlight by the relevant capital provider funding or purchasing such loan. When a loan is funded by a Sunlight direct channel capital provider, Sunlight earns a platform fee when such loan is funded. When a loan is funded in the indirect channel by Sunlight’s bank partner, Sunlight earns a platform fee when such loan is sold by Sunlight’s bank partner to an indirect channel capital provider. The platform fee that Sunlight earns varies based on the loan product and the negotiated pricing terms with both Sunlight’s capital providers and the various contractors in Sunlight’s network.
Because Sunlight does not generally make loans or fund loans on its own balance sheet, but rather earns a fee to act as the facilitator of the loans made by Sunlight’s capital providers, Sunlight retains relatively limited consumer credit risk in the lending process. The limited consumer credit risk is primarily short-term in nature and is taken on in the context of Sunlight building portfolios of loans on the balance sheet of its bank partner for sale to its indirect channel capital providers. Sunlight also owns a small portfolio of loan participations (at 5% per loan) required by an early indirect channel capital provider. Loans on Sunlight’s balance sheet constitute an immaterial source of revenue. For addition information, please see the Risk Factor captioned “During the period from December 31, 2020 to December 31, 2021, Sunlight funded approximately 15.0% of its total solar system loan volume and, during the period from December 31, 2020 to December 31, 2021, 98.2% of its home improvement loan volume through a bank partnership arrangement. Pursuant to the terms of that arrangement, Sunlight must arrange for the sale of the loans to a third party within 180 days from origination for solar system loans and, beginning on August 1, 2021, for certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, subject to certain exceptions. If Sunlight is not able to arrange these sales, Sunlight may be required to purchase all or a portion of these loans….” Total consumer credit losses on loans made through the Sunlight Platform and borne by Sunlight in 2020, 2019 and 2018, respectively, were approximately $1.2 million, $0.8 million and $0.5 million. Total consumer credit losses on loans made through the Sunlight Platform and borne by Sunlight for the year ended December 31, 2021 was approximately $1.8 million.

The chart below describes Sunlight’s primary economic model drivers.
As Sunlight earns a platform fee on a per loan basis when a loan is funded or purchased, Sunlight’s top-line revenue is driven primarily by funded loan volume in the direct channel and, in the indirect channel, the loans sold to indirect capital providers. A strong and developing residential solar market, combined with the Sunlight Platform that is scalable within and across asset classes and other (and continuing) innovations around new loan products and proprietary sales tools, supports Sunlight’s expectation of continued material growth in funded loans. Additionally, Sunlight has significant operating leverage with expenses that are weighted to fixed costs as compared to the variable cost components. Sunlight’s operating leverage has been, and Sunlight believes will continue to be, a material driver of increases in Sunlight’s profitability. Sunlight’s operating expenses, as a percentage of revenue, have decreased from 126% in 2017 to 58% in the second half of 2020, and Sunlight believes that its operating leverage will continue to increase materially in the future as its funded loan volume grows.
Additional discussion of drivers of Sunlight’s business model and revenue streams, as well as other factors and business initiatives are discussed below. See — “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Risk Management
Sunlight uses a multipronged risk management approach, leveraging the strengths of management’s experiences across a broad spectrum of consumer and commercial markets, which Sunlight believes is important to Sunlight’s ability to attract capital on economic terms beneficial to Sunlight and, thereby, to permit Sunlight to offer loan products consistent with consumer demands. First, Sunlight’s disciplined consumer credit underwriting produces funded loan volume with excellent credit quality relative to the credit quality of Sunlight’s closest competitors. Sunlight’s risk management begins with the requirement that its borrowers are the homeowners of the relevant properties, which drives positive borrower selection. Through Orange®, Sunlight deploys its proprietary credit strategy to leverage credit bureau data, such as FICO scores and tradeline data including depth of file, derogatories, bankruptcy history and certain other proprietary attributes and other non-credit bureau data, such as title and debt-to-income information. In 2020, Sunlight’s funded solar loans carried an average FICO score of 747 and a debt-to-income ratio of approximately 30%. Through December 31, 2021, Sunlight’s funded solar loans carried an average FICO score of 751 and a debt-to-income ratio of approximately 31%. Additionally, Sunlight’s loan products are designed to include strong collateral and legal remedies. Sunlight’s solar loans are secured by purchase money security interests (“PMSIs”) on the purchaser’s panels and related equipment, as evidenced by UCC-1 financing statements and fixture filings on the purchased panels and related equipment. PMSIs are senior in priority on such panels and equipment to the mortgage held by a borrower’s mortgage lenders. The PMSI provides notice of bankruptcy or foreclosure, providing an opportunity to recover on the solar loan without the expense and distraction of physically recovering the actual solar panels. Loan terms also include the ability to terminate solar loan power generation, which does not cut off a borrower’s access to power, but does, in many cases, increase a homeowners’ cost of power and therefore helps deter delinquencies and defaults. Sunlight home improvement loans are unsecured, and in 2020 carried an average FICO score of 754 and a debt-to-income ratio of approximately 28%.
Second, Sunlight has established a robust commercial underwriting and ongoing monitoring process to assure that the quality of the work product, solar system construction, financial condition (to support construction processes and provide post construction warranty support) and legal compliance practices of the contractors in Sunlight’s network. Residential solar system sales, financing and installation generally occurs in four steps: (1) the sale of the system; (2) system planning and processing; (3) system installation; and (4) interconnection to the local power grid. The sale of a solar system, while previously most commonly occurring at the home of the potential customer, is now being conducted primarily online and via telephone. Contractor sales teams make cold-calls or follow up on previously obtained leads to review with homeowners the value of purchasing a residential solar system: to realize substantial savings on the homeowner’s utility bills over the life of the system and to contribute to the world-wide effort to reduce carbon in the atmosphere. If the homeowner is interested in financing the purchase of a solar system, the homeowner’s contractor together with the homeowner may access Orange® to submit a loan application, obtain an instant credit decision and review the Sunlight loan products available to such homeowner — all at the initial POS. The second phase of the project, system planning and processing, involves finalizing the design, clearing any remaining loan stipulations that may have been identified during the POS credit approval process, executing loan documentation and receiving Sunlight’s initial approval to proceed with system construction. In the third phase, the contractor will order the required equipment, obtain required permits and complete the installation of the solar system. Once installation is completed, pictures of the completed project are submitted to Sunlight via Orange® and the contractor will request funding. Generally, within 24 hours of such request, Sunlight will fund the contractor the appropriate dollar amount — the loan balance less the applicable dealer fee (with a holdback in some circumstances to support project interconnection). Promptly thereafter, Sunlight is paid by the relevant Sunlight capital provider the loan balance less the previously agreed capital provider discount, thereby reimbursing Sunlight for its prefunding advance to the contractor and, in the case of a direct channel capital provider, enabling Sunlight to retain the related platform fee. If the loan is to be funded by an indirect channel capital provider, Sunlight’s bank partner reimburses Sunlight for the prefunding advance but the related platform fee is not earned by Sunlight until the loan is purchased from Sunlight’s bank partner by an indirect channel capital provider. Funding of the loan at installation initiates booking of the homeowner’s loan and interest accrual, with the initial payment due on the loan by the homeowner 60 days after the loan has been funded. In the fourth and final phase, the solar system is connected to the local utility grid; evidence of this interconnection is provided to Sunlight via Orange® and, if any amounts have been held back, final payment of the withheld amount is made to the contractor.
Because of the broader span of home improvement projects that may be financed through Orange®, the process for sale, design and approval, permitting, construction and other required steps varies from the solar loan process described above. Sunlight generally funds home improvement loans upon project completion. Based on the risk tier of the home improvement contractor as described below, the nature of the project being funded and other proprietary risk criteria, certain of the home improvement contractors in Sunlight’s network may also submit requests through Orange® for and, subject to meeting the applicable requirements, be paid a maximum of two progress payments. Progress payments are funded by Sunlight’s capital provider to the relevant home improvement contractor, less a pro rata portion of the applicable dealer fee. Interest, as applicable, begins to accrue to the homeowner when the progress payment is funded by the capital provider, to the extent funded. The loan balance and related interest, as applicable based on the specifics of the loan product selected by the homeowner/borrower, increases when additional funding for the home improvement project is made to the relevant contractor at project completion.
Most frequently, installation of a residential solar system will take between 120 to 180 days from the time of initial credit approval at the POS. The process can be subject to delays due to manufacturers failing to deliver equipment on time, contractors getting behind schedule, weather, construction issues related to the home on which the panels are to be installed, the ability to obtain required permits or get interconnected in a timely manner and many other circumstances.
Home improvement projects can also be subject to delays based on similar concerns. The length of time associated with the process and the complexity of the steps in the sale, design and construction performed by the contractors for both residential solar systems and home improvement projects all create potential risk for Sunlight and its capital providers in the form of commercial credit risk related to the financial condition and liquidity of such contractors and their ability to complete the projects and to pay back any advances that may have been made by Sunlight. Additionally, there are business and legal risks associated with the potential for faulty construction and legal risks associated with the contractor’s sales practices, amongst other potential risks. For this reason, Sunlight has adopted vigorous contractor diligence and monitoring procedures.
Upon the engagement of a contractor into Sunlight’s network, Sunlight diligences credit bureau data and the contractor’s financial and liquidity position, and performs a review of the contractor’s reputation, workmanship warranty offered to its customers and other legal documentation and sales tools used by the contractor. Once onboarded, Sunlight continues to monitor the contractors in its network against these same standards at least annually and, if advisable, more frequently. Also, at onboarding, Sunlight provides training to contractor sales personnel to make certain they are familiar with Orange® and to introduce them to the important consumer protection requirements relevant to the loan sales process. Based on Sunlight’s diligence findings, Sunlight either accepts or declines to include a contractor in its network. Contractors that are accepted are categorized into risk tiers that can drive the periodicity of monitoring, the amount of the original issue discounts, or fees, charged to such contractors by Sunlight and, for solar system contractors, the availability of advances and the amount of any advances, if eligible, as well as other key business terms applicable to the contractor’s relationship with Sunlight.
Additional commercial risk management tools include a Sunlight call center staffed with experienced relationship managers who address customer complaints and facilitate resolution of differences between the contractor and the contractor’s customer as they move through the residential solar system installation and loan funding process. Sunlight’s network of contractors executes program agreements which include covenants and indemnities to address risks to Sunlight and its capital providers that may result from the actions of the contractor in the sales and installation processes of residential solar systems or home improvements financed with Sunlight-offered loan products.
Third, Sunlight maintains an approved vendor list (“AVL”) of residential solar system equipment manufacturers to be used in the construction of residential solar systems. Equipment made by manufacturers on the Bloomberg New Energy Finance quarterly bankability report are eligible for inclusion on Sunlight’s AVL. Sunlight independently diligences any equipment made by a manufacturer not on the AVL or that has been removed from the AVL. In this process, Sunlight uses third party resources to obtain and evaluate the potential credit, operational, reputational and financial risk of the equipment providers. In approving equipment, Sunlight looks for any performance issues known in the market or identified in any industry performance analyses available. Sunlight also requires that the equipment have market standard manufacturers’ warranties. The contractors’ program agreements contain commitments to use the approved equipment in their residential solar installation projects. Sunlight is a member of, and is on the board of, the Solar Energy Industries Association (“SEIA”) and has executed SEIA’s Forced Labor Prevention Pledge, indicating Sunlight’s opposition to the use of forced labor practices in the solar supply chain and supports SEIA’s effort to develop a solar supply chain tracking protocol to track any equipment that may be sourced from companies using forced labor in the solar industries.
Sunlight’s History
Foundations and Proof of Concept
Sunlight was founded in 2014 by principals of Hudson Sustainable Group, LLC (“Hudson Sustainable Group”), including former Sunlight board members Neil Auerbach, the former chairman, and Wilson Chang. Sunlight formed an early relationship with its current bank partner to begin offering solar loans to the customers of residential solar installers looking to offer financing options to their customers. Sunlight’s loan offering capitalized on consumers looking to access residential solar power increasingly interested in owning their own residential solar systems and financing the purchase through a solar loan, as opposed to leasing such systems from third parties or entering into power purchase agreements. Sunlight raised its first institutional equity capital from Tiger Infrastructure Partners LP (together with its affiliates, “Tiger”) in 2015 to support Sunlight’s further development, including hiring the current management team and accelerating Sunlight’s growth.

Early Growth and Establishment of Key Partnerships
In June of 2016, Sunlight was able to upsize the loan funding commitment from its direct channel capital provider to $100 million and a month later established an anchor partnership with a large residential solar system contractor (constituting approximately 32.6% of the residential solar installation market as of December 31, 2015). By the end of fiscal year 2016, funded loan volume facilitated by Sunlight since inception exceeded $90.9 million and Sunlight began to diversify its capital sources and build its contractor network.
Diversification of Contractors and Development of Sunlight’s Proprietary Technology-Enabled POS Financing Platform
During 2017, Sunlight hired a staff of experienced business development and sales members and began focusing on building a national network of contractors to grow and diversify Sunlight’s funded solar loan volume. At the same time, Sunlight increased the funding commitments of its existing capital providers and added new capital providers to support its growing business. In the first half of 2017, Sunlight raised additional capital from Tiger and invested a portion of the proceeds in building Orange®. Proceeds from the 2017 capital raise were also used to expand Sunlight’s existing capital provider relationships and facilitate additional flow loan program relationships with new credit unions and banks as well as to continue growing Sunlight’s sales team and network of contractor relationships. By the summer of 2017, Sunlight had put into place a complete management team with deep experience in credit, finance and solar. By the end of calendar year 2017, Sunlight’s cumulative funded volume of loans since inception exceeded $475 million.
Sunlight’s Continued Growth and Profitability
During the first half of 2018, Sunlight raised additional equity capital from FTV Capital (together with its affiliates, “FTV”) and invested the proceeds in continuing to develop and refine Orange®, which had been launched in the first quarter of that year, as well as to automate Sunlight’s internal operations to accelerate certain processes and offer improved service to its network of contractors and capital providers. These improvements spawned significant growth in Sunlight’s relationships and funded loan volumes. Additionally, Sunlight continued to develop its sales team with the addition of regional sales capability and continued to add funding sources, both direct and indirect. Sunlight was also able to materially upsize the funding commitments of its existing capital providers. Sunlight also established additional contractual relationships with institutional capital providers to provide additional funding for loans and diversify potential funding sources for the Sunlight Platform. By the end of the second quarter of 2018, Sunlight launched Orange®, which allowed Sunlight to integrate information from loan applicants, contractors and capital providers to provide nearly instant credit decisions and a seamless loan facilitation process. By the end of calendar year 2018, Sunlight’s cumulative funded loan volume since inception exceeded $1 billion. By the end of 2019, Sunlight’s funded loan volume exceeded $2.1 billion since inception and Sunlight became profitable as calculated based on GAAP. By the end of 2020, Sunlight’s funded loan volume since inception exceeded $3.5 billion offered through more than 1,200 contractors.
Entry into Home Improvement Loan Market
In the first quarter of 2019, Sunlight launched its home improvement loan business, which is also conducted through Orange®. The characteristics of the approximately $400 billion per year industry, based on the Improving America 2019 Report of the Joint Center for Housing Studies of Harvard University, are sufficiently consistent with the characteristics of Sunlight’s solar business that Sunlight was able to adapt Orange® with minimal new investment. In addition, in 2020, based on a report by the United States Census Bureau, approximately 29% of all home improvement construction projects were related to energy efficiency upgrades or modifications, which is consistent with Sunlight’s values related to sustainability. Sunlight’s expansion into the home improvement loan market was coupled with the expansion of strategic partnerships with distributors and other industry stakeholders to rapidly expand the number of contractor relationships, and that effort is still ongoing. Although Sunlight believes that the market opportunity for Sunlight to finance home improvement loans is substantial, through the first quarter of 2021 the funded loan volume and revenue relating to home improvement loans have represented only an immaterial portion of Sunlight’s total funded loan volume and revenues during any period (a maximum of only approximately 5%, which occurred in the first quarter of 2021). Sunlight’s home improvement loan business is nascent and does not constitute a material portion of Sunlight’s revenue.
Rapid Growth and the Impact of COVID-19
During the first quarter of 2020, Sunlight experienced continued growth in funded loan volumes, which was a continuation of the rapid growth experienced by Sunlight in 2019. The onset of COVID-19 in the U.S. beginning in March 2020 led to a decline in residential solar system sales and a small decline in the funded loan volume in the second quarter of 2020, resulting in a 3% decline in the number of credit approvals and a 15% decline in the volume of loans facilitated by Sunlight and funded during the second quarter of 2020, in each case, as compared to the second quarter of 2019. Sunlight believes that the decline in solar sales after the onset of COVID-19 related to the inability of certain contractors in Sunlight’s network to execute on their traditional sales model, which was door-to-door. However, residential solar sales subsequently rebounded and Sunlight’s funded volumes quickly followed as those systems were installed beginning late in the second quarter and in the third quarter of 2020. Sunlight believes that this recovery was significantly related to a change in sales model by solar contractors to an online process that is more efficient and which is expected to continue. During the years ended December 31, 2020 and 2019, Sunlight funded approximately $1.5 billion and $1 billion, respectively, of new loans During the year ended December 31, 2021, Sunlight funded approximately $2.5 billion of new loans, which resulted in cumulative funded loan volume since inception of approximately $6.1 billion and $3.6 billion as of December 31, 2021 and 2020, respectively. Subject to the fluctuations naturally occurring in Sunlight’s business from seasonality as discussed below, Sunlight believes that it will continue to experience funded loan volume consistent with what Sunlight experienced in the first quarter of 2021 and beyond as the residential solar market continues to expand and Sunlight’s penetration in that market also continues to expand.
Sunlight’s Products
Sunlight-Facilitated Solar Loans.   Sunlight facilitates a broad range of solar loan products, varying as to structure, tenor and interest rate, which are focused on differing contractor and consumer objectives and market dictates. Sunlight facilitates solar loan products structured to support the financing of residential solar systems as well as to meet other homeowner demands such as loans to:
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finance the acquisition of a solar battery to be retrofit to an existing homeowner solar system;

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provide financing for a residential solar system plus a new roof in the same loan as is often required to support the addition of the solar panels;

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finance solar in addition to other forms of home improvement projects; and

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finance solar roof products (solar roof tiles).

Sunlight’s solar loan products are secured and fixed rate, closed-end term loans. Specific terms are developed to address homeowner financing needs, amongst other factors as discussed below, and include tenors between 5 and 25 years with interest rates per annum ranging from 0.00% to 8.49%. Not all tenors are offered at each available interest rate and not all solar loan structures are offered at all tenors. For a solar loan, minimum principal amounts are generally $10,000 and maximum principal amounts are $100,000, all subject to qualification requirements. In 2021, Sunlight launched Solar Maxx® and HI Maxx®, a suite of non-prime solar and home improvement products which expand Sunlight’s offerings across the credit spectrum, thereby further improving the value proposition for contractors and allowing greater access to solar and home improvement loans.
Sunlight-Facilitated Home Improvement Loans.   Home improvement loans facilitated by Sunlight through Orange® are unsecured, closed-end term loans. The structures applicable to loan products in the home improvement space tend to be more varied. Consumer demand includes payment structures that include delays in the start of payment obligations, periods of interest only payments, periods of principal only payments as well as straight-line amortizing fixed rate loans. Sunlight has developed a full range of loan products including different tenors that range from 2 to 15 years. Home improvement loans are often significantly smaller than solar loans with a minimum loan balance of $500 but can also be as large as $100,000. During the year ended December 31, 2021, interest rates on Sunlight-facilitated home improvement loan products ranged up to 22.50%. Similar to Sunlight-facilitated solar loans, Sunlight-facilitated home improvement loans offered through Orange® are determined by consumer demand, terms requested by Sunlight’s contractors (which may also be driven by the dealer fee charged to a contractor for a given loan product), availability of attractively-priced funding from Sunlight’s capital providers, the attractiveness of a given loan product measured by the production of related loan volume, the interest rate environment and other market factors and the regulatory and risk management concerns of Sunlight and its capital providers amongst other considerations. Sunlight home improvement loan products made up less than 10.0% of Sunlight’s funded loans and less than 6.0% of its revenue in fiscal year 2021.
Contractor Advance Funding Program and Prefunding Program
An important part of Sunlight’s value proposition to residential solar contractors is the opportunity to participate in Sunlight’s advance program, which, Sunlight believes, is offered on more flexible terms (subject to commercial underwriting qualification) than those offered by Sunlight’s competitors, if offered at all. Residential solar system contractors face significant upfront costs prior to installation and receipt of payment for the installation by their customers. The Sunlight advance program is designed to support the related liquidity and cash flow management needs of its qualifying contractors. Sunlight’s advance program has two components: (1) milestone advances and (2) contractor prefunding advances.
Sunlight’s milestone advance program provides qualifying solar contractors with short-term capital advances to support upfront costs and liquidity needed to purchase equipment and pay third party contractors in the due course of its installation business. Milestone advances are generally required to be repaid in 90 days or less from the advance date and are typically repaid by Sunlight deducting the related amounts from the loan funding to the contractor upon completion of a given project. Sunlight’s milestone advance program is generally offered to contractors in Sunlight’s top risk tiers which have the strongest commercial risk assessment results. While Sunlight has advanced approximately $920 million to contractors in its network since inception, Sunlight has only experienced approximately $0.5 million in losses on those advances.
Sunlight also offers the contractors in its network prefunding advances. Prefunding advances are advances made by Sunlight to a contractor within 24 hours of a request for funding on a specific Sunlight-offered loan at installation of a given project. Sunlight offers its contractors prefunding advances to bridge the time that it takes for the relevant capital provider to review relevant documents and execute on its funding commitment. Sunlight is reimbursed for prefunding advances when Sunlight receives the funds from the relevant capital provider for the related loans. Typically, Sunlight is reimbursed for prefunding advances within 24 to 72 hours. Because the risk in prefunding advances tends to be short-term and the contractors are not specifically responsible for the repayment obligation, Sunlight’s prefunding advance program is offered to contractors in Sunlight’s network across the spectrum of Sunlight’s assigned contractor risk tiers.
Seasonality
The residential solar and home improvement markets are subject to seasonality primarily related to weather and other industry factors, which typically causes fluctuations in Sunlight’s operating results and can cause Sunlight’s future performance to be difficult to predict. Sunlight has experienced seasonal and quarterly fluctuations in the past and expects to experience such fluctuations in the future. Sunlight’s contractors generally experience higher sales in the second and third quarters of each year. Given the timeline between a solar system or home improvement sale and when a loan to finance such project is funded, this generally results in higher funded volumes for Sunlight, on a relative basis, in the third and fourth quarters of each year, however, Sunlight believes that the increasing impacts of climate change could make the seasonality in Sunlight’s business less predictable. Sunlight further believes that the seasonality in credit applications and funded volume that it experiences in its business is consistent with others that compete in the same markets.
Agreements with Our Capital Providers
Sunlight’s ability to facilitate loans and earn platform fees sufficient to grow Sunlight’s business depends on Sunlight’s capacity to source attractive capital from capital providers willing to fund loan products that work for consumers in the residential solar and home improvement markets, and that permit

Sunlight to charge competitive dealer fees to the contractors in Sunlight’s network. Sunlight’s capital providers include banks, credit unions, and non-depository institutions. Sunlight has expanded its relationship with each of its direct channel capital providers year over year and we are in negotiations with additional banks, credit unions and non-depository institutions regarding new potential partnerships. Sunlight enters into loan program and loan sale agreements with capital providers, as well as ancillary agreements for loan administration and related matters, depending on whether Sunlight’s relationship is with a direct channel or indirect channel capital provider, and other business requirements of the capital provider.
Direct Channel Capital Provider Program Agreements
Sunlight’s relationships with its direct channel capital providers are primarily governed by loan program agreements, as well as ancillary special servicing and related agreements depending on the full scope of the capital provider relationship. The loan program agreement establishes the obligations of Sunlight in facilitating the origination of loans as well as of the capital provider to fund loans, including establishing the amount and tenor of the capital provider’s commitment to funding loan volume. Sunlight’s direct channel capital provider loan program agreements generally automatically renew on an annual basis, unless previously terminated subject to a notice period of at least several months or unless the agreement is terminated by either party for cause generally defined as for material breach, fraud, willful misconduct, gross negligence or insolvency of the other party. The loan program agreements set forth the range of loan products to be offered by the capital provider, any jurisdictional limits and the relevant dollar price to be paid by the capital provider to Sunlight in the context of funding each such product. The range of products provided by a capital provider and the dollar prices to be paid by the capital provider with regard thereto are generally subject to change with notice from the capital provider (with respect to borrowers not yet credit approved on the date of such notice).
Certain of Sunlight’s direct channel capital providers have approval rights over whether the capital provider is willing to fund the loans facilitated by a given contractor based on their risk assessment of such contractor. Other capital providers rely on Sunlight’s risk assessment to approve contractors. Sunlight’s capital providers are committed to fund any loan submitted by an approved contractor through Orange® that otherwise meets the capital provider loan product requirements as set forth in the loan program agreement with the applicable capital provider at the time the borrower is credit approved and directed to the capital provider by Sunlight’s loan allocation engine, even though loan funding will typically not occur until sometime later.
Sunlight does not currently service loans for its direct channel capital providers but, in some circumstances, for a fee, Sunlight has agreed to administer servicing and provide some special servicing services on behalf of its direct channel capital providers. Sunlight does not perform debt collection services. All of Sunlight’s direct channel capital providers engage third party debt collectors as may be required.
None of Sunlight’s direct channel capital provider program agreements have change of control provisions triggered by the Business Combination described herein. However, certain of the loan program agreements do have notice requirements. Sunlight complied with all such requirements prior to the Closing.
Sunlight’s Bank Partner and Indirect Channel Capital Providers
Approximately 22% of Sunlight’s funded solar loan volume during 2020, and all of Sunlight’s funded home improvement loan volume, was initially funded by Cross River Bank, Sunlight’s bank partner, for purchase by an indirect channel capital provider. Sunlight’s indirect channel capital providers either enter into flow program agreements whereby they make a commitment to buy a maximum dollar amount of funded loans over a designated period of time or they enter into discrete loan sale agreements whereby they buy funded pools of loans from time to time on a one-off basis, in each case from the balance sheet of Sunlight’s bank partner.
Sunlight’s solar loan bank partnership arrangement has a four-year term, expiring in 2022, and automatically renews thereafter every two years unless terminated by either Sunlight or its bank partner with several months’ advance notice or for “cause.” Sunlight’s bank partnership arrangement generally describes services that Sunlight provides to the bank partner in the process of the bank partner’s origination of loans, the fees charged by the bank partner to originate loans, the amount of loans that the bank partner will retain on its balance sheet and for how long and under what circumstances. Sunlight’s arrangements with its bank partner also require that Sunlight guarantee and purchase solar loans when subject to charge-off by Sunlight’s bank partner, and with respect to home improvement, any loan that becomes 60 days delinquent. For the year ended December 31, 2020, Sunlight repurchased and wrote off 49 loans from its bank partner, totaling $1.1 million, associated with the repurchase obligation concerning charge-offs and delinquencies. For the year ended December 31, 2021, Sunlight repurchased, and wrote off, 60 loans from its bank partner, totaling $1.3 million associated with the repurchase obligation concerning charge-offs and delinquencies. Sunlight acts as the administrator for its bank partner’s portfolio of Sunlight-facilitated loans, and Sunlight has access to comprehensive daily reporting regarding those loans, which allows it to track the status of loans, including days from origination, and monitors the performance of those loans on a loan-level basis. The above description of the bank partnership agreement describes the material terms of the arrangement, and a copy of the solar loan bank partnership agreement with Cross River Bank is included as an exhibit to the Registration Statement of which this prospectus is a part.
Sunlight may also be required to purchase loans from its bank partner after an agreed period of time if Sunlight has not arranged the sale of such loans. To date, Sunlight has not been required to purchase loans from its bank partner due to an inability to sell such loans to an indirect channel capital provider. Additionally, Sunlight takes the risk of compliance errors and the risk of borrower or contractor fraud in the origination of the loans. Sunlight has also entered into a program agreement with its bank partner to fund its home improvement loans that contains similar provisions related to risks accepted by Sunlight.
Sunlight does not currently service loans for its bank partner but does provide servicing administration and some special servicing services on behalf of its bank partner. Sunlight does not perform debt collection services for its bank partner.
Sunlight’s bank partnership arrangement does not have a change of control consent right triggered by the Business Combination but does have a notice requirement. Sunlight complied with this requirement prior to Closing of the Business Combination.
Sunlight’s indirect channel capital provider agreements that govern committed multi-loan pool purchases establish the amount of the capital provider commitment or loan pool, as the case may be, loan pool parameters including, for instance, loan product type, seasoning, any relevant asset concentration limits and pricing. The indirect channel capital provider agreements further describe any ongoing obligations of Sunlight with respect to the assets which include asset level representations as to the pool requirements, legality and other non-credit origination criteria. Sunlight’s indirect channel capital provider program agreements generally have a term of one year or more with potential extensions built into the terms. Sunlight has successfully negotiated with its indirect channel capital providers for new commitments since inception of its relationships with these capital providers.
Sunlight does not currently service loans for any indirect channel capital provider but does provide servicing administration and some special servicing services on behalf of certain of its capital providers. Sunlight does not perform debt collection services for its indirect capital providers.
One indirect channel capital provider agreement contains a provision allowing the capital provider to stop funding loans in connection with the Business Combination. Sunlight obtained a written waiver of this provision from the capital provider.
Sunlight has recently executed an indirect channel capital provider program agreement for the purchase of home improvement loans from the balance sheet of Sunlight’s bank partner. Such agreement is with an indirect channel capital provider with which Sunlight also maintains an indirect channel program agreement for the purchase of solar loans.
Agreements with Contractors, Distributors and Referral Arrangements
Sunlight’s relationships with contractors in its network are established by entry into contractor financing program agreements. Sunlight’s program agreements are generally standardized, with a few exceptions related to large, enterprise partnerships and then only with respect to a few key terms for such partners. Sunlight’s contractor program agreements establish the obligations of the contractor in offering Sunlight’s loan products (sales and marketing practices), relating to the construction of the applicable project

(whether a residential solar system or other home improvement product) in conformity with applicable legal requirements and building standards and representations made to the contractor’s customers, warranty requirements and as to other legal compliance requirements. The contractor program agreements also describe the process for submitting loan applications and for obtaining funding through Orange®. The agreements include the funding terms for a given contractor (the percentage of funding provided at specific points of project development), the specific loan products available to the contractor and the related dealer fee charged to the contractor for each such product. Pursuant to Sunlight’s agreements with each contractor, Sunlight is entitled to charge the amount of each dealer fee agreed to between Sunlight and the contractor. The dealer fee varies based on the characteristics of the underlying loan, risk characteristics of the contractor and the level of funded loan volume generated by the contractor. Sunlight retains the applicable dealer fee from amounts payable by Sunlight to the contractor to fund the relevant loan balance. Loan products and dealer fees on loan products are subject to change by Sunlight upon meeting certain advance notice requirements and only with respect to customers that are not yet credit approved for a loan offered by Sunlight as of the date of such change.
Sunlight’s agreements with its contractors contain cross indemnities and include indemnities of Sunlight’s capital providers as third party beneficiaries in the event the capital provider experiences losses or other damages associated with the contractor’s breach of their agreement. For contractors participating in Sunlight’s advance program, the agreement establishes additional remedies for Sunlight to recoup advances not timely reimbursed to Sunlight by the contractor.
Sunlight has also entered into agreements with equipment distributors and referral partners to assist in the accumulation of quality contractors for Sunlight’s networks. These programs provide special features and pricing to the contractor customers of these distributors or referral partners that join Sunlight’s network through these programs. These arrangements have been material drivers of the growth in Sunlight’s network of contractors and Sunlight’s funded loan volume and revenue.
As of December 31, 2020, Sunlight has partnered with over 1,200 contractors nationwide. For the year ended December 31, 2020, Sunlight’s top five and top ten contractors accounted for approximately 35% and 42%, respectively, of Sunlight’s total funded loan volume, as compared to 35% and 46%, respectively, for the year ended December 31, 2019. As of December 31, 2021, Sunlight has partnered with over 1,500 contractors nationwide. For year ended December 31, 2021, Sunlight’s top five and top ten contractors accounted for approximately 37% and 46%, respectively, of Sunlight’s total funded loan volume. While the percentage of Sunlight’s funded loan volume sold by any contractor in Sunlight’s network varies from period to period, there is one contractor, Sunpro, that sold more than 10.0% of Sunlight’s funded loan volume in both 2019 and 2020 (comprising 11.2% and 15.4% of funded loan volumes in 2019 and 2020, respectively), and in the year ended December 31, 2021, Sunpro sold 13.4% of Sunlight’s funded loan volume in those periods, respectively. A contributing factor to Sunlight’s ability to seamlessly engage with new contractors and expand its existing relationships has been the development and continuous improvement of standardized agreements with contractors that provide flexibility for Sunlight’s expanding product offerings and services. Sunlight has developed contractor agreements that cover both solar and home improvement contractor relationships. Sunlight’s standardized agreements with contractors generally provide for a term of one year, which renews automatically for successive one-year periods unless either party provides 60 days’ prior written notice of termination prior to the renewal term. In addition, Sunlight’s standardized agreements with contractors generally permit termination for convenience with 60 days’ prior written notice of termination, subject to certain conditions and additional rights of termination under limited circumstances, or upon shorter notice period for “cause.” Two of Sunlight’s contractor program agreements contain most favored nation clauses (“MFNs”) related to the dealer fees charged to other contractors on loan products also offered by one or the other of these two contractors. The MFNs are crafted such that they are not often triggered and though these contracts have been in place for several years the MFNs have not caused Sunlight any material loss of revenue.
Sunlight’s contractor program agreements generally do not have change-in-control or notice provisions triggered by the Business Combination; however, such contracts generally do prohibit assignment by either party without the prior written consent of the other party, provided, that Sunlight has limited rights to assign without the approval of the contractor under limited circumstances. The Business Combination did not constitute an assignment under applicable law or otherwise provide any contractor any special right to terminate, renegotiate or alter any contractual agreements with Sunlight.

Competitive Overview
Competition for Sunlight occurs at two levels: (i) competition to acquire and maintain contractor relationships; and (ii) competition to acquire high quality capital to fund loans, in each case on economic terms favorable to Sunlight.
Competition to Acquire and Maintain Contractor Relationships
Competition to obtain contractor relationships is significant. Contractors generally do not enter exclusive relationships with residential solar loan providers and Sunlight’s agreements with its network of contractors generally do not provide for exclusive relationships. However, Sunlight believes that its large array of loan products and flexibility in offering new and additional products, easy-to-use technology-enabled POS financing platform, which provides instant credit decisions and continuing innovation in Orange® and services that support growth in the businesses of its existing network of contractors, attract new contractors and build contractor loyalty.
Sunlight believes that the following factors, among others, are key to Sunlight’s success in acquiring and maintaining contractor relationships:
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Superior value proposition for contractors.   Sunlight’s large array of loan products and flexibility in offering new and additional products stem from the depth, diversity and attractively-priced funding of Sunlight’s capital providers. Sunlight loan products allow contractors to capture additional purchase opportunities from consumers that do not want to or are not able to pay cash for solar system installation or do not want to lease a system from a third party and forego the benefits of ownership. Sunlight’s attractive loan products and competitive dealer fees allow contractors to choose products that fit their business needs and the financing needs of their customers. The broad range of products offered by Sunlight improves the contractor’s chances of meeting its customers’ financing needs and completing a sale.

•
Easy-to-use technology-enabled POS financing platform, instant credit decisioning.   Orange® is easy to use and provides instant credit decisions for homeowners interested in financing the purchase of a residential solar system or home improvement. Access to prompt credit decisions and the ability to close financing transactions through an intuitive and easy process through the execution of loan agreements in one encounter with a potential customer provides significant additional sale opportunities for contractors. Orange® may be accessed via the Orange® web address, directly from certain contractor’s own website via a flexible application programming interface, or API, and via Sunlight’s mobile App. Besides instant credit decisioning, Orange® includes automated loan stipulation clearance, secure document upload, e-sign capacity and other features that facilitate efficient loan transactions and provide contractors with the ability to grow their businesses.

•
Additional features and services offered by Sunlight further support the growth of contractor businesses, attract new contractors to Sunlight’s network and build contractor loyalty.   Sunlight prioritizes innovation in Orange® and services that support growth in the businesses of its existing network of contractors, attract new contractors and build contractor loyalty. Examples of such innovations include Sunlight’s short-term advance program, Sunlight’s launch of Spanish-language loan products and Sunlight Rewards™. Sunlight believes that it has innovated more quickly than its competitors and offers contractors a greater array of valuable services that drive their determination to offer their customers Sunlight-offered loan products over those of Sunlight’s competitors and that Sunlight will continue to be able to innovate quickly to meet the needs of its contractor network.

Competition to Acquire Capital to Fund Loans
The solar system and home improvement loan markets are relatively fragmented. Facilitating the aggregation of loan volume from these markets is a highly competitive sector of these broader industries. Sunlight faces competition from a diverse landscape of consumer lenders, including traditional banks, credit unions, and specialized solar system lenders and lease providers. Sunlight’s competitors source capital from a mix of alternative sources, including depository capital and/or other alternatives that rely on the capital markets.

Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, attractive risk-adjusted returns earned by its capital providers relative to other asset classes, the access that the Sunlight Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost. Sunlight has successfully added capital providers and grown commitments from existing capital providers since inception. As its contractor network has grown, Sunlight has consistently diversified its capital provider base to ensure that it has sufficient capital to fund the demand for Sunlight facilitated loans and that it is able to offer an evolving competitive mix of loan products to meet contractor and consumer demand. Capital providers have actively participated in this success and Sunlight has not experienced any capital provider attrition since inception. Sunlight believes that there are many institutions seeking to deploy capital into solar and home improvement loan assets, but Sunlight intends to continue to be selective about adding capital provider partners. Sunlight values diversification but will specifically focus on partnering with potential capital providers that can enable Sunlight to meet strategic goals, including access to the most attractive pricing and access to capacity for a growing suite of loan products, among others.
Employees and Human Capital Management
Human Capital.   At December 31, 2021, Sunlight employed 216 employees, including 214 full-time employees, in its Charlotte, North Carolina and New York, New York offices as compared to 190 employees, including 188 full-time employees, at December 31, 2020.
Sunlight believes its employees are among its most important resources and are critical to its continued success. Sunlight focuses significant attention on attracting and retaining talented and experienced individuals to manage and support its operations, and Sunlight’s management team routinely reviews employee turnover rates at various levels of the organization. Sunlight pays its employees competitively and offers a broad range of company-paid benefits, which Sunlight believes are competitive with others in our industry.
Diversity, Equity and Inclusion.   Sunlight is committed to hiring, developing and supporting a diverse, equitable, and inclusive workplace. Sunlight’s management teams and all of its employees are expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. All of Sunlight’s employees must adhere to a code of business conduct and ethics that sets standards for appropriate behavior and includes required annual training on preventing, identifying, reporting, and stopping any type of unlawful discrimination or other unlawful behavior. In addition, Sunlight recently adopted a Diversity, Equity and Inclusion Policy (the “DEI Policy”) that seeks to promote diversity, equity, and inclusion in Sunlight’s culture by, among other things, challenging norms and ferreting out any systemic inequities in its policies, procedures, and practices, and commits Sunlight to using quantitative assessments to measure progress, transparency, and practices that attract and retain diverse leadership.
Government Regulation and Licensing
Sunlight’s business requires compliance with several regulatory regimes, including those applicable to consumer lending at both the federal and state levels. Many of these requirements relate to regulations primarily applicable to Sunlight’s capital providers, but the program agreements with those capital providers allocate varying degrees of compliance risk through representations, warranties, covenants and indemnities to Sunlight. Sunlight is subject to the regulations of the National Credit Union Administration, the FDIC, the enforcement regimes of the Consumer Financial Protection Bureau and the federal and state attorneys general. Sunlight also has various forms of lender licenses in 23 states and is therefore also subject to the supervisory oversight of the financial regulators in those jurisdictions.
Sunlight has established a robust set of policies and procedures to comply with federal regulations such as the Truth in Lending Act, Section 5 of the Federal Trade Commission Act, Equal Credit Opportunity Act and Regulation B promulgated thereunder, Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, Fair Debt Collection Practices Act, the Telephone Consumer Protection Act, the Bank Secrecy Act, Anti-Money Laundering, Equal Credit Opportunity Act, Service Member’s Civil Relief Act, and Unfair, Deceptive, and Abusive Acts and Practices as well as the California Consumer Privacy Act. Sunlight must also comply with laws and judicial and regulatory interpretations with respect to certain state laws applicable to its capital providers in states where they are licensed to market, sell and fund solar loans through the Sunlight Platform. Certain of Sunlight’s contractual obligations with contractors, capital providers and other stakeholders may place additional compliance parameters on Sunlight’s operations that may be more stringent than applicable laws. Other states are also in the process of developing additional data privacy laws associated with the delivery of protected information through electronic means, including Orange®, similar to the law adopted by the State of California. Depending on the reach and scope of these laws if and when adopted, Sunlight may also be subject to these requirements.
Legal Proceedings
As a participant in the consumer loan industry, Sunlight is from time to time engaged in legal proceedings with borrowers or potential borrowers. Sunlight has also from time to time been involved in lawsuits related to employees. These lawsuits have not been at any time material, either individually or in the aggregate. As of the date of this prospectus, Sunlight is not party to any legal proceedings that are material, either individually or in the aggregate. In the future, Sunlight may become party to legal matters and claims arising in the ordinary course of business, the resolution of which Sunlight does not anticipate would have a material adverse impact on its financial position, results of operations or cash flows.
Intellectual Property
Sunlight seeks to protect its intellectual property by relying on a combination of federal, state, and common law rights in the United States, as well as on contractual measures. Sunlight protects its trademarks throughout the United States by making applicable trademark filings and further protects is trademarks and trade secrets via contractual provisions clearly establishing rights of use and Sunlight’s ability to terminate those rights, robust confidentiality provisions and other similar agreements. Sunlight also places appropriate restrictions on its proprietary information to control access and prevent unauthorized disclosures, a key part of its broader risk management strategy.
Sunlight currently maintains 11 trademarks and has five pending applications for registration with the United States Patent and Trademark Office including, among others, registration of its name, “Sunlight Financial,” “Orange®,” Sunlight’s logo and other trade names for loan products or innovations developed and offered by Sunlight. In addition, Sunlight has filed two provisional process method patent applications.
Facilities
Sunlight leases its office space, which consists of (i) approximately 24,000 square feet located in 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246; and (ii) 8,229 square feet located in 234 West 39th Street, 7th Floor, New York, New York 10018. Sunlight’s lease for the office space located in Charlotte, NC expires in June 2025 and the lease for the office space located in New York, New York expires in October 2022. Sunlight believes its current office space is sufficient to meet its current needs. However, Sunlight anticipates that it will need to expand its facilities from time to time. Sunlight believes that it will be able to expand its facilities as and when needed. Sunlight does not own any properties.

MANAGEMENT
Executive Officers and Directors
The business and affairs of Sunlight are managed by or under the direction of the Sunlight Board. In accordance with the Investor Rights Agreement, the Sunlight Board consists of nine (9) members that are divided into three classes (Class I, Class II and Class III) serving staggered three-year terms, with the term of Class I to be reelected in 2022, Class II to be reelected in 2023 and Class III to be reelected in 2024. Pursuant to the Investor Rights Agreement, (i) Brad Bernstein is serving as the director nominated by the FTV Parties pursuant to the Investor Rights Agreement; (ii) Emil W. Henry, Jr. is serving as the director nominated by the Tiger Parties pursuant to the Investor Rights Agreement as well as Chairman of the Sunlight Board; (iii) Jennifer D. Nordquist and Kenneth Shea are serving as directors nominated by the Sponsor, each of whom qualifies as an independent director under the listing rules of the NYSE and applicable SEC rules; and (iv) Jeanette Gorgas, Toan Huynh, Philip Ryan and Joshua Siegel are serving as directors nominated by the Sunlight LLC equityholders pursuant to the Investor Rights Agreement, each of whom qualifies as an independent director under the listing rules of the NYSE and applicable SEC rules. The Sunlight Board has appointed Mr. Shea to serve as lead independent director until the 2022 annual meeting of stockholders. At each annual meeting of stockholders commencing with the annual meeting in 2023, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The management team of Sunlight is composed of the management team of Sunlight LLC immediately prior to Closing.
The following table lists the names, ages as of April 1, 2021 and positions of the individuals who are serving as directors and executive officers of Sunlight:
Name	Age	Position(s)
Executive Officers
Matthew Potere	47	Chief Executive Officer and Director (Class III)
Rodney Yoder	54	Chief Financial Officer
Nora Dahlman	57	Executive Vice President, General Counsel and Corporate Secretary
Timothy Parsons	44	Executive Vice President and Chief Operating Officer
Scott Mulloy	52	Executive Vice President and Chief Information Officer
Non-Employee Directors
Brad Bernstein	55	Director (Class II)
Jeanette Gorgas	53	Director (Class I)(2)
Emil W. Henry, Jr.	61	Director (Class II)
Toan Huynh	46	Director (Class III)(1)(3)
Jennifer D. Nordquist	54	Director (Class II)(2)(3)
Philip Ryan	66	Director (Class III)(1)
Kenneth Shea	64	Director (Class I)(2)
Joshua Siegel	51	Director (Class I)(1)(3)

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating, Governance & ESG Committee.

Executive Officers
Matthew Potere.   Mr. Potere is the Chief Executive Officer and a Class III member of the Sunlight Board. Mr. Potere served as Chief Executive Officer and a member of the board of directors for Sunlight LLC from 2015 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Potere served as a Senior Vice President responsible for Bank of America, N.A.’s home equity product from 2012 to 2015. Prior to Bank of America, Mr. Potere served as the Chief Operating Officer of Swift Financial from 2007 to 2010, and in various senior credit, marketing and operations roles at MBNA America Bank, N.A. from 1995 to 2006. Mr. Potere holds a B.A. in Criminal Justice from the University of Delaware.
Rodney Yoder.   Mr. Yoder is the Chief Financial Officer of Sunlight. Prior to joining the Company, for the past 12 years Mr. Yoder worked in various roles at Barclaycard, most recently as Director of Financial Analysis and Strategy, where he developed expertise in global payments, private banking, and credit, while managing forecasting, risk management, and innovation strategies. Mr. Yoder also served as Treasurer of Swift Financial from 2007 until 2010. Mr. Yoder started his career at MBNA America, which was acquired by Bank of America, where he spent 16 years in a variety of roles, including treasury and financial planning for consumer credit cards, and served as CFO for Merchant Acquiring, overseeing merchant services, practice solutions, and card operations. Mr. Yoder holds a B.S. and an MBA from the Alfred Lerner College of Business & Economics from the University of Delaware.
Timothy Parsons.   Mr. Parsons is the Executive Vice President and Chief Operating Officer of Sunlight. Mr. Parsons served as Sunlight LLC’s Chief Operating Officer from 2016 until consummation of the Business Combination and was responsible for Sunlight LLC’s credit risk management and operations. Prior to Sunlight LLC, Mr. Parsons served as Director of Risk at Citigroup, Inc. from May 2011 to February 2016, where he led risk management for Citi’s Sears credit card portfolio. Prior to Citigroup, Inc., Mr. Parsons served in various senior credit, operations and analytics roles at Swift Financial, LLC, J.P. Morgan Chase & Co. and MBNA America Bank, N.A. Mr. Parsons holds a B.S. in Finance from the University of Delaware.
Scott Mulloy.   Mr. Mulloy is the Executive Vice President and Chief Information Officer of Sunlight. Mr. Malloy served as Sunlight LLC’s Chief Information Officer from 2017 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Mulloy served as Chief Technology Officer of JVL Ventures, LLC d/b/a Softcard from 2011 to 2015, and in various leadership positions at GE Capital, including as Chief Information Officer of GE Retail Finance and GE Commercial Finance, from 1994 to 2011. Mr. Mulloy holds a B.S. in Electrical Engineering from Clarkson University.
Nora Dahlman.   Ms. Dahlman is the Executive Vice President, General Counsel and Corporate Secretary of Sunlight. Ms. Dahlman served as Sunlight LLC’s General Counsel from 2017 until consummation of the Business Combination. Prior to Sunlight LLC, Ms. Dahlman served as an Assistant General Counsel and the Head of Structured Financial Legal Section at Wells Fargo Bank, N.A. from 2008 to 2017. Prior to Wells Fargo, Ms. Dahlman served as General Counsel, Chief Compliance Officer and Corporate Secretary of ACA Capital Holdings, Inc. from 2003 to 2008, and as First Vice President and Assistant General Counsel for Ambac Assurance Corporation from 1998 to 2001. Ms. Dahlman holds a B.A. in Political Science from Gonzaga University and a J.D. from the Vanderbilt University School of Law.
Non-Employee Directors
Brad Bernstein.   Mr. Bernstein is managing partner of FTV Capital and leads the sector-focused growth equity investment firm. Mr. Bernstein has over 30 years of private equity experience. Prior to FTV Capital, Mr. Bernstein was a partner at Oak Hill Capital Management and its predecessors where he managed the business and financial services group. He began his private equity career with Patricof & Company Ventures and started his professional career in the investment banking division of Merrill Lynch in New York. Mr. Bernstein also currently serves as a director of MarketsandMarkets, a research company, and Enfusion, Inc., a software-as-a-service company where he also serves on the compensation committee. Mr. Bernstein received a B.A. magna cum laude from Tufts University.
Jeanette Gorgas.   Ms. Gorgas is a board director and C-Suite executive with 25+ years of expertise in growth strategy, operations and human capital management. Her unique blend of experience has accelerated organizational performance and driven transformational growth in private and public companies, in the United States and on an international stage. Ms. Gorgas is a member of the Advisory Board of Encore Leadership Advisors, a minority and women-owned business, and the Supervisory Board of Delivery Hero (DLVHF), where she chairs the Strategy Committee, serves as the Nominations Committee Vice Chair, and is a member of the Audit Committee. Ms. Gorgas also sits on the Board of Directors of Youth INC, and is a member of the Audit and Nominating & Governance committees. From November 2019 to December 2020, Ms. Gorgas was Consultant & Chief Human Capital Officer at Valor Equity Partners, responsible for leading human capital solutions in portfolio operations, and developing and overseeing best practices to enable growth and scale at the firm. Before joining Valor, from July 2015 to November 2018, Ms. Gorgas was Chief Strategy Officer of Grant Thornton, and built and led the Office of Strategy Management. Her role at Grant Thornton included leading a team of 65 people in strategic planning, mergers & acquisitions, alliances, strategic initiative execution, knowledge management technology, change management and corporate social responsibility. Ms. Gorgas has held senior officer roles in Deutsche Bank, Bank of America and Weil, Gotshal & Manges, with ever-increasing responsibilities. She also served as Senior Associate Dean for Yale University, leading all facets of the MBA Program at Yale School of Management. Ms. Gorgas graduated with high honors from London School of Economics with a Master of Science (MSc) in Management. She earned a Bachelor of Science degree from Rutgers’ College School of Business, and attended Harvard Business School’s Advanced Management and Women on Boards programs.
Emil W. Henry, Jr.   Mr. Henry is the CEO and Founder of Tiger Infrastructure Partners, a private equity firm focused on growth-oriented infrastructure investment opportunities. Prior to founding Tiger Infrastructure Partners, he was Global Head of the Lehman Brothers Private Equity Infrastructure businesses, where he oversaw global infrastructure investments. Mr. Henry currently serves on the board of directors for Arrowmark Financial Corp, Colonnade Acquisition Corp. II, and Easterly Government Properties, Inc. In 2005, Mr. Henry was unanimously confirmed by the United States Senate as Assistant Secretary of the Treasury for Financial Institutions by the President of the United States. Until his departure in 2007, he was a key advisor to two Treasury Secretaries on economic, legislative and regulatory matters affecting U.S. financial institutions and markets. Before joining the Treasury, Mr. Henry was a partner of Gleacher Partners LLC, an investment banking and investment management firm, where he served as Chairman of Asset Management, and Managing Director, and where he oversaw the firm’s investment activities. Mr. Henry began the formative part of his career at Morgan Stanley in the mid-1980s in that firm’s merchant banking arm where he executed management buyouts for Morgan Stanley’s flagship private equity fund. He holds an M.B.A. from Harvard Business School and a B.A. in Economics from Yale University.
Toan Huynh.   Ms. Huynh has spent over 20 years working at the intersection of financial services and technology, leading large digital transformation projects for global 1000 firms. In 2008, she co-founded and served as Head of Insurance and Financial Services for Global One/Cloud Sherpas, a global cloud advisory firm, which was acquired by Accenture in 2015. Ms. Huynh remained as a Managing Director with Accenture’s CloudFirst Practice until 2018, while running various innovation programs including the Fintech Innovation Lab with the Partnership Fund for New York City and launching the Liquid Studios for Innovation. After spending over fifteen years investing in early stage companies, in 2018, she joined Citi Ventures as an Entrepreneur-in-Residence to launch new financial products within the Consumer Bank and Institutional Corporate Group divisions. In addition, she joined Information VP as the US-based partner, investing in B2B SaaS, financial services technologies, and enterprise technologies in North America and advising as a growth advisor until 2020. In 2020, she joined a team of operations-focused advisors working with funds and companies advising and executing on growth strategies and exit scenarios. She has served on the board of Flagstar Bank since December 2020 and the board of Bankers Financial Corporation since 2015, and continues to support high growth IT services and technology companies as a growth and operating advisor. Ms. Huynh also previously served on the board of Phillips Edison Grocery Center REIT III, Inc. Ms. Huynh holds a BA from the University of Pennsylvania in International Relations and Economics. She is a frequent speaker/mentor in startup and venture programs including FIS Venture Studio, Global Insurance Accelerator and Female Funders. In her spare time, Ms. Huynh seeks to link the arts as a bridge to a common language, volunteering with OpeningAct.org, WordswithoutBorders.org, and Lincoln Center Innovation Center. She is also on the Board of Trustees for The Ethel Walker School for Girls.
Jennifer D. Nordquist.   Ms. Nordquist has 30 years of experience in public policy, research, government and the private sector. She is currently Executive Vice President of the Economic Innovation Group; serves on the Advisory Board of Big Sun Holdings; is a Fellow at the University of Virginia Darden School of Business; is an Advisory Board Member at ClearPath; is a Senior Adviser at the Center for Strategic and International Studies; and is an Adviser to the Special Competitive Studies Project. Confirmed unanimously by the United States Senate, she represented the United States at the Board of Directors of the World Bank Group from 2019-2021, where she was a member of the Audit Committee, the Committee on

Development Effectiveness, and the Committee on Governance. Ms. Nordquist also served as Chief of Staff at the Council of Economic Advisers in the Executive Office of the President; Chief of Staff for the Economic Studies program at the Brookings Institution; Assistant Secretary at the U.S. Department of Housing and Urban Development; Senior Advisor in the Office of the Federal Coordinator for Gulf Coast Rebuilding; Deputy Chief of Staff at the Federal Deposit Insurance Corporation; and Deputy Assistant Secretary at the U.S. Department of Education. She also worked in the private sector in France and Thailand, and worked on Capitol Hill. She holds a BA from Stanford University and an MS from Northwestern University and received the Distinguished Service Award from the U.S. Department of the Treasury. She is a member of the Council on Foreign Relations, Extraordinary Women on Boards, and the National Association of Corporate Directors.
Philip Ryan.   Mr. Ryan has served on the board of directors of Swiss Re Americas Holding Corporation since 2010 and as Chairman since 2012. Mr. Ryan joined the Board of Directors of Swiss Re Ltd, the parent company, in April 2015. Mr. Ryan served as Executive Vice President and Chief Financial Officer of Power Corporation of Canada and Power Financial Corporation in Montreal from January 2008 to May 2012 and in that capacity served on the board and committees of IGM Financial, Great West Lifeco and several of their subsidiaries, including Putnam Investments. Prior to that Mr. Ryan served as an officer of Credit Suisse Group in New York, London and Zurich from 1985 to 2008 in a variety of roles, including Chairman of the Financial Institutions Group (UK), Chief Financial Officer of Credit Suisse Group (Switzerland), Chief Financial Officer of Credit Suisse Asset Management (UK) and Managing Director of CSFB Financial Institutions Group (USA/UK). Mr. Ryan is also engaged in a number of charitable activities including the Smithsonian National Board. Mr. Ryan is an advisor to MKB Growth Capital active in renewable energy and transportation and FTV Capital active in financial technology. He is also a member of the New York Green Bank Advisory Board. Mr. Ryan received a B.S. from the University of Illinois School of Engineering and an M.B.A. from the Indiana University Kelly Graduate School of Business.
Kenneth Shea.   Mr. Shea is an Investment Partner with Pilot Growth Equity Partners, a venture capital firm focused on growth-stage technology companies. Previously, Mr. Shea served as Senior Managing Director at Guggenheim Securities, LLC from 2014 to 2019. Prior to joining Guggenheim Securities, LLC, Mr. Shea served as President of Coastal Capital Management LLC from 2009 until 2014, and Managing Director for Icahn Capital LP from 2008 to 2009 and as a Senior Managing Director at Bear, Stearns & Co, where he was employed from 1996 to 2008. Mr. Shea currently sits on the Board of Directors of Viskase Companies, Inc., a food packaging and service company, where he is a member of the Audit Committee. Mr. Shea also serves on the Advisory Board of WhyHotel, a privately-held, venture-backed real estate company. Mr. Shea is currently a Board Nominee for Delphi Growth Capital Corp, a special purpose acquisition company in registration with the SEC. Previously, Mr. Shea served on the board of trustees of Equity Commonwealth, a commercial office REIT, Hydra Industries, a special purpose acquisition company, and CVR Refining, a mid-continent refiner. Mr. Shea received his M.B.A. from the University of Virginia and his B.A. in Economics from Boston College.
Joshua Siegel.   Mr. Siegel founded StoneCastle Partners, LLC in 2003 and serves as Managing Partner and Chief Executive Officer, and previously served as Chairman of StoneCastle Financial Corp. He is widely regarded as a leading expert and investor in the banking industry. As Head of Innovation and Chief Imagineer of StoneCastle, Mr. Siegel is responsible for numerous first-of-their-kind products and has a unique eye for finding innovative solutions that solve for the myriad of banking and SEC regulations that might otherwise limit our activities. During Mr. Siegel’s career, his innovations have brought nearly $40 billion of capital and $25 billion of deposits to more than 1,600 community and regional banks. He was an adjunct professor at Columbia Business School, where he lectured on imagineering in financial services. Mr. Siegel has provided strategic advice to the Global Food Banking Network. He also provides annual economic support to Prep for Prep to make sure academic brilliance is recognized and nurtured without regard to a student’s economic, demographic or sociological impediments. Mr. Siegel received his BS in Management and Accounting from Tulane University. He is a member of the Young Presidents Organization and Mensa.

Family Relationships
There are no familial relationships among the Sunlight directors and executive officers.
Board Composition
In accordance with the Investors Rights Agreement, the Second A&R Charter and the bylaws, in each case, the Sunlight Board is comprised of nine directors and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Sunlight’s directors are divided among the three classes as follows:
•
the Class I directors are Jeanette Gorgas, Kenneth Shea and Joshua Siegel, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•
the Class II directors are Brad Bernstein, Emil W. Henry, Jr. and Jennifer D. Nordquist, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors are Toan Huynh, Matthew Potere and Philip Ryan, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. Biographical information for these individuals is set forth above.
The Second A&R Charter and the bylaws provide that only the Sunlight Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors will be distributed pro rata among the three classes so that, as nearly as possible, each class will consist of one-third of the authorized number of directors.
Pursuant to the Investor Rights Agreement: (i) if the Sponsor and its affiliates collectively beneficially own at least 50% of the number of shares of Common Stock as such persons owned immediately following the Closing, the Sponsor may designate one nominee; (ii) if FTV Blocker Holder and its affiliates collectively beneficially own at least 50% of the number of shares of Common Stock as such persons owned immediately following the Closing, FTV Blocker Holder may designate one nominee; and (iii) if Tiger and its affiliates collectively beneficially own at least 50% of the number of shares of Common Stock as such persons owned immediately following the Closing, Tiger may designate one nominee.
The directors nominated by the Sponsor (the “Spartan Sponsor Directors”) are Jennifer D. Nordquist and Kenneth Shea, the director nominated by the Tiger Parties (the “Tiger Director”) is Emil W. Henry, Jr. and the director nominated by the FTV Parties (the “FTV Director”) is Brad Bernstein. In the event that a vacancy is created on the Sunlight Board at any time by the death, disability, resignation or removal of a Spartan Sponsor Director, a FTV Director or a Tiger Director, then (i) the Sponsor, with respect to a vacancy created by the death, disability, resignation or removal of a Spartan Sponsor Director, (ii) the FTV Parties, with respect to a vacancy created by the death, disability, resignation or removal of a FTV Director, or (iii) the Tiger Parties, with respect to a vacancy created by the death, disability, resignation or removal of a Tiger Director, is entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Sunlight Board as designees of the Sponsor, the FTV Parties or the Tiger Parties, as applicable, immediately following the filling of such vacancy does exceed the total number of persons the Sponsor, the FTV Parties or the Tiger Parties, as applicable, is entitled to designate pursuant to the Investor Rights Agreement. In the event that a Spartan Sponsor Director, a FTV Director or a Tiger Director is then on the Sunlight Board and the Sponsor, the FTV Parties or the Tiger Parties, respectively, is no longer entitled to designate a director, to the extent requested by the Sunlight Board, the Sponsor, the FTV Parties or the Tiger Parties, as applicable, will promptly use its reasonable best efforts to cause a Spartan Sponsor Director, FTV Director or Tiger Director, as applicable, to resign from service on the Sunlight Board and all committees thereof on which such director then serves, and promptly thereafter Sunlight will reduce the size of the Sunlight Board by one director.

Director Independence
Each member of the Sunlight Board, other than those continuing from the Sunlight LLC Board (Matthew Potere, Emil W. Henry, Jr. and Brad Bernstein) qualify as independent, as defined under the listing rules of the NYSE and applicable SEC rules. In addition, Sunlight Financial Holdings is subject to the rules of the SEC and NYSE relating to the memberships, qualifications and operations of the Audit Committee, Compensation Committee and Nominating, Governance & ESG Committee as discussed below. The Sunlight Board has appointed Mr. Shea to serve as lead independent director until the 2022 annual meeting of stockholders.
Board Oversight of Risk
One of the key functions of the Board is informed oversight of Sunlight’s risk management process. The Board does not have a risk management committee and does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight and in consultation with management. The Audit Committee is responsible for overseeing the management of risks associated with Sunlight’s financial reporting, accounting and auditing matters, legal and tax matters, as well as internal and external audit controls. The Compensation Committee is responsible for overseeing the management of risks associated with Sunlight’s compensation policies and programs, retention-related risk, as well as other human capital management-related risk. The Nominating, Governance and ESG Committee is responsible for executive succession-related risk, as well as risk relating to environmental, social and governance matters, conflicts of interest (other than those reviewed by the Audit Committee), and oversight of corporate governance policies and practices as a risk-management related measure. In addition, our management is responsible for overseeing day-to-day risks, and assisting the Board in identifying strategic and operating risks that could impede the achievement of our business goals, assessing the likelihood and potential impact of those risks, and proposing means to mitigate or eliminate those risks. Our management also maintains a disclosure committee as part of our disclosure controls and procedures that meets at least quarterly in connection with the review of our quarterly and annual reports to discuss, among other things, ongoing and potential new risks faced by the Company which are then communicated to the Board where material.
Board Committees
The Sunlight Board has established the Audit Committee, the Compensation Committee and the Nominating, Governance & ESG Committee. The Sunlight Board may establish other committees to facilitate the management of Sunlight’s business. The Sunlight Board and its committees will set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Sunlight Board have delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of the Sunlight Board qualifies as an independent director in accordance with the listing standards of the NYSE. Each committee of the Sunlight Board has a written charter approved by the Sunlight Board. Copies of each charter are posted on Sunlight’s website at https://sunlightfinancial.com/investors under the Leadership & Governance section. The inclusion of Sunlight’s website address in this prospectus does not include or incorporate by reference the information on Sunlight’s website into this prospectus. Members will serve on these committees until their resignation or until otherwise determined by the Sunlight Board.
Audit Committee
The members of the Audit Committee are Toan Huynh, Philip Ryan and Joshua Siegel, each of whom can read and understand fundamental financial statements. Each of the members of the Audit Committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Philip Ryan is the chair of the Audit Committee. Philip Ryan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. The Audit Committee assists the Sunlight Board with its oversight of, among other things, the following: (i) the integrity of Sunlight’s financial statements; (ii) Sunlight’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the independent registered public accounting firm; and (iv) the design and implementation of Sunlight’s internal audit function and risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with Sunlight’s management the adequacy and effectiveness of Sunlight’s disclosure controls and procedures. The Audit Committee will also discuss with Sunlight’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of Sunlight’s financial statements, and the results of the audit, quarterly reviews of Sunlight’s financial statements and, as appropriate, will initiate inquiries into certain aspects of Sunlight’s financial affairs. The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by Sunlight’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of Sunlight’s independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of Sunlight’s independent registered public accounting firm, all audit engagement terms and fees, all permissible non-audit engagements with the independent auditor and pre-approvals of any of the foregoing. The Audit Committee will review and oversee all related person transactions in accordance with Sunlight’s policies and procedures.
Compensation Committee
The members of the Compensation Committee are Jeanette Gorgas, Jennifer D. Nordquist and Kenneth Shea. Jeanette Gorgas is the chair of the Compensation Committee. Each member of the Compensation Committee is considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. The Compensation Committee assists the Sunlight Board in discharging certain of Sunlight’s responsibilities with respect to compensating Sunlight’s executive officers, the administration and review of Sunlight’s equity compensation and other incentive plans for employees and other service providers, and certain other matters related to Sunlight’s compensation programs.
Nominating, Governance & ESG Committee
The members of Nominating, Governance & ESG Committee of the Sunlight Board are Toan Huynh, Jennifer D. Nordquist and Joshua Siegel. Toan Huynh is the chair of the Nominating, Governance & ESG Committee. Each member of the Nominating, Governance and ESG Committee is considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to nominating and governance committees. The Nominating, Governance & ESG Committee assists the Sunlight Board with its oversight of and identification of individuals qualified to become members of the Sunlight Board, consistent with criteria approved by the Sunlight Board and the Investor Rights Agreement, and selects, or recommends that the Sunlight Board select, director nominees, develops, evaluates and recommends to the Sunlight Board any changes to the Company’s corporate governance guidelines, and oversees the evaluation of the Sunlight Board, committees and management.
Code of Conduct
The Board has adopted a Code of Business Conduct & Ethics (the “Code of Conduct”), effective as of July 9, 2021. The Code of Conduct applies to all of Sunlight’s employees, officers and directors, as well as all of Sunlight’s independent contractors, consultants, vendors and service providers in connection with their work for Sunlight. The Code of Conduct clarifies (i) the types of permitted conduct under such code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code of Conduct. The full text of Sunlight’s Code of Conduct is posted on Sunlight’s website at https://ir.sunlightfinancial.com/leadership-governance/board-of-directors under ”Governance Documents”. Sunlight intends to disclose future amendments to, or waivers of, Sunlight’s Code of Conduct, as and to the extent required by SEC regulations, at the same location on Sunlight’s website identified above or in public filings with the SEC from time to time. Information contained on Sunlight’s website is not incorporated by reference into this prospectus, and you should not consider information contained on Sunlight’s website to be part of this prospectus. See also Exhibit 14.1 to this prospectus for the full text of the Code of Conduct.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Sunlight Board or Compensation Committee.
Board Observer Rights
In addition to the rights of the Sponsor, FTV Parties and the Tiger Parties to nominate directors to serve on the Sunlight Board, each such party also has the right to appoint one non-voting board observer (each, a “Board Observer”) for so long as each such party, respectively, is entitled to designate a nominee to serve on the Sunlight Board pursuant to the Investor Rights Agreement. Each Board Observer shall have the right to attend all meetings of the Sunlight Board in a non-voting, observer capacity and, subject to certain exceptions, receive copies of all notices, minutes, consents and other materials that Sunlight provides to the Sunlight Board in the same manner as such materials are provided to the Sunlight Board. The Sponsor, FTV Parties and Tiger Parties are not permitted to transfer the right to appoint a Board Observer. A Board Observer will not be entitled to vote on any matter submitted to the Sunlight Board nor to offer any motions or resolutions to the Sunlight Board. Each Board Observer shall be subject to the same obligations as the members of the Sunlight Board with respect to confidentiality and conflicts of interest.

EXECUTIVE COMPENSATION
As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers
Introduction
This section provides an overview of the compensation of the principal executive officer and the next two most highly compensated executive officers for the Company’s fiscal year ended December 31, 2021. These individuals, who we refer to as the named executive officers (the “NEOs”) in this proxy statement, are:
Matthew Potere, Chief Executive Officer;
Barry Edinburg, (who served as Chief Financial Officer until March 31, 2022); and
Timothy Parsons, Chief Operating Officer.
The executive compensation program is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to its long-term success. Decisions on the executive compensation program are made by the Compensation Committee.
Fiscal Year 2021 Summary Compensation Table
The following table shows information regarding the compensation provided to the NEOs for services performed during fiscal years ended on December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Matthew Potere, Chief Executive Officer	2021	300,000	0(4)	4,824,600	37,421	5,162,021
	2020	300,000	225,000	0	35,869	560,869
Barry Edinburg, Former Chief Financial Officer	2021	300,000	125,000	784,234	20,457	1,229,691
	2020	300,000	190,000	0	19,924	509,924
Timothy Parsons, Chief Operating Officer	2021	290,000	131,000	601,656	19,810	1,042,466
	2020	290,000	175,000	0	19,250	484,250

(1)
Amounts in this column reflect the actual bonus amount determined to have been earned as of the fiscal years ended December 31, 2021 and December 31, 2020, respectively.

(2)
Reflects the aggregate grant date fair value of $9.46 per share on July 9, 2021 (the “Grant Date”), determined in accordance with applicable FASB ASC Topic 718, of the one-time grant of time-based restricted stock units (“RSUs”) that were granted to the NEOs during the 2021 fiscal year with respect to the Business Combination. The discussion of the assumptions used in calculating the aggregate grant date fair value can be found in Footnote 6 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-Q for the quarterly period ended September 30, 2021.

(3)
All Other Compensation is comprised of tax reimbursements to cover additional self-employment taxes incurred by such NEO, as applicable, by reason of their membership interest in Sunlight Financial LLC to ensure such NEO’s tax burden is approximately equal to Company employees who do not hold such membership interests, payment of life insurance premiums, and in the case of Mr. Potere, payment of fees associated with his membership in certain industry associations. ”All Other Compensation” provided to the NEOs during the year ended December 31, 2021 is as follows:

•
Mr. Potere: tax reimbursement ($19,930); payment of life insurance premiums ($894); and payment of fees associated with his membership in certain industry associations ($16,597).

•
Mr. Edinburg: tax reimbursement ($19,563) and payment of life insurance premiums ($894).

•
Mr. Parsons: tax reimbursement ($18,916) and payment of life insurance premiums ($894).

(4)
Mr. Potere, in consultation with the Compensation Committee, determined to forego a bonus for the fiscal year ended December 31, 2021 due to the impact of market conditions which resulted in the Company revising its earnings forecast downward in the third quarter for the fiscal year ended December 31, 2021.

Narrative Disclosure to Summary Compensation Table
The compensation provided to the NEOs consists of base salary, annual incentive compensation in the form of a discretionary cash bonus, and equity compensation. In making executive compensation decisions, the Compensation Committee considers such factors as they deem appropriate in the exercise of their discretion and business judgment, including a subjective assessment of the NEO’s performance, the amount of vested and unvested equity held by the NEO, amounts paid to the Company’s other executive officers, and competitive market conditions.
Base Salary and Annual Bonus
The new employment agreements with each NEO described below, establish base salaries and target bonus opportunities. Base salary and target bonus are to be reviewed annually and adjusted when the Compensation Committee determines it appropriate pursuant to the terms of each NEO’s employment agreement. For calendar year 2021, Mr. Potere’s base salary was $300,000, Mr. Edinburg’s base salary was $300,000 and Mr. Parsons’ base salary was $290,000.
Each NEO has a target annual bonus opportunity based on both the Company’s achievement of certain financial performance objectives and the NEO’s achievement of certain individual performance objectives. Target annual bonus opportunity for each NEO is stated as a percentage of base salary and requires the NEO’s continued employment through December 31st of the calendar year during which the annual bonus is earned. The target annual bonus percentages are 60% for Mr. Potere and 50% for Messrs. Edinburg and Parsons, however, such targets are intended as a guideline only, and the Compensation Committee has the full discretion to deviate upward or downward irrespective of actual performance. All annual bonus amounts are reflected in the “Bonus” column of the “Fiscal Year 2021 Summary Compensation Table” above. Though Mr. Potere would have received a bonus commensurate with the bonuses paid to the other NEOs for the fiscal year ended December 31, 2021, Mr. Potere, in consultation with the Compensation Committee, determined to forego a bonus due to the impact of market conditions which resulted in the Company revising its earnings forecast downward in the third quarter for the fiscal year ended December 31, 2021.
Equity Compensation
•
Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan

We sponsor the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the “Plan”), which is designed to provide additional incentives to employees, directors, and consultants. On July 9, 2021, and in connection with the Closing of the Business Combination, the NEOs received a one-time grant of time-based restricted stock units (“RSUs”) pursuant to the Plan, and the NEOs may receive future grants from time to time. Mr. Potere was granted 510,000 RSUs, Mr. Edinburg was granted 82,900 RSUs and Mr. Parsons was granted 63,600 RSUs. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date. As soon as practicable following the date the RSUs become vested, the Company will convert the RSUs and deliver to each NEO the number of shares of Class A Common Stock subject to the RSUs.
Administration.   The Plan is administered by the Board or by one or more committees to which the Board delegates such administration (as applicable, the “Plan Administrator”). Subject to the terms of the 2021 Plan, the 2021 Plan Administrator will have the complete discretion to determine the eligible individuals to whom awards may be granted under the 2021 Plan, the number of shares of Class A Common Stock or cash to be covered by each award granted under the 2021 Plan and the terms and conditions of awards granted under the 2021 Plan.
Eligibility.   Employees (including officers), non-employee directors and consultants who render services to the Company or a parent, subsidiary or affiliate thereof are eligible to receive awards under the Plan. Incentive Stock Options (“ISOs”) may only be granted to employees of the Company or a parent or subsidiary thereof. As of December 31, 2021, approximately 214 persons (includes executives and non-employee directors) are eligible to participate in the Plan.
International Participation.   The Plan Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices or for qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the Plan share reserve.
Share Reserve.   As of December 31, 2021, the number of shares of Class A Common Stock that may be issued under the Plan is equal to 25,500,000 shares. On the first day of each fiscal year, the number of shares that may be issued under the Plan will increase by a number of shares equal to the lesser of (a) 2.0% of the total issued and outstanding common shares on the first day of such fiscal year, and (b) such lesser amount (including zero) as determined by the Board. If an award under the Plan is forfeited, cancelled or expires, the shares subject to such award will again be available for issuance under the Plan. Only the number of shares actually issued upon exercise or settlement of awards under the Plan will reduce the number of shares available under the Plan. Shares applied to pay any applicable exercise prices or to satisfy tax withholding obligations related to any award will again become available for issuance under the Plan. To the extent an award is settled in cash, the cash settlement will not reduce the number of shares available for issuance under the Plan.
Types of Awards.   The Plan provides for the ability to grant stock options, which may be ISOs or nonstatutory stock options, stock appreciation rights, restricted shares, RSUs, performance share units (“PSUs”), performance shares and other stock-based awards (collectively, “awards”).
Stock Options.   A stock option is the right to purchase a certain number of shares of stock at a fixed exercise price which, pursuant to the Plan, may not be less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant for ISOs, and for nonstatutory stock options must comply with (or be exempt from) Section 409A of the Code. Subject to limited exceptions, an option may have a term of up to ten (10) years and will generally expire sooner if the optionee’s service terminates. Options will vest at the rate determined by the Plan Administrator. If a participant ceases to be an employee or other service provider for any reason, then any unvested options will be forfeited upon such termination and except as otherwise set forth in an award agreement, any vested options will remain outstanding and eligible to vest for three months following a participant’s termination other than his or her death or disability and twelve (12) months following a participant’s termination due to his or her death or disability. An optionee may pay the exercise price of an option in cash, check, or, with the administrator’s consent, with shares of Class A Common Stock the optionee already owns, with proceeds from an immediate sale of the option shares through a broker approved by us, through a net exercise procedure or a reduction in the amount of any liability owed by the Company to the participant or by any other method permitted by applicable law or any combination of the foregoing.
Stock Appreciation Rights.   A stock appreciation right (“SAR”) provides the recipient with the right to the appreciation in a specified number of shares of stock. The Plan Administrator determines the exercise price of SARs granted under the Plan, which may not be less than 100% of the fair market value of Class A Common Stock on the date of grant. Subject to limited exceptions, a SAR may have a term of up to ten (10) years and will generally expire sooner if the recipient’s service terminates. SARs will vest at the rate determined by the Plan Administrator. Upon exercise of a SAR, the recipient will receive an amount in cash, stock, or a combination of stock and cash determined by the Plan Administrator, equal to the excess of the fair market value of the shares being exercised over their exercise price.

Restricted Stock Awards and Performance Share Awards.   Shares of restricted stock and performance shares may be issued under the Plan for such consideration as the Plan Administrator may determine, including cash, services rendered or to be rendered to the Company, promissory notes or such other forms of consideration permitted under applicable law. Restricted shares and performance shares may be subject to vesting, as determined by the Plan Administrator. The Plan Administrator may set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares that will be paid out to the participant. Recipients of restricted shares and performance shares generally have all of the rights of a stockholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same restrictions and conditions as the underlying shares.
Restricted Stock Units and Performance Share Units.   RSUs and PSUs are rights to receive shares, at no cost to the recipient, upon satisfaction of certain conditions, including vesting conditions, established by the Plan Administrator. The Plan Administrator may set performance goals which, depending on the extent to which they are met, will determine the number or value of the PSUs that will be paid out to the participant. RSUs and PSUs vest at the rate determined by the Plan Administrator and any unvested RSUs or PSUs will generally be forfeited upon termination of the recipient’s service. Settlement of RSUs and PSUs may be made in the form of cash, Class A Common Stock or a combination of cash and Class A Common Stock, as determined by the Plan Administrator. Recipients of RSUs and PSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied, and the award is settled. At the Plan Administrator’s discretion and as set forth in the applicable RSU agreement, RSUs and PSUs may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the RSUs or PSUs to which they pertain.
Other Awards.   The Plan Administrator may grant other awards under the Plan either alone, in addition to or in tandem with, other awards under the Plan or cash awards granted outside of the Plan. The Plan Administrator will determine the terms and conditions of any such awards.
Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator may provide for the participant to have the right to exercise his or her award, to the extent applicable, until ten days prior to the transaction (including with respect to awards or portions thereof that are unvested and unexercisable as of such date). The Plan Administrator may also provide for the accelerated vesting of all unvested awards as of such transaction and may provide that any forfeiture or repurchase provisions applicable to any outstanding award may lapse.
Change in Control.   The Plan Administrator may provide, in an individual award agreement or in any other written agreement with a participant, that the award will be subject to acceleration of vesting and exercisability in the event of a change in control. The Plan Administrator may also provide that an acquirer in a change in control may assume or continue any awards outstanding under the Plan or may provide for the cash out of any outstanding awards under the Plan upon a change in control. Pursuant to the Plan, if awards are assumed by an acquirer in a change in control, and a participant’s employment or service relationship is terminated without cause within twenty-four (24) months following the date of such change in control, then all awards held by such participant shall immediately become fully vested.
Amendment and Termination.   The Board may amend or terminate the Plan at any time. Any such amendment or termination will not affect outstanding awards unless otherwise mutually agreed upon by the participant and the Plan Administrator. If not sooner terminated, the Plan will terminate automatically on the tenth (10th) anniversary of its adoption by the Board. Shareholder approval is not required for any amendment of the Plan, unless required by applicable law or exchange listing standards.
•
Sunlight Financial Holdings Inc. Employee Stock Purchase Plan

We also sponsor the Sunlight Financial Holdings Inc. Employee Stock Purchase Plan (the “ESPP”) in which the NEOs are eligible to participate. The ESPP is administered by the Compensation Committee (the “ESPP Administrator”) unless the Board determines to assume authority for administering the ESPP. All employees (including officers and employee directors) who are employed by the Company or a designated subsidiary or, solely in the case of an offering period that is not intended to qualify under Section 423 of the Code, a designated affiliate (whether currently existing or subsequently established) are eligible to participate in the ESPP. The ESPP permits eligible employees to purchase Class A Common Stock through payroll deductions, which may be between 1% and 10% of the employee’s eligible compensation (or such lower limit as may be determined by the ESPP Administrator for an offering period). Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering period. Participation in the ESPP will end automatically upon termination of employment. In the event of withdrawal or termination of participation in the ESPP, a participant’s accumulated payroll contributions will be refunded without interest.
Benefits and Perquisites
The Company currently provides health and welfare benefits to all employees, including the NEOs, including medical, dental and vision insurance. In addition, the Company maintains a 401(k) retirement plan for its employees. The 401(k) plan permits the Company to make discretionary employer contributions. In 2021, we made matching contributions under the 401(k) plan equal to 50% of each employee’s deferral contributions up to 6% of eligible compensation. In addition, we reimburse the NEOs for certain expenses associated with their K-1 filing status (for so long as they remain K-1 filers) and for their business expenses, in accordance with the Company’s expense reimbursement policies and procedures.
Outstanding Equity Awards at Fiscal Year 2021 Year-End
The following table provides information regarding outstanding equity awards held by the NEOs as of December 31, 2021. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Matthew Potere	7/9/2021(2)(3)	305,417	1,459,893
	7/9/2021(4)	510,000	2,437,800
Barry Edinburg	7/9/2021(2)(5)	197,842	945,685
	7/9/2021(6)	82,900	396,262
Timothy Parsons	7/9/2021(2)(7)	136,015	650,152
	7/9/2021(8)	63,600	304,008

(1)
Based on the closing price of a share of the Company’s Class A common stock on December 31, 2021 ($4.78).

(2)
Pursuant to the Business Combination, in exchange for previously-granted equity interests held in Sunlight LLC, each NEO received a combination of Class EX Units issued by Sunlight LLC and Class C Common stock issued by the Company. The combination is exchangeable for one share of the Company’s Class A Common Stock.

(3)
In connection with the Business Combination, Mr. Potere was granted a total of 3,510,541 shares of Class A Common Stock. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of a “private unit” consisting of one unit of Sunlight LLC’s Class EX Units together with one share of Class C Common Stock. 3,100,322 shares were vested at the Closing, and the remainder vests over a twenty-two (22)-month period on a pro-rated monthly basis.

(4)
Mr. Potere was granted 510,000 RSUs on July 9, 2021. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date.

(5)
In connection with the Business Combination, Mr. Edinburg was granted a total of 2,341,446 shares of Class A Common Stock. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of a “private unit” consisting of one unit of Sunlight

LLC’s Class EX Units together with one share of Class C Common Stock. 2,075,716 shares were vested at the Closing, and the remainder vests over a twenty-two (22)-month period on a pro-rated monthly basis.
(6)
Mr. Edinburg was granted 82,900 RSUs on July 9, 2021. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date.

(7)
In connection with the Business Combination, Mr. Parsons was granted a total of 1,386,399 shares of Class A Common Stock. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of a “private unit” consisting of one unit of Sunlight LLC’s Class EX Units together with one share of Class C Common Stock. 1,203,711 shares were vested at the Closing, and the remainder vests over a twenty-two (22)-month period on a pro-rated monthly basis.

(8)
Mr. Parsons was granted 63,600 RSUs on July 9, 2021. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date.

Executive Compensation Arrangements
New Employment Agreements
In connection with consummation of the Business Combination, we entered into new employment agreements with each of the NEOs that became effective July 9, 2021 (collectively, the “New Sunlight Employment Agreements”). The New Sunlight Employment Agreements do not have a fixed term and may be terminated at any time in accordance with their terms. Upon any termination of employment, Messrs. Potere, Edinburg and Parsons will be subject to a non-competition covenant that covers a period of eighteen (18) months (for Mr. Potere) or twelve (12) months (for each of Messrs. Edinburg and Parsons) after the date of termination and a non-solicitation covenant that covers a period of eighteen (18) months (for Mr. Potere) or twelve (12) months (for each of Messrs. Edinburg and Parsons) after the date of termination.
Severance Benefits — Termination of Employment for Cause and without Good Reason Under New Employment Agreements
Pursuant to the New Sunlight Employment Agreements, upon termination of the NEOs employment for cause, or by the NEO without good reason, such NEO will receive: (i) any accrued and unpaid base salary through the date of termination; (ii) payment for any previously unreimbursed business expenses; (iii) vested amounts under the New Sunlight Employment Agreement and any other agreement with the Company, (iv) except in the case of a termination for cause, an annual bonus for any completed fiscal year to the extent then unpaid, and (v) any previously unreimbursed incremental self-employment taxes due under the New Sunlight Employment Agreement associated with their K-1 filing status (collectively, the “Accrued Rights”). The terms “cause” and “good reason” are defined in the Agreements.
Severance Benefits — Termination of Employment without Cause or by the NEO for Good Reason Not in Connection with a Change in Control Under New Employment Agreements
Under the New Sunlight Employment Agreements, each NEO is entitled to the following severance payments in the event of termination of his employment without cause or upon his resignation for good reason outside of the protection period (collectively, the “Involuntary Termination Severance Benefits”). The terms “cause,” “good reason,” “change in control,” and “protection period” are defined in the respective Agreements:
•
Accrued Rights;

•
Multiple of base salary (2 times for Mr. Potere and 1.5 times for each of Messrs. Edinburg and Parsons);

•
Multiple of the target annual bonus (2 times for Mr. Potere and 1.5 times for each of Messrs. Edinburg and Parsons);

•
Full and immediate vesting of all outstanding shares of Class A Common Stock and a twelve (12)-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
An amount equal to the monthly premium payment to continue the NEO’s (and the NEO’s family members who were participants in the group health, dental and vision plans immediately prior to the NEO’s termination of employment) existing group health, dental coverage and vision for eighteen (18) months, calculated under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 without regard to whether the NEO actually elects such continuation of coverage (the “COBRA Benefits”).

The cash-based portion of the Involuntary Termination Severance Benefits (other than the Accrued Rights) will be paid in equal monthly installments over a twenty-four (24)-month period (for Mr. Potere) or an eighteen (18)-month period (for each of Messrs. Edinburg and Parsons). As a condition to the receipt of the Involuntary Termination Severance Benefits, each of the NEOs must timely execute and not revoke a release of claims.
Severance Benefits — Termination of Employment without Cause or by the NEO for Good Reason in Connection with a Change in Control Under New Employment Agreements
Under the New Sunlight Employment Agreements, each NEO is entitled to the following severance payments in the event of his termination of employment without cause or upon his resignation for good reason during of the protection period in connection with a change in control (collectively, the “Change in Control Severance Benefits”). The terms “cause,” “good reason,” “change in control,” and “protection period” are defined in the respective Agreements:
•
Accrued Rights;

•
Multiple of base salary (2.5 times for Mr. Potere and 2.0 times for each of Messrs. Edinburg and Parsons);

•
Multiple of annual bonus paid with respect to the calendar year immediately preceding the calendar year within which the NEO was terminated, or if such bonus has not yet been paid as of such termination, the target annual bonus for such preceding calendar year (2.5 times for Mr. Potere and 2.0 times for each of Messrs. Edinburg and Parsons);

•
Full and immediate vesting of all outstanding equity awards, equity-based awards and other long-term incentives (with performance-based awards to vest at the greater of target or actual performance) and a thirty (30)-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
COBRA Benefits.

The cash-based portion of the Change in Control Severance Benefits (other than the Accrued Rights) will be paid in the form of a lump sum payment for each of Messrs. Potere, Edinburg and Parsons. As a condition to the receipt of the Change in Control Severance Benefits, each of the NEOs must timely execute and not revoke a release of claims.
Severance Benefits — Termination in Connection with the NEO’s Death or Disability
Under the New Sunlight Employment Agreements, the NEOs are entitled to the following severance payments upon a termination of employment due to death or Disability (as defined in the Agreements):
•
Accrued Rights;

•
Pro-rated target annual bonus, payable in a lump sum;

•
Full and immediate vesting of all outstanding of all outstanding shares of Class A Common Stock and a thirty (30)-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
COBRA Benefits.

Fiscal Year 2021 Director Compensation
Following the Business Combination, we implemented a compensation program for our non-employee directors. Pursuant to this program, non-employee directors receive the following annual cash compensation, paid quarterly in arrears:
Position	Annual Retainer ($)
Board service	50,000
plus (as applicable):
Board Chair	0
Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating & Corporate Governance/ESG Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating & Corporate Governance/ESG Committee Member	5,000
Non-employee directors will also receive reimbursement for their reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.
2021 Director Compensation Table
The following table sets forth information concerning compensation of the non-employee directors of the Company for the year ended December 31, 2021. Mr. Potere, the CEO, receives no compensation for his service as a director, and consequently, is not included in this table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Brad Bernstein(3)	23,777	–	23,777
Jeanette Gorgas	30,910	118,250	149,160
Emil W. Henry, Jr.(4)	23,777	–	23,777
Toan Huynh	33,288	118,250	151,538
Jennifer D. Nordquist	29,721	118,250	147,971
Philip Ryan	33,288	118,250	151,538
Kenneth Shea	39,232	118,250	157,482
Joshua Siegel	30,910	118,250	149,160

(1)
Amounts shown reflect the annual fees paid to the applicable director, prorated as of the Closing of the Business Combination.

(2)
Grant date fair value, as computed in accordance with ASC Topic 718 and the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan, of stock awards granted during 2021 to such non-employee director based on the per share closing price of the Company’s common stock on the date of grant. These shares are all outstanding and vest one year after the grant date, on July 9, 2022. The awards to each of Jeanette Gorgas, Toan Huynh, Jennifer D. Nordquist, Philip Ryan, Kenneth Shea and Joshua Siegel equate to 12,500 shares of Class A Common Stock each.

(3)
Mr. Bernstein is a managing member of FTV Management V, L.L.C. (“FTV Management V”), which is the general partner of FTV V, L.P. (“FTV V” and together with FTV Management V, “FTV”), which together with FTV Management V, share voting power and the power to dispose of 25,271,539 shares of Class A Common Stock.. Mr. Bernstein does not directly receive any equity or cash in connection with his service as a member of the Board, however, FTV Management Company, L.P. (“FTV Management”), an affiliate of FTV, receives cash equal to the sum of a) cash paid to other Board members for service on the Board ($50,000 for the fiscal year ended December 31, 2021, prorated as of the Closing of the Business Combination) and b) cash in lieu of equity paid to other Board members for service on the Board, valued as of, and paid out subsequent to, the vesting date of the equity award for the covered year (e.g., with respect to service for the fiscal year ended December 31, 2021, FTV Management will be paid the cash value equal to 12,500 RSUs assuming a vesting date of July 9, 2022).
(4)
Mr. Henry indirectly received shares of Class A Common Stock pursuant to the Business Combination Agreement in his capacity at various funds and entities for which he serves as general partner and sole managing member and not in connection with his role as Chairman of the Board. Mr. Henry does not directly receive any equity or cash in connection with his service as a member of the Board, however, Tiger Infrastructure Partners LP, receives cash equal to the sum of a) cash paid to other Board members for service on the Board ($50,000 for the fiscal year ended December 31, 2021, prorated as of the Closing of the Business Combination) and b) cash in lieu of equity paid to other Board members for service on the Board, valued as of, and paid out subsequent to, the vesting date of the equity award for the covered year (e.g., with respect to service for the fiscal year ended December 31, 2021, Tiger Infrastructure Partners LP will be paid the cash value equal to 12,500 RSUs assuming a vesting date of July 9, 2022).

DESCRIPTION OF SECURITIES
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (“Second A&R Charter”) in its entirety for a complete description of the rights and preferences of our capital stock and the warrant agreement dated November 24, 2020 (the “warrant agreement”) and form of warrant for a description of the terms of the public and private placement warrants.
Authorized and Outstanding Stock
The Second A&R Charter provides for authorized shares of all classes of capital stock in the aggregate amount of 500,000,000 shares, consisting of 465,000,000 shares of common stock, including 420,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, and 65,000,000 shares of Class C Common Stock, and 35,000,000 shares of Preferred Stock; the Second A&R Charter specifies the rights of the Class C Common Stock in order to provide for our “Up-C” structure. As of March 22, 2022, there were 84,803,687 shares of Class A Common Stock outstanding, 0 shares of Class B Common Stock outstanding and 47,595,455 shares of Class C Common Stock outstanding.
Voting Power
Except as otherwise expressly provided in the Second A&R Charter or required by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Second A&R Charter (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Second A&R Charter (including any certificate of designation relating to any series of Preferred Stock).
Dividends
Subject to applicable law and the rights, if any, of the holders of one or more outstanding series of Preferred Stock, holders of shares of Class A Common Stock are entitled to receive such dividends and distributions in cash, stock or otherwise as may be declared thereon by the Sunlight Board in its discretion from time to time out of funds of Sunlight legally available therefor and shall share equally on a per share basis in all such dividends or other distributions.
No Preemptive or Similar Rights
Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Liquidation, Dissolution and Winding Up
Subject to the rights, if any, of the holders of one or more outstanding series of Preferred Stock and after payment or provision for payment of the debt and other liabilities of Sunlight, holders of shares of Class A Common Stock are entitled to receive (ratably in proportion to the number of shares held by them) the assets and funds of Sunlight available for distribution in the event of any liquidation, dissolution or winding up of the affairs of Sunlight, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of Sunlight, as such terms are used in Subparagraph C(d) of the Second A&R Charter, shall not be deemed to be occasioned by or to include any consolidation or merger of Sunlight with or into any other person or a sale, lease, exchange, conveyance or other disposition of all or any part of its assets.
Class B Common Stock
The Second A&R Charter authorizes 20,000,000 shares of Class B Common Stock, par value $0.0001 per share. Under the Second A&R Charter, each share of Class B Common Stock automatically converted into shares of Class A Common Stock on a one-to-one basis upon the consummation of the Business Combination.

Class C Common Stock
Shares of Class C Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Sunlight A&R LLC Agreement. Sunlight will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class C Common Stock for Class A Common Stock pursuant to the Sunlight A&R LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the Sunlight A&R LLC Agreement; provided, however, that nothing contained herein shall be construed to preclude Sunlight from satisfying its obligations in respect of any such redemption of shares of Class C Common Stock pursuant to the Sunlight A&R LLC Agreement by delivering to the holder of shares of Class C Common Stock upon such redemption, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the Sunlight A&R LLC Agreement or shares of Class A Common Stock which are held in the treasury of Sunlight. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the Sunlight A&R LLC Agreement, be validly issued, fully paid and non-assessable. All shares of Class C Common Stock redeemed shall be cancelled.
Preferred Stock
The Second A&R Charter provides that shares of Preferred Stock may be issued from time to time in one or more classes or series. The Sunlight Board is authorized to fix the designation, voting powers, preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.
The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of Sunlight entitled to vote generally, voting together as a single class, without a separate vote of the holders of the Preferred Stock or any classes or series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.
The Sunlight Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Sunlight Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Sunlight or the removal of Sunlight’s management. Sunlight had no Preferred Stock outstanding at the date the Second A&R Charter became effective.
Registration Rights
Certain holders of Class A Common Stock are entitled to registration rights as described under “Registration Rights” below.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of

Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants can be traded. Accordingly, unless you have purchased at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation, as applicable.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (i) the number of shares of our Class A Common Stock underlying the warrants, and (ii) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) such fair market value and (B) the product of the number of warrants surrendered and 0.361. The “fair market value” as used in this paragraph shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, or the 30 day redemption period, to each warrantholder; and

•
if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice to each warrantholder;

•
if, and only if, the reported last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrantholders; and

•
if the reported last sale price of our Class A Common Stock on the trading day prior to the date on which we send the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrantholder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.
	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of our Class A Common Stock shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrantholders with the final fair market value no later than one business day after the ten-trading day period described above ends.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are “out of the money” (i.e. the trading price of our Class A Common Stock is below the exercise price of the warrants) and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a Black-Scholes option pricing model with a fixed volatility input as of the date of the IPO prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to warrantholders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrantholders.
As stated above, we can redeem the warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the warrants when the Class A Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.
Redemption Procedures
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted pursuant to the following two paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the average last reported sale price of Class A Common Stock as reported for the ten (10)

trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the Registration Statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrantholder.
Private Placement Warrants
The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor), and they will not be redeemable by us (except as described above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants for cash or on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold in connection with the IPO, including as to exercise price, exercisability and exercise perio. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants sold in connection with the IPO.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants in exchange for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of (A) the number of shares of Class A Common Stock underlying the warrants and (B) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Our Transfer Agent and Warrant Agent
The Transfer Agent for our Class A Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law and our Second A&R Charter and Bylaws
We have not opted out of Section 203 of the DGCL under the Second A&R Charter. Under Section 203 of the DGCL, Sunlight will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of Sunlight (the “acquisition”), except if:
•
the Sunlight Board approved the acquisition prior to its consummation;

•
the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•
the business combination is approved by the Sunlight Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Sunlight for a three-year period. This may encourage companies interested in acquiring Sunlight to negotiate in advance with the Sunlight Board because the stockholder approval requirement would be avoided if the Sunlight Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Sunlight Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our Second A&R Charter and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:
•
Board of Directors Vacancies.   Our Second A&R Charter and bylaws authorize the Sunlight Board to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting the Sunlight Board will be set only by resolution adopted by a majority vote of directors then in office. These provisions will prevent a stockholder from increasing the size of the Sunlight Board and gaining control of the Sunlight Board by filling the resulting vacancies with its own nominees.

•
Classified Board.   Our Second A&R Charter and bylaws provide that the Sunlight Board is classified into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the Sunlight Board for cause and only by the approval of a majority of our then-outstanding shares of our Common Stock. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
Stockholder Action; Special Meeting of Stockholders.   Our Second A&R Charter provides that stockholders will not be able to take action by written consent, and will only be able to take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our bylaws further provide that special meetings of our stockholders may be called only by a majority vote of the entire Sunlight Board, the chairman of the Sunlight Board or our president.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

•
Issuance of Undesignated Preferred Stock.   The Sunlight Board has the authority, without further action by the holders of Common Stock, to issue up to 35,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by the Sunlight Board. The existence of authorized but unissued shares of Preferred Stock will enable the Sunlight Board to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum
Unless Sunlight consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States.
Unless Sunlight consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum to bring: (a) any derivative action or proceeding brought on behalf of Sunlight; (b) any action asserting a claim of breach of a fiduciary duty owed by a director, officer or other employee of Sunlight or Sunlight’s stockholders; (c) any action or proceeding asserting a claim against Sunlight or any director, officer or other employee of Sunlight arising out of or pursuant to any provision of the DGCL, the Second A&R Charter or the bylaws of Sunlight (as each may be amended from time to time); (d) any action asserting a claim against Sunlight or any director or officer or other employee of Sunlight governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, (i) any action as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.
Rule 144
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Founder Shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed the Business Combination, although these shares may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.
Registration Rights
Certain Stockholders’ Registration Rights
In connection with the Closing, Sunlight, the Sponsor, Tiger, FTV Blocker Holder and certain holders party thereto (collectively, the “IRA Holders”), entered into the Investor Rights Agreement, pursuant to which, among other things, (a) that certain Registration Rights Agreement, dated November 24, 2020, was terminated and (b) certain resale registration rights were granted with respect to (i) the private placement warrants (including any shares of Common Stock issued or issuable upon the exercise of any such private placement warrants), (ii) any outstanding shares of Class A Common Stock held by an IRA Holder at any time, whether held on the date of the Investor Rights Agreement or acquired after the date of the Investor Rights Agreement, (iii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of Sunlight issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to Sunlight by an IRA Holder, (iv) any shares of Class A Common Stock issued or issuable upon exchange of Sunlight Class EX Units and Class C Common Stock issued to a Holder under the Business Combination Agreement and (v) any other equity security of Sunlight issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
Furthermore, pursuant to the Investor Rights Agreement, we are filing this prospectus (at our sole cost and expense) registering the resale of certain securities held by or issuable to the IRA Holders, and will use our reasonable best efforts to have such prospectus declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, Tiger and FTV Blocker Holder can demand up to three underwritten offerings in the aggregate and the Sponsor can demand up to one underwritten offering. Each IRA Holder will be entitled to customary piggyback registration rights.
PIPE Shares
Pursuant to the Subscription Agreements, we are filing with the SEC this prospectus registering the resale of 25,000,000 shares of Class A Common Stock at a purchase price of $10.00 per share, and will have it declared effective as soon as practicable after the filing thereof.
Public Warrants
Under the terms of the warrant agreement relating to the public warrants, we have filed the registration statement of which this prospectus is a part, and we are obligated to use our best efforts to cause it to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants.
Lock-Up Agreements
Pursuant to the Business Combination Agreement, at the Closing:
•
pursuant to the Investor Rights Agreement, Tiger and FTV Blocker Holder agreed to the same lock-up restrictions applicable to the Sponsor and the board of directors and management team of Sunlight;

•
subject to certain exceptions, all Sunlight employees and former employees who, as of immediately after the Closing, held 100,000 shares or more of Class A Common Stock or Class EX Units and a corresponding number of shares of Class C Common Stock, agreed that: (x) 20% of the Class A Common Stock or Class EX Units and a corresponding number of shares of Class C Common Stock (as applicable, “Restricted Stock”) held by it, him or her will be subject to lock-up transfer restrictions until the one-year anniversary of the Closing, with the potential for Early Release (as defined below) after six months following the Closing and (y) 80% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the 15-month anniversary of the Closing, with the potential for Early Release after nine months following the Closing;

•
certain executives of Sunlight agreed that: (a) 20% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the 16-month anniversary of the Closing, with the potential for Early Release after nine months following the Closing and (b) 80% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the 20-month anniversary of the Closing, with potential for Early Release after 14 months following the Closing; and

•
all other persons who held equity or equity-based awards in respect of less than 100,000 shares of Restricted Stock as of immediately prior to at the Closing, agreed that 100% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the six-month anniversary of the Closing; provided, that with respect to any such person that is not a Sunlight employee, Sunlight will request and use commercially reasonable efforts to obtain such agreement from such person;

where applicable, subject to exceptions included in such lock-up agreements, including for “net settlement” of distributions of Class A Common Stock to holders of certain company awards as contemplated by Section 2.02(e) of the Business Combination Agreement in respect of applicable tax withholding obligations.
An “Early Release” shall be achieved if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at the period specified above after the Closing.
On July 9, 2021, the parties to the Business Combination Agreement agreed to waive the closing condition that certain individuals enter into lock-up agreements as set forth in Section 8.02(m) of the Business Combination Agreement, with respect to one individual investor.
Listing of Securities
Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Sunlight regarding the beneficial ownership of the Company’s Common Stock by:
•
each person who is known by Sunlight to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•
each named executive officer and director of Sunlight; and

•
all current executive officers and directors of Sunlight, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days.
The beneficial ownership percentages set forth in the table below are based on a total of 160,163,394 shares of Common Stock outstanding or issuable as of April 12, 2022 under currently exercisable outstanding warrants, consisting of 84,790,164 shares of Class A Common Stock (not including 1,583,432 treasury shares) and 47,595,455 shares of Class C Common Stock issued and outstanding as of April 12, 2022, and 27,777,775 shares of Class A Common Stock issuable as of April 12, 2022 under currently exercisable outstanding warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to beneficially owned Common Stock.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Five Percent Stockholders
Spartan Acquisition Sponsor II LLC(2)	17,237,241	10.8%
FTV V, L.P. and affiliated entities(3)	25,271,539	15.8%
Tiger Infrastructure Partners LP and affiliated entities(4)	29,616,921	18.5%
Named Executive Officers and Directors
Matthew Potere(5)	3,615,541	2.3%
Barry Edinburg	2,416,446	1.5%
Timothy Parsons	1,406,399	*%
Brad Bernstein	0	*
Jeanette Gorgas	0	*
Emil W. Henry, Jr.(4)	29,616,922	18.5%
Toan Huynh	0	*
Jennifer D. Nordquist	0	*
Philip Ryan	0	*
Kenneth Shea	0	*
Joshua Siegel	0	*
All Directors and Executive Officers as a Group (13 Individuals)	36,864,698	23.0%

*
Indicates less than 1%.

(1)
This table is based on a total of 160,163,394 shares of Common Stock outstanding or issuable as of

April 12, 2022 under currently exercisable outstanding warrants, consisting of 84,790,164 shares of Class A Common Stock (not including 1,583,432 treasury shares held by Sunlight in respect of net withholding for tax payments) and 47,595,455 shares of Class C Common Stock, and 27,777,775 shares of Class A Common Stock issuable under currently exercisable outstanding warrants. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 101 N. Tryon Street, Suite 1000, Charlotte, NC 28246.
(2)
Information based on the Form 13D filed jointly with the SEC on February 10, 2022 by Spartan Acquisition Sponsor II LLC (the “Sponsor”); AP Spartan Energy Holdings II, L.P. (“AP Spartan”); Apollo ANRP Advisors III, L.P. (“ANRP Advisors”); Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”); APH Holdings, L.P. (“APH Holdings”); and Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP” and together with each of the foregoing parties, the “Spartan Reporting Persons”)).

According to the Schedule 13D, 17,237,241 Class A Shares are held of record by the Sponsor, and the Spartan Reporting Persons have shared power to vote and dispose of the 17,237,241 Class A Shares. ANRP Advisors is the general partner of AP Spartan. ANRP Capital Management is the general partner of ANRP Advisors. APH Holdings is the sole member of ANRP Capital Management. Principal Holdings III GP is the general partner of APH Holdings. Scott Kleinman, James Zelter, Joshua Harris and Marc Rowan are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the shares of Class A Common Stock held of record by the Sponsor. The Sponsor disclaims beneficial ownership other than the shares of Class A Common Stock it holds by record, and AP Spartan, ANRP Advisors, ANRP Capital Management, APH Holdings, Principal Holdings III GP and each of Messrs. Kleinman, Zelter, Harris and Rowan, disclaims beneficial ownership of the Class A Common Stock, in each case except to the extent of any pecuniary interest therein. The addresses of each of the Sponsor, AP Spartan and Messrs. Kleinman, Zelter, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577. Each of ANRP Advisors and Principal Holdings III GP is organized in the Cayman Island. Each of ANRP Capital Management, APH Holdings, Sponsor and AP Spartan is organized in Delaware.
(3)
Information based on the Schedule 13D filed jointly with the SEC on July 19, 2021 by FTV V, L.P., a Delaware limited partnership (“FTV LP”); and FTV Management V, L.L.C, a Delaware limited liability company (“FTV LLC” and together with FTV LP, the “FTV Reporting Persons”), in its capacity as general partner of FTV LP.

According to the Schedule 13D, 25,271,539 Class A shares are directly held by FTV LP, and the FTV Reporting Persons have shared power to vote and dispose of the 25,271,539 Class A shares. Any action by FTV LLC with respect to the reported securities, including voting and dispositive decisions, requires at least a majority vote of the managing members. Because voting and dispositive decisions are made by at least a majority of the managing members, none of the managers is deemed to be a beneficial owner of the reported securities. The address of each of FTV LP and FTV LLC is C/O FTV Capital, 555 California Street, Suite 2850, San Francisco, CA 94104.
(4)
Information based on the Schedule 13D filed jointly with the SEC on July 19, 2021 by Tiger Infrastructure Partners LP, a Delaware limited partnership (the “US Advisor”); Tiger Infrastructure Partners Sunlight Feeder LP, a Delaware limited partnership (the “Sunlight Feeder”); Tiger Infrastructure Partners AIV I LP, a Delaware limited Partnership (“Fund I AIV”); Tiger Infrastructure Partners Co-Invest B LP, a Delaware limited Partnership (“Co-Invest B”); and Emil W. Henry, Jr. (“Mr. Henry”). According to the 13D, the US Advisor, Sunlight Feeder, Fund I AIV, Co-Invest B and Mr. Henry have shared power to vote and dispose of the 29,616,922 shares of Common Stock. The US Advisor is the investment manager of Fund I AIV and Co-Invest B. Sunlight Feeder is a wholly-owned subsidiary of Fund I AIV. The US Advisor is managed by its general partner Emil Henry III LLC (“EH III”); EH III is managed by its sole managing member, Henry Tiger Holdings LLC (“HTH”); HTH is managed by its sole managing member, Emil Henry LLC (“EH LLC”). Emil W. Henry, Jr. is the sole managing member of EH LLC and therefore may be deemed to share voting and dispositive power over and have beneficial ownership of the securities held by Co-Invest B and Sunlight Feeder. Mr. Henry disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.

The amount reported in the table above includes 8,437,552 Class A shares held directly by Co-Invest B, and 21,179,370 shares of Class A Common Stock that Sunlight Feeder has the right to acquire upon exercise of its Class EX Units (which are each paired with one share of Class C Common Stock) which are exchangeable, subject to certain conditions, for either one share of Class A Common Stock, or at Sunlight’s election, an amount of cash equivalent to the market value of one share of Class A Common Stock. The 21,179,370 paired Class EX Units/Class C Common Stock are pledged as collateral in the ordinary course for a credit facility of a fund vehicle associated with the US Advisor. The principal business address of Sunlight Feeder and the related entities is 717 Fifth Ave, Floor 12A, New York, NY 10022.
(5)
Includes 526,581 shares held by the Potere 2020 GRAT U/A/D November 25, 2020.

SELLING SECURITYHOLDERS
Subject to the terms of lock-up agreements entered into by former stockholders of Sunlight LLC and the initial stockholders, as applicable, the Selling Securityholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
The following table sets forth, as of April 12, 2022, the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock held by the Selling Securityholders, the number of shares of our Class A Common Stock that may be sold by the Selling Securityholders under this prospectus and the number of shares of Class A Common Stock that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after this offering none of the shares of Class A Common Stock covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Unless otherwise noted in the footnotes to the following table, the business address of each executive officer and director of Sunlight is 101 N. Tryon Street, Suite 1000, Charlotte, NC 28246.
The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
FTV and Tiger Entities
FTV V, L.P.(2)	25,271,539	29.8%	25,271,539	0	0.0%
Tiger Infrastructure Partners Sunlight Feeder LP(3)	21,179,370	25.0%	21,179,370	0	0.0%
Tiger Infrastructure Partners Co-Invest B LP(4)	8,437,552	9.0%	8,437,552	0	0.0%
PIPE Investors
Adage Capital Partners L.P.(5)	1,600,000	1.9%	1,600,000	0	0.0%
AGR Trading SPC-Series EC Segregated Portfolio(6)	9,457	*%	9,457	0	0.0%
Alyeska Master Fund, L.P.(7)	1,300,000	1.5%	1,300,000	0	0.0%
Anatole Partners Long Only Master Fund, L.P(8)	15,820	*%	15,280	0	0.0%
Anatole Partners Master Fund, L.P.(9)	184,180	*	184,180	0	0.0
Arena Capital Fund, LP – Series 3(10)	150,000	*%	150,000	0	0.0%

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Arena Capital Fund, LP – Series 4(11)	150,000	*%	150,000	0	0.0%
Arena Capital Fund, LP – Series 5(12)	150,000	*%	150,000	0	0.0%
Arena Capital Fund, LP – Series 6(13)	150,000	*%	150,000	0	0.0%
Arena Capital Fund, LP – Series 9(14)	100,000	*%	100,000	0	0.0%
Andrew Artz	5,000	*%	5,000	0	0.0%
Atlas Point Energy Infrastructure Fund, LLC(15)	600,000	*%	600,000	0	0.0%
BEMAP Master Fund Ltd(16)	82,896	*%	57,157	25,539	*%
Bespoke Alpha MAC MIM LP(17)	10,345	*%	7,388	2,957	*%
BlackRock, Inc.(18)	2,000,000	2.4%	2,000,000	0	0.0%
Blackstone Aqua Master Sub-Fund, a sub fund of Global Master Fund ICAV(19)	400,000	*%	400,000	0	0.0%
BNP Paribas Asset Management UK Limited on behalf of BNP Paribas Funds Energy Transition(20)	1,100,000	1.3%	1,100,000	0	0.0%
Boothbay Absolute Return Strategies, L.P.(21)	17,464	*%	17,464	0	0.0%
CHACHACHA 2019 TRUST DTD 9/20/2019(22)	2,872,500	3.4%	2,872,500	0	0.0%
Citadel Multi-Strategy Equities Master Fund Ltd.(23)	500,000	*%	500,000	0	0.0%
Coatue US 37 LLC(24)	3,000,000	3.5%	3,000,000	0	0.0%
CVI Investments, Inc.(25)	290,000	*%	290,000	0	0.0%
Davidson Kempner Institutional Partners, L.P.(26)	214,440	*%	214,440	0	0.0%
Davidson Kempner International, Ltd.(27)	263,400	*%	263,400	0	0.0%
Davidson Kempner Partners(28)	104,460	*%	104,460	0	0.0%
DS Liquid Div RVA MON LLC(29)	64,756	*%	48,206	16,550	*%
Electron Global Master Fund, L.P.(30)	571,861	*%	571,861	0	0.0%
Electron Infrastructure Fund, L.P.(31)	401,218	*%	401,218	0	0.0%
Franklin Strategic Series – Franklin Natural Resources Fund(32)	74,343	*%	74,343	0	0.0%
Franklin Strategic Series – Franklin Small Cap Growth Fund(33)	714,286	*%	714,286	0	0.0%
Franklin Strategic Series – Franklin Small-Mid Cap Growth Fund(34)	963,371	1.1%	963,371	0	0.0%
Franklin Templeton Investment Funds – Franklin Natural Resources Fund(35)	139,943	*%	139,943	0	0.0%

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Franklin Templeton Variable Insurance Products Trust – Franklin Small-Mid Cap Growth VIP Fund(36)	108,057	*%	108,057	0	0.0%
Ghisallo Master Fund LP(37)	300,000	*%	300,000	0	0.0%
Hite Carbon Offset LP(38)	18,500	*%	18,500	0	0.0%
Hite Carbon Offset Ltd.(39)	40,900	*%	40,900	0	0.0%
Hite Energy LP(40)	33,800	*%	33,800	0	0.0%
Hite Hedge LP(41)	23,700	*%	23,700	0	0.0%
Hite Hedge Offshore Ltd.(42)	64,300	*%	64,300	0	0.0%
Hite Hedge QP LP(43)	10,200	*%	10,200	0	0.0%
Hite MLP LP(44)	8,600	*%	8,600	0	0.0%
Integrated Core Strategies (US) LLC(45)	500,000	*%	500,000	0	0.0%
MMF LT, LLC(46)	600,000	*%	600,000	0	0.0%
Monashee Pure Alpha SPV I LP(47)	48,262	*%	33,972	14,290	*%
Monashee Solitario Fund LP(48)	59,240	*%	43,577	15,663	*%
M.H. Davidson & Co.(49)	17,700	*%	17,700	0	0.0%
NB All Cap Alpha Master Fund Ltd.(50)	30,000	*%	30,000	0	0.0%
Neuberger Berman Alternative Funds – Neuberger Berman Long Short Fund(51)	1,800,000	2.1%	1,800,000	0	0.0%
Neuberger Berman US Long Short Equity Fund(52)	170,000	*%	170,000	0	0.0%
Nineteen77 Global Merger Arbitrage Master Limited(53)	92,300	*%	92,300	0	0.0%
Nineteen77 Global Merger Arbitrage Opportunity Fund(54)	15,400	*%	15,400	0	0.0%
Nineteen77 Global Multi-Strategy Alpha Master Limited(55)	92,300	*%	92,300	0	0.0%
Connor Nowinski	5,000	*%	5,000	0	0.0%
Eugene Pang	10,000	*%	10,000	0	0.0%
Park West Investors Master Fund, Limited(56)	273,000	*%	273,000	0	0.0%
Park West Partners International, Limited(57)	27,000	*%	27,000	0	0.0%
Justin Saslaw	5,000	*%	5,000	0	0.0%
Schonfeld Strategic 460 Fund LLC(58)	200,000	*%	200,000	0	0.0%
Senator Global Opportunity Master Fund L.P.(59)	1,100,000	1.3%	1,100,000	0	0.0%
SFL SPV I LLC(60)	9,700	*%	9,700	0	0.0%
Soroban Opportunities Master Fund LP(61)	1,000,000	1.2%	1,000,000	0	0.0%
The Steven Trieu Living Trust dtd 4.3.12(62)	100,000	*%	100,000	0	0.0%

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
The Tolia-Zaveri Living Trust dated Dec 2017(63)	2,500	*%	2,500	0	0.0%
Ravi Tanuku	10,000	*%	10,000	0	0.0%
Yaupon Master Fund LP(64)	100,000	*%	100,000	0	0.0%
Officers of Sunlight
Matt Potere(65)	3,510,541	4.0%	3,510,541	0	0.0%
Barry Edinburg(66)	2,341,446	2.7%	2,341,446	0	0.0%
Tim Parsons(67)	1,386,399	1.6%	1,386,399	0	0.0%
Scott Mulloy(68)	1,231,024	1.4%	1,231,024	0	0.0%
Nora Dahlman(69)	1,149,568	1.3%	1,149,568	0	0.0%
Yehonathan Cohen(70)	959,179	1.1%	959,179	0	0.0%
Marnie Woodward(71)	468,361	0.5%	468,361	0	0.0%
Sponsor
Spartan Acquisition Sponsor II LLC(72)	17,237,241	18.2%	17,237,241	0	0.0%
Other Class EX Unitholders (and Class C Common Stockholders)
Route 66 Sunlight Holdings, LLC(73)	6,617,169	7.2%	6,617,169	0	0.0%
Michael G. Ruehlman(74)	503,690	*%	503,690	0	0.0%
Jason Chen(75)	327,147	*%	327,147	0	0.0%
Joshua M. Goldberg(76)	286,734	*%	286,734	0	0.0%
Steve Ruggeri(77)	131,409	*%	131,409	0	0.0%
Daniel Graf von der Schulenberg(78)	53,791	*%	53,791	0	0.0%
The Estate of Paul Ho(79)	19,980	*%	19,980	0	0.0%
Joe Slamm(80)	6,732	*%	6,732	0	0.0%
Jonathan Lee(81)	2,690	*%	2,690	0	0.0%
SL Investor III LLC(82)	5,082,644	5.7%	5,082,644	0	0.0%
Wilson Chang(83)	778,013	*%	778,013	0	0.0%
Former Directors of Spartan
John Michael Stice(84)	50,000	*%	50,000	0	0.0%
Jan C. Wilson(85)	50,000	*%	50,000	0	0.0%
	Number of Private Placement Warrants Beneficially Owned Prior to Offering		Private Placement Warrants Being Offered Hereby	Number of Private Placement Warrants Beneficially Owned After Offering
	Number	%	Number	Number	%
Spartan Acquisition Sponsor II LLC(86)	9,900,000	100.0%	9,900,000	0	0.0%

*
Indicates less than 1%

(1)
The percentage of beneficial ownership before this offering is calculated based on 84,790,164 (excludes 1,583,432 of shares held by Sunlight in respect of net withholding for tax payments) shares of our Class A Common Stock outstanding as of April 12, 2022. As applicable, shares of Class A Common

Stock beneficially owned through redemption or warrant rights are aggregated with the amount of shares outstanding indicated above in determining the percentage ownership. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. When applicable, shares of Class A Common Stock beneficially owned through redemption or warrant rights are aggregated with the amount of shares outstanding indicated above in determining the diluted percentage ownership.
(2)
FTV V, L.P. (“FTV LP”) directly holds 25,271,539 shares of Class A Common Stock. The general partner of FTV LP is FTV Management V, L.L.C. (“FTV LLC”). FTV LLC is controlled by its managing members. Any action by FTV LLC with respect to the reported securities, including voting and dispositive decisions, requires at least a majority vote of the managing members.

(3)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Tiger Infrastructure Partners Sunlight Feeder LP (“Sunlight Feeder”). The entities that manage Sunlight Feeder include: Tiger Infrastructure Associates GP LP, a Delaware limited partnership; Emil Henry IV LLC, a Delaware limited liability company; Henry Tiger Holdings II LLC, a Delaware limited liability company; and Emil Henry LLC, a Delaware limited liability company. The natural person having voting or investment control over the shares held by Sunlight Feeder is Emil W. Henry, Jr. The address of Sunlight Feeder is 717 Fifth Ave, Floor 12A, New York, NY 10022.

(4)
Includes 8,437,552 shares held directly by Tiger Infrastructure Partners Co-Invest B LP (“Co-Invest B”). The entities that manage Co-Invest B include: Tiger Infrastructure Associates GP Co-Invest B LP, a Delaware limited partnership; Emil Henry VI LLC, a Delaware limited liability company; Henry Tiger Holdings III LLC, a Delaware limited liability company; and Emil Henry LLC, a Delaware limited liability company. The natural person having voting or investment control over the shares held by Sunlight Feeder is Emil W. Henry, Jr. The address of Co-Invest B is 717 Fifth Ave, Floor 12A, New York, NY 10022.

(5)
The address of such entity is 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(6)
Electron Capital Partners, LLC, as Sub-Investment Advisor, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the Sub-Investment Advisor, Electron Capital Partners, LLC. The address of AGR Trading SPC-Series EC Segregated Portfolio is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(7)
The address of Alyeska Master Fund, L.P. is Alyeska Master Fund, L.P. c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies.

(8)
The general partner of such entity is Anatole Partners Long Only GP Ltd. The natural persons having voting and investment control over the shares held by such entity are Xiofan Yang and Gary Lee. The address of such entity is 17/F, Southland Building, 48 Connaught Road Central, Hong Kong.

(9)
The general partner of such entity is Anatole Partners GP Ltd. The natural persons having voting and investment control over the shares held by such entity are Xiofan Yang and Gary Lee. The address of such entity is 17/F, Southland Building, 48 Connaught Road Central, Hong Kong.

(10)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(11)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(12)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(13)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(14)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(15)
The natural person having voting or investment control over the shares held by such entity is Paul McPheeters. The address of such entity is 100 Saint Paul Street, Suite 700, Denver, CO 80206.

(16)
25,539 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO or Monashee Investment Management, LLC. The address of BEMAP Master Fund Ltd is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(17)
2,957 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(18)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Master Total Return Portfolio of Master Bond LLC; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; and BlackRock Capital Allocation Trust. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(19)
Reflects securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(20)
Edward Lees and Ulrik Fugmann, co-Portfolio managers, on behalf of BNP Paribas Asset Management UK Limited, may be deemed to have voting or investment control over the shares held by such entity. The address for the entity is 5 Aldermanbury Square, London, United Kingdom, EC2V 7BP.

(21)
Electron Capital Partners, LLC, as Sub-Investment Advisor, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the Sub-Investment Advisor, Electron Capital Partners, LLC. The address of Boothbay Absolute Return Strategies, LP is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(22)
The natural person having voting or investment control over the shares held by such entity is Chamath Palihapitiya. The address of such entity is 394 Pacific Ave, Fl 2, San Francisco, CA 94111.

(23)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The address of Citadel Multi-Strategy Equities Master Fund Ltd. is 131 South Dearborn Street, Chicago, Illinois 60603.
(24)
Coatue Management, L.L.C., as investment manager, manages Coatue US 37 LLC. Coatue Management Partners LP is the sole owner of Coatue Management, L.L.C. Coatue Management Partners GP LLC if the general partner of Coatue Management Partners LP. The natural person having voting or investment control over the shares held by Coatue US 37 LLC is Philippe Laffont, the managing member of Coatue Management Partners GP LLC and the portfolio manager for Coatue Management, L.L.C. The address of Coatue US 37 LLC is c/o Coatue Management, L.L.C, 9 West 57th Street, 25th Floor, New York, NY 10019.

(25)
Heights Capital Management, Inc. manages such entity. The natural person having voting or investment control over the shares held by such entity is Martin Kobinger. The address of the such entity is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(26)
Voting and dispositive authority over the securities held by Davidson Kempner Institutional Partners, L.P. (the “DKIP Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the DKIP Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the DKIP Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(27)
Voting and dispositive authority over the securities held by Davidson Kempner International, Ltd. (the “DKI Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the DKI Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the DKI Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(28)
Voting and dispositive authority over the securities held by Davidson Kempner Partners (the “DKP Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the DKP Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the DKP Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(29)
16,550 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(30)
Electron GP, LLC, as General Partner, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the General Partner, Electron GP, LLC. The address of Electron Global Master Fund L.P. is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(31)
Electron Infrastructure GP, LLC, as General Partner, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the General Partner, Electron Infrastructure GP, LLC. The address of Electron Infrastructure Master Fund, L.P. is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(32)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(33)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(34)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(35)
The address of such entity is 8A, rue Albert Borschette, L-1246 Luxembourg.

(36)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(37)
Ghisallo Capital Management LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Michael Germino. The address of Ghisallo Master Fund LP is 190 Elgin Road, Georgetown, Grand Cayman, Cayman Islands, KY 1-9008

(38)
The entities that manage Hite Carbon Offset LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Carbon Offset LP is Robert Matthew Niblack. The address of Hite Carbon Offset LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(39)
The entities that manage Hite Carbon Offset Ltd. are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Carbon Offset Ltd. is Robert Matthew Niblack. The address of Hite Carbon Offset Ltd. is 27 Hospital Rd., Georgetown, KY1-9008, Grand Cayman, Cayman Islands.

(40)
The entities that manage Hite Energy LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Energy LP is Robert Matthew Niblack. The address of Hite Energy LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(41)
The entities that manage Hite Hedge LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Hedge LP is Robert Matthew Niblack. The address of Hite Hedge LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(42)
The entities that manage Hite Hedge Offshore Ltd. are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Hedge Offshore Ltd. is Robert Matthew Niblack. The address of Hite Hedge Offshore Ltd. is 27 Hospital Rd., Georgetown, KY1-9008, Grand Cayman, Cayman Islands.

(43)
The entities that manage Hite Hedge QP LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Hedge QP LP is Robert Matthew Niblack. The address of Hite Hedge QP LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(44)
The entities that manage Hite MLP LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite MLP LP is Robert Matthew Niblack. The address of Hite MLP LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(45)
Millennium Management LLC is the general partner of the managing member of Integrated Core Strategies (US) LLC and may be deemed to have shared voting control and investment discretion over the shares held by Integrated Core Strategies (US) LLC. Millennium Group Management LLC is the managing member of Millennium Management LLC and may also be deemed to have shared voting control and investment discretion over the shares owned by Integrated Core Strategies (US) LLC. The managing member of Millennium Group Management LLC is a trust of which Israel A. Englander currently serves as the voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. The address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(46)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(47)
14,290 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(48)
15,663 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(49)
Voting and dispositive authority over the reported securities held by M.H. Davidson & Co. (the “Company Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the Company Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the Company Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(50)
The fund is a private fund organized as a Cayman Islands Exempted Company in a “master-feeder” structure. NB All Cap Alpha Fund L.P., the “feeder” fund, is the owner of all or substantially all of the outstanding shares of NB All Cap Alpha Master Fund Ltd. The fund’s investment adviser is Neuberger Berman Investment Adviser LLC, a registered investment adviser. Neuberger Berman Investment Adviser LLC is a subsidiary of Neuberger Berman Group LLC, a private employee-owned investment manager. The address of NB All Cap Alpha Master Fund Ltd. is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 Attn: The Kantor Group.

(51)
The address of such entity is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 Attn: The Kantor Group.

(52)
The fund is organized as a UCITS Fund. It is a sub-fund of Neuberger Berman Investment Funds plc, an investment company with variable capital incorporated in Ireland as a public limited company. The fund’s investment adviser is Neuberger Berman Asset Management Ireland Limited and its investment sub-adviser is Neuberger Berman Investment Adviser LLC. The fund’s investment adviser is Neuberger Berman Asset Management Ireland Limited and its investment sub-adviser is Neuberger Berman Investment Adviser LLC. Each of Neuberger Berman Asset Management Ireland Limited and Neuberger Berman Investment Adviser LLC is a subsidiary of Neuberger Berman Group LLC, a private employee-owned investment manager. The fund’s investment sub-adviser, Neuberger Berman Investment Adviser LLC, has investment control over the shares. The address of Neuberger Berman US Long Short Equity Fund is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 Attn: The Kantor Group.

(53)
UBS O’Connor LLC manages such entity, as investment manager. The natural person having voting or investment control over the shares held by such entity is Kevin Russell, CIO of UBS O’Connor LLC. The address of such entity is c/o UBS O’Connor LLC, One N Wacker Drive, 31st Floor, Chicago, IL 60606.

(54)
UBS O’Connor LLC manages such entity, as investment manager. The natural person having voting or investment control over the shares held by such entity is Kevin Russell, CIO of UBS O’Connor LLC. The address of such entity is c/o UBS O’Connor LLC, One N Wacker Drive, 31st Floor, Chicago, IL 60606.

(55)
UBS O’Connor LLC manages such entity, as investment manager. The natural person having voting or investment control over the shares held by such entity is Kevin Russell, CIO of UBS O’Connor LLC. The address of such entity is c/o UBS O’Connor LLC, One N Wacker Drive, 31st Floor, Chicago, IL 60606.

(56)
Park West Asset Management LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Peter S. Park, through one or more affiliated entities, as the controlling manager of Park West Asset management LLC. The address of such entity is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(57)
Park West Asset Management LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Peter S. Park, through one or more affiliated entities, as the controlling manager of Park West Asset management LLC. The address of such entity is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(58)
Schonfeld Strategic Advisors LLC manages such entity. The address of such entity is 460 Park Ave, 19th Floor, New York, NY 10022.

(59)
Senator Investment Group LP, or Senator, is investment manager of the selling security holder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The address of such entity is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(60)
Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(61)
The shares are held in the account of Soroban Opportunities Master Fund LP. Soroban Capital GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Opportunities Master Fund LP. Soroban Capital Partners LP may be deemed to beneficially own the shares by virtue of its role as investment manager of Soroban Opportunities Master Fund LP. Soroban Capital Partners GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Capital Partners LP. Eric W. Mandelblatt may be deemed to beneficially own the shares by virtue of his role as Managing Partner of Soroban Capital Partners GP LLC. Each of Soroban Capital GP LLC, Soroban Capital Partners LP, Soroban Capital Partners GP LLC and Eric W. Mandelblatt disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest. The address of Soroban Opportunities Master Fund LP is 55 W 46th Street, 32nd Floor, New York, NY 10036.

(62)
The natural person having voting or investment control over the shares held by such entity is Steven Trieu. The address of such entity is 972 Addison Ave, Palo Alto, CA 94301.

(63)
The address of such entity is 663 Crockett Ave, Campbell, CA 95008.

(64)
The general partner of such entity is Yaupon Capital GP LLC. The address of such entity is 104 W 40th Street, 20th Floor, New York, NY 10018.

(65)
Matt Potere is the Chief Executive Officer of Sunlight and a member of the Sunlight Board. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Mr. Potere.

(66)
Barry Edinburg was the Chief Financial Officer of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Mr. Edinburg.

(67)
Tim Parsons is the Chief Operating Officer of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Mr. Parsons.

(68)
Scott Mulloy is the Executive Vice President and Chief Information Officer of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(69)
Nora Dahlman is the Executive Vice President, General Counsel and Corporate Secretary of Sunlight.

(70)
Yehonathan Cohen is the Head of Business Development and Marketing of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Such person is also a member of SL Investor III LLC.

(71)
Marnie Woodward is the K1 Partner-Head of Human Resources of Sunlight. 368,266 of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Ms. Woodward.

(72)
Includes 7,337,241 shares of Class A Common Stock, and 9,900,000 shares of Class A Common Stock issuable upon the exercise of an equivalent number of private placement warrants. As described elsewhere in this prospectus, Spartan Acquisition Sponsor II LLC (the “Sponsor”) acted as the “sponsor” in connection with the initial public offering of Spartan that was consummated on November 30, 2020. The Sponsor is managed by affiliates of Apollo Global Management, Inc. AP Spartan Energy Holdings II, L.P. (“AP Spartan”) is the sole member of the Sponsor. Apollo ANRP Advisors III, L.P. (“ANRP Advisors”) is the general partner of AP Spartan. Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”) is the general partner of ANRP Advisors. APH Holdings, L.P. (“APH Holdings”) is the sole member of ANRP Capital Management. Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of APH Holdings. Scott Kleinman, James Zelter, Joshua Harris and Marc Rowan are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the shares of Class A Common Stock held of record by the Sponsor. Each of the Sponsor, AP Spartan, ANRP Advisors, ANRP Capital Management, APH Holdings, Principal Holdings III GP and each of Messrs. Kleinman, Zelter, Harris and Rowan, disclaims beneficial ownership of the Class A Common Stock, in each case except to the extent of any pecuniary interest therein, and this disclosure shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The addresses of each of the Sponsor, AP Spartan and Messrs. Kleinman, Zelter, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577.

(73)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such entity.

(74)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Michael Ruehlman is a unit holder and former officer of Sunlight LLC and was the co-founder of Sunlight LLC.

(75)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(76)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Joshua Goldberg is a unit holder and former officer of Sunlight LLC, and is a stockholder of and is actively involved in the management of Lumina Solar, Inc. (“Lumina”). Sunlight LLC is a party to that certain Financing Program Agreement (the “Lumina Agreement”), dated May 23, 2018, with Lumina.”

(77)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(78)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Such person is also a member of SL Investor III LLC.

(79)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Vivienne Ho is the Executor of the Estate of Paul Ho.

(80)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(81)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(82)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such entity.

(83)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Wilson Chang is a unit holder and former officer and board member of Sunlight LLC, and is a stockholder of and is actively involved in the management of Lumina. Sunlight LLC is a party to the Lumina Agreement. Mr. Chang is also Managing Director of Hudson Sustainable Group. Sunlight LLC is a party to (i) that certain Administrative Services Agreement, dated February 28, 2018, with Hudson SLFPH, and (ii) that certain Residential Solar Energy Loan Program Agreement, dated February 28, 2018, with Hudson SLFPH.

(84)
John M. Stice is a former director of Sunlight and received the shares reported from the Sponsor as consideration for such service.

(85)
Jan Carolin Wilson is a former director of Sunlight and received the shares reported from the Sponsor as consideration for such service.

(86)
See footnote (72). All of the warrants reported are private placement warrants received by such entity as the “sponsor” in connection with Spartan’s initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Entered Into By Spartan
Founder Shares
In August 2020, Spartan issued an aggregate of 11,500,000 shares of Spartan’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) to the Sponsor (the “Founder Shares”) in exchange for the payment of $25,000 of expenses on Spartan’s behalf, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of Spartan’s two independent director nominees, Jan C. Wilson and John M. Stice, at their original purchase price. In November 2020, the Sponsor returned to Spartan at no cost an aggregate of 4,312,500 Founder Shares, which Spartan cancelled. In November 2020, Spartan effected a stock dividend on the Founder Shares, which was waived by Mr. Wilson and Mr. Stice, and resulted in the Sponsor owning 8,525,000 Founder Shares. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the Initial Public Offering (“IPO”) over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of Spartan’s issued and outstanding shares after the IPO. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
The shares of Spartan’s Class B Common Stock, that was issued prior to the IPO automatically converted into shares of Sunlight Class A Common Stock upon consummation of the Business Combination on a one-for-one basis. In connection with the execution of the Business Combination Agreement, but effective as of the Closing, pursuant to that certain Founders Stock Agreement, dated as of January 23, 2021, by and among Spartan, the Sponsor and the other holders of Founder Shares (the “Founders Stock Agreement”), the Sponsor agreed to surrender up to 25% of the Class B Common Stock held by the Sponsor (at a 1:4 ratio to the percentage, if any, of redemptions by holders of Class A Common Stock); provided that no such surrender shall occur unless more than 5% of the outstanding shares of Class A Common Stock are actually redeemed by Sunlight. As a result, an aggregate of 1,187,759 of the Founder Shares were surrendered for cancellation. In addition, pursuant to the Founder Stock Agreement, the Sponsor and each of Mr. Wilson and Mr. Stice agreed to irrevocably waive any and all rights each such party had or would have with respect to the adjustment to the initial conversion as set forth in the amended and restated certificate of incorporation of Spartan, effective immediately prior to the Closing.
Private Placement Warrants
Simultaneous with the closing of the IPO which closed on November 30, 2020, the Sponsor purchased an aggregate of 9,900,000 private placement warrants for a purchase price of $1.00 per warrant in private placements that occurred simultaneously with the closing of the IPO and the sale of the over-allotment options. As such, the Sponsor’s interest in this transaction was valued at approximately $9.9 million. Each private placement warrant entitles the holder to purchase one share of Sunlight Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.
Administrative Services Agreement
On November 24, 2020, Spartan entered into an administrative services agreement (the “Administrative Services Agreement”) pursuant to which Spartan paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Business Combination, Spartan ceased paying these monthly fees.
Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, was paid by Spartan to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on Spartan’s behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Spartan’s behalf. Upon the Closing, the Administrative Services Agreement was terminated in accordance with its terms.
Related Party Loans and Advances
Until the consummation of the IPO, Spartan’s only source of liquidity was an initial sale of Founder Shares to the Sponsor, and the proceeds of a note from an affiliate of the Sponsor. Spartan borrowed an aggregate of approximately $235,000 under the note. Spartan fully repaid the note on December 3, 2020. As of the Closing, there were no amounts outstanding under any working capital loans.
Investor Rights Agreement
In connection with the Closing of the Business Combination, the Sponsor, Tiger Blocker, FTV Blocker and certain other holders named therein (collectively, the “Holders”), entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (a) the IPO Registration Rights Agreement (as defined therein) was terminated, (b) certain resale registration rights were granted with respect to (i) the private placement warrants (including any shares of Common Stock issued or issuable upon the exercise of any such private placement warrants), (ii) any outstanding shares of Class A Common Stock held by a Holder at any time, whether held on the date thereof or acquired after the date thereof, (iii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of Sunlight issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to Sunlight by a Holder, (iv) any shares of Class A Common Stock issued or issuable upon exchange of Sunlight Class EX Units and the corresponding number of shares of Class C Common Stock issued to a Holder under the Business Combination Agreement and (v) any other equity security of Sunlight issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, and (c) governance rights to certain Holders were granted.
Furthermore, pursuant to the Investor Rights Agreement, among other obligations, Sunlight filed with the SEC (at Sunlight’s sole cost and expense) a Registration Statement and prospectus on Form S-1 on July 30, 2021, which was subsequently amended on September 2, 2021 and declared effective by the SEC on September 7, 2021, registering the resale of certain securities held by or issuable to the Holders.
In certain circumstances, Tiger and FTV Blocker can demand up to three underwritten offerings in the aggregate and the Sponsor can demand up to one underwritten offering. Each Holder will be entitled to customary piggyback registration rights.
The Investor Rights Agreement also provides that when the Closing occurred, the Sunlight Board would consist of nine directors, divided into three classes serving staggered three-year terms. Pursuant to the Investor Rights Agreement, we have caused the following nominees to be elected to serve as director on the Sunlight Board:
•
one nominee designated by the Sponsor;

•
one nominee designated by FTV Blocker (together with its affiliates); and

•
one nominee designated by Tiger Blocker.

In addition, for as long as each of the Sponsor, FTV Blocker or Tiger Blocker maintains its nomination rights described above, such person will also have the right to appoint an observer to attend meetings of the Sunlight Board, subject to customary limitations.
Amendment to Letter Agreement
In connection with the entry into the Business Combination Agreement, but effective upon the Closing, Spartan, the Sponsor and each member of the board of directors of Spartan (the “Pre-Closing Spartan Board”) entered into that certain Letter Agreement Amendment, dated as of January 23, 2021 (the “Letter Agreement Amendment”), which amended that certain letter agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and each member of the Pre-Closing Spartan Board (the “Letter Agreement”), to modify the lock-up restrictions set forth in the Letter Agreement as follows:

•
80% of the Founder Shares (including any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the Closing) held by it, him or her will be subject to lock-up transfer restrictions until the one-year anniversary of the Closing, or earlier, if, subsequent to the Closing, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period commencing at least 150 days after the Closing or (ii) Spartan consummates a transaction which results in all of Spartan’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property; and

•
20% of the Founder Shares (including any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the Closing) held by it, him or her will be subject to lock-up transfer restrictions until the six-month anniversary of the date of the Closing, or earlier, if, subsequent to the Closing, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period ending at least 90 days after the Closing (ii) Spartan consummates a transaction which results in all of Spartan’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property.

Related Party Transactions Entered Into By Sunlight
In addition to the compensation arrangements, including employment, termination of employment, change in control and indemnification arrangements, discussed herein, the following is a description of each transaction since January 1, 2020, and each currently proposed transaction in which:
•
Sunlight has been or is to be a participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of Sunlight’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Management Agreements
Sunlight was a party to that certain Management Agreement (the “FTV Management Agreement”), dated May 25, 2018, with FTV Management V, pursuant to which FTV Management V provided certain financial, managerial and operational advisory services to Sunlight. FTV Management V was an affiliate of FTV V, L.P., which was the sole owner of FTV Blocker, and an affiliate of FTV Blocker, which was a unit holder of Sunlight. Brad Bernstein is a member of the Sunlight Board and a Managing Partner of FTV Capital, an affiliate of each of FTV Management V, FTV V, L.P. and FTV Blocker. Michael Vostrizansky was a member of the board of directors of Sunlight LLC, is currently a Sunlight Board observer, and is a Principal of FTV Capital, an affiliate of each of FTV Management V, FTV V, L.P. and FTV Blocker. Pursuant to the terms of the FTV Management Agreement, Sunlight was obligated to pay to FTV Management V a quarterly fee equal to $50,000 on or before the start of each calendar quarter. Accordingly, Sunlight paid to FTV Management V approximately $200,000 and $100,000 for the fiscal years ended December 31, 2020 and December 31, 2021, respectively. Sunlight’s and FTV Management V’s obligations under the FTV Management Agreement expired upon the Closing.
Sunlight was a party to the Management Agreement (the “Tiger Management Agreement”) dated September 11, 2015 with Tiger Infrastructure Partners Sunlight Feeder LP (“Tiger Feeder”), pursuant to which affiliates of Tiger Feeder provided certain financial, managerial and operational advisory services to Sunlight. Emil W. Henry, Jr. is a member of the Sunlight Board and the Chief Executive Officer of Tiger Infrastructure Partners LP (“Tiger Infrastructure”), an affiliate of Tiger Feeder and Tiger Blocker Holder. Marc Blair was a member of the board of directors of Sunlight LLC, is currently a Sunlight Board observer, and is a Managing Director of Tiger Infrastructure. Pursuant to the terms of the Tiger Management Agreement, Sunlight was obligated to pay a quarterly fee equal to $50,000 on or before the start of each calendar quarter. Accordingly, Sunlight paid to Tiger Infrastructure approximately $200,000 and $104,000 for the fiscal years ended December 31, 2020 and December 31, 2021, respectively, plus de minimis business expense reimbursements related to such advisory services. Sunlight’s and Tiger Feeder’s obligations under the Tiger Management Agreement expired upon the Closing.
Indemnification Agreements
In connection with the entry into the Business Combination Agreement, on January 23, 2021, Sunlight LLC, Spartan, SL Invest I Inc., SL Invest II LLC, SL Financial Investor I LLC, SL Financial Investor II LLC, SL Financial Holdings Inc., SL Financial LLC, FTV Blocker Holder, FTV Blocker and Tiger Blocker entered into an Indemnity Agreement, pursuant to which, from and after the Closing through the date that is thirty (30) days following the later of the (i) termination of the applicable statute of limitations period and (ii) the completion of any relevant tax proceedings, FTV Blocker Holder agreed to promptly indemnify, reimburse and defend in full and hold harmless Spartan, FTV Blocker and Tiger Blocker, their respective affiliates, successors and their respective officers, directors, employees and agents from and against any and all income taxes (net of any insurance proceeds recovered by such indemnified parties) imposed on or with respect to FTV Blocker (or its transferee) for any pre-Closing tax period by offsetting such obligations against any amounts otherwise due to FTV Blocker Holder (x) under the Tax Receivable Agreement (as defined below) or (y) any proceeds received from the transfer of the FTV Blocker Holders’ interest in the Tax Receivable Agreement.
Sunlight entered into a Tax Receivable Agreement with certain selling equity holders of Sunlight LLC that requires Sunlight to pay to such selling equity holders 85.0% of the tax savings that are realized primarily as a result of the increases in the tax basis in Sunlight LLC as a result of the sale and exchange of Sunlight LLC’s Class EX Units and Sunlight’s Class C shares for Sunlight’s Class A shares, as well as certain other tax benefits attributable to payments under the TRA. Sunlight retains the benefit of the remaining 15.0% of these tax savings.
In addition, Sunlight LLC has entered into indemnification agreements with certain of its officers and directors and purchased directors’ and officers’ liability insurance. These indemnification agreements and the Sunlight A&R LLC Agreement require Sunlight LLC to indemnify its directors and officers to the fullest extent permitted under Delaware law.
The Second A&R Charter contains provisions limiting the liability of directors, and our Bylaws provide that Sunlight will indemnify each of its directors to the fullest extent permitted under Delaware law. The Second A&R Charter and our Bylaws also provide the Sunlight Board with discretion to indemnify officers and employees when determined appropriate by the Sunlight Board.
Sunlight has also entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that Sunlight will indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of Sunlight’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Sunlight will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax considerations related to the acquisition ownership and disposition of shares of our Class A Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Class A Common Stock who are initial purchasers of such Class A Common Stock pursuant to this offering and hold the Class A Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our Class A Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Class A Common Stock will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances including but not limited to the effects of the alternative minimum tax, the Medicare tax on certain net investment income, the effects of Section 451 of the Code, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of our shares;

•
persons that acquired our Class A Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to our Class A Common Stock;

•
persons holding our Class A Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•
tax-exempt entities;

•
controlled foreign corporations; and

•
passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership (or other pass-through entity) holding our Class A Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A Common Stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Class A Common Stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporate U.S. holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.   Upon a sale or other taxable disposition of our Class A Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Class A Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A Common Stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Class A Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Class A Common Stock.
Taxation of Distributions.   In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and, while no assurances can be given in this regard, we do not expect to be treated as United States real property holding corporation in the future.
Information Reporting and Backup Withholding.   Any dividends paid to a Non-U.S. holder must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Payments of dividends to a Non-U.S. holder generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a Non-U.S. holder of our Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, however, the IRS has released proposed regulations upon which taxpayers may rely that eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in our Class A Common Stock.

PLAN OF DISTRIBUTION
We are registering the issuance by us of (i) up to an aggregate of 17,250,000 shares of our Class A Common Stock that are issuable upon the exercise of our public warrants by the holders thereof, (ii) up to 9,900,000 shares of our Class A Common Stock issuable upon exercise of private placement warrants by the holders thereof, (iii) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination and (iv) 627,780 shares of Class A Common Stock that are issuable upon the exercise of the Tech Capital Warrants by holders thereof.
We are also registering the offer and sale, from time to time, of (A) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination, the offer and resale, from time to time, of (B) upon the expiration of lock-up agreements, as applicable, up to 122,157,418 shares of our Class A Common Stock, including such shares subject to issuance upon redemption of our Class C Common Stock (and Class EX Units) on a one-for-one basis, by the Selling Stockholders and (C) up to 9,900,000 private placement warrants by the Selling Warrantholders.
For purposes of this section, the term “Selling Securityholders” has the meaning assigned to such term elsewhere in this prospectus but also includes Sunlight as the context requires, as well as donees, pledgees, transferees or other successors-in-interest selling Class A Common Stock or interests in stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of Class A Common Stock or interests in stock covered by this prospectus, as and to the extent they may determine. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders pursuant to this prospectus from time to time, other than with respect to the issuance and sale by Sunlight of up to the 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination. Otherwise, the aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. We will receive proceeds from Sunlight Warrants and Tech Capital Warrants exercised in the event that such warrants are exercised for cash. We will also receive the proceeds from the issuance and sales by us of the shares of Class A Common Stock in respect of certain withholdings for tax payments.
Upon effectiveness of the Registration Statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The Selling Securityholders (other than Sunlight) will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell or transfer their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to compliance with applicable securities laws and the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the applicable exchange;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale;

•
any other method permitted pursuant to applicable law;

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issuance in connection with business combination transactions, as used in Rule 415 under the Securities Act; or

•
otherwise as consideration for merger or business combination transactions to which we are party.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders (other than Sunlight) also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders (other than Sunlight) that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
To the extent required, the shares of our Class A Common Stock to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.
In connection with the sale of shares of our Class A Common Stock, the Selling Securityholders (other than Sunlight) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Class A Common Stock in the course of hedging the positions they assume. The Selling Securityholders (other than Sunlight) may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
In offering the securities covered by this prospectus, the Selling Securityholders (other than Sunlight) and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Securityholders (including Sunlight) pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
The underwriters, broker-dealers and agents may engage in transactions with the Selling Securityholders (including Sunlight), or perform services for the Selling Securityholders (including Sunlight), in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by the Selling Securityholders (including Sunlight) against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the Registration Statement of which this prospectus constitutes a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements or, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the Registration Statement of which this prospectus is a part.
A holder of the Sunlight Warrants may exercise its warrants in accordance with the applicable warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the warrant agreement.
Certain of our securityholders have entered into lock-up agreements. See “Description of Securities — Lock-Up Agreements.”
LEGAL MATTERS
Hunton Andrews Kurth LLP, Houston, Texas has passed upon the validity of the Class A Common Stock of Sunlight offered by this prospectus.
EXPERTS
The financial statements of Spartan Acquisition Corp. II as of December 31, 2020 and for the period from August 17, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Sunlight Financial LLC as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in such firm’s report thereon and have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On July 9, 2021 the Audit Committee of the Sunlight Board dismissed WithumSmith+Brown, PC (“Withum”), following completion of the quarterly review for the period ended June 30, 2021, which consisted only of the accounts of Spartan pre-Business Combination, Spartan’s independent registered public accounting firm prior to the Business Combination.
Withum’s report on Spartan’s balance sheet as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 17, 2020 (inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the period from August 17, 2020 (inception) through December 31, 2021 and the subsequent period through July 9, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of the letter from Withum is attached as Exhibit 16.1 to this prospectus.
On July 9, 2021, the Board approved the engagement of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. RSM served as the independent registered public accounting firm of Sunlight prior to the Business Combination.
During the period from August 17, 2020 (inception) through December 31, 2020 and through July 9, 2021, neither the Company nor anyone on the Company’s behalf consulted RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by RSM that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a Registration Statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and the exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov. We also maintain a website at https://sunlightfinancial.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
INDUSTRY AND MARKET DATA
Wood Mackenzie has provided us certain data and information contained in this proxy statement/prospectus. The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you have entered into with Wood Mackenzie for the provision of such of such data and information.

Report of RSM US LLP (PCAOB ID 49), Independent Registered Public Accounting Firm
Board of Directors
Sunlight Financial Holdings Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Sunlight Financial Holdings Inc. and its subsidiaries (the Company) as of December 31, 2021 (Successor) and Sunlight Financial LLC and subsidiary as of December 31, 2020 (Predecessor), the related consolidated statements of operations, changes in equity and cash flows for the period from July 10, 2021 to December 31, 2021 (Successor), the period from January 1, 2021 to July 9, 2021 (Predecessor), and the year ended December 31, 2020 (Predecessor), and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 (Successor) and December 31, 2020 (Predecessor), and the results of its operations and its cash flows for the period from July 10, 2021 to December 31, 2021 (Successor), the period from January 1, 2021 to July 9, 2021 (Predecessor), and the year ended December 31, 2020 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2018.
New York, New York
March 29, 2022

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	Successor	Predecessor
	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$91,882	$49,583
Restricted cash	2,018	3,122
Advances (net of allowance for credit losses of $238 and $121)	66,839	35,280
Financing receivables (net of allowance for credit losses of $148 and $125)	4,313	5,333
Goodwill	445,756	—
Intangible assets, net	365,839	4,533
Property and equipment, net	4,069	1,192
Other assets	21,531	7,030
Total assets	$1,002,247	$106,073
Liabilities, Temporary Equity, and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$23,386	$15,782
Funding commitments	22,749	18,386
Debt	20,613	14,625
Distributions payable	—	7,522
Deferred tax liabilities	36,686	—
Warrants, at fair value	19,007	5,643
Other liabilities	843	1,502
Total liabilities	123,284	63,460
Commitments and Contingencies (Note 10)
Temporary Equity (Predecessor)
Preferred class A-3 unit members’ capital; 376,395 units authorized, issued, and outstanding as of December 31, 2020	—	260,428
Preferred class A-2 unit members’ capital; 225,972 units authorized, issued, and outstanding as of December 31, 2020	—	154,286
Preferred class A-1 unit members’ capital; 296,302 units authorized, issued, and outstanding as of December 31, 2020	—	202,045
Common unit members’ capital; 78,717 units authorized, issued, and outstanding as of December 31, 2020	—	47,757
Stockholders’ Equity
Other ownership interests’ capital (Predecessor)	—	1,439
Preferred stock (Successor); $0.0001 par value; 35,000,000 shares authorized; none issued and outstanding as of December 31, 2021	—	—
Class A common stock (Successor); $0.0001 par value; 420,000,000 shares authorized; 86,373,596 issued; and 84,803,687 outstanding as of December 31, 2021	9	—
Class B common stock (Successor); $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding as of December 31, 2021	—	—
Class C common stock (Successor); $0.0001 par value; 65,000,000 shares authorized; 47,595,455 issued and outstanding as of December 31, 2021	—	—
Additional paid-in capital	764,366	—
Accumulated deficit	(186,022)	(623,342)
Total capital	578,353	(621,903)
Treasury stock, at cost; 1,569,909 Class A shares as of December 31, 2021	(15,535)	—
Total stockholders’ equity	562,818	(621,903)
Noncontrolling interests in consolidated subsidiaries	316,145	—
Total equity	878,963	(621,903)
Total liabilities, temporary equity, and stockholders’ equity	$1,002,247	$106,073
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands except per share amounts)
	Successor	Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	For the Year Ended December 31, 2020
Revenue	$61,674	$53,064	$69,564
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	9,873	10,556	13,711
Compensation and benefits	44,996	17,162	26,174
Selling, general, and administrative	7,419	3,450	3,806
Property and technology	3,088	2,790	4,304
Depreciation and amortization	43,389	1,688	3,231
Provision for losses	1,217	1,172	1,350
Goodwill impairment	224,701	—	—
Management fees to affiliate	—	204	400
	334,683	37,022	52,976
Operating income (loss)	(273,009)	16,042	16,588
Other Income (Expense), Net
Interest income	149	262	520
Interest expense	(554)	(604)	(829)
Change in fair value of warrant liabilities	22,583	(5,504)	(5,510)
Change in fair value of contract derivatives, net	638	(662)	1,435
Realized gains on contract derivatives, net	2,866	2,992	103
Other realized losses, net	—	—	(171)
Other income (expense)	(181)	616	(634)
Business combination expenses	(3,080)	(7,011)	(878)
	22,421	(9,911)	(5,964)
Net Income (Loss) Before Income Taxes	(250,588)	6,131	10,624
Income tax benefit (expense)	3,504	—	—
Net Income (Loss)	(247,084)	6,131	10,624
Noncontrolling interests in loss of consolidated subsidiaries	87,528	—	—
Net Income (Loss) Attributable to Class A Shareholders	$(159,556)	$6,131	$10,624
Loss Per Class A Share
Net loss per Class A share
Basic	$(1.87)
Diluted	$(1.87)
Weighted average number of Class A shares outstanding
Basic	84,824,109
Diluted	84,824,109
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(dollars in thousands)
	Successor
	Shares			Common Stock			Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Treasury Stock	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A	Class C	Preferred Stock	Class A	Class B	Class C
July 10, 2021	86,373,596	47,595,455	—	$9	$—	$—	$720,840	$(26,466)	$—	$694,383	$427,010	$1,121,393
Equity-based compensation	—	—	—	—	—	—	13,147	—	—	13,147	7,042	20,189
Shares withheld related to net share settlement of equity awards	—	—	—	—	—	—	—	—	(15,535)	(15,535)	—	(15,535)
Dilution	—	—	—	—	—	—	30,379	—	—	30,379	(30,379)	—
Net loss	—	—	—	—	—	—	—	(159,556)	—	(159,556)	(87,528)	(247,084)
December 31, 2021	86,373,596	47,595,455	—	$9	$—	$—	$764,366	$(186,022)	$(15,535)	$562,818	$316,145	$878,963
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (CONTINUED)
(dollars in thousands)
	Predecessor
	Units				Temporary Equity				Units	Members’ Equity
	Class A-3 Units	Class A-2 Units	Class A-1 Units	Common Units	Class A-3 Units	Class A-2 Units	Class A-1 Units	Common Units	Other Ownership Interests	Other Ownership Interests	Accumulated Deficit	Total Members’ Equity
December 31, 2020	376,395	225,972	296,302	78,717	$260,428	$154,286	$202,045	$47,757	53,105	$1,439	$(623,342)	$(621,903)
Preferred distributions, paid in-kind	28,995	17,407	22,824	—	24,061	14,994	19,654	—	—	—	(58,709)	(58,709)
Change in temporary equity redemption value	—	—	—	—	59,335	48,989	64,502	22,839	—	—	(195,665)	(195,665)
Equity-based compensation	—	—	—	—	—	—	—	—	3,356	18	—	18
Net income	—	—	—	—	—	—	—	—	—	—	6,131	6,131
July 9, 2021	405,390	243,379	319,126	78,717	$343,824	$218,269	$286,201	$70,596	56,461	$1,457	$(871,585)	$(870,128)
December 31, 2019	326,428	195,973	256,966	78,717	$76,519	$21,867	$27,042	$3,362	43,765	$1,313	$(90,718)	$(89,405)
Preferred distributions, paid in-kind	49,967	29,999	39,336	—	16,810	7,350	9,490	—	—	—	(33,650)	(33,650)
Change in temporary equity redemption value	—	—	—	—	167,099	125,069	165,513	44,395	—	—	(502,076)	(502,076)
Distributions	—	—	—	—	—	—	—	—	—	—	(7,522)	(7,522)
Equity-based compensation	—	—	—	—	—	—	—	—	9,340	126	—	126
Net income	—	—	—	—	—	—	—	—	—	—	10,624	10,624
December 31, 2020	376,395	225,972	296,302	78,717	$260,428	$154,286	$202,045	$47,757	53,105	$1,439	$(623,342)	$(621,903)
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
	Successor	Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	For the Year Ended December 31, 2020
Cash Flows From Operating Activities
Net income (loss)	$(247,084)	$6,131	$10,624
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	43,389	1,782	3,338
Goodwill impairment	224,701	—	—
Provision for losses	1,217	1,172	1,350
Change in fair value of warrant liabilities	(22,583)	5,504	5,510
Change in fair value of contract derivatives, net	(638)	662	(1,435)
Other expense (income)	181	(616)	634
Share-based payment arrangements	29,646	18	126
Deferred income tax expense (benefit)	(5,524)	—	—
Increase (decrease) in operating capital:
Increase in advances	(24,219)	(7,314)	(17,877)
Decrease (increase) in due from affiliates	1,839	(1,839)	—
Decrease (increase) in other assets	(16,367)	2,129	(3,000)
Increase (decrease) in accounts payable and accrued expenses	(3,476)	2,327	6,918
Increase (decrease) in funding commitments	1,263	3,100	(1,123)
Increase (decrease) in due to affiliates	(761)	761	—
Increase (decrease) in other liabilities	(149)	539	(40)
Net cash provided by (used in) operating activities	(18,565)	14,356	5,025
Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	710	832	1,316
Payments to acquire loans and participations in loan pools	(716)	(1,170)	(2,839)
Payments to acquire property and equipment	(3,436)	(1,066)	(3,280)
Payments to acquire Sunlight Financial LLC, net of cash acquired	(304,570)	—	—
Net cash used in investing activities	(308,012)	(1,404)	(4,803)
Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	—	20,746	8,713
Repayments of borrowings under line of credit	—	(14,758)	(5,899)
Proceeds from issuance of private placement	250,000	—	—
Payments of stock issuance costs	(19,618)	—	—
Payments for share-based payment tax withholding	(26,424)	—	—
Payment of capital distributions	—	(7,522)	(1,987)
Payment of debt issuance costs	—	(491)	—
Net cash provided by (used in) financing activities	203,958	(2,025)	827
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(122,619)	10,927	1,049
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	216,519	52,705	51,656
Cash, Cash Equivalents, and Restricted Cash, End of Period	$93,900	$63,632	$52,705
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$527	$537	$713
Noncash Investing and Financing Activities
Distributions declared, but not paid	$—	$—	$7,522
Preferred dividends, paid in-kind	—	58,709	33,650
Change in temporary equity redemption value	—	195,665	502,076
Capital expenditures incurred but not yet paid	1,156	—	—
See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in tables in thousands, except unit and per unit data)
Note 1. Organization and Business
Sunlight Financial Holdings Inc. (together with its consolidated subsidiaries, the “Company” or “Sunlight”) is a premier, technology-enabled point-of-sale finance company. Sunlight Financial LLC, its accounting predecessor and wholly-owned subsidiary, was organized as a Delaware limited liability company on January 23, 2014.
On July 9, 2021 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of January 23, 2021, by and among Spartan Acquisition Corp. II, a Delaware corporation incorporated on August 17, 2020 as a publicly-traded special purpose acquisition company sponsored by funds managed by an affiliate of Apollo Global Management, Inc. (the “Sponsor”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Spartan”), Sunlight Financial LLC and the Spartan Subsidiaries, FTV Blocker and Tiger Blocker (each as defined in the Business Combination Agreement). On the Closing Date, Spartan changed its name to “Sunlight Financial Holdings Inc.” and Sunlight Financial LLC became the operating subsidiary of Sunlight Financial Holdings Inc., organized in an “Up-C” structure (the “Business Combination”). As a result of the Business Combination, the Company’s trading symbol on the New York Stock Exchange (the “NYSE”) was changed from “SPRQ” to “SUNL.”
All activity for the period from August 17, 2020 (Spartan’s inception) to the Closing Date relates to the Company’s formation, initial public offering and private placement of equity (Note 6), and search for a prospective business combination. The Company did not generate any operating revenues until after completion of the Business Combination. Upon completion of the Business Combination, the Company assumed the operations of, and began to consolidate, Sunlight Financial LLC. Refer to “Note 2 — Basis of Presentation” regarding the presentation of the Company’s financial statements before and after the Business Combination.
Business — Sunlight operates a technology-enabled financial services platform within the United States of America, using a nationwide network of contractors at the point-of-sale, to offer homeowners secured and unsecured loans (“Loans”), originated by third-party lenders, for the purchase and installation of residential solar energy systems and other home improvements. Sunlight arranges for the origination of Loans by third-party lenders in two distinct ways:
Direct Channel Loans — Sunlight arranges for certain Loans (“Direct Channel Loans”) to be originated and retained by third parties (“Direct Channel Partners”). The Direct Channel Partners originate the Direct Channel Loans directly, using their own credit criteria. These Direct Channel Partners pay for Direct Channel Loans by remitting funds to Sunlight, and Sunlight is thereafter responsible for making the appropriate payments to the relevant contractor. Sunlight earns income from the difference between the cash amount paid by a Direct Channel Partner to Sunlight for a given Direct Channel Loan and the dollar amount due to the contractor for such Direct Channel Loan. Sunlight does not participate in the ongoing economics of the Direct Channel Loans and, generally, does not retain any obligations with respect thereto except for certain ongoing fee-based administrative services performed by Sunlight.
Indirect Channel Loans — Sunlight arranges for other Loans (“Indirect Channel Loans”) to be originated by Sunlight’s issuing bank partner (“Bank Partner”). Sunlight has entered into program agreements with its Bank Partner that govern the terms and conditions with respect to originating and servicing the Indirect Channel Loans and Sunlight pays its Bank Partner a fee based on the principal balance of Loans originated by Bank Partner. Sunlight’s Bank Partner funds these Loans by remitting funds to Sunlight, and Sunlight is thereafter responsible for making the appropriate payments to the relevant contractor. Sunlight arranges for the sale of certain Indirect Channel Loans, or participations therein, to third parties (“Indirect Channel Loan Purchasers”).

Note 2. Summary of Significant Accounting Policies
Basis of Presentation — As a result of the Business Combination, for accounting purposes, Sunlight Financial Holdings Inc. is the acquirer and Sunlight Financial LLC is the acquiree and accounting predecessor. The financial statement presentation includes the financial statements of Sunlight Financial LLC as “Predecessor” for periods prior to the Closing Date and of the Company as “Successor” for the periods after the Closing Date, including the consolidation of Sunlight Financial LLC.
The accompanying consolidated financial statements and related notes, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), include the accounts of Sunlight and its consolidated subsidiaries. In the opinion of management, all adjustments considered necessary for a fair presentation of Sunlight’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. All intercompany balances and transactions have been eliminated.
Certain prior period amounts have been reclassified to conform to the current period’s presentation.
Emerging Growth Company — The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Consolidation — Sunlight consolidates those entities over which it controls significant operating, financial, and investing decisions of the entity as well as those entities deemed to be variable interest entities (“VIEs”) in which the Company is determined to be the primary beneficiary.
The analysis as to whether to consolidate an entity is subject to a significant amount of judgment. Some of the criteria considered are the determination as to the degree of control over an entity by its various equity holders, the design of the entity, how closely related the entity is to each of its equity holders, the relation of the equity holders to each other and a determination of the primary beneficiary in entities in which Sunlight has a variable interest. These analyses involve estimates, based on the assumptions of management, as well as judgments regarding significance and the design of entities.
VIEs are defined as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE is required to be consolidated by its primary beneficiary, and only by its primary beneficiary, which is defined as the party who has the power to direct the activities of a VIE that most significantly impact its economic performance and who has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

Sunlight monitors investments in VIEs and analyzes the potential need to consolidate the related entities pursuant to the VIE consolidation requirements. These analyses require considerable judgment in determining whether an entity is a VIE and determining the primary beneficiary of a VIE since they involve subjective determinations of significance, with respect to both power and economics. The result could be the consolidation of an entity that otherwise would not have been consolidated or the deconsolidation of an entity that otherwise would have been consolidated.
As a result of the Business Combination, a wholly-owned subsidiary of Sunlight Financial Holdings Inc. is the managing member of Sunlight Financial LLC, in which existing unitholders hold a 35.0% noncontrolling interest at December 31, 2021, net of unvested Class EX Units (Note 6).
Through its indirect managing member interest, Sunlight Financial Holdings Inc. directs substantially all of the day-to-day activities of Sunlight Financial LLC. The third-party investors in Sunlight Financial LLC do not possess substantive participating rights or the power to direct the day-to-day activities that most directly affect the operations of Sunlight Financial LLC. However, these third-party investors hold both voting, noneconomic Class C shares in Sunlight Financial Holdings Inc. on a one-for-one basis along with nonvoting, economic Class EX Units issued by Sunlight Financial LLC. No single third-party investor, or group of third-party investors, possesses the substantive ability to remove the managing member of Sunlight Financial LLC. Sunlight considers Sunlight Financial LLC a VIE for consolidation purposes and its managing members holds the controlling interest and is the primary beneficiary. Therefore, Sunlight consolidates Sunlight Financial LLC and reflects Class EX unitholder interests in Sunlight Financial LLC held by third parties as noncontrolling interests.
Sunlight conducts substantially all operations through Sunlight Financial LLC and its consolidated subsidiary.
Segments — Sunlight operates through one operating and reportable segment, which reflects how the chief operating decision maker allocates resources and assesses performance. Sunlight arranges for the origination of Loans by third-party lenders using a predominately single expense pool.
Risks and Uncertainties — In the normal course of business, Sunlight primarily encounters credit risk, which is the risk of default on Sunlight’s investments that results from a borrower’s or counterparty’s inability or unwillingness to make contractually required payments.
Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes subjective estimates of pending loan originations and sales, which significantly impacts revenues; determinations of fair value, including goodwill; estimates regarding loan performance, which impacts impairments and allowances for loan losses; the useful lives of intangible assets; and the forfeiture of equity-based awards affecting expenses recognized. Actual results may differ from those estimates.
Fair Value — GAAP requires the categorization of the fair value of financial instruments into three broad levels that form a hierarchy based on the transparency of inputs to the valuation.
Level	Measurement
1	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
2	Inputs are other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.
3	Inputs are unobservable for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

Sunlight follows this hierarchy for its financial instruments, with classifications based on the lowest level of input that is significant to the fair value measurement. The following summarizes Sunlight’s financial instruments hierarchy at December 31, 2021:
Level	Financial Instrument	Measurement
1	Cash and cash equivalents and restricted cash	Estimates of fair value are measured using observable, quoted market prices, or Level 1 inputs
	Public Warrants	Estimates of fair value are measured using observable, quoted market prices of Sunlight’s warrants.
3	Loans and loan participations, held-for-investment	Estimated fair value is generally determined by discounting the expected future cash flows using inputs such as discount rates.
	Contract derivative	Estimated fair value based upon discounted expected future cash flows arising from the contract.
	Private Placement Warrants	Estimated fair value based upon quarterly valuation estimates of warrant instruments, based upon quoted prices of Sunlight’s Class A shares and warrants thereon as well as fair value inputs provided by an independent valuation firm.
Valuation Process — On a quarterly basis, with assistance from an independent valuation firm, management estimates the fair value of Sunlight’s Level 3 financial instruments. Sunlight’s determination of fair value is based upon the best information available for a given circumstance and may incorporate assumptions that are management’s best estimates after consideration of a variety of internal and external factors. When an independent valuation firm expresses an opinion on the fair value of a financial instrument in the form of a range, management selects a value within the range provided by the independent valuation firm to assess the reasonableness of management’s estimated fair value for that financial instrument. At December 31, 2021, Sunlight’s valuation process for Level 3 measurements, as described below, were conducted internally or by an independent valuation firm and reviewed by management.
Valuation of Loans and Loan Participations — Management generally considers Sunlight’s loans and loan participations Level 3 assets in the fair value hierarchy as such assets are illiquid investments that are specific to the loan product, for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of each loan or loan participation categorized as a Level 3 asset.
Valuation of Contract Derivative — Management considers Sunlight’s contracts under which Sunlight (a) arranges Loans for the purchase and installation of home improvements other than residential solar energy systems (“Contract Derivative 1”) and (b) earns income from the prepayment of certain of those Loans sold to an Indirect Channel Loan Purchaser (“Contract Derivative 2”), both considered derivatives under GAAP, as a Level 3 assets in the fair value hierarchy as such assets represent bilateral, nontraded agreements for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of the contracts.
Valuation of Warrants — Management considers the Private Placement Warrants (Note 6) redeemable for Sunlight’s equity as Level 3 liabilities in the fair value hierarchy as liquid markets do not exist for such liabilities. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of Sunlight’s warrants, which includes models that include estimates of volatility, contractual terms, discount rates, dividend rates, expiration dates, and risk-free rates.
Other Valuation Matters — For Level 3 financial assets acquired and financial liabilities assumed during the calendar month immediately preceding a quarter end that were conducted in an orderly transaction with an unrelated party, management generally believes that the transaction price provides the most observable indication of fair value given the illiquid nature of these financial instruments, unless management is aware of any circumstances that may cause a material change in the fair value through the remainder of the reporting period. For instance, significant changes in a counterparty’s intent or ability to make payments on a financial asset may cause material changes in the fair value of that financial asset.

See Note 7 for additional information regarding the valuation of Sunlight’s financial assets and liabilities.
Sales of Financial Assets and Financing Agreements — Sunlight will, from time to time, facilitate the sale of Indirect Channel Loans. In each case, the transferred loans are legally isolated from Sunlight and control of the transferred loans passes to the transferee, who may pledge or exchange the transferred asset without constraint of Sunlight. Sunlight neither recognizes any financial assets nor incurs any liabilities as a result of the sale, but does recognize revenue based upon the difference between proceeds received from the transferee and the proceeds paid to the transferor.
Balance Sheet Measurement
Cash and Cash Equivalents and Restricted Cash — Cash and cash equivalents consist of bank checking accounts and money market accounts. Sunlight considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Sunlight maintains cash in restricted accounts pursuant to various lending agreements and considers other cash amounts restricted under certain agreements with other counterparties. Substantially all amounts on deposit with major financial institutions exceed insured limits. Cash and cash equivalents and restricted cash are carried at cost, which approximates fair value. Sunlight reported cash and cash equivalents and restricted cash in the following line items of its Consolidated Balance Sheets, which totals the aggregate amount presented in Sunlight’s Consolidated Statements of Cash Flows:
	Successor	Predecessor
	December 31, 2021	December 31, 2020
Cash and cash equivalents	$91,882	$49,583
Restricted cash and cash equivalents	2,018	3,122
Total cash, cash equivalents, and restricted cash shown in the Consolidated Statement of Cash Flows	$93,900	$52,705
Financing Receivables — Sunlight records financing receivables for (a) advances that Sunlight remits to contractors to facilitate the installation of residential solar systems and the construction or installation of other home improvement projects and (b) loans and loan participations.
Advances — In certain circumstances, Sunlight will provide a contractually agreed upon percentage of cash to a contractor related to a Loan that has not yet been funded by either a Direct Channel Partner or its Bank Partner as well as amounts funded to contractors in anticipation of loan funding. Such advances are generally repaid upon the earlier of (a) a specified number of days from the date of the advance outlined within the respective contractor contract or (b) the substantial installation of the residential solar system or the construction or installation of other home improvement projects. In either case, Sunlight will net such amounts advanced from payments otherwise due to the related contractor. Sunlight carries advances at the amount advanced, net of allowances for losses and charge-offs.
Loans and Loan Participations — Sunlight recognizes Indirect Channel Loans purchased from Sunlight’s Bank Partner as well as its 5.0% participation interests in Indirect Channel Loans as financing receivables held-for-investment based on management’s intent, and Sunlight’s ability, to hold those investments through the foreseeable future or contractual maturity. Financing receivables that are held-for-investment are carried at their aggregate outstanding face amount, net of applicable (a) unamortized acquisition premiums and discounts, (b) allowance for losses and (c) charge-offs or write-downs of impaired receivables. Upon consummation of the Business Combination, Sunlight adjusted the carrying value of loans and loan participations to their fair values at the Closing Date.If management determines a loan or loan participation is impaired, management writes down the loan or loan participation through a charge to the provision for losses. See “— Impairment” for additional discussion regarding management’s determination for loan losses. Sunlight applies the interest method to amortize acquisition premiums and discounts or on a straight-line basis when it approximates the interest method. Sunlight has not acquired any material loans with deteriorated credit quality that were not charged-off upon purchase.

Impairment— Sunlight holds financing receivables that management evaluates for impairment indicators at least quarterly using information obtained at least annually. In conjunction with this review, management assesses such factors as historical losses, changes in the nature and volume of financing receivables, overall portfolio quality, and existing economic conditions that may affect the customer’s ability to pay. In certain cases, management assigns a risk rating based on certain aforementioned factors.
The evaluation of these indicators of impairment requires significant judgment by management to determine whether failure to collect contractual amounts is probable as well as in estimating the resulting loss allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. These evaluations are inherently subjective, as they require material estimates and may be susceptible to significant change. Actual losses, if any, could materially differ from these estimates.
If management deems that it is probable that Sunlight will be unable to collect all amounts owed according to the contractual terms of a receivable, impairment of that receivable is indicated. Consistent with this definition, all receivables for which the accrual of interest has been discontinued (nonaccrual loans) are considered impaired. If management considers a receivable to be impaired, management establishes an allowance for losses through a valuation provision in earnings, which reduces the carrying value of the receivable to (a) the amounts management expect to collect, for receivables due within 90 days, or (b) the present value of expected future cash flows discounted at the receivable’s contractual effective rate. Impaired financing receivables are charged off against the allowance for losses when a financing receivable is more than 120 days past due or when management believes that collectability of the principal is remote, if earlier. Sunlight credits subsequent recoveries, if any, to the allowance when received.
At December 31, 2021 and December 31, 2020, Sunlight evaluated financing receivables collectively, based upon those financing receivables with similar characteristics. Sunlight individually evaluates nonaccrual loans with contractual balances of $50,000 or more and receivables whose terms have been modified in a troubled debt restructuring with contractual balances of $50,000 or more to establish specific allowances for such receivables, if required. Those financing receivables where impairment is indicated were evaluated individually for impairment, though such amounts were not material.
Advances —  For advances made by Sunlight, management performs an evaluation of impairment indicators using financial information obtained from its counterparties and third parties as well as historical experience. Such indicators may include the borrower’s financial wherewithal and recent operating performance as well as macroeconomic trends. Management rates the potential for advance receivables by reviewing the counterparty. The counterparty is rated by overall risk tier on a scale of “1” through “5,” from least to greatest risk, which management reviews and updates on at least an annual basis. Counterparties may be granted advance approval within any overall risk tier, however tier “5” advance approvals are approved on an exception basis. A subset category of the overall risk tier is the financial risk of the counterparty. As with the overall risk tier, counterparties may be granted advance approval within any financial risk tier; however financial risk tier “5” advance approvals are approved on an exception basis. As part of that approval, management will set an individual counterparty advance dollar limit, which cannot be exceeded prior to additional review and approval. The overall risk tiers are defined as follows:
1	Low Risk	The counterparty has demonstrated low risk characteristics. The counterparty is a well-established company within the applicable industry, with low commercial credit risk, excellent reputational risk (e.g. online ratings, low complaint levels), and an excellent financial risk assessment.
2	Low-to-Medium Risk	The counterparty has demonstrated low to medium risk characteristics. The counterparty is a well-established company within the applicable industry, with low to medium commercial credit risk, excellent to above average reputational risk (e.g. online ratings, lower complaint levels), and/or an excellent to above average financial risk assessment.
3	Medium Risk	The counterparty has demonstrated medium risk characteristics. The counterparty may be a less established company within the applicable industry than risk tier “1” or “2”, with medium commercial credit risk, excellent to average reputational risk (e.g., online ratings, average complaint levels), and/or an excellent to average financial risk assessment.
4	Medium-to-High Risk	The counterparty has demonstrated medium to high risk characteristics. The counterparty is likely to be a less established company within the applicable industry than risk tiers “1” through “3,” with medium to high commercial credit risk, excellent to below average reputational risk (e.g. online ratings, higher complaint levels), and/or an excellent to below average financial risk assessment.
5	Higher Risk	The counterparty has demonstrated higher risk characteristics. The counterparty is a less established company within the applicable industry, with higher commercial credit risk, and/or below average reputational risk (e.g. online ratings, higher complaint levels), and/or below average financial risk assessment. Tier “5” advance approvals will be approved on an exception basis.
Loans and Loan Participations, Held-For-Investment — Sunlight aggregates performing loans and loan participations into pools for the evaluation of impairment based on like characteristics, such as loan type and acquisition date. Pools of loans are evaluated based on criteria such as an analysis of borrower performance, credit ratings of borrowers, and historical trends in defaults and loss severities for the type and seasoning of loans and loan participations under evaluation.
Goodwill — Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets of acquired entities. Sunlight performs a goodwill impairment test annually during the fourth quarter of the fiscal year and more frequently if an event or circumstance indicates that impairment may have occurred. Triggering events that may indicate a potential impairment include, but are not limited to, significant adverse changes in customer demand or business climate and related competitive considerations. Sunlight first performs a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If so, Sunlight performs a two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized by the applicable reporting unit(s). If Sunlight determines that the implied fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. Sunlight has one reporting unit and, as part of its annual impairment test, determined that it was more likely than not that the implied fair value of the reporting unit in which Sunlight recorded goodwill was less than its carrying value primarily based upon market activities impacting public companies similar to Sunlight. As a result, Sunlight recorded a $224.7 million goodwill impairment charge for the period from July 9, 2021, the closing date of the Business Combination, through December 31, 2021. The carrying value of Sunlight’s goodwill changed by the following amounts:
July 9, 2021 (Successor)
Goodwill	$670,014
Accumulated impairment losses	—
670,014
Impairment losses	(224,701)
Other(a)	443
December 31, 2021 (Successor)
Goodwill	670,457
Accumulated impairment losses	(224,701)
$445,756

(a)
Reflects purchase price adjustments related to deferred tax liabilities created at the Closing Date of the Business Combination.

Intangible Assets, Net — Sunlight identified the following intangible assets, recorded at fair value at the Closing Date of the Business Combination, and carried at a value net of amortization over their estimated useful lives on a straight-line basis. Sunlight’s intangible assets are evaluated for impairment on at least a quarterly basis:
	Estimated Useful Life (in Years)		Carrying Value
			Successor	Predecessor
Asset	Successor	Predecessor	December 31, 2021	December 31, 2020
Contractor relationships(a)	11.5	n.a.	$350,000	$—
Capital provider relationships(b)	0.8	n.a.	43,000	—
Trademarks/ trade names(c)	10.0	n.a.	7,900	—
Developed technology(d)	3.0 – 5.0	1.0 – 3.0	8,193	11,775
			409,093	11,775
Accumulated amortization(e)(f)(g)			(43,254)	(7,242)
			$365,839	$4,533

(a)
Represents the value of existing contractor relationships of Sunlight estimated using a multi-period excess earnings methodology.

(b)
Represents the value of existing relationships with the banks that may be estimated by applying a with-and-without methodology.

(c)
Represents the trade names that Sunlight originated or acquired and valued using a relief-from-royalty method.

(d)
Represents technology developed by Sunlight for the purpose of generating income for Sunlight, and valued using a replacement cost method.

(e)
Amounts include $8.2 million and $11.8 million of capitalized internally developed software costs at December 31, 2021 and December 31, 2020, respectively.

(f)
Includes amortization expense of $43.3 million for the period July 10, 2021 through December 31, 2021, $1.4 million, for the period January 1, 2021 through July 9, 2021, and $2.9 million for the year ended December 31, 2020, respectively.

(g)
At December 31, 2021, the approximate aggregate annual amortization expense for definite-lived intangible assets, including capitalized internally developed software costs as a component of capitalized developed technology are as follows:

	Developed Technology	Other Identified Intangible Assets	Total
2022	$1,838	$46,648	$48,486
2023	1,838	31,199	33,037
2024	1,739	31,285	33,024
2025	1,340	31,199	32,539
2026	694	31,199	31,893
Thereafter	—	186,860	186,860
	$7,449	$358,390	$365,839

Property and Equipment, Net — Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:
	Estimated Useful Life (in Years)		Carrying Value
			Successor	Predecessor
Asset Category	Successor	Predecessor	December 31, 2021	December 31, 2020
Furniture, fixtures, and equipment	5	7	$1,020	$555
Computer hardware	5	5	1,108	868
Computer software	1 – 3	1 – 3	250	197
Leasehold improvements	Shorter of life of improvement or lease term		2,829	421
			5,207	2,041
Accumulated amortization and depreciation(a)			(1,138)	(849)
			$4,069	$1,192

(a)
Includes depreciation expense of $0.2 million for the period July 10, 2021 through December 31, 2021, $0.2 million, for the period January 1, 2021 through July 9, 2021, and $0.3 million for the year ended December 31, 2020, respectively.

Funding Commitments — Pursuant to Sunlight’s contractual arrangements with its Bank Partner, Direct Channel Partners, and contractors, each of Sunlight’s Direct Channel Partners and its Bank Partner periodically remits to Sunlight the cash related to loans the funding source has originated. Sunlight has committed to funding such amounts, less any amounts Sunlight is entitled to retain, to the relevant contractor when certain milestones relating to the installation of residential solar systems or the construction of installation of other home improvement projects underlying the consumer receivable have been reached. Sunlight presents any amounts that Sunlight retains in anticipation of a contractor completing an installation milestone as “Funding Commitments” on the accompanying Consolidated Balance Sheets, which totaled $22.7 million and $18.4 million at December 31, 2021 and December 31, 2020, respectively.
Guarantees —  Sunlight records a liability for the guarantees it makes for certain Loans if it determines that it is probable that it will have to repurchase those loans, in an amount based on the likelihood of such repurchase and the loss, if any, Sunlight expects to incur in connection with its repurchase of Loans that may have experienced credit deterioration since the time of the loan’s origination.
Warrants —  The Company has public and private placement warrants classified as liabilities as well as warrants issued to a capital provider classified as equity. The Company classifies as equity any equity-linked contracts that (1) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement). Warrants classified as equity are initially measured at fair value. Subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.
The Company classifies as assets or liabilities any equity-linked contracts that (1) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the Company’s control) or (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). For equity-linked contracts that are classified as liabilities, the Company records the fair value of the equity-linked contracts at each balance sheet date and records the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. The Company’s public warrant liability is valued using observable market prices for those public warrants. The Company’s private placement warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The Company’s warrants issued to a capital provider are valued using a Black-Scholes pricing model based on observable market prices for public shares and warrants. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free rates.
Distributions Payable — Prior to the Closing Date, Sunlight accrued estimated tax payments to holders of its temporary and members’ equity when earned in accordance with Sunlight Financial LLC’s organizational agreements. In December 2020, Sunlight accrued $1.3 million, $1.2 million, and $5.0 million, or $4.38, $5.33, and $13.34 per unit, payable to Class A-1, A-2, and A-3 Units, respectively. Sunlight recorded such estimated tax payments in “Distributions Payable” on the accompanying Consolidated Balance Sheet at December 31, 2020, which Sunlight paid during the period January 1, 2021 through July 9, 2021.
Other Assets and Accounts Payable, Accrued Expenses, and Other Liabilities — At each of December 31, 2021 and December 31, 2020, (a) other assets included Sunlight’s contract derivatives, prepaid expenses, accounts receivable, and interest receivable, and (b) accounts payable, accrued expenses, and other liabilities included Sunlight’s guarantee liability, accrued compensation, deferred rent, and other payables. At December 31, 2020, other assets also included deferred financing costs.
Noncontrolling Interests in Consolidated Subsidiaries — Noncontrolling interests represents the portion of Sunlight Financial LLC that the Company controls and consolidates but does not own. The Company recognizes each noncontrolling holder’s respective share of the estimated fair value of the net assets at the date of formation or acquisition. Noncontrolling interests are subsequently adjusted for the noncontrolling holder’s share of additional contributions, distributions and their share of the net earnings or losses of each respective consolidated entity. The Company allocates net income or loss to noncontrolling interests based on the weighted average ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in net income (loss) attributable to noncontrolling interests in the Consolidated Statements of Operations. The Company does not recognize a gain or loss on transactions with a consolidated entity in which it does not own 100% of the equity, but the Company reflects the difference in cash received or paid from the noncontrolling interests carrying amount as additional paid-in-capital.
Class EX Units issued by Sunlight Financial LLC are exchangeable into the Company’s Class A common stock. Class A common stock issued upon exchange of a holder’s noncontrolling interest is accounted for at the carrying value of the surrendered limited partnership interest and the difference between the carrying value and the fair value of the Class A common stock issued is recorded to additional paid-in-capital.
Treasury Stock — Sunlight accounts for treasury stock under the cost method. When treasury stock is re-issued at a price higher than its cost, the difference is recorded as a component of additional paid-in-capital. When treasury stock is re-issued at a price lower than its cost, the difference is recorded as a component of additional paid-in-capital to the extent that there are previously recorded gains to offset the losses. If there are no treasury stock gains in additional paid-in-capital, the losses upon re-issuance of treasury stock are recorded as a reduction of retained earnings.
Income Recognition
Revenue Recognition — Sunlight recognizes revenue from (a) platform fees on the Direct Channel Loans when the Direct Channel Partner funds the Loans and on the Indirect Channel Loans when the Indirect Channel Loan Purchaser buys the Loans from the balance sheet of Sunlight’s Bank Partner and (b) loan portfolio management, servicing, and administration services on a monthly basis as Sunlight provides such services for that month. Sunlight’s contracts include the following groups of similar services, which do not include any significant financing components:

	Successor	Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	For the Year Ended December 31, 2020
Platform fees, net(a)	$56,783	$50,757	$66,853
Other revenues(b)	4,891	2,307	2,711
	$61,674	$53,064	$69,564

(a)
Amounts presented net of variable consideration in the form of rebates to certain contractors. Includes platform fees from affiliates of $0.2 million and $0.3 million for the period January 1, 2021 through July 9, 2021, and the year ended December 31, 2020, respectively. (Note 9).

(b)
Includes loan portfolio management, administration, and other ancillary fees Sunlight earns that are incidental to its primary operations. Sunlight earned $0.1 million for the period July 10, 2021 through December 31, 2021, $0.1 million for the period January 1, 2021 through July 9, 2021, and $0.2 million for the year ended December 31, 2020, respectively, in administrative fees from an affiliate. (Note 9).

Platform Fees, Net — Sunlight arranges Loans for the purchase and installation of residential solar energy systems on behalf of its Direct Channel Partners, Bank Partner, and Indirect Channel Loan Purchasers. As agent, Sunlight presents platform fees on a net basis at the time that Direct Channel Partners or Indirect Channel Loan Purchasers obtain control of the service provided to facilitate their origination or purchase of a Loan, which is no earlier than when Sunlight delivers loan documentation to the customer. Sunlight wholly satisfies its performance obligation to Direct Channel Partners, Bank Partner, and Indirect Channel Loan Purchasers, as it relates to such platform fees, upon origination or purchase of a Loan. Sunlight considers rebates offered by Sunlight to certain contractors in exchange for volume commitments as variable components to transaction prices; such variability resolves upon the contractor’s satisfaction of their volume commitment.
The contracts under which Sunlight (a) arranges Indirect Channel Loans for the purchase and installation of home improvements other than residential solar energy systems and (b) earns income from the prepayment of certain of those Indirect Channel Loans sold to an Indirect Channel Loan Purchaser are considered derivatives under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns in connection with these contracts. Instead, Sunlight records realized gains on the derivatives within “Realized Gains on Contract Derivative, Net” in the accompanying Consolidated Statements of Operations. Sunlight realized gains of $2.9 million and $3.0 million for the periods July 10, 2021 through December 31, 2021 and January 1, 2021 through July 9, 2021 and $0.1 million for the year ended December 31, 2020, respectively, in connection with these contracts (Note 4). However, Sunlight recognized platform fee revenue of $0.2 million for its facilitation of direct channel home improvement loans.
Other Revenues — Sunlight provides monthly services in connection with the portfolio management, servicing, and administration of Loans originated by certain Direct Channel Partners, Sunlight’s Bank Partner, and an Indirect Channel Loan Purchaser. Such services may include the reporting of loan performance information, administration of servicing performed by third parties, and portfolio management services.
Interest Income — Loans where management expects to collect all contractually required principal and interest payments are considered performing loans. Sunlight accrues interest income on performing loans based on the unpaid principal balance (“UPB”) and contractual terms of the loan. Interest income also includes discounts associated with the loans purchased as a yield adjustment using the effective interest method over the loan term. Sunlight expenses direct loan acquisition costs for loans acquired by Sunlight as incurred. Sunlight does not accrue interest on loans placed on non-accrual status or on loans where the collectability of the principal or interest of the loan are deemed uncertain.
Loans are considered past due or delinquent if the required principal and interest payments have not been received as of the date such payments are due. Generally, loans, including impaired loans, are placed on non-accrual status when (i) either principal or interest payments are 90 days or more past due based on contractual terms or (ii) an individual analysis of a borrower’s creditworthiness indicates a loan should be placed on non-accrual status. When a loan owned by Sunlight (each, a “Balance Sheet Loan”) is placed on non-accrual status, Sunlight ceases to recognize interest income on the loans and reverses previously accrued and unpaid interest, if any. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income may only be recorded on a cash basis after recovery of principal is reasonably assured. Sunlight may return a loan to accrual status when repayment of principal and interest is reasonably assured under the terms of the restructured loan. Advances are created at par and do not bear, and therefore do not accrue, interest income.
Expense Recognition
Cost of Revenues —  Sunlight’s cost of revenues includes the aggregate costs of the services that Sunlight performs to satisfy its contractual performance obligations to customers as well as variable consideration that Sunlight pays for its fee revenue, which do not meet the criteria necessary for netting against gross revenues.
Sunlight Rewards™ Program — The Sunlight Rewards™ Program is a proprietary loyalty program that Sunlight offers to salespeople selling residential solar systems for Sunlight’s network of contractors. Sunlight records a contingent liability using the estimated incremental cost of each point based upon the points earned, the redemption value, and an estimate of probability of redemption consistent with Sunlight’s historical redemption experience under the program. When a salesperson redeems points from Sunlight’s third-party loyalty program vendor, Sunlight pays the stated redemption value of the points redeemed to the vendor.
Compensation and Benefits — Management expenses salaries, benefits, and equity-based compensation as services are provided. “Compensation and Benefits” in the accompanying Consolidated Statements of Operations includes expenses not otherwise included in Sunlight’s cost of revenues, such as compensation costs associated with information technology, sales and marketing, product management, and overhead.
Equity-Based Compensation — Sunlight granted awards of restricted stock units (“RSUs”) to employees and directors under Sunlight’s 2021 Equity Incentive Plan. RSUs are Class A restricted share units which entitle the holder to receive Class A shares on various future dates if the applicable service conditions, if any, are met. Sunlight expenses the grant-date fair value of awards on a straight-line basis over the requisite service period. Sunlight does not estimate forfeitures, and records actual forfeitures as they occur.
Predecessor — Prior to the Business Combination, Sunlight Financial LLC granted equity-based compensation awards that vested contingent upon one or more of the following conditions: (a) time-based service, (b) performance conditions based upon Sunlight Financial LLC’s equity value, as determined by Sunlight Financial LLC’s board or directors or a qualifying sale of Sunlight Financial LLC’s equity, achieving certain contractual thresholds (“Threshold Equity Value”), and (c) whether Sunlight Financial LLC issued Class A Units in-kind to satisfy the preferred return on Class A Units during the award’s vesting period until May 25, 2023 (“PIK Vesting Requirement”). Sunlight generally expensed the grant-date fair value of these equity-based compensation awards using the following methods, recognizing forfeitures as they occur, based upon the following vesting contingencies
•
Time-Based Service — Sunlight Financial LLC expensed awards that only requires time-based service conditions ratably over the required service period, or immediately if there was no required service period.

•
PIK Vesting Requirement — Sunlight Financial LLC awarded equity-based compensation in the form of anti-dilution units. Such awards vested in an amount generally proportionate to the dilution of related Class C Units or LTIP Units that resulted from the issuance of additional Class A Units. Sunlight Financial LLC expensed awards in the period in which (a) dilution of related Class C Units or LTIP Units would otherwise occur and (b) the award had satisfied other vesting conditions.

•
Performance-Based Conditions — Sunlight Financial LLC expensed awards in the period in which (a) it was probable that the performance-based condition was satisfied and (b) the award had satisfied other vesting conditions. For equity-based compensation awards in the form of Class C Units or long-term incentive plan units (“LTIP Units”) (Note 6), vesting would generally occur upon a qualifying sale of Sunlight’s equity.

Generally, Sunlight Financial LLC only expensed those awards that only required time-based service conditions since other awards only satisfied vesting requirements upon closing of the Business Combination. Awards that represented services performed prior to the Business Combination reduced the purchase consideration in Sunlight’s calculation of goodwill. Awards that were still subject to time-based service conditions upon closing of the Business Combination and represented future service were replaced with awards of restricted Class A shares and restricted Class EX Units. Sunlight expensed the difference between the value of the existing awards and the replacement awards upon closing of the Business Combination. Sunlight expenses the value of the replacement awards over the remaining service period on a straight-line basis.
Selling, General, and Administrative — Management expenses selling, general, and administrative costs, including legal, audit, other professional service fees, travel and entertainment, and insurance premiums as incurred. Sunlight recognizes expenses associated with co-marketing agreements when earned by the counterparty.
Property and Technology — Management expenses rent, information technology and telecommunication services, and noncapitalizable costs to internally develop software as incurred.
Income Taxes —  The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
The Company accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
In accordance with the operating agreement of Sunlight Financial LLC, to the extent possible without impairing its ability to continue to conduct its business and activities, and in order to permit its member to pay taxes on the taxable income allocated to those members, Sunlight Financial LLC is required to make distributions to the member in the amount equal to the estimated tax liability of the member computed as if the member paid income tax at the highest marginal federal and state rate applicable to a corporate entity or individual resident in New York, New York to the extent Sunlight’s operations generate taxable income for the applicable member. Sunlight did not declare any distributions for the year ended December 31, 2021. During the year ended December 31, 2020, Sunlight Financial LLC declared $7.5 million in distributions to its unitholders.
Business Combination
The Business Combination among the parties to the Business Combination Agreement was completed on July 9, 2021. Sunlight accounted for the Business Combination as a business combination under ASC 805, Business Combinations. The acquisition of Sunlight Financial LLC constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, has been accounted for using the acquisition method with Sunlight Financial Holdings Inc. as the accounting acquirer and Sunlight Financial LLC as the accounting acquiree based on evaluation of the following factors:
•
Sunlight Financial Holdings Inc. is the sole managing member of Sunlight Financial LLC having full and complete authority over of all the affairs of Sunlight Financial LLC while the non-managing member equity holders do not have substantive participating or kick out rights;

•
The predecessor controlling unitholders of Sunlight Financial LLC does not have a controlling interest in the Company as it held less than 50% of the voting interests after the Business Combination.

These factors support the conclusion that Sunlight Financial Holdings Inc. acquired a controlling interest in Sunlight Financial LLC and is the accounting acquirer. Sunlight Financial Holdings Inc. is the primary beneficiary of Sunlight Financial LLC, which is a variable interest entity, since it has the power to direct the activities of Sunlight Financial LLC that most significantly impact Sunlight Financial LLC’s economic performance through its role as the managing member. Sunlight Financial Holdings Inc.’s variable interest in Sunlight Financial LLC includes ownership of Sunlight Financial LLC, which results in the right and obligation to receive benefits and absorb losses of Sunlight Financial LLC that could potentially be significant to Sunlight Financial Holdings Inc. Therefore, the Business Combination represented a change in control and is accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed from Sunlight Financial LLC based on their estimated acquisition-date fair values.
The cash consideration in the Business Combination included cash from (a) a trust account held by Spartan in the amount of $345.0 million which Spartan received in its initial public offering of 34,500,000 shares of Class A common stock, less $192.3 million withdrawal of funds from that account to fund the redemption of 19,227,063 shares of Class A common stock at approximately $10.00 per share, and (b) $250.0 million in proceeds from the investors purchasing an aggregate of 25,000,000 Class A common stock in connection with the Business Combination (“PIPE Investment”). The Company received $55.1 million, which includes $5.6 million used to pay tax withholding related to cash compensation paid to the Company’s employees at the closing of the Business Combination.
The following is an estimate of the fair value of consideration transferred and a preliminary purchase price allocation in connection with the Business Combination:
Amount
Purchase Consideration
Equity consideration paid to existing Sunlight Financial LLC ownership in Class A Common Stock, net(a)	$357,800
Rollover of Sunlight Financial LLC historical warrants	2,499
Cash consideration to existing Sunlight Financial LLC interests, net(b)	296,281
Cash paid for seller transaction costs	8,289
$664,869
Fair Value of Net Assets Acquired
Cash and cash equivalents	$59,786
Restricted cash	3,844
Advances	42,622
Financing receivables	5,117
Goodwill(c)	670,457
Intangible assets(d)	407,600
Property and equipment	1,047
Due from affiliates	1,839
Other assets	4,561
Accounts payable and accrued expenses	(19,210)
Funding commitments	(21,485)
Debt	(20,613)
Due to affiliates	(761)
Warrants, at fair value	—
Deferred tax liability	(42,212)
Other liabilities	(512)
Fair value of noncontrolling interests(e)	(427,211)
$664,869

(a)
Equity consideration paid to Blocker Holders consisted of the following:

Common Class A shares	38,151,192
Fair value per share	$9.46
Equity consideration paid to existing Blocker Holders	$360,910
Acceleration of post business combination expense	(3,110)
Equity consideration paid to Sellers, net	$357,800

(b)
Net of $0.0 million acceleration of post business combination expense.

(c)
Goodwill, as a component of the step-up in tax basis from the Business Combination, is tax deductible for the Company.

(d)
The fair value of the definite-lived intangible assets is as follows:

	Weighted Average Useful Lives (in Years)	Fair Value
Contractor relationships	11.5	$350,000
Capital provider relationships	0.8	43,000
Trademarks/ trade names	10.0	7,900
Developed technology	5.0	6,700
		$407,600

(e)
Noncontrolling interests represent the 34.9% ownership in Sunlight Financial LLC not owned by the Sunlight Financial Holdings Inc. as of the Closing Date. The fair value of the noncontrolling interests follows:

Common Class EX units	46,216,054
Fair value per unit	$9.46
Fair value of Class EX units	$437,204
Less: Postcombination compensation expenses	(9,993)
Noncontrolling interests	$427,211
The preliminary allocation of the purchase price is based on preliminary valuations performed to determine the fair value of the net assets as of the Closing Date. This allocation is subject to revision as the assessment is based on preliminary information subject to refinement.
The Company incurred $7.0 million of expenses directly related to the Business Combination from January 1, 2021 through July 9, 2021 which were included in acquisition-related expense in the Consolidated Statements of Operations. On the Closing Date, the Company paid $12.1 million of deferred underwriting costs related to Spartan’s initial public offering. At the closing of the Business Combination, $7.5 million of fees related to the PIPE Investment were paid by the Company. Additionally, Sunlight paid $7.9 million of acquisition-related advisory fees related to the Business Combination at the closing of the Business Combination, which success fees were contingent upon the consummation of the Business Combination and not recognized in the Consolidated Statements of Operations of the Predecessor or Successor. The nature of these fees relate to advisory and investment banker fees that were incurred dependent on the success of the Business Combination. The deferred underwriting commissions and costs pertaining to the cost of raising equity were treated as a reduction of equity while Business Combination costs were expensed in the period incurred.
Unaudited Pro Forma Operating Results — The following unaudited pro forma combined financial information presents the results of operations for each Predecessor period as if the Business Combination on July 9, 2021 had occurred as of January 1, 2020. The unaudited pro forma results may not necessarily reflect actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations. The unaudited pro forma results reflect the step-up amortization adjustments for the fair value of intangible assets acquired, transaction expenses, nonrecurring post-combination compensation expense and the related adjustment to the income tax provision.

	For the Year Ended December 31,
	2021	2020
Total revenues	$114,738	$69,564
Net income (loss) before income taxes	(217,023)	(99,905)
Income tax benefit (expense)	3,038	15,138
Noncontrolling interests	75,646	34,824
Net income (loss) attributable to Common Class A shareholders	(138,338)	(49,944)
Recent Accounting Pronouncements Issued, But Not Yet Adopted
The Financial Accounting Standards Board (“FASB”) has issued the following Accounting Standard Updates (“ASUs”) that may materially impact Sunlight’s financial position and results of operations, or may impact the preparation of, but not materially affect, Sunlight’s consolidated financial statements.
As an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended ( “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Sunlight is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Unless otherwise stated, Sunlight elected to adopt recent accounting pronouncements using the extended transition period applicable to private companies.
ASU No. 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity — In August 2020, the FASB issued ASU No. 2020-06, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and simplifies the diluted earnings per share calculations. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. Sunlight is currently evaluating the impact of the adoption of ASU 2020-06 on its consolidated financial statements.
ASU No. 2020-04 Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting — In March 2020, the FASB issued ASU No. 2020-04, which provides optional expedients for a limited period of time to ease the potential burden in accounting for, or recognizing the effects of, reference rate reform on financial reporting. ASU 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The standard is effective for all entities as of March 12, 2020 through December 31, 2022. An entity can elect to apply the amendments as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to that date that the financial statements are available to be issued. Sunlight is currently evaluating the impact of the adoption of ASU 2020-04, as updated by ASU 2021-01 Reference Rate Reform (Topic 848): Scope, on its consolidated financial statements.
ASU No. 2018-15 Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract — In August 2018, the FASB issued ASU No. 2018-15 to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU No. 2018-15 can be applied either retrospectively or prospectively, and it is effective for Sunlight for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Sunlight adopted this guidance effective January 1, 2021 for the fiscal year ended December 31, 2021, which did not have a significant effect on the Company’s consolidated financial statements given changes under ASU 2018-15 generally align with our existing accounting treatment of implementation costs incurred in a hosting arrangement that is a service contract.

ASU No. 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments — The FASB issued ASU No. 2016-13 in June 2016. The standard amends the existing credit loss model to reflect a reporting entity’s current estimate of all expected credit losses and requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at a net amount expected to be collected through deduction of an allowance for credit losses from the amortized cost basis of the financial asset(s). ASU No. 2016-13, as amended, is effective for Sunlight in the fiscal year ended December 31, 2023. Early adoption was permitted beginning in the first quarter of 2018. With limited exceptions, an entity should apply ASU No. 2016-13 by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. Sunlight is currently evaluating the new guidance to determine the impact it may have on its consolidated financial statements.
ASU No. 2016-02 Leases — In February 2016, FASB issued ASU No. 2016-02. The standard requires that lessees recognize a right-of-use asset and corresponding lease liability on the balance sheet for most leases. The guidance applied by a lessor under ASU No. 2016-02 is substantially similar to existing GAAP. ASU No. 2016-02, as amended, is effective for Sunlight for the quarter ended March 31, 2022. Early adoption is permitted. An entity should apply ASU No. 2016-02 by means of a modified retrospective transition method for all leases existing at, or entered into after, the date of initial application. Sunlight has identified the leases that it believes fall within the scope of ASU No. 2016-02 and is evaluating their impact on its consolidated financial statements. Sunlight has evaluated the leases it holds and does not expect ASU 2016-02 to have a material impact to its consolidated financial statements.
Note 3. Financing Receivables
Sunlight recognizes receivables primarily related to (a) advances that Sunlight remits to contractors to facilitate the installation of residential solar and home improvement equipment and (b) loans and loan participations. Loans and loan participations primarily include Sunlight’s undivided 5.0% participation in certain Indirect Channel Loans and Indirect Channel Loans purchased from its Bank Partner. The following tables summarize Sunlight’s financing receivables and changes thereto:
	Advances(a)	Loans and Loan Participations(b)	Total
December 31, 2021 (Successor)
Amounts outstanding	$67,077	$4,875	$71,952
Unamortized discount	—	(414)	(414)
Allowance for credit losses	(238)	(148)	(386)
Carrying value	$66,839	$4,313	$71,152
December 31, 2020 (Predecessor)
Amounts outstanding	$35,401	$6,351	$41,752
Unamortized discount	—	(893)	(893)
Allowance for credit losses	(121)	(125)	(246)
Carrying value	$35,280	$5,333	$40,613

(a)
Represents advance payments made by Sunlight to certain contractors, generally on a short-term basis, in anticipation of a project’s substantial completion, including a $9.0 million advance to a Sunlight contractor not associated with specific installation projects at December 31, 2021.

(b)
Represents (i) Sunlight’s 5.0% participation interest in a pool of residential solar loans with an aggregate UPB of $4.6 million and $6.0 million at December 31, 2021 and December 31, 2020, respectively, and (ii) Indirect Channel Loans purchased by Sunlight with an aggregate UPB of $0.3 million and $0.4 million at December 31, 2021 and December 31, 2020, respectively. No loans or loan participations were individually evaluated for impairment at December 31, 2021 or December 31, 2020.

	Successor	Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	For the Year Ended December 31, 2020
Allowance for Credit Losses – Advances
Beginning Balance	$—	$121	$215
Provision for credit losses	358	90	(94)
Realized losses	(120)	—	—
Ending Balance	$238	$211	$121
Allowance for Credit Losses – Loans and Loan Participations
Beginning Balance	$—	$125	$96
Provision for credit losses	859	1,082	1,444
Realized losses	(711)	(1,096)	(1,415)
Ending Balance	$148	$111	$125
Changes in Carrying Value – Loans and Loan Participations
Beginning Balance	$5,105	$5,333	$5,130
Purchases, net(a)	716	1,170	2,839
Proceeds from principal repayments, net	(710)	(832)	(1,316)
Accretion of loan discount	61	123	124
Provision for credit losses	(859)	(1,082)	(1,444)
Ending Balance	$4,313	$4,712	$5,333

(a)
During the year ended December 31, 2020, Sunlight purchased (i) 5.0% participation interests in 1,007 loans with an aggregate UPB of $1.6 million as well as (ii) 49 Indirect Channel Loans with an aggregate UPB $1.2 million. During the periods July 10, 2021 through December 31, 2021 and January 1, 2021 through July 9, 2021, Sunlight purchased (i) 5.0% participation interests in 0 and 54 loans with an aggregate UPB of $0.0 million and $0.1 million as well as (ii) 20 and 51 Indirect Channel Loans with an aggregate UPB of $0.4 million and $1.1 million, respectively.

Advances — The following section presents certain characteristics of Sunlight’s advances.
Risk Ratings — As further described in Note 2, management evaluates Sunlight’s advances for impairment using risk ratings assigned on a scale of “1” (low risk) through “5” (higher risk). The following table allocates the advance amount outstanding based on Sunlight’s internal risk ratings:
	Total
Risk Tier(a)	Contractors	Amount Outstanding	% of Amount Outstanding
December 31, 2021 (Successor)
1 Low risk	76	$14,575	21.7%
2 Low-to-medium risk	77	38,955	58.1
3 Medium risk	17	13,547	20.2
4 Medium-to-high risk	—	—	—
5 Higher risk	—	—	—
	170	$67,077	100.0%

	Total
Risk Tier(a)	Contractors	Amount Outstanding	% of Amount Outstanding
December 31, 2020 (Predecessor)
1 Low risk	78	$18,072	51.0%
2 Low-to-medium risk	56	16,700	47.2
3 Medium risk	4	604	1.7
4 Medium-to-high risk	—	—	—
5 Higher risk	3	25	0.1
	141	$35,401	100.0%

(a)
At December 31, 2021 and December 31, 2020, the average risk rating of Sunlight’s advances was 2.0 (“low-to-medium risk”) and 1.5 (“low-to-medium risk”), weighted by total advance amounts outstanding.

Delinquencies — The following table presents the payment status of advances held by Sunlight:
Payment Delinquency	Amount Outstanding(a)	% of Amount Outstanding
December 31, 2021 (Successor)
Current	$54,586	94.0%
Less than 30 days	1,956	3.4
30 days	534	0.9
60 days	361	0.6
90+ days(b)	640	1.1
	$58,077	100.0%
December 31, 2020 (Predecessor)
Current	$29,132	82.3%
Less than 30 days	3,137	8.9
30 days	1,424	4.0
60 days	672	1.9
90+ days(b)	1,036	2.9
	$35,401	100.0%

(a)
Excludes a $9.0 million advance to a Sunlight contractor not associated with specific installation projects and was not delinquent at December 31, 2021.

(b)
As further discussed in Note 2, Sunlight generally evaluates amounts delinquent for 90 days or more for impairment. Advances to contractors may remain outstanding as a result of operational and various other factors that are unrelated to the contractor’s creditworthiness. Sunlight assessed advances 90 days or more, along with other factors that included the contractor’s risk tier and historical loss experience, and established loss allowances of $0.2 million and $0.1 million at December 31, 2021 and December 31, 2020, respectively.

Concentrations — The following table presents the concentration of advances, by counterparty:
	Successor		Predecessor
	December 31, 2021		December 31, 2020
Contractor	Amount Outstanding	% of Total	Amount Outstanding	% of Total
1	$20,894	31.1%	$6,425	18.1%
2	12,470	18.6	295	0.8
3	9,496	14.2	10,429	29.5
4	2,610	3.9	437	1.2
5	2,571	3.8	36	0.1
6	2,093	3.1	1,812	5.1
7	1,745	2.6	141	0.4
8	855	1.3	712	2.0
9	633	0.9	—	—
10	570	0.8	—	—
Other(a)	13,140	19.7	15,114	42.8
	$67,077	100.0%	$35,401	100.0%

(a)
At December 31, 2021 and December 31, 2020, Sunlight recorded advances receivable from 160 and 131 counterparties not individually listed in the table above with average balances of $0.1 million and $0.1 million, respectively. At December 31, 2020, Sunlight recorded advances receivable from individual counterparties of $2.6 million, $0.6 million, $0.6 million, $0.5 million, and $0.5 million that represent the largest advance concentrations included in “Other,” based on the amount outstanding.

Loans and Loan Participations — The following section presents certain characteristics of Sunlight’s investments in loans and loan participations. Unless otherwise indicated, loan participation amounts are shown at Sunlight’s 5% interest in the underlying loan pool.
Delinquencies — The following table presents the payment status of loans and loan participations held by Sunlight:
	Loan Participations		Bank Partner Loans		Total
Payment Delinquency(a)	Loans	UPB	Loans	UPB	Loans	UPB	% of UPB
December 31, 2021 (Successor)
Current	3,780	$4,442	14	$268	3,794	$4,710	96.6%
Less than 30 days	73	96	1	11	74	107	2.2
30 days	15	23	—	—	15	23	0.5
60 days	10	14	—	—	10	14	0.3
90+ days	7	9	1	12	8	21	0.4
	3,885	$4,584	16	$291	3,901	$4,875	100.0%
December 31, 2020 (Predecessor)
Current	4,409	$5,760	16	$319	4,425	$6,079	95.7%
Less than 30 days	116	174	—	—	116	174	2.7
30 days	22	38	1	23	23	61	1.0
60 days	7	11	—	—	7	11	0.2
90+ days	10	14	1	12	11	26	0.4
	4,564	$5,997	18	$354	4,582	$6,351	100.0%

(a)
As further described in Note 2, Sunlight places loans delinquent greater than 90 days on nonaccrual status. Such Loans had carrying values of $0.0 million and $0.0 million at December 31, 2021 and December 31, 2020, respectively. Sunlight does not consider the average carrying values and interest income recognized (including interest income recognized using a cash-basis method) material.

Loan Collateral Concentrations — The following table presents the UPB of Balance Sheet Loans, including Sunlight’s relevant participation percentage of the Indirect Channel Loans underlying the participation interests held by Sunlight, based upon the state in which the borrower lived at the time of loan origination:
	Successor		Predecessor
	December 31, 2021		December 31, 2020
State	UPB	% of Total	UPB	% of Total
Texas	$930	19.1%	$1,203	18.9%
California	867	17.8	1,111	17.5
Florida	423	8.7	555	8.7
New York	325	6.7	403	6.3
New Jersey	302	6.2	376	5.9
Arizona	220	4.5	312	4.9
Pennsylvania	202	4.1	274	4.3
Massachusetts	201	4.1	223	3.5
South Carolina	178	3.7	234	3.7
Missouri	135	2.8	228	3.6
Other(a)	1,092	22.3	1,432	22.7
	$4,875	100.0%	$6,351	100.0%

(a)
Sunlight only participates in residential solar loans originated within the United States, including 31 and 31 states not individually listed in the table above, none of which individually amount to more than 2.6% and 2.7% of the UPB at December 31, 2021 and December 31, 2020, respectively.

Note 4. Derivatives
Sunlight has entered into two agreements considered derivatives under GAAP that are subject to interest rate, credit, and/ or prepayment risks. Interest rate risk is sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, as well as other factors. Credit risk include a borrower’s inability or unwillingness to make contractually required payments. Prepayment risk includes a borrower’s payment, or lack of payment, of contractual Loan amounts prior to the date such amounts are contractually due.
In January 2019, Sunlight entered into an agreement with its Bank Partner to arrange Indirect Channel Loans for the purchase and installation of home improvements other than residential solar energy systems. The agreement (a) entitles Sunlight to cash flows collected from the portfolio of Indirect Channel Loans held by its Bank Partner in excess of a contractual rate, based upon one-month LIBOR plus a fixed spread, and (b) requires Sunlight to pay its Bank Partner for portfolio cash flows below such contractual rate. This contractual arrangement incorporates interest rate and credit risks related to the risk of default on Indirect Channel Loans held by its Bank Partner that results from a borrower’s inability or unwillingness to make contractually required payments.
In February 2021, Sunlight entered into an agreement with an Indirect Channel Loan Purchaser to purchase Indirect Channel Loans for the installation of home improvements other than residential solar energy systems. As part of that agreement, Sunlight is entitled to additional sale proceeds upon the prepayment of certain Indirect Channel Loans sold. This contractual arrangement incorporates prepayment risk related to loan prepayment rates below Sunlight’s expectations.

Sunlight’s derivative asset is recorded at fair value in the accompanying Consolidated Balance Sheets as follows:
		Successor	Predecessor
	Balance Sheet Location	December 31, 2021	December 31, 2020
Contract derivative 1	Other assets	$1,076	$1,435
Contract derivative 2	Other assets	335	—
		$1,411	$1,435
The following table summarizes notional amounts related to derivatives:
	Successor	Predecessor
	December 31, 2021	December 31, 2020
Contract derivative 1(a)	$38,879	$59,770
Contract derivative 2(b)	37,891	n.a.

(a)
Represents the carrying value of Indirect Channel Loans for the purchase and installation of home improvements other than residential solar energy systems held by Sunlight’s Bank Partner.

(b)
Represents the unpaid principal balance of the Loans at time of sale to the Indirect Channel Loan Purchaser for which Sunlight is entitled to income in the event of prepayment of the Indirect Channel Loan.

The following table summarizes all income (loss) recorded in relation to derivatives:
	Successor	Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	For the Year Ended December 31, 2020
Change in fair value of contract derivatives, net
Contract derivative 1	$573	$(932)	$1,435
Contract derivative 2	65	270	n.a.
	$638	$(662)	$1,435
Realized gains on contract derivatives, net
Contract derivative 1	$2,789	$2,950	$103
Contract derivative 2	77	42	n.a.
	$2,866	$2,992	$103
Note 5. Debt Obligations
Debt consists of the following:
	Successor							Predecessor
	December 31, 2021							December 31, 2020
Weighted Average
	Month Issued	Outstanding Face Amount	Carrying Value	Maximum Facility Size	Final Stated Maturity	Funding Cost	Life (Years)	Carrying Value(a)
Revolving credit facility(a)	Apr 2021	$20,613	$20,613	$30,000	Apr 2023	5.1%	1.3	$14,625

(a)
In March 2016, Sunlight entered into a Loan and Security Agreement with a lender (“Prior Lender”).

In May 2019, Sunlight and Prior Lender amended and restated the agreement to provide Sunlight a $15.0 million revolving credit facility (“Prior Facility”). In April 2021, Sunlight paid the Prior Facility in full using proceeds from a Loan and Security Agreement into which Sunlight entered with a Lender and replaced the associated standby letter of credit. Borrowings under the current $30.0 million revolving credit facility, secured by the net assets of Sunlight, bear interest at a per annum rate equal to the sum of (i) a floating rate index and (ii) a fixed margin. The facility includes unused facility costs, and amounts borrowed under this facility are nonrecourse to Sunlight Financial Holdings Inc.. The carrying value at December 31, 2020 reflects Sunlight’s borrowings under the Prior Facility.
Sunlight’s debt obligations are subject to customary loan covenants and event of default provisions, including event of default provisions triggered by a failure to maintain minimum liquidity and earnings as well as maintaining capacity to fund Loans.
Activities — Activities related to the carrying value of Sunlight’s debt obligations were as follows:
	Successor	Predecessor
	For the Period July 10, 2021 to December 31, 2021	For the Period January 1, 2021 to July 9, 2021	For the Year Ended December 31, 2020
Beginning Balance	$20,613	$14,625	$11,811
Borrowings	—	20,746	8,713
Repayments	—	(14,758)	(5,899)
Amortization of deferred financing costs(a)	—	—	—
Ending Balance	$20,613	$20,613	$14,625

(a)
Excludes $0.0 million amortization of deferred financing costs included in “Other Assets” in the accompanying Consolidated Balance Sheets for the periods July 10, 2021 through December 31, 2021 as well as $0.0 million and $0.0 million amortization for the period January 1, 2021 through July 9, 2021 and the year ended December 31, 2020, respectively. Sunlight includes amortization of these costs within “Depreciation and Amortization” in the accompanying Consolidated Statements of Operations. Unamortized deferred financing costs upon closing of the Business Combination did not qualify as acquired assets; therefore, Sunlight did not have any such unamortized costs at December 31, 2021 and did not amortize any such costs for the period July 10, 2021 through December 31, 2021.

Maturities— At December 31, 2021, all of Sunlight’s debt obligations contractually mature in 2023.
Note 6. Equity and Earnings per Share
The registration statement for the Company’s initial public offering (“IPO”) was declared effective on November 24, 2020. On November 30, 2020, the Company consummated its IPO of 34,500,000 units (“IPO Units”), including the issuance of 4,500,000 units as a result of the underwriters’ exercise in full of its over-allotment option, at $10.00 per unit, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions. Each IPO Unit consisted of one share of the Company’s Class A common stock and one-half of one warrant (“Public Warrant”). Simultaneously with the closing of the IPO, the Company consummated the private placement (the “Private Placement”) of 9,900,000 warrants (“Private Placement Warrant”), at a price of $1.00 per Private Placement Warrant to Sponsor, generating proceeds of $9.9 million.
On July 9, 2021, in connection with the closing of the Business Combination, a number of investors (collectively, the “Subscribers”) purchased an aggregate of 25,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock” and such shares purchased by the Subscribers, the “PIPE Shares”), at a purchase price of $10.00 per share for an aggregate purchase price of $250.0 million in a private placement, pursuant to separate subscription agreements, dated as of January 23, 2021 (collectively, the “Subscription Agreements”). Pursuant to the Subscription Agreements, Sunlight gave certain registration rights to the Subscribers with respect to the PIPE Shares.

Successor Equity
Sunlight has three classes of common stock and no classes of preferred stock. Holders of each of the Class A, Class B, and Class C common stock vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock has one vote on all such matters.
Class A Common Stock — The Company is authorized to issue 420,000,000 shares of Class A common stock with a par value of $0.0001 per share (“Class A Share”). At December 31, 2021 and December 31, 2020, there were 84,803,687 and 34,500,000 shares of Class A common stock issued and outstanding.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share (“Class B Share” or “Founder Share”).
In August 2020, 11,500,000 Founder Shares were issued to Sponsor in exchange for the payment of $25,000 of certain offering costs on behalf of the Company, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of the two independent director nominees at their original purchase price. In November 2020, the Sponsor returned to the Company at no cost an aggregate of 4,312,500 Founder Shares, which the Company cancelled. Also in November 2020, the Company effected a stock dividend on the Class B common stock (which receipt of such dividends was waived by the independent director nominees), resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. At December 31, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding.
There were no shares of Class B common stock issued and outstanding at December 31, 2021. The Company cancelled 1,187,759 shares of Class B common stock upon Closing of the Business Combination in connection with the redemption of 19,227,063 shares of Class A common stock issued in the Initial Public Offering, and the remaining 7,437,241 shares of Class B common stock were automatically converted into Class A common stock at the Business Combination on a one-for-one basis.
The holders of the Founders Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (a) one year after the completion of the Business Combination, (b) the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar activity) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Class C Common Stock — The Company is authorized to issue 65,000,000 shares of Class C common stock with a par value of $0.0001 per share (“Class C Common Stock”). At December 31, 2021, there were 47,595,455 shares of Class C common stock issued and outstanding. There were no shares of Class C common stock issued and outstanding at December 31, 2020. Each Class C Share, along with one Class EX Unit, can be exchanged for one Class A Share, subject to certain limitations. Upon exchange, Sunlight redeems and cancels the Class C common stock and Sunlight Financial LLC redeems and cancels the Class EX Unit. Class C Shares have no dividend or liquidation rights, but do have voting rights on a pari passu basis with the Class A Shares.
Preferred Stock— The Company is authorized to issue 35,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Sunlight’s board of directors. Sunlight’s Board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The Company has not issued any shares of preferred stock.
Warrants— At December 31, 2021, Sunlight has authorized Class A Shares to cover the exercise of the following outstanding warrants on its equity:

Type	Date of Issuance	Exercise Price per Share	Shares
Public Warrants	Nov-20	$11.50	17,250,000
Private Placement Warrants	Nov-20	11.50	9,900,000
Other	Feb-21	7.72	627,780
Refer to Notes 2 and 7 regarding the accounting treatment for warrants and the valuation thereof, respectively.
Public Warrants — Public Warrants may only be exercised for a whole number of shares of common stock. No fractional Public Warrants are issued upon separation of the Units and only whole Public Warrants trade. The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire upon the earlier of redemption or five years after the completion of the Business Combination. The warrants will become exercisable on November 30, 2021, provided the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Private Placement Warrants — The Private Placement Warrants are not redeemable by the Company, subject to certain limited exceptions, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants for cash or on a cashless basis. Except as described in “— Company Redemption of Public Warrants and Private Placement Warrants,” the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability, and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Other Warrants — In February 2021, Sunlight Financial LLC issued a warrant exercisable for 7,000 of its Class A-3 Units at an exercise price of $691.90 per unit. In connection with the Business Combination, Sunlight and the holder of that warrant amended the warrant to permit the holder to exercise its warrant for 627,700 Class A common stock at an exercise price of $7.715 per share. Sunlight reclassified the warrant, historically classified as a liability but no longer exercisable for redeemable equity, as equity at a fair value of $2.5 million just prior to reclassification. Upon Closing of the Business Combination, holders of warrants exercisable in Sunlight Financial LLC’s Class A-1 and A-2 Units exercised their warrants for an aggregate of $2.3 million in cash and 635,641 Class A common shares.
Company Redemption of Public Warrants and Private Placement Warrants — Sunlight may redeem Public Warrants and Private Placement Warrants on terms that vary according to the trading price of its Class A shares.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined in part by the redemption date and the “fair market value” of the Class A common stock except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends notice of redemption to the warrant holders.

The “fair market value” of the Class A common stock for the purpose of the redemption terms above is the average reported last sale price of the Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per whole warrant (subject to adjustment). This redemption feature differs from the typical warrant redemption features.
Predecessor Equity
Prior to the Business Combination, interests in Sunlight Financial LLC’s partnership equity consists of members’ preferred and subordinated units. Sunlight Financial LLC did not have a specific number of preferred or subordinated units authorized at December 31, 2020, but retained the corporate authority to issue sufficient units to meet its obligations. In addition to its partnership equity, Sunlight Financial LLC issued warrants, profits interests, and other economic interests as part of its long-term incentive plan. Upon the closing of the Business Combination, Sunlight became the managing member of Sunlight Financial LLC, which replaced its equity with common equity in the form of Class X units issued to Sunlight and Class EX Units issued to certain selling unitholders according to the Business Combination Agreement.

Temporary Equity Activities — Activities related to interests in Sunlight Financial LLC’s partnership equity units considered temporary equity were as follows:
Month of Issuance	Class A-3 Units	Class A-2 Units	Class A-1 Units
Units at December 31, 2019 (Predecessor)	326,428	195,973	256,966
March 2020	11,768	7,065	9,264
June 2020	12,193	7,320	9,598
September 2020	12,771	7,667	10,053
December 2020	13,235	7,947	10,421
	49,967	29,999	39,336
Units at December 31, 2020 (Predecessor)	376,395	225,972	296,302
March 2021	13,457	8,079	10,593
June 2021	14,094	8,461	11,094
July 2021	1,444	867	1,137
	28,995	17,407	22,824
Units at July 9, 2021 (Predecessor)	405,390	243,379	319,126
Preferred Units— Prior to the Business Combination, the Class A-1, A-2 and A-3 Units (collectively, the “Class A Units”) were the most senior classes of equity units of Sunlight Financial LLC and represented convertible preferred securities that earn a preferred return. Sunlight Financial LLC’s board of directors elected to pay the preferred return by issuing additional Class A Units equal to 14.5%, on an annualized basis, of the members’ outstanding Class A Units (“Class A PIK Units”). At the Closing of the Business Combination, holders of Preferred Units sold certain Class A-2 Units and Class A-3 Units to wholly-owned subsidiaries of Sunlight in exchange for cash and Class A Shares while remaining Class A Unitholders received cash and Class EX Units.
Subordinated Units— Prior to the Business Combination, the Class B Units were a class of equity units subordinate to Class A Units with regard to liquidation, and Sunlight’s payment of the preferred return to the Class A Units, in Class A PIK Units, diluted Class B Units’ interests in Sunlight’s equity. No Class B Units were issued, redeemed, or cancelled during the period January 1, 2021 through July 9, 2021 or the year ended December 31, 2020. At the Closing of the Business Combination, holders of Class B Units exchanged their Class B Units for cash and Class EX Units.
Other Interests— Prior to the Business Combination, Sunlight had issued the following subordinated interests upon conversion of equity-based compensation awards upon vesting.
Class C Units — Sunlight Financial LLC had issued Class C Units that did not have voting rights or certain other equity-like features, were subordinate to the Class A Units and Class B Units, and only received distributions from Sunlight Financial LLC’s profits, based on the total number of outstanding units at such time, after Sunlight Financial LLC distributed the liquidation preference of Class A Units. At the Closing of the Business Combination, which occurred at a price above the Threshold Equity Value of each equity award, holders of vested Class C Units received cash and Class EX Units. Holders of unvested Class C Units received awards of Class C Shares, Class EX Units, and cash subject to time vesting.
LTIP Units — In February 2016, Sunlight Financial LLC established a program pursuant to which it granted units to certain employees in a long-term incentive plan. In December 2017, Sunlight Financial LLC, at the direction of its board of directors, amended and restated its long-term incentive plan to provide clarity around certain items and to allow for the issuance of various classes of LTIP Units. All LTIP units issued between February 2018 and the Closing Date of the Business Combination were economically equivalent to corresponding classes of Class C units. At the Closing of the Business Combination, holders of vested LTIP Units received cash and Class A Shares. Holders of unvested LTIP Units received awards of Class A Shares and cash subject to time vesting.
Non-Controlling Interests in Consolidated Subsidiaries — These amounts relate to equity interests in Sunlight’s consolidated, but not wholly-owned subsidiaries, which are held by the Class EX unitholders.

The Sunlight Financial LLC portion of non-controlling interests is computed as follows:
Successor
For the Period July 10, 2021 to December 31, 2021
Sunlight Financial LLC net income (loss) before income taxes	$(249,993)
Sunlight Financial LLC as a percent of total(a)	35.0%
Sunlight Financial LLC net income (loss) attributable to the Class EX unitholders	$(87,528)

(a)
Represents the weighted average percentage of total Sunlight shareholders’ net income (loss) in Sunlight Financial LLC attributable to the Class EX unitholders.

The following discloses the effects of changes in Sunlight’s ownership interest in Sunlight Financial LLC on Sunlight’s equity:
Successor
For the Period July 10, 2021 to December 31, 2021
Transfers (to) from non-controlling interests:
Increase in Sunlight’s shareholders’ equity for the delivery of Class EX Units primarily in connection with vested provisionally-vested Class EX Units	$30,379
Dilution impact of equity transactions	30,379
Net income (loss) attributable to Class A shareholders	(159,556)
Change from transfers (to) from non-controlling interests and from net income (loss) attributable to Class A shareholders	$(129,177)
Equity-Based Compensation — On June 17, 2021, the board of directors of the Company adopted the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the “Equity Plan”) and the Sunlight Financial Holdings Inc. Employee Stock Purchase Plan (the “ESPP” and together with the Equity Plan, the “Plans”), which the Company’s stockholders approved on July 8, 2021. Refer to Note 11 for recent activities concerning the Plans.
Sunlight has granted the following outstanding awards (“Compensation Awards”) to certain employees and members of Sunlight’s Board at December 31, 2021:
	Service (in Years)(b)
Award Class(a)	Minimum	Maximum	Awards(c)
Provisionally-Vested Class A Shares	1.9	3.6	337,193
Provisionally-Vested Class EX Units	1.9	1.9	974,447
Director RSUs	1.0	1.0	75,000
Employee RSUs	3.0	4.0	2,136,129
			3,522,769

(a)
All awards subject solely to time-based vesting.

(b)
At time of grant.

(c)
Net of fully vested awards.

Compensation Unit Activities — Activities related to Sunlight’s equity-based compensation were as follows:

Successor
	Provisionally-Vested				RSUs
	Class A Shares		Class EX Units		Directors		Employees
	Per Share	Shares	Per Unit	Units	Per Unit	Units	Per Unit	Units
July 9, 2021 (Successor)	$—	—	$—	—	$—	—	$—	—
Issued	9.46	512,227	9.46	1,379,401	9.46	75,000	9.00	2,285,417
Vested	9.46	(78,296)	9.46	(355,596)	—	—	—	—
Forfeited or Cancelled	9.46	(96,738)	9.46	(49,358)	—	—	9.46	(149,288)
December 31, 2021 (Successor)	9.46	337,193	9.46	974,447	9.46	75,000	8.97	2,136,129
Predecessor
	Class C		LTIP
	Per Unit	Units	Per Unit	Units
December 31, 2019 (Predecessor)	$14.45	237,318	$19.54	64,046
Issued	23.62	1,205	23.62	14,678
Converted to Class C-1 Units	20.11	(1,095)	40.19	(1,607)
Converted to Class C-2 Units	11.12	(3,025)	17.36	(3,613)
Forfeited	—	—	18.61	(2,444)
December 31, 2020 (Predecessor)	14.51	234,403	20.06	71,060
December 31, 2020 (Predecessor)	$14.51	234,403	$20.06	71,060
Converted to Class C-1 Units	16.19	(181)	18.96	(377)
Converted to Class C-2 Units	11.12	(1,513)	15.64	(1,285)
July 9, 2021 (Predecessor)	14.53	232,709	20.14	69,398
Unrecognized Compensation Expense — At December 31, 2021, Sunlight has not yet recognized compensation expense for the following awards, all of which are subject solely to time-based service vesting conditions:
Type	Weighted Average	Awards	Amount
Provisionally-Vested Class A Shares	1.2 years	337,193	$3,101
Provisionally-Vested Class EX Units	0.7 years	974,447	9,218
Director RSUs	0.3 years	75,000	367
Employee RSUs	1.6 years	2,136,129	16,641
		3,522,769	$29,327
Refer to Notes 2 and 7 regarding the accounting treatment for compensation units and the valuation thereof.
Earnings (Loss) Per Share — Sunlight is required to present both basic and diluted earnings per share (“EPS”). Basic EPS is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period. Sunlight does not present earnings per unit of Sunlight Financial LLC, Sunlight’s accounting predecessor, for periods prior to the Business Combination.
Sunlight’s potentially dilutive equity instruments fall primarily into two general categories: (i) instruments that Sunlight has issued as part of its compensation plan, and (ii) ownership interests in Sunlight’s subsidiary, Sunlight Financial LLC, that are owned by the Class EX unitholders (except the RSUs) and are convertible into Class A shares. Based on the rules for calculating earnings per share, there are two general ways to measure dilution for a given instrument: (a) calculate the net number of shares that would be issued assuming any related proceeds are used to buy back outstanding shares (the treasury stock method), or (b) assume the gross number of shares are issued and calculate any related effects on net income available for shareholders (the if-converted and two-class methods). Sunlight has applied these methods as prescribed by the rules to each of its outstanding equity instruments as shown below.
The following table summarizes the basic and diluted earnings per share calculations:
Successor
For the Period July 10, 2021 to December 31, 2021
Net Income (Loss) Per Class A Shareholders, Basic
Net income (loss) available to Class A shareholders	$(158,573)
Total weighted average shares outstanding	84,824,109
Net Income (Loss) Per Class A Shareholders, Basic	$(1.87)
Net Income (Loss) Per Class A Shareholders, Diluted
Net income (loss) available to Class A shareholders	$(158,573)
Total weighted average shares outstanding	84,824,109
Net Income (Loss) Per Class A Shareholders, Diluted	$(1.87)
Net income (loss) available to Class A shareholders
Net Income (Loss)	$(247,084)
Noncontrolling interests in loss of consolidated subsidiaries	87,528
Other weighting adjustments	983
Net Income (Loss) Attributable to Class A Shareholders	(158,573)
Noncontrolling interests in income (loss) of Sunlight Financial LLC, net of assumed corporate income taxes at enacted rates, attributable to Class EX units exchangeable into Sunlight Financial Holdings Inc. Class A shares(a)	—
Net income (loss) available to Class A shareholders, diluted	$(158,573)
Weighted Average Units Outstanding
Class A shares outstanding	84,824,109
Class EX units exchangeable into Sunlight Financial Holdings Inc. Class A shares(a)	—
Incremental Class A Shares attributable to dilutive effect of warrants(b)	—
Total weighted average shares outstanding, diluted	84,824,109

(a)
The Class EX Units not held by Sunlight (that is, those held by noncontrolling interests) are exchangeable into Class A Shares on a one-to-one basis. These units are not included in the computation of basic earnings per share. These units enter into the computation of diluted net income (loss) per Class A share when the effect is dilutive using the if-converted method. To the extent charges, particularly tax related charges, are incurred by Sunlight Financial Holdings Inc., the effect may be anti-dilutive.

(b)
Sunlight uses the treasury stock method to determine the dilutive effect, if any, of warrants exercisable in Sunlight’s Class A Shares. Such warrants were out-of-the-money during the Successor period.

The Class C Shares have no net income (loss) per share as they do not participate in Sunlight’s earnings (losses) or distributions. Sunlight determined the presentation of earnings per unit during the predecessor periods is not meaningful. Therefore, the earnings per unit information has not been presented for the predecessor periods.
The following table summarizes the weighted-average potential common shares excluded from diluted loss per common share as their effect would be anti-dilutive:

Successor
Common Shares From	For the Period July 10, 2021 to December 31, 2021
Class EX Units	46,354,679
Warrants(a)	27,150,000
Other warrants	627,780
Unvested Class EX Units	1,240,776
RSUs(b)	2,085,501
77,458,736

(a)
Includes Public Warrants and Private Placement Warrants.

(b)
Includes RSUs awards to directors and employees.

There were no dividends declared for Sunlight’s Class A common stock during the period July 10, 2021 through December 31, 2021.
Note 7. Fair Value Measurement
The carrying values and fair values of Sunlight’s assets and liabilities recorded at fair value on a recurring or non-recurring basis, as well as other financial instruments for which fair value is disclosed, at December 31, 2021 and December 31, 2020 were as follows:

	Principal Balance or Notional Amount	Carrying Value	Fair Value
			Level 1	Level 2	Level 3	Total
December 31, 2021 (Successor)
Assets:
Financing Receivables:
Loan participations, held-for-investment	$4,584	$4,051	$—	$—	$4,260	$4,260
Loans, held-for-investment	291	262	—	—	250	250
Cash and cash equivalents	91,882	91,882	91,882	—	—	91,882
Restricted cash	2,018	2,018	2,018	—	—	2,018
Contract derivatives	76,770	1,411	—	—	1,411	1,411
Liabilities:
Debt	20,613	20,613	—	—	20,613	20,613
Warrants	312,225	19,007	—	—	19,007	19,007
Guarantee obligation	n.a.	418	—	—	418	418
December 31, 2020 (Predecessor)
Assets:
Financing Receivables:
Loan participations, held-for-investment	5,997	5,029	—	—	5,140	5,140
Loans, held-for-investment	354	304	—	—	310	310
Cash and cash equivalents	49,583	49,583	49,583	—	—	49,583

	Principal Balance or Notional Amount	Carrying Value	Fair Value
			Level 1	Level 2	Level 3	Total
Restricted cash	3,122	3,122	3,122	—	—	3,122
Contract derivatives	59,770	1,435	—	—	1,435	1,435
Liabilities:
Debt	14,625	14,625	—	—	14,625	14,625
Warrants	4,700	5,643	—	—	5,643	5,643
Guarantee obligation	n.a.	839	—	—	839	839
Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value.
Sunlight’s assets and liabilities measured at fair value on a recurring basis using Level 3 inputs changed as follows:
	Assets	Liabilities
	Contract Derivatives	Warrants
December 31, 2020 (Predecessor)	$1,435	$5,643
Transfers(a)
Transfers to Level 3	—	41,591
Transfers from Level 3	—	(11,148)
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	5,504
Included in change in fair value of contract derivatives, net	(662)	—
Included in realized gains on contract derivatives, net	2,992	—
Payments, net	(2,992)	—
July 9, 2021 (Predecessor)	773	41,590
Transfers(a)
Transfers to Level 3	—	—
Transfers from Level 3	—	—
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	(22,583)
Included in change in fair value of contract derivatives, net	638	—
Included in realized gains on contract derivatives, net	2,866	—
Payments, net	(2,866)	—
December 31, 2021 (Successor)	$1,411	$19,007
December 31, 2019 (Predecessor)	$—	$133
Transfers(a)
Transfers to Level 3	—	—
Transfers from Level 3	—	—
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	5,510
Included in change in fair value of contract derivatives, net	1,435	—
Included in realized gains on contract derivatives, net	103	—
Payments, net	(103)	—
December 31, 2020 (Predecessor)	$1,435	$5,643

(a)
Transfers are assumed to occur at the beginning of the respective period, except transfers that occurred at the Closing Date of the Business Combination.

(b)
Changes in the fair value of liabilities shown as losses included in net income.

Contract Derivative Valuation — Fair value estimates of Sunlight’s contract derivatives are based on an internal pricing model that uses a discounted cash flow valuation technique, incorporates significant unobservable inputs, and includes assumptions that are inherently subjective and imprecise. Significant inputs used in the valuation of Sunlight’s contract derivatives include:
Contract Derivative	Significant Inputs
1	Inputs include expected cash flows from the financing and sale of applicable Indirect Channel Loans and discount rates that market participants would expect for the Indirect Channel Loans. Significant increases (decreases) in the discount rates in isolation would result in a significantly lower (higher) fair value measurement.
2	Inputs include expected prepayment rate of applicable Indirect Channel Loans sold to the Indirect Channel Loan Purchaser. Significant increases (decreases) in the expected prepayment rate in isolation would result in a significantly higher (lower) fair value measurement.
The following significant assumptions were used to value Sunlight’s contract derivative:
	Successor	Predecessor
	December 31, 2021	December 31, 2020
Contract Derivative 1
Discount rate	10.0%	8.1%
Weighted average life (in years)	0.2	0.3
Contract Derivative 2
Expected prepayment rate	75.0%	n.a.
Compensation Unit and Warrant Valuation — Sunlight uses the observed market price of its publicly-traded Class A common shares and the warrants thereon to measure the value of RSU awards on the grant date and the value of Public Warrants, respectively. For Private Placement Warrants, Sunlight uses an independent third-party valuation firm to value those warrants using a Monte Carlo option pricing model, which includes the following estimates of underlying asset value, volatility, dividend rates, expiration dates, and risk-free rates:
Successor
Assumption	December 31, 2021
Class A common share value per share(a)	$4.78
Implied volatility(a)	48.0%
Dividend yield(b)	—%
Time to expiry (in years)(a)	4.5
Risk free rate(a)	1.2%

(a)
Significant increases in these assumptions in isolation would result in a higher fair value measurement.

(b)
Significant increases in these assumptions in isolation would result in a lower fair value measurement.

Predecessor
To determine the fair value of warrants at December 31, 2020 and the grant-date value of each Class C Unit and LTIP Unit granted prior to the Business Combination during the periods January 1, 2021 through

July 9, 2021 and the year ended December 31, 2020, an independent third-party valuation firm (a) used an income valuation approach to determine the fair value of Sunlight’s equity on a quarterly basis and (b) allocated that fair value to each class of interest in Sunlight’s equity and warrants thereon on a per unit basis using an option pricing method. Sunlight determined the grant-date fair value of an award using the value at the quarter-end closest to the grant date of the award. Significant increases (decreases) in the cost of equity, volatility, tax rate, and equity term in isolation would result in a significantly lower (higher) fair value measurement. The following significant assumptions were used to value Sunlight’s equity and warrants thereon, on a weighted-average basis:
Predecessor
Assumption	December 31, 2020
Cost of equity	22.5%
Volatility	46.0%
Tax rate	26.0%
Term (in years)	3.0
At December 31, 2020, Sunlight applied a hybrid probability-weighted expected return valuation method, which incorporated two scenarios: (a) a scenario using a market valuation approach that assumed Sunlight completed the Business Combination and (b) a remain private scenario that used the aforementioned income valuation approach.
Goodwill —  As part of its annual goodwill impairment test, Sunlight valued its single reporting unit using an equal-weighted valuation methodology, which incorporated (a) an income approach using a discounted cash flow analysis and (b) a market approach using publicly-traded companies similar to Sunlight.
Note 8. Taxes
During the period July 10, 2021 through December 31, 2021, the significant components of income tax expense consisted of the following:
For the Period July 10, 2021 to December 31, 2021
Net Income (Loss) Before Income Taxes	$(250,588)
Income Tax Expense (Benefit)
Current
Federal	$1,708
State and local	312
2,020
Deferred
Federal	(4,603)
State and local	(921)
(5,524)
Total
Federal	(2,895)
State and local	(609)
$(3,504)
Total loss before taxes is $250.6 million The total current federal and state income tax expense is $2.0 million with a total deferred federal and state income tax benefit of $5.5 million, for a total tax benefit of $3.5 million.

During the period July 10, 2021 through December 31, 2021, Sunlight’s effective income tax rate varied from the U.S. statutory tax rate that was in effect during the period as follows:
	For the Period July 10, 2021 to December 31, 2021
Net Income (Loss) Before Income Taxes	$(250,588)
Statutory U.S Income Tax Rate	21.0%
Income tax expense (benefit), at statutory U.S. federal rate	$(52,623)	21.0%
State and local taxes	(674)	0.3
Goodwill impairment	30,658	(12.2)
Change in fair value of warrant liabilities	(3,081)	1.2
Noncontrolling interests in loss of consolidated subsidiaries	18,390	(7.3)
Business Combination compensation expense	3,662	(1.5)
Other	164	(0.1)
Income tax expense (benefit)	$(3,504)	1.4
Sunlight’s effective income tax rate during the period July 10, 2021 through December 31, 2021 is 1.4%. The difference between Sunlight’s statutory and effective tax rate is primarily due to the permanent adjustments for goodwill impairment of $30.7 million, changes in the value of warrant liabilities of $3.1 million and noncontrolling interest in subsidiaries of $18.4 million.
Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities. The tax effect of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities are as follows:
For the Period July 10, 2021 to December 31, 2021
Deferred tax liabilities
Investment in Sunlight Financial LLC	(36,686)
Deferred tax asset (liability), net	$(36,686)
At December 31, 2021, Sunlight had deferred tax liabilities of $36.7 million, of which the most significant deferred tax liability is depreciation and amortization of $35.4 million.
Sunlight recognizes tax benefits for uncertain tax positions only if it is more likely than not that the position is sustainable based on its technical merits. Interest and penalties on uncertain tax positions are included as a component of the provision for income taxes in Sunlight’s Consolidated Statements of Operations. As of December 31, 2021 and December 31, 2020, Sunlight did not have any material uncertain tax positions. Any uncertain tax position taken by any of the Class EX unitholders is not an uncertain tax position of Sunlight Financial LLC.
Tax Receivable Agreement — Sunlight entered into a Tax Receivable Agreement (“TRA”) with selling equity holders of Sunlight Financial LLC that requires Sunlight to pay 85.0% of the tax savings that are realized primarily as a result of increases in Sunlight Financial LLC managing member’s tax basis in the partnership’s assets as a result of the sale and exchange of Sunlight Financial LLC’s Class EX units and Sunlight Financial Holdings Inc.’s Class C shares for Sunlight Financial Holdings Inc.’s Class A shares, as well as certain other tax benefits related to tax benefits attributable to payments under the TRA. Sunlight retains the benefit of the remaining 15.0% of these tax savings.
The Business Combination did not create a TRA liability, and Sunlight has not recognized a TRA liability through December 31, 2021, as there were no exchanges of Sunlight Financial LLC’s partnership equity held by members prior to the Business Combination for interests in Sunlight Financial Holdings Inc. subject to the TRA.

Note 9. Transactions with Affiliates and Affiliated Entities
Sunlight has entered into agreements with the following affiliates, including equity members and those serve on Sunlight’s board of directors.
Founder Shares —  In August 2020, 11,500,000 shares of the Spartan’s Class B common stock, par value $0.0001 per share (“Class B common stock” or “Founder Shares”) were issued to the Sponsor in exchange for the payment of $25,000 of certain offering costs on behalf of the Company, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of the two independent director nominees at their original purchase price. In November 2020, the Sponsor returned to the Company at no cost an aggregate of 4,312,500 Founder Shares, which the Company cancelled. Also in November 2020, the Company effected a stock dividend on the Class B common stock (which receipt of such dividends was waived by the independent director nominees), resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
The holders of the Founders Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants — Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,900,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of $9.9 million.
Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Related Party Loans — On August 17, 2020, the Sponsor agreed to loan Spartan an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the “Note”). This Note was non-interest bearing and payable upon the closing date of the Initial Public Offering. As of November 30, 2020, the Company borrowed approximately $235,000 under the Note. The Company fully repaid the Note on December 3, 2020. Subsequent to the repayment, the facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. The Company had no such borrowings upon closing of the Business Combination, at which time such loans from the Sponsor are no longer available to the Company.
Administrative Support Agreement — Commencing on the date the Units were first listed on the NYSE, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. The Company paid the Sponsor $60,000 for such services during the period of January 1, 2021 through July 9, 2021. Upon closing of the Business Combination, the Administrative Support Agreement was terminated.

FTV Management V, LLC (“FTV”) — In May 2018, Sunlight entered into a management agreement with FTV. Under the terms of the agreement, FTV provided strategic financial services to Sunlight in exchange for a management fee of $50,000 per calendar quarter. This management agreement terminated upon closing of the Business Combination.
Hudson SL Portfolio Holdings LLC (“HSPH”) — In February 2018, Sunlight entered into an administrative services agreement with HSPH, indirectly owned by members of Sunlight and SL Investor III LLC, where Sunlight agreed to provide certain services to Solar Loan Management LLC, an affiliate of Hudson Sustainable Investment Management, LLC and HSPH. These services generally include special servicing administration, ongoing accounting work, all calculations related to the purchase and financing of certain Loans under the forward flow agreement and the senior financing, and other services that would be expected of the sponsor of a securitized pool of loans. During the year ended December 31, 2021 and 2020, Sunlight was paid $0.2 million and $0.2 million, respectively, for such services. Upon departure of the former member of Sunlight’s board of directors upon closing of the Business Combination, Sunlight no longer considers HSPH a related party.
Tiger Infrastructure Partners (“Tiger”) — In September 2015, Sunlight entered into a management agreement with Tiger. Under the terms of the agreement, Sunlight pays Tiger a management fee of $50,000 per calendar quarter for strategic financial services provided by Tiger to Sunlight. In addition to the management fee, Sunlight reimbursed $0.4 million and $0.0 million during the years ended December 31, 2021 and 2020, respectively.This management agreement terminated upon closing of the Business Combination.
Financing Program Agreement — In May 2018, Sunlight entered into a financing program agreement with Lumina Solar, Inc. (“Lumina”), pursuant to which Sunlight facilitates financing for consumers that purchase residential solar energy power systems from Lumina. A former member of Sunlight’s board of directors and a former officer of Sunlight are stockholders of, and actively involved in the management of, Lumina. Sunlight received approximately $0.2 million and $0.3 million in revenue for the period July 10, 2021 through December 31, 2021 and the year ended December 31, 2020, respectively. Upon departure of the former member of Sunlight’s board of directors upon closing of the Business Combination, Sunlight no longer considers Lumina a related party.
Estimated Tax Distributions — Sunlight Financial LLC distributes cash to its unitholders using allocations of estimated taxable income it expects to generate. As Sunlight revises its estimate of taxable income or loss, the allocation of taxable income to its unitholders may change, resulting in amounts due to, or from, certain unitholders. At December 31, 2021 and 2020, Sunlight declared distributions of $0.0 million and $7.5 million, respectively, that it had not yet paid, shown as “Distributions Payable” in the accompanying Consolidated Balance Sheets. Sunlight paid estimated tax distributions of $7.5 million and $2.0 million during the years ended December 31, 2021 and 2020, respectively.
Note 10. Commitments and Contingencies
Sunlight was subject to the following commitments and contingencies at December 31, 2021.
Litigation — From time to time, Sunlight may be involved in various claims and legal actions arising in the ordinary course of business. Sunlight establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimable.
At December 31, 2021, Sunlight was not involved in any material legal proceedings regarding claims or legal actions against Sunlight.
Indemnifications — In the normal course of business, Sunlight enters into contracts that contain a variety of representations and warranties and that provide general indemnifications. Sunlight’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against Sunlight that have not yet occurred. However, based on Sunlight’s experience, Sunlight expects the risk of material loss to be remote.
Advances — Sunlight provides a contractually agreed upon percentage of cash to a contractor related to a Loan that has not yet been funded by either a Direct Channel Partner or its Bank Partner as well as amounts funded to contractors in anticipation of loan funding. At December 31, 2021, Sunlight has committed to advance up to $230.6 million for unfunded, approved Loans submitted by eligible contractors and other contingently committed amounts, of which Sunlight advanced $67.1 million included in “Advances” in the accompanying Consolidated Balance Sheets.
Funding Commitments — Pursuant to Sunlight’s contractual arrangements with contractors, Direct Channel Partners, and Bank Partner, the funding source periodically remits to Sunlight the cash related to Loans it has originated. Sunlight has committed to funding such amounts to the relevant contractor when certain milestones have been reached relating to the installation of residential solar system, or other home improvement equipment, underlying the consumer receivable. Any amounts retained by Sunlight in anticipation of an installation milestone being reached are included in “Funding Commitments” in the accompanying Consolidated Balance Sheets, totaling $22.7 million at December 31, 2021.
Loan Guarantees — Sunlight is required to guarantee the performance of certain Indirect Channel Loans, which it is required to repurchase in the event Sunlight is unable to facilitate the sale of such loans, and certain Direct Channel Loans. Upon repurchase, Sunlight may attempt to recover any contractual amounts owed by the borrower or from the contractor (in the event of a contractor’s nonperformance). Sunlight repurchased and wrote off 20 loans, totaling $0.4 million, for the period July 10, 2021 through December 31, 2021 as well as 60 and 49 loans, totaling $1.3 million and $1.1 million, for the period January 1, 2021 through July 9, 2021 and the year ended December 31, 2020, respectively, associated with these guarantees. At December 31, 2021, the maximum potential amount of undiscounted future payments Sunlight could be required to make under these guarantees totaled $52.8 million, and Sunlight recorded a $0.4 million liability presented within “Other Liabilities” in the accompanying Consolidated Balance Sheets. At December 31, 2021, the unpaid principal balance of loans, net of applicable discounts, for guaranteed loans held by Sunlight’s Bank Partner and certain Direct Channel Partners that were delinquent more than 90 days was $0.1 million.
Tax Receivable Agreement — If Sunlight were to exercise its right to terminate the TRA or certain other acceleration events occur, Sunlight would be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the TRA. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that Sunlight expects to have sufficient taxable income to utilize the full amount of any tax benefits subject to the TRA over the period specified therein. The payments that Sunlight would be required to make will generally reduce the amount of the overall cash flow that might have otherwise been available, but Sunlight expects the cash tax savings it would realize from the utilization of the related tax benefits will exceed the amount of any required payments.
Sunlight Rewards™ Program — Sunlight Rewards™ allows solar salespeople to earn points for selling Sunlight-facilitated loans. These individuals can gain “status” for their own overall loyalty, track their points, and choose to redeem points for quality awards. If all points earned under the Sunlight Rewards™ Program were redeemed at December 31, 2021, Sunlight would pay $3.0 million, and Sunlight recorded a liability of $1.8 million.
Non-Cancelable Operating Leases — Sunlight’s non-cancelable operating leases consist of office space leases. Certain lease agreements include rent concessions and leasehold improvement incentives. In addition to base rentals, certain lease agreements are subject to escalation provisions and rent expense is recognized on a straight-line basis over the term of the lease agreement.
At December 31, 2021, the approximate aggregate annual minimum future lease payments required on the operating leases are as follows:

2022	$1,348
2023	1,510
2024	1,553
2025	1,746
2026	1,790
Thereafter	4,856
$12,803
During the periods July 10, 2021 through December 31, 2021 and January 1, 2021 through July 9, 2021, total lease expense was $0.7 million and $0.9 million, respectively, of which Sunlight accrued $0.1 million not yet paid at December 31, 2021. During the year ended December 31, 2020, total lease expense was $1.1 million, which Sunlight paid in full.
Note 11. Subsequent Events
The following events occurred subsequent to December 31, 2021 through the issuance date of these Consolidated Financial Statements. Events subsequent to that date have not been considered in these financial statements.
Other
During the first quarter of 2020, the outbreak of a novel strain of coronavirus (COVID-19) has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. Depending on the severity and duration of the outbreak, the novel coronavirus could present material uncertainty and risk with respect to the Company, its performance, and its financial results.

SUNLIGHT FINANCIAL HOLDINGS INC.
Up to 143,702,083 Shares of
Class A Common Stock
9,900,000 Warrants to Purchase
Class A Common Stock

PROSPECTUS

April 22, 2022